SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Monster Digital, Inc.

(Exact name of registrant as specified in its charter)

N/A

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock

(2)	Aggregate number of securities to which transaction applies:

194,157,077 shares of Registrant’s common stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$0.63, representing average of high and low prices of Registrant’s common stock as reported by the Nasdaq Capital Market on August 24, 2017

(4)	Proposed maximum aggregate value of transaction:

$122,318,959

(5)	Total fee paid:

$14,176.77

☒	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MONSTER DIGITAL, INC.
2655 FIRST STREET, SUITE 250
SIMI VALLEY, CA 93065
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 9, 2017

October 12, 2017

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN, that a special meeting (the “Special Meeting”) of stockholders of Monster Digital, Inc., a Delaware corporation (referred to herein as “we”, “us”, “our”, the “Company” or “Monster”), will be held at 10:00 a.m., local time, on Thursday, November 9, 2017, at the offices of Manatt, Phelps & Phillips LLP, 11355 West Olympic Boulevard, Los Angeles, CA 90064, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

(1)	To adopt an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”), Monster and Monster’s wholly owned subsidiary, Monster Merger Sub, Inc. (“Merger Sub”), the transaction contemplated by the Merger Agreement is known as the “Merger”;
(2)	To amend our Amended Certificate of Incorporation to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range, as determined by our board of directors in its sole discretion;
(3)	To approve a spin-off transaction whereby all of the business and assets of Monster and those liabilities of Monster not assumed by Innovate in connection with the Merger have been acquired by MD Holding Co., Inc. (“Holdco”), and whereby holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held at the close of business on the Spin-Off Record Date immediately prior to, and expressly contigent upon, the consummation of the Merger;
(4)	To approve the potential issuance by the Company, in accordance with a convertible note financing transaction, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;
(5)	To approve the potential issuance by the Company, in accordance with a common stock financing, the proceeds of which will be used to repay an outstanding obligation, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;
(6)	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants;
(7)	To approve the potential issuance by the Company of convertible notes and warrants as described in Proposal No. 4 above to an affiliate of the Company and the participation by said affiliate in the warrant transaction as described in Proposal No. 6 above;
(8)	To approve a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”; and
(9)	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster is not authorized to consummate the transactions contemplated by the aforementioned proposals.

Stockholders who owned shares of our common stock at the close of business on October 4, 2017 are entitled to receive notice of, attend and vote at the Special Meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available at our corporate offices listed above during regular business hours for the ten days prior to the Special Meeting.

Your vote is important. Whether or not you plan to attend the Special Meeting, please vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or online. For specific voting instructions, please refer to the information provided in the following Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail.

By Order of the Board of Directors,

Monster Digital, Inc.

By:	/s/ David H. Clarke Name: David H. Clarke Title: Chief Executive Officer October 12, 2017

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 9, 2017 — The Proxy Statement is available at www.monsterdigital.com.

MONSTER DIGITAL, INC.
2655 FIRST STREET, SUITE 250
SIMI VALLEY, CA 93065
PROXY STATEMENT

For the Special Meeting of Stockholders to be held on November 9, 2017

Your proxy is being solicited on behalf of the Board of Directors (the “Board”) of Monster Digital, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held at 10:00 a.m., local time on Thursday, November 9, 2017, or at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The Special Meeting will be held at the offices of Manatt, Phelps & Phillips LLP, 11355 West Olympic Boulevard, Los Angeles, CA 90064, for the following purposes:

(1)	To adopt an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”), Monster and Monster’s wholly owned subsidiary, Monster Merger Sub, Inc. (“Merger Sub”), the transaction contemplated by the Merger Agreement is known as the “Merger”;
(2)	To amend our Amended Certificate of Incorporation to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range, as determined by our board of directors in its sole discretion;
(3)	To approve a spin-off transaction whereby all of the business and assets of Monster and those liabilities of Monster not assumed by Innovate in connection with the Merger will have been acquired by MD Holding Co., Inc. (“Holdco”), and whereby holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held at the close of business on the Spin-Off Record Date immediately prior to, and expressly contigent upon, the consummation of the Merger;
(4)	To approve the issuance by the Company, in accordance with a convertible note financing transaction, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;
(5)	To approve the potential issuance by the Company, in accordance with a common stock financing, the proceeds of which will be used to repay an outstanding obligation, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;
(6)	To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants;
(7)	To approve the potential issuance by the Company of convertible notes and warrants as described in Proposal No. 4 above to an affiliate of the Company and the participation by said affiliate in the warrant transaction as described in Proposal No. 6 above;
(8)	To approve a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”; and
(9)	To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster is not authorized to consummate the transactions contemplated by the aforementioned proposals.

These proxy materials are first being provided on or about October 12, 2017 to all stockholders as of the record date, October 4, 2017. Stockholders who owned our common stock at the close of business on October 4, 2017 are entitled to receive notice of, attend and vote at the Special Meeting. On the record date, there were 9,420,681 shares of our common stock outstanding.

All proxies will be voted in accordance with the instructions contained on those proxies, and if no choice is specified, the proxies will be voted in favor of each matter set forth in the accompanying Notice of Special Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our corporate secretary.

Unless otherwise indicated, all references to the “Company,” “Monster,” “our,” “us” or “we” mean Monster Digital, Inc.

ANNEXES

Annex A Merger Agreement dated July 3, 2017	A-1
Annex B Opinion of The Benchmark Company, LLC, Monster Digital, Inc.’s Financial Advisor	B-1
Annex C Form of Support Agreement	C-1

i

FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus, including information incorporated by reference into this proxy statement/prospectus, includes forward-looking statements regarding, among other things, Monster’s and Innovate’s plans, strategies and prospects, both business and financial. Although Monster and Innovate believe that their plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Monster nor Innovate can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in Monster’s filings with the SEC. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Many of the forward-looking statements contained in this presentation may be identified by the use of forward-looking words such as “believe”, “expect”, “anticipate”, “should”, “planned”, “will”, “may”, “intend”, “estimated”, “aim”, “on track”, “target”, “opportunity”, “tentative”, “positioning”, “designed”, “create”, “predict”, “project”, “seek”, “would”, “could”, “continue”, “ongoing”, “upside”, “increases” and “potential”, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this presentation are set forth in other reports or documents that we file from time to time with the SEC, and include, but are not limited to:

•	the number and percentage of our public stockholders voting against the proposals set forth in this proxy statement;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	the ability to obtain and/or maintain the listing of the combined company’s common stock on the Nasdaq Capital Market (the “NasdaqCM”) following the Merger;
•	changes adversely affecting the business in which Innovate is engaged;
•	management of growth;
•	general economic conditions;
•	Innovate’ business strategy and plans;
•	the result of future financing efforts; and
•	and the other factors summarized under the section entitled “Risk Factors”.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. All forward-looking statements included herein attributable to any of Monster, Innovate or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

For a discussion of the factors that may cause Monster’s or Innovate’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, see “Risk Factors” beginning on page 21.

Certain financial projections of Innovate were prepared and delivered to Monster and its advisors in connection with the Merger Agreement. Innovate wishes to note that (i) such financial projections were not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, (ii) its independent auditors did not compile, examine, or perform any procedures with respect to said financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and (iii) its independent auditors assume no responsibility for, and disclaim any association with, the financial projections.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, the actual results of Monster or Innovate could differ materially from the forward-looking statements. All forward-looking statements in this proxy statement are current only as of the date on which the statements

ii

were made. Monster and Innovate do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

Before a stockholder grants its proxy or instructs how its vote should be cast or vote on the merger proposal, spin-off proposal, or the adjournment proposal, it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/prospectus may adversely affect Monster and Innovate.

iii

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of the Company, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Special Meeting and upon which you are being asked to vote are discussed below. Each share of our common stock you owned as of the record date entitles you to one vote on each proposal presented at the Special Meeting.

Methods of Voting

You may vote over the Internet, by telephone, by mail or in person at the Special Meeting.

Voting over the Internet.  You can vote via the Internet. The website address for Internet voting and the instructions for voting are provided on your proxy card. You will need to use the control number appearing on your proxy card to vote via the Internet. If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

Voting by Telephone.  You can vote by telephone by calling the toll-free telephone number provided on your proxy card. You will need to use the control number appearing on your proxy card to vote by telephone. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

Voting by Mail.  You can vote by marking, dating and signing your proxy card, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Voting in Person at the Meeting.  If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote those shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Special Meeting. To do this, you must:

•	enter a new vote over the Internet or by telephone, or by signing and returning a replacement proxy card;
•	provide written notice by November 8, 2017 of the revocation to our Corporate Secretary at our principal executive offices, which are located at 2655 First Street, Suite 250, Simi Valley, CA 93065; or
•	attend the Special Meeting and vote in person.

Quorum and Voting Requirements

Stockholders of record at the close of business on October 4, 2017 are entitled to receive notice and vote at the meeting. On the record date, there were 9,420,681 issued and outstanding shares of our common stock. Each holder of our common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on each of the matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the following table summarizes the voting requirements to approve each proposal:

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1 — To approve the Merger Agreement	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 2 — To amend our Amended Certificate of Incorporation to effect a reverse stock split (the “Reverse Split”) of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range, as determined by our board of directors in its sole discretion.	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 3 — To approve a spin-off transaction whereby all of the business, assets and certain of the liabilities of Monster not assumed by Innovate in connection with the Merger will have been acquired by MD Holding Co., Inc. (“Holdco”), and whereby holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held at the close of business on the Spin-Off Record Date immediately prior to, and expressly contigent upon, the consummation of the Merger.	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 4 — To approve the issuance by the Company, in accordance with a convertible note financing transaction, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock.	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 5 — To approve the potential issuance by the Company, in accordance with a common stock financing, the proceeds of which will be used to repay an outstanding obligation, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock.	The affirmative vote of a majority of the votes cast at the Special Meeting	No
Proposal No. 6. — To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants.	The affirmative vote of a majority of the votes cast at the Special Meeting.	No
Proposal No. 7 — To approve the potential issuance by the Company of convertible notes and warrants as described in Proposal No. 4 above to an affiliate of the Company and the participation by said affilate in the warrant transaction as described in Proposal No. 6 above.	The affirmative vote of a majority of the votes cast at the Special Meeting.	No

Proposal	Vote Required	Broker Discretionary Voting Allowed
Proposal No. 8 — To approve a Certificate of Amendment to the Certificate of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”	The affirmative vote of a majority of the outstanding shares of common stock.	Yes
Proposal No. 9 — To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster is not authorized to consummate the transactions contemplated by the aforementioned proposals.	The affirmative vote of a majority of the outstanding shares of common stock	Yes

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. Such inspectors will also determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Accordingly, abstentions will have no effect on whether Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7 are approved at the Special Meeting. Abstentions will have the same effect as a vote “AGAINST” Proposal No. 8 and Proposal No. 9.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, is permitted to either leave your shares unvoted or vote your shares on matters that are considered routine. Each of Proposal No. 8 and Proposal No. 9 is considered a routine matter while Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7 are considered non-routine matters. Consequently, without your voting instructions, your brokerage firm will not be able to vote your shares on Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming that a quorum is present, broker non-votes (i) will have no effect on whether Proposal No. 1, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5, Proposal No. 6 and Proposal No. 7 are approved at the Special Meeting and (ii) will have the same effect as a vote “AGAINST” each of Proposal No. 8 and Proposal No. 9.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. If no specification is indicated, the shares will be voted:

(1)	“FOR” Proposal No. 1 to approve the Merger Agreement;
(2)	“FOR” Proposal No. 2 to approve the Reverse Stock Split;
(3)	“FOR” Proposal No. 3 to approve the Spin-Off, to occur immediately prior to, and expressly contigent upon, the consummation of the Merger;
(4)	“FOR” Proposal No. 4 to approve the issuance by the Company, in accordance with a convertible financing note transaction, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;

(5)	“FOR” Proposal No. 5 to approve the potential issuance by the Company, in accordance with a common stock financing, the proceeds of which will be used to repay an outstanding obligation, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock;
(6)	“FOR” Proposal No. 6 to approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants;
(7)	“FOR” Proposal No. 7 to approve the potential issuance of convertible notes and warrants further to the convertible note financing transaction described in Proposal No. 4 above to an affiliate of the Company and the participation by said affiliate in the warrant transaction as described in Proposal No. 6 above;
(8)	“FOR” Proposal No. 8 to approve a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”;
(9)	“FOR” Proposal No. 9 to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster is not authorized to consummate the transactions contemplated by the aforementioned proposals; and
(10)	at the discretion of your proxies on any other matter that may be properly brought before the Special Meeting.

Voting Confidentiality

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Voting Results

Voting results will be announced at the Special Meeting and published in a Form 8-K to be filed within four (4) business days after the Special Meeting.

Householding of Proxy Materials

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.

We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or oral request to our Corporate Secretary by mail at 2655 First Street, Suite 250, Simi Valley, CA 93065 or by phone at (805) 915-4775.

If: (1) you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials; or (2) you share an address with another stockholder and in the future together you would like to receive only a single paper copy of these materials, please notify our Corporate Secretary by mail at 2655 First Street, Suite 250, Simi Valley, CA 93065 or by phone at (805) 915-4775.

If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, or by mail, facsimile, telephone, messenger or via the Internet, without additional compensation.

Available Information

Our website, www.monsterdigital.com, provides access, without charge, to the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information provided on our website is not part of this report, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this report.

Materials filed by the Company with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our company that we file electronically with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of October 10, 2017 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth as of October 10, 2017 certain information with respect to beneficial ownership of our common stock based on 9,420,681 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of more than 5% of the outstanding common stock of our company;
•	Each named executive officer;
•	Each director; and
•	All of the executive officers and directors as a group.

The number of shares of our common stock outstanding as of October 10, 2017 excludes 4,438,510 shares of our common stock issuable upon the exercise of outstanding options and warrants. Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Monster Digital, Inc., 2655 First Street, Suite 250, Simi Valley, CA 93065.

Name and Address of Beneficial Owner	Title	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Directors and Named Executive Officers
David H. Clarke	Chief Executive Officer and Chairman of the Board	1,138,690	(1)	11.0%
Jonathan Clark	Interim President and Director	250,000		1.8%
Stephen R. Brownsell	Executive Vice President	135.000		*%
David Olert	Senior Vice President, Finance and CFO	66,834	(2)	*
Robert B. Machinist	Director	40,000		*
Christopher Miner	Director	40,000		*
Steven Barre	Director	45,000		*
Officers and Directors as a Group (total of 8 persons)		1,715,524	(2)(3)	12.0%

*	Represents beneficial ownership of less than 1% of the outstanding common stock.
(1)	Includes 442,191 shares held by Mr. Clarke, 18,068 shares held by Leslie Clarke, Mr. Clarke’s wife, and 528,342 shares held by GBS Holdings, Inc., an entity which may be deemed controlled by Mr. Clarke but which is owned by Leslie Clarke and the children of Mr. Clarke. Also includes warrants to purchase (i) 5,472 shares of common stock held by Mr. Clarke, (ii) 5,387 shares of common stock held by Leslie Clarke, and (iii) 139,230 shares of common stock held by GBS Holdings, Inc. Mr. Clarke may be deemed the indirect beneficial owner of these securities since he has shared sale, voting and investment control over the securities with his wife. The address of GSB Holdings, Inc. and Mr. Clarke is 14179 Laurel Trail, Wellington, Florida 33414.
(2)	Includes stock options to purchase 16,834 shares of common stock.
(3)	Includes warrants to purchase 30,472 shares of common stock held by Mr. Clarke and 45,522 shares of common stock held by GBS Holdings, Inc.

MARKET PRICES AND DIVIDEND DATA

Monster’s common stock is listed on the Nasdaq CM under the symbol “MSDI.” As of October 10, 2017, there were 9,420,681 shares of our common stock outstanding, held by approximately 170 stockholders of record.

The following table sets forth, for the indicated periods, the high and low sales prices of Monster’s common stock for the periods shown as reported by the Nasdaq CM. Monster declared no dividends in the periods shown:

	Common Stock Prices (1)
	High	Low
FY 2016 – Quarter Ended
September 30	$4.01	$1.62
December 31	$2.15	$1.04
FY 2017 – Quarter Ended
March 31	$2.16	$1.17
June 30	$1.17	$0.43
September 30	$1.68	$0.53
December 31 (through October 10, 2017)	$0.6951	$0.60

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following are answers to some questions that you, as a stockholder of Monster, may have regarding the matters being considered at Monster’s Special Meeting, which is referred to herein as the “Special Meeting.” We urge you to read carefully the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the matters being considered at the Special Meeting. Additional important information is also contained in the annexes to and the documents incorporated by reference into this proxy statement.

General

Q:	Why am I receiving this proxy statement?
A:	The board of directors of Monster is soliciting your proxy to vote at the Special Meeting because you owned shares of Monster common stock at the close of business on October 4, 2017, the “Record Date” for the Special Meeting, and are therefore entitled to vote at the Special Meeting. This proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders on or about October 12, 2017. Monster has made these materials available to you on the Internet, and Monster has delivered printed proxy materials to you or sent them to you by e-mail. This proxy statement summarizes the information that you need to know in order to cast your vote at the Special Meeting. You do not need to attend the Special Meeting in person to vote your shares of Monster common stock.
Q:	On what matters will I be voting?
A:	The Merger — Monster stockholders are being asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated July 3, 2017 by and among Innovate Biopharmaceuticals, Inc. (“Innovate”), Monster and Monster’s wholly owned subsidiary, Monster Merger Sub, Inc. (“Merger Sub”). A copy of the Merger Agreement, as amended, is attached to this proxy statement as Annex A, and Monster encourages its stockholders to read it in its entirety. Due to the number of shares of common stock of Monster to be issued in connection with the Merger, the holdings of Monster’s stockholders will be substantially diluted and thus there will be a fundamental change in the holdings of Monster’s stockholders.

The Reverse Stock Split — Monster’s stockholders are also being asked to consider and vote upon a proposal to approve a reverse split of our issued outstanding stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion.

The Spin-Off — Monster’s stockholders are also being asked to consider and vote upon a proposal whereby the business and assets of Monster and those liabilities of Monster not assumed by Innovate in connection with the Merger have been acquired by Holdco, and holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held at the close of business on the Spin-Off Record Date (the “ Spin-Off”), immediately prior to, and expressly contigent upon, the consummation of the Merger. The Spin-Off is pro rata to Monster stockholders; Monster stockholders have the same proportionate interest in Monster and Holdco both before and immediately after the Spin-Off. Therefore, the Spin-Off will not result in a fundamental change in the nature of the holdings of Monster’s stockholders.

The Convertible Note Private Placement — Monster’s stockholders are also being asked to consider a vote upon a proposal whereby the Company may issue notes convertible into and warrants exercisable for shares totaling of more than 20% of the Company’s issued and outstanding common stock to certain lenders pursuant to a note private placement.

The Common Stock Financing — Monster's stockholders are also being asked to consider a vote upon a proposal whereby the Company may issue common stock totaling more than 20% of the Company's issued and outstanding common stock to an investor whereby the funds would be used to repay an outstanding obligation.

The Warrant Exercise Price Reduction — Monster’s stockholders are also being asked to consider a vote upon a proposal regarding the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants.

Allowing an Affiliate to Participate in the Convertible Note Private Placement and Warrant Exercise Price Reduction — Monster’s stockholders are also being asked to consider a vote upon a proposal regarding the potential issuance by the Company of convertible notes and warrants to be sold in the Note Private Placement to an entity controlled by the Company’s Chief Executive Officer and the participation by said entity in the Warrant Exercise Price Reduction.

To increase the number of authorized shares of the Company’s common stock and change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”  — Monster’s stockholders are also being asked to consider and vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”

The Adjournment Proposal — Monster’s stockholders may also be asked to consider and vote upon a proposal to adjourn the meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster would not have been authorized to consummate the Merger.

Monster will hold the Special Meeting to consider and vote upon these proposals. This proxy statement/prospectus contains important information about matters to be acted upon at the Special Meeting. Stockholders should read it carefully. The vote of stockholders is important.

In order to complete the Merger, Monster stockholders must vote to approve the merger proposal and all other conditions to the Merger must be satisfied or waived.

Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus. If Monster stockholders fail to adopt the merger proposal, the Merger cannot be completed.

Q:	When do you expect the Merger to be completed?
A:	We are working to complete the Merger as quickly as possible, and we expect to complete the Merger in the fourth quarter of 2017. However, Monster cannot assure you when or if the Merger will occur. The Merger is subject to stockholder approvals and other conditions, and it is possible that factors outside the control of both Monster and Innovate could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger.
Q.	What happens if not all of the Proposals are approved?
A:	Approval of no one proposal is conditioned on the approval of all or any of the other proposals.
Q:	Are Monster stockholders entitled to appraisal rights?
A:	No. Monster stockholders do not have appraisal rights in connection with the Merger or any of the other proposals included in this proxy statement under the General Corporation Law of the State of Delaware (the “DGCL”).

Proposal No. 1 — The Merger

Q:	Why is Monster proposing the Merger?
A:	In evaluating the Merger Agreement and the transactions contemplated thereby and recommending that Monster’s stockholders vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, Monster’s board of directors, in consultation with Monster’s senior management, outside legal counsel and financial advisor, concluded that the other strategic alternatives available to Monster, such as continuing to operate as an independent company and pursuing its strategic plan and the possibility of growing its business through acquisitions and internal growth, was less attractive than Innovate’s proposal to Monster’s stockholders. Monster believes that a business combination with Innovate as contemplated by the Merger Agreement described below will provide Monster stockholders with an opportunity to participate in a company with significant growth potential.
Q:	What will Monster stockholders retain if the Merger is completed?
A:	Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster common stock determined using the exchange ratio described below in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster.

The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster security holders will collectively own approximately 9% and Innovate security holders will collectively own approximately 91% of the combined company on a pro forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization, as described in the Merger Agreement.

Q:	What will the business of the combined company be if the Merger is consummated?
A:	Innovate is a clinical stage biotechnology company focused on developing novel autoimmune/inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (INN-202 or larazotide), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the U.S. Food and Drug Administration (the “FDA”) to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has also received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a mechanism of action which decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across epithelial cells in the intestines. Innovate believes that larazotide is the only drug in clinical trials with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and several others.

Innovate’s second therapeutic, INN-108, is entering Phase 2 clinical trials for the treatment of mild to moderate ulcerative colitis. INN-108 is a novel small molecule comprised of two active parts with anti-inflammatory and immunomodulatory properties coupled through an azo bond. To date Innovate has no reason to believe that INN-108 has any detectable systemic absorption when orally administered until it reaches the colon where the active components are released locally to reduce inflammation.

Q:	What will the management of the combined company be if the Merger is consummated?
A:	Following the consummation of the Merger, the combined company’s board of directors is expected to consist of seven members from Innovate, which is expected to include Jay Madan and Sandeep ‘Steve’ Laumas, who are currently directors and officers of Innovate, and Christopher Prior, who is currently Innovate’s Chief Executive Officer. The combined company, led by Innovate’s management team, is expected to be named “Innovate Biopharmaceuticals, Inc.”

Q:	What material factors did the board of Monster consider in connection with the Merger?
A:	By and large the board of directors of Monster viewed the Merger and proposed transactions with Innovate as positive. Upon deliberation, the board of directors of Monster determined that the potential positive value of the successful completion of the transactions with Innovate distinctly outweighed any negative factors. Management felt that the transaction with Innovate was the best possible alternative available to enhance stockholder value and the overall value of the Company. Management considered numerous positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby including the following material factors:
•	The aggregate value to be retained by Monster’s stockholders in the combined company further to the Merger.
•	Challenges facing Monster’s business, including the receipt of notices from the Nasdaq Stock Market (“NASDAQ”) of the Company’s failure to satisfy a continued listing standard and the possibility that it could take a considerable period of time before the Company could increase the trading price of its common stock to $1.00 per share in order to satisfy the NASDAQ’s continued listing requirements.
•	The expected continuation of decline in Monster’s share price caused in part by the lack of substantial revenue growth in the Company’s business units.
•	The prospective risks to Monster relating to the risks and uncertainties of maintaining its growth in the highly competitive market for action sports cameras and related products and economic uncertainties over the past several years having resulted in many customers’ reassessment of the demand for such products.

The primary negative consequence of the transaction that Monster’s board of directors considered was that following the Merger, the Monster shareholders would own a relatively small percentage of Innovate common stock. Because Monster had already received several deficiency notices from NASDAQ and faced the possibility that the common stock had not experienced an active trading market and would ultimately be delisted from NASDAQ, Monster’s board of directors did not believe that such negative factors outweighed the positive impact of the transaction to Monster’s shareholders and creditors.

If the Merger Agreement is not approved by Monster stockholders or if the Merger is not completed for any other reason, Monster will remain an independent public company, its common stock will continue to be listed and traded on NASDAQ, if eligible, and registered under the Exchange Act and Monster will continue to file periodic reports with the SEC. If the Merger is not completed, Monster’s board of directors will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not approved by Monster’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Monster will be offered or that Monster’s business, prospects or results of operation will not be adversely impacted.

Furthermore, if the Merger is not completed, the price of Monster’s common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Monster’s common stock would return to the price at which it traded as of the date of this proxy statement.

Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 21 of this proxy statement.

Q:	Did the Board of Directors receive a Fairness Opinion from a Financial Advisor?
A:	Yes. Monster engaged Benchmark to render an opinion as to the fairness of the Merger Consideration to be paid by the Company in connection with the Merger, from a financial point of view, to Monster’s stockholders. Benchmark is an investment banking firm that regularly is engaged in the evaluation of businesses and their securities in connection with acquisitions, corporate restructuring, private placements and for other purposes. Monster’s board of directors decided to use the services of Benchmark because it is a nationally recognized investment banking firm that has experience in similar matters. Benchmark rendered its oral opinion to Monster’s board of directors on July 2, 2017 (which was subsequently confirmed in writing by delivery of Benchmark’s written opinion) that, based upon and subject to the qualifications, assumptions and other matters considered and described in connection with the preparation of its opinion, the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to Monster’s stockholders.

In this analysis, Benchmark reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

•	the draft of the Merger Agreement dated June 24, 2017, the most recent draft made available to Benchmark;
•	certain publicly available business and financial information relating to the Company that Benchmark deemed to be relevant;
•	certain information relating to the historical, current and future operations, financial condition and prospects of the Company and Innovate made available to Benchmark by the Company and Innovate, including financial projections and a pro forma balance sheet for Monster provided by the Company, and a financial model for Innovate provided by Innovate that included projected profit and loss and cash flows for the years 2017 – 2027;
•	discussions with certain members of the managements of the Company and Innovate and certain of their advisors and representatives regarding the businesses, operations, financial condition and prospects of the Company and Innovate, the Merger and related matters;
•	the current and historical market prices for certain of the Company’s publicly traded securities;
•	the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain other companies that Benchmark deemed to be relevant in evaluating Innovate;
•	the publicly available financial terms of certain initial public offerings and transactions that Benchmark deemed to be relevant in evaluating Innovate; and
•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant. Benchmark concluded that, based upon and subject to the qualifications, assumptions and other matters considered and described in connection with the preparation of its opinion, the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to the shareholders of Monster.
Q:	Are there risks associated with the Merger that I should consider in deciding how to vote?
A:	Yes. There are a number of risks related to the Merger that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 21 of this proxy statement.
Q:	Does the Merger have tax consequences to Monster’s stockholders as a result of the Merger?
A:	No, no tax is owing by stockholders of Monster solely as a result of the Merger.
Q.	What happens if the Merger Proposal is approved but some if not all of the other proposals are not approved?
A:	The Merger Proposal would be approved; approval of no one proposal is conditioned on the approval of all or any of the other proposals.
Q.	How will our directors and executive officers vote on the Proposal No. 1?
A:	As of the Record Date, the directors and executive officers of Monster as a group owned and were entitled to vote 1,548,601 shares of the common stock of the Company, representing approximately 16.4% of the outstanding shares of Monster common stock on that date all of which shares are either held of record by such officer or director as of the Record Date or over which he possesses voting rights. In connection with their entry into the Merger Agreement, Innovate and each of the executive officers and directors and certain stockholders of Monster entered into a support agreement, which are referred to herein as the “Monster Support Agreements.” The Monster Support Agreements generally require that each of our executive officers and directors, in his capacity as a stockholder of Monster, and certain stockholders, vote all of his/its shares of Monster common stock in favor of the merger proposal, unless, with respect to our executive officers and directors, doing so would violate his fiduciary duties as an executive officer and member of the board of directors of the Company.

Proposal No. 2 — The Reverse Split

Q.	Why is Monster proposing the reverse stock split?
A.	Our board of directors has adopted resolutions (i) declaring that filing an amendment to the Company’s Certificate of Incorporation to effect the Reverse Split of our issued and outstanding common stock was advisable, and (ii) directing that a proposal to approve the Reverse Split be submitted to the holders of our common stock for their approval. The Reverse Split of our issued and outstanding common stock will be effected by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion.

Our board of directors is submitting the reverse split proposal to our stockholders for approval with the intent of increasing the market price of our common stock to enhance our ability to meet the continued listing requirements of the NasdaqCM, to make our common stock sufficiently attractive for Innovate to consummate the Merger transaction and to ensure that the combined company will be able to meet the initial listing requirements of the NasdaqCM after consummation of the Merger.

Q.	What is the effect of the Reverse Split on holders of Monster common stock?
A.	Depending on the ratio for the Reverse Split determined by our board of directors, a minimum of two and a maximum of ten shares of existing common stock will be combined into one new share of common stock. The actual number of shares issued after giving effect to the Reverse Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by our board of directors.

The Reverse Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except that as described below in “Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Split will be rounded up to the next whole number. In addition, the Reverse Split will not affect any stockholder’s proportionate voting power.

The Reverse Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Q.	With regard to the Reverse Split, what if I hold my shares in street name?
A.	Upon the implementation of the Reverse Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Q.	With regard to the Reverse Split, what if I am a “book entry” holder of common stock (i.e. a stockholder that is registered on the transfer agent’s books and records but does not hold stock certificates)?
A.	Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Split common stock, subject to adjustment for treatment of fractional shares. We do not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we will round up to the next whole number.

Q.	How will our directors and executive officers vote on Proposal No. 2?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the reverse split proposal.

Proposal No. 3 — The Spin-Off

Q.	Why is Monster proposing the Spin-Off?
A.	As a condition precedent to the consummation of the Merger, Monster is required to: (i) transfer all of its business and assets and those liabilities of Monster which are not to be assumed by Innovate further to the Merger to Holdco (the “Separation”); and subsequently, (ii) spin off Holdco as a separate, independent corporation, with such spin off being achieved by means of the Distribution, as defined below.

In order to transfer the Monster business to Holdco, in August 2017, Monster and Holdco agreed to enter into an Assignment and Assumption Agreement. Pursuant to the terms of the Assignment and Assumption Agreement, the Separation was effected on September 27, 2017. Monster allocated all of the assets and those liabilities and obligations of the Monster Business which are not to be assumed by Innovate further to the Merger (including with respect to transition services, employee matters, tax matters and certain other matters) to Holdco.

Approval by the stockholders of Monster is required to effect and adopt the Spin-Off.

Q:	Who is entitled to receive shares of Holdco in the Spin-Off?
A:	Holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held immediately prior to the Spin-Off Record Date.
Q:	When will the Spin-Off occur?
A:	The Spin-Off will occur immediately prior to, and is expressly contingent upon, the consummation of the Merger.
Q:	What information about Holdco is publicly available?
A:	Holdco will continue the business of Monster. Monster files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov. The description of Monster's business and financial condition, as well as all risk factors, in Monster's periodic reports filed with the SEC, including but not limited to its Annual Report on 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2017, are applicable to those shares of stock of Holdco to be distributed further to the Spin-off. If any of those risks and uncertainties develops into actual events, these events could have a material adverse effect on Holdco's businesses, financial conditions or results of operations. In addition, past financial performance may not a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Q:	Are there tax consequences to Monster’s stockholders as a result of the Spin-Off?
A:	Possibly — please read with particular care the detailed description of material U.S. Federal income tax to Monster’s stockholders of the distribution of stock in Holdco described in “Proposal No. 3 — Approval of the Spin-Off — Material United States Federal Income Tax Considerations” beginning on page 137 of this proxy statement.
Q.	How will our directors and executive officers vote on Proposal No. 3?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the spin-off proposal.

Proposal No. 4 — The Convertible Note Private Placement

Q:	What are the terms of the Convertible Note Private Placement to be approved?
A:	Our board of directors determined that it was in the best interests of our company and stockholders to offer and sell up to $1,700,000 aggregate principal amount of our convertible notes (the “Notes”) and warrants (the “Financing Warrants”) to purchase our common stock to “accredited investors”. This offering of Notes and Financing Warrants is referred to as the “Note Private Placement”. Any holder of Notes is hereinafter referred to as a “Lender” and together the “Lenders”. To date, we have sold $1,316,500 principal amount of such Notes and anticipate issuing up to the $1,700,000 threshold prior to the closing of the Merger. We have been using the net proceeds of the Notes sold to date for working capital and general corporate purposes.

Description of the Notes.  The foregoing description is included only for informational purposes in connection with this proxy statement. We cannot guarantee that we will receive any additional commitments in connection with the sale of the Notes.

This proxy statement is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities have not been, and will not be, registered under the Securities Act or any state securities law. Unless so registered or qualified, the securities may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Maturity Date.  Unless earlier converted or redeemed, the Notes will mature on March 31, 2018 (the “Maturity Date”).

Interest; Payment of Principal and Interest.  The Notes bear interest at a rate of 15% per annum. Principal and interest on the Notes is payable in cash or in-kind upon conversion on the Maturity Date.

Conversion.  All amounts due under the Notes shall automatically convert into shares of the common stock of the Company concurrently with the closing of the Merger. The conversion price will be at the lower of (i) 75% of the average closing price of the Company’s common stock as quoted on the NasdaqCM for the previous 5 days of trading and (ii) $0.75 (the “Conversion Price”). There are no registration rights applicable to the Notes. Accordingly, any shares of common stock issued upon conversion of the Notes will be restricted and may only be sold in compliance with Rule 144 or in accordance with another exemption from registration.

Voting Rights.  The Notes do not have voting rights.

Optional Prepayment by the Company.  We may prepay the Notes prior to the Maturity Date.

Events of Default.  The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes; (ii) an uncured default in performance of any term, covenant or condition under the Note Purchase Agreement, or the Notes; (iii) failure to make any payment due under any agreement of indebtedness beyond any grace period; (iv) default on any agreement of indebtedness that causes indebtedness of $500,000 or more to become due prior to its stated date of maturity; (v) bankruptcy or insolvency of the Company, (iv) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and which judgment or judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above; and (v) the Company breaches any representation or warranty in the Note or makes a misleading representation or warranty which results in a material adverse effect on the financial condition of the Company. If there is an event of default, the Lenders may declare all outstanding obligations payable by us under the Notes to be immediately due and payable.

Financing Warrants.  The Company shall issue to the Lenders, warrants for an aggregate number of shares of the common stock equal to 0.25 times the Conversion Shares (“Financing Warrant Shares”). The Exercise Price will equal to 125% of the average of the closing price of the Company’s common stock as quoted on the NasdaqCM for the 5 days preceding the closing of the Merger.

Q:	Why are we seeking stockholder approval of Proposal No. 4?
A:	We are prohibited from issuing more than 20% of our outstanding shares of common stock pursuant to the Note Private Placement unless and until stockholder approval of such issuance of securities is obtained as required by applicable NASDAQ Listing rules.

Our common stock is listed on the NasdaqCM and, as a result, we are subject to the NASDAQ’s Listing Rules. The potential issuance of the shares of our common stock upon conversion of the Notes may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NASDAQ Global Market, including the following:

NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer).

Assuming the conversion of all of the Notes into shares of common stock, the issuance of common stock upon the conversion of certain Notes may be deemed to result in a group of certain holders of Notes acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any “change in control” as used in Rule 5635(b) in the event that the potential issuance of our common stock upon conversion of the Notes as proposed as in Proposal 4 would be deemed to be a “change in control” for purposes of Rule 5635(b).

Q.	How will our directors and executive officers vote on Proposal No. 4?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the Note Private Placement proposal.

Proposal No. 5 — The Common Stock Financing

Q:	What are the terms of the Common Stock Financing to be approved?
A:	We have sought and are continuing to seek financing to improve our financial position. Towards that end, our board of directors determined that is in our Company’s and stockholders’ best interests to conduct) a private placement of shares of our common stock to an unaffiliated investor, the proceeds of which will be used to effect the repayment of outstanding indebtedness owed to Walgreens.

Description of the Financing

The foregoing description is included only for informational purposes in connection with this proxy statement.

We currently have an outstanding debt owed to Walgreens of $1.2 million. The debt was incurred in 2015 in connection with certain price protection afforded Walgreens by us. Walgreens has agreed to settle the debt in full for the sum of $600,000 if payment is made by November 30, 2017.

To obtain sufficient funds to repay the debt to Walgreens, the Company’s Board of Directors approved the issuance of shares of its common stock to an unaffiliated investor. Further to the terms of a Stock Purchase Agreement dated September 12, 2017 (the “Stock Purchase Agreement”), the investor has placed $600,000 in escrow, Assuming that stockholders approve this Proposal No. 5, and that the Merger Agreement with Innovate is not earlier terminated, the Company will issue the investor a number of shares of common stock equal to 1,195,000 divide by the lesser of (i) $0.80 or (ii) the average closing bid price of the Company’s common stock for the ten trading days immediately preceeding the date of the Special Meeting. This issuance is known as the “Common Stock Financing”.

The closing of the Common Stock Financing will occur prior to, and is expressly contingent upon, the consummation of the Merger. Monies placed into escrow will be released to our company on the close of business on that business day immediately prior to the closing of the Merger or returned to the investor in the event that the Merger is not consummated.

Q:	Why are we seeking stockholder approval of Proposal No. 5?
A:	Our common stock is listed on the NasdaqCM and, as a result, we are subject to the NASDAQ’s Listing Rules. The potential issuance of the shares of our common stock further to the Common Stock Financing may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NasdaqCM, including the following:
•	NASDAQ Listing Rule 5635(d) requires that an issuer obtain stockholder approval prior to certain issuances of common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.
•	NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) orvoting power of an issuer and such ownership would be the largest ownership position of the issuer).

The aggregate number of shares of our common stock issuable in connection with the Common Stock Financing could result in the issuance of more than 20% of our outstanding common stock as of October 10, 2017 at a price less than the greater of the book value or market of the shares. Our common stock had a book value of $(0.05) and market value of $0.6383 on October 10, 2015. Accordingly, we need stockholder approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock as of October 10, 2017.

Furthermore, the issuance of common stock may be deemed to result in this investor acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any “change in control” as used in Rule 5635(b) in the event that the potential issuance of our common stock as proposed as in Proposal No. 5 would be deemed to be a “change in control” for purposes of Rule 5635(b).

Q.	How will our directors and executive officers vote on Proposal No. 5?
A:	Monster expects that its directors and executive officers will vote their shares in favor of the Common Stock Financing proposal.

Proposal No. 6 — The Warrant Exercise Price Reduction

Q:	What are the terms to be approved?
A:	In connection with our initial public offering in July 2016, we issued an aggregate of 3,43,007 five year warrants to purchase shares of our common stock at a per share exercise price of $5.625. In addition, further to numerous private placements effected by us from inception through the date of this proxy, we issued and have outstanding an additional 991,669 warrants at exercise prices ranging from $2.00 to $29.71 per share. These warrants are together known as the “Warrants”.

The exercise of the Warrants is a potential additional source of capital for the Company. If the Warrants are exercised in full, this would result in gross proceeds to the Company of over $20.0 million. However, as of the close of the NASDAQ Capital Market on September 19, 2017, the price of our Common Stock was $0.775, causing all of the Warrants to be “out of-the-money” and thus extremely unlikely to be exercised.

We have to extended to holders of record of outstanding warrants as of September 19, 2017 Offers to Amend and Exercise Warrants (together the “Warrant Offer”). Pursuant to the Warrant Offer, the Warrants of such eligible holders who elect to participate in the Warrant Offer will be amended to (i) shorten the exercise period so that they expire concurrently with the expiration of the Warrant Offer at 5:00 p.m. (Pacific Time) on November 17, 2017 and (ii) reduce the exercise price to $0.45. This reduced exercise price is known as the “Revised Exercise Price”.

We believe providing this mechanism is necessary to provide an incentive to our holders of Warrants to exercise their Warrants and bring needed cash resources into our company.

All monies from the exercise of the Warrants at the Revised Exercise Price will be held in escrow pending approval of this Proposal No. 6. If Proposal No. 6 is not approved, all monies from the exercise of the Warrants further to the Warrant Offer will be returned to said Warrant holders and the terms of such Warrants will be unaffected.

If exercised in full based on the Revised Exercise Price of $0.45, the Company could obtain up to $2.1 million in additional capital. However, we can provide no assurance that the Warrants will be exercised in whole, or in part.

Q.	Why are we seeking stockholder approval of Proposal No. 6?
A:	Because our common stock is traded on NasdaqCM, we are subject to the NASDAQ Listing Rules, including Listing Rule 5635(d). Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Since the Reduced Exercise Price is below “market”, any securities issued for greater than the book or market value of our Common Stock at the time of the exercise of the Warrants will be included in the calculation of the 20% beneficial ownership limitation cap set forth in Listing Rule 5635(d) below market. If our stockholders approve this Proposal No. 6, the Company will not be subject to the issuance of beneficial ownership limitation cap set forth in Listing Rule 5635(d) and we would be able to adjust the exercise price of the Warrants to the Revised Exercise Price and issue the shares further to the Warrant Offer.

We are seeking stockholder approval to permit adjustments to the exercise price of the Warrants and to allow us to make such issuances of our common stock described above in accordance with NASDAQ Listing Rule 5635(d).

Q.	How will our directors and executive officers vote on Proposal No. 6?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the warrant exercise price reduction proposal.

Proposal No. 7 — The Potential Participation of an Affiliate in the
Note Private Placement and Warrant Exercise Price Reduction

Q:	What affiliate of the Company desires to participate in the Note Private Placement and Warrant Exercise Price Reduction
A:	We are seeking stockholder approval to allow GSB Holdings, Inc., an affiliate controlled by our Chief Executive Officer (“GSB”), to purchase Notes and Financing Warrants in the Note Private Placement and participate in the Warrant Exercise Price Reduction.

Mr. Clarke, either directly or through GSB, has invested substantial monies into the Company to date. He has indicated a willingness to participate in the Note Private Placement and Warrant Exercise Price Reduction which our Board of Directors believes will assist in provided needed cash resources into the Company prior to the closing of the Merger. Also, our Board feels that Mr. Clarke’s involvement in the Note Private Placement and Warrant Exercise Price Reduction may be an incentive to other unaffiliated parties to also participate in the Note Private Placement and Warrant Exercise Price Reduction.

Q:	Why does the Company need stockholder approval to allow an affiliate to participate in the Note Private Placement and Warrant Exercise Price Reduction?
A:	NASDAQ Listing Rule 5635(c) requires stockholder approval prior to issuance of common stock to certain affiliates of the Company in a private placement at a price less than the market value of the common stock, as such issuance is considered a form of “equity compensation.” As described in Proposal No. 4 and Proposal No. 6, the conversion price of any Notes sold and issued in the Note Private Placement to GSB and the Revised Exercise Price of Warrants held by GSB will be at a discount to the market value of our common stock as of the time any definitive agreements with respect to such transactions are executed. To the extent that the issuance of the shares upon conversion of the Notes and/or exercise of the Financing Warrants in connection with the Note Private Placement or the shares issuable further to the Warrant Exercise Price Reduction is deemed a form of “equity compensation,” the Company is seeking stockholder approval pursuant to NASDAQ Rule 5635(c).
Q:	What are the effects on current stockholders?
A:	The issuance of any shares underlying the Notes and Financing Warrants, as well as shares issuable further to the Warrant Exercise Price Reduction, will result in an increase in the number of shares of common stock outstanding. The respective percentage interests of current stockholders will be reduced. The sale or resale of these shares could cause the market price of our common stock to decline.

In addition, if the shares issued to GSB upon conversion of any Notes or upon exercise of the Financing Warrants acquired by GSB in the Note Private Placement or issuable further to the Warrant Exercise Price Reduction are later sold by GSB, such sales may be viewed negatively by the public and may have an adverse impact on the market price of our common stock.

Q.	How will our directors and executive officers vote on Proposal No. 7?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the this proposal to allow an affiliate to participate in the Note Private Placement and Warrant Exercise Price Reduction.

Proposal No. 8 — The Increase in the Number of Authorized Shares of its Common Stock and
Change the Name of the Company after the Effective Date of the Merger to
“Innovate Biopharmaceuticals, Inc.”

Q.	Why is Monster proposing the increase in the number of authorized shares of its common stock and change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”?
A:	After taking into account the shares of our common stock which may be issued further to the Merger and in the future under existing warrants and options, the number of shares we might issue plus our current outstanding shares could exceed our current authorized share amount of 100,000,000. The Board is recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares further to the Merger and for future corporate needs. In addition to the shares to be issued further to the Merger, the shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of NASDAQ. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes.

Further to the Merger Agreement, the name of the Company after the effective date of the Merger will become “Innovate Biopharmaceuticals, Inc. An amendment to the Company’s Certificate of Incorporation is required to effect the name change.

Q:	Are there any plans or proposals to issue any of the newly authorized shares, or any newly available shares, as a result of the increase?
A:	We will be required to issue a substantial number of shares of our common stock further to the Merger, a large portion of which will be from newly available shares as a result of the increase. In addition, as further described in the Section entitled “Risk Factors - Risks Related to Innovate’s Capital Requirements and Financial Condition”, Innovate will require substantial additional financing that in all likelihood will be satisfied in the near term through additional equity or debt financings. Any equity financings would come from the issuance of newly available shares as a result of the increase. Other than the foregoing, there are no other current plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available shares of common stock.
Q:	Are there potential adverse effects of the increase?
A:	Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders.
Q.	How will our directors and executive officers vote on Proposal No. 8?
A.	Monster expects that its directors and executive officers will vote their shares in favor of this proposal.

Proposal No. 9 — The Adjournment Proposal

Q:	What is Monster proposing the Adjournment proposal?
A:	The adjournment proposal allows Monster’s board of directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the Merger. In no event will Monster solicit proxies to adjourn the Special Meeting or consummate the Merger beyond the date by which it may properly do so under Delaware law. The purpose of the adjournment proposal is to provide more time for the Monster’s stockholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal.

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the board of directors of Monster is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Monster will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Q:	What are the Consequences if the Adjournment Proposal is not Approved?
A:	If an adjournment proposal is presented at the Special Meeting and such proposal is not approved by its stockholders, Monster’s board of directors may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Merger. In such event, the Merger would not be completed.
Q.	How will our directors and executive officers vote on Proposal No. 9?
A.	Monster expects that its directors and executive officers will vote their shares in favor of the adjournment proposal.

RISK FACTORS

You should carefully consider the following risk factors, together with the other information contained in this proxy statement. If any of the following risks and uncertainties develops into actual events, these events could have a material adverse effect on both Monster’s and Innovate’ businesses, financial conditions or results of operations. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to the Merger

Failure to complete the Merger will negatively impact Monster’s stock price, future business or operations.

If the Merger is not completed, Monster will be subject to a number of material risks, including the following:

•	the price of Monster’s common stock may decline to the extent that the relevant current market price reflects a market assumption that the Merger will be completed;
•	Monster will not have sufficient working capital to fund its operation on an ongoing basis;
•	Monster may not have sufficient time to regain compliance under NASDAQ continued Listing Rule 5810(c)(3)(A) in order to avoid being delisted from the NasdaqCM; and
•	costs related to the Merger, such as legal, accounting, certain financial advisory and financial printing fees, must be paid even if the Merger is not completed.

Further, if the Merger is terminated and either company’s board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner on terms as attractive as those provided for in the Merger Agreement. In addition, while the Merger Agreement is in effect and subject to very narrowly defined exceptions, Monster is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, other than with Innovate.

The market price of Monster common stock following the Merger may decline as a result of the merger.

The market price of Monster common stock may decline as a result of the Merger for a number of reasons including if:

•	investors react negatively to the prospects of the combined organization’s business and prospects from the Merger;
•	the effect of the Merger on the combined organization’s business and prospects is not consistent with the expectations of financial or industry analysts; or
•	the combined organization does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts.

Monster and Innovate stockholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the combined organization is unable to realize the full strategic and financial benefits currently anticipated from the Merger, Monster and Innovate stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined organization is able to realize only part of the strategic and financial benefits currently anticipated from the Merger.

During the pendency of the Merger, Monster and Innovate may not be able to enter into a business combination with another party at a favorable price because of restrictions in the Merger Agreement, which could adversely affect their respective businesses.

Covenants in the Merger Agreement impede the ability of Monster and Innovate to make acquisitions, subject to certain exceptions relating to fiduciaries duties, as set forth below, or complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the merger is not completed, the parties may be at a disadvantage to their competitors during that period. In addition, while the Merger Agreement is in effect, each party is generally prohibited from soliciting, initiating, encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination outside the ordinary course of business, with any third party, subject to certain exceptions described below. Any such transactions could be favorable to such party’s stockholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Monster and Innovate from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals, except in limited circumstances when such party’s board of directors determines in good faith that an unsolicited alternative takeover proposal is or is reasonably likely to lead to a superior takeover proposal and is reasonably capable of being consummated and that failure to cooperate with the proponent of the proposal is reasonably likely to result in a breach of the board’s fiduciary duties. In addition, if Monster or Innovate terminate the Merger Agreement under certain circumstances, including terminating because of a decision of a board of directors to recommend a superior proposal, Monster would be required to pay a termination fee of $1.0 million to Innovate or Innovate would be required to pay a termination fee of $1.5 million to Monster, respectively. This termination fee may discourage third parties from submitting alternative takeover proposals to Monster or Innovate or their stockholders, and may cause the respective boards of directors to be less inclined to recommend an alternative proposal.

Because the lack of a public market for Innovate shares makes it difficult to evaluate the fairness of the merger, the stockholders of Innovate may receive consideration in the merger that is less than the fair market value of the Innovate shares and/or Monster may pay more than the fair market value of the Innovate shares.

The outstanding capital stock of Innovate is privately held and is not traded in any public market. The lack of a public market makes it extremely difficult to determine the fair market value of Innovate. Because the percentage of Monster equity to be issued to Innovate stockholders was determined based on negotiations between the parties, it is possible that the value of the Monster common stock to be received by Innovate stockholders will be less than the fair market value of Innovate, or Monster may pay more than the aggregate fair market value for Innovate.

Risks Relating to the Spin-Off

The spin-off will occur immediately prior to, and is expressly conditioned upon, the closing of the Merger. All of those risk factors filed by the Company in its previous periodic reports with the SEC, including but not limited to its Annual Report on 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2017, are applicable to those shares of stock of Holdco to be distributed further to the Spin-off. If any of those risks and uncertainties develops into actual events, these events could have a material adverse effect on Holdco’s businesses, financial conditions or results of operations. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Innovate

The value of your investment in Monster following consummation of the Merger will be subject to the significant risks affecting Innovate and those inherent in the biopharmaceutical industry. You should carefully consider the risks and uncertainties described below and other information included in this proxy statement. If any of the events described below occur, the post-acquisition business and financial results could be adversely affected in a material way. This could cause the trading price of the combined company’s common shares to decline, perhaps significantly, and you therefore may lose all or part of your investment. The following risk factors apply to the business and operations of Innovate and will also apply to the business and operations of the combined company following the Merger.

Risks Related to Innovate’s Capital Requirements and Financial Condition

Innovate has a limited operating history and has incurred significant losses since inception, and expects that it will continue to incur losses for the foreseeable future, which makes it difficult to assess Innovate’s future viability.

Innovate is a clinical development-stage biopharmaceutical company with a limited operating history upon which to evaluate its business and prospects. Innovate has not been profitable since it commenced operations in 2012, and may never achieve or sustain profitability. In addition, Innovate has limited history as an organization and has not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the biopharmaceutical industry. Drug development is a highly speculative undertaking and involves a substantial degree of risk. Innovate has not yet obtained any regulatory approvals for any of its product candidates, commercialized any of its product candidates, or generated any revenue from sales of products. Innovate has devoted significant resources to research and development and other expenses related to its ongoing clinical trials and operations, in addition to acquiring product candidates.

Since inception, most of Innovate’s resources have been dedicated to the acquisition and development of its product candidates, INN-202 (Larazotide Acetate), INN-108 and INN-329 (Secretin). Innovate will require significant additional capital to continue operations and to execute on its current business strategy to develop INN-202 through to regulatory approval and further develop INN-108 and INN-329 for eventually seeking regulatory approval. Innovate cannot estimate with reasonable certainty the actual amounts necessary to successfully complete the development and commercialization of its product candidates and there is no certainty that Innovate will be able to raise the necessary capital on reasonable terms or at all.

Innovate’s auditor has expressed substantial doubt about its ability to continue as a going concern.

The audit report on Innovate’s financial statements for the years ended December 31, 2016 and 2015, includes an explanatory paragraph related to Innovate’s recurring losses from operations and dependence on additional financing to continue as a going concern. Innovate has incurred net losses for the years ended December 31, 2016 and 2015, and had an accumulated deficit of $7.7 million as of December 31, 2016. In view of these matters, Innovate’s ability to continue as a going concern is dependent upon its ability to raise additional debt or equity financings or enter into strategic partnerships. Since its inception, Innovate has financed its operations through convertible debt financings. Innovate intends to continue to finance its operations through debt or equity financing and/or strategic partnerships. The failure to obtain sufficient financing or strategic partnerships could adversely affect Innovate’s ability to achieve its business objectives and continue as a going concern.

Innovate will require substantial additional financing to obtain regulatory approval for INN-202 for celiac disease, and for further development of INN-108 (for ulcerative colitis) and INN-329 (for magnetic resonance cholangiopancreatography or MRCP), and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force Innovate to delay, limit, reduce or terminate Innovate’s product development efforts or other operations.

For the year ended December 31, 2016, and the six months ended June 30, 2017, Innovate incurred losses from operations of $5.6 million and $6.8 million, respectively, and net cash used in operating activities was $2.2 million and $2.1 million, respectively. At June 30, 2017, Innovate had an accumulated deficit of $14.5 million, its cash, cash equivalents and investment securities were $5,023, and its working capital deficit was $9.9 million. Innovate expects to continue to incur substantial operating losses for the next several years as it advances its product candidates through clinical development, US and other regional regulatory approvals, and commercialization. No revenue from operations will likely be available until, and unless, one of its product candidates is approved by the FDA or another regulatory agency and successfully marketed, or Innovate enters into an arrangement that provides for licensing revenue or other partnering-related funding, outcomes which Innovate may not achieve on a timely basis, or at all.

Innovate’s capital requirements for the foreseeable future will depend in large part on, and could increase significantly as a result of, its expenditures on its development programs. Future expenditures on its development programs are subject to many uncertainties, and will depend on, and could increase significantly as a result of, many factors, including:

•	the number, size, complexity, results and timing of its drug development programs;
•	the number of clinical and nonclinical studies necessary to demonstrate acceptable evidence of the safety and efficacy of its product candidates;
•	the terms of any collaborative or other strategic arrangement that Innovate may establish;
•	changes in standards of care which could increase the size and complexity of clinical studies;
•	the ability to locate patients to participate in a study given the limited number of patients available for orphan or ultra-orphan indications;
•	the number of patients who participate, the rate of enrollment, and the ratio of randomized to evaluable patients in each clinical study;
•	the number and location of sites and the rate of site initiation in each study;
•	the duration of patient treatment and follow-up;
•	the potential for additional safety monitoring or other post-marketing studies that may be requested by regulatory agencies;
•	the time and cost to manufacture clinical trial material and commercial product, including process development and scale-up activities, and to conduct stability studies, which can last several years;
•	the degree of difficulty and cost involved in securing alternate manufacturers or suppliers of drug product, components or delivery devices, as necessary to meet FDA requirements and/or commercial demand;
•	the costs, requirements, timing of, and the ability to, secure regulatory approvals;
•	the extent to which Innovate increases its workforce and the costs involved in recruiting, training and incentivizing new employees;
•	the costs related to developing, acquiring and/or contracting for sales, marketing and distribution capabilities, supply chain management capabilities, and regulatory compliance capabilities, if Innovate obtains regulatory approval for a product candidate and commercializes it without a partner;
•	the costs involved in evaluating competing technologies and market developments or the loss in sales in case of such competition; and
•	the costs involved in establishing, enforcing or defending patent claims and other proprietary rights.

Additional capital may not be available when Innovate needs it, on terms that are acceptable to it or at all. If adequate funds are not available to Innovate on a timely basis, it will be required to delay, limit, reduce or terminate its establishment of sales and marketing, manufacturing or distribution capabilities, development activities or other activities that may be necessary to commercialize its product candidates, conduct preclinical or clinical studies, or other development activities.

If Innovate raises additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, it may have to relinquish certain valuable rights to its product candidates, technologies, future revenue streams or research programs or grant licenses on terms that may not be favorable. If Innovate raises additional capital through public or private equity offerings, the ownership interest of its stockholders will be diluted and the terms of any new equity securities may have preferential rights over its common stock. If Innovate raises additional capital through debt financing, it may be subject to covenants limiting or restricting its ability to take specific actions, such as incurring additional debt or making capital expenditures, or subject to specified financial ratios, any of which could restrict its ability to develop and commercialize its product candidates or operate as a business.

Innovate has not generated any revenue from product sales and may never be profitable.

Innovate has no products approved for commercialization and has never generated any revenue from product sales. Innovate’s ability to generate revenue and achieve profitability depends on its ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the requisite regulatory approvals necessary to commercialize, one or more of its product candidates.

Innovate has not paid cash dividends in the past and does not expect to pay dividends in the future. Any return on investment may be limited to the value of its common stock.

Innovate has never paid cash dividends on its common stock and do not anticipate paying cash dividends in the near future. The payment of dividends on its common stock will depend on earnings, financial condition and other business and economic factors affecting Innovate at such time as the board of directors may consider relevant. If Innovate does not pay dividends, its common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Risks Related to Innovate’s Business Strategy and Operations

Innovate does not have any products that are approved for commercial sale.

Innovate currently does not have any therapeutic products approved for commercial sale. Innovate has not received, and may not receive within the next several years, if at all, any revenues from the commercialization of its product candidates if approved.

Innovate is substantially dependent upon the clinical, regulatory and commercial success of its three product candidates, INN-202, INN-108 and INN-329. Clinical drug development involves a lengthy and expensive process with an uncertain outcome, results of earlier studies and trials may not be predictive of future trial results, and Innovate’s clinical trials may fail to adequately demonstrate to the satisfaction of regulatory authorities the safety and efficacy of its three product candidates.

The success of Innovate’s business is dependent on its ability to advance the clinical development of INN-202 for the treatment of celiac disease, INN-108 for the treatment of mild to moderate ulcerative colitis, and INN-329 for MRCP. INN-202 has had successful completion of Phase 2 trials and Phase 3 pivotal studies and long-term safety studies remain to be conducted. INN-108 will be entering into Phase 2 efficacy trials for mild to moderate ulcerative colitis. INN-329 requires some additional studies to be performed for completion of Phase 3 trials.

Clinical testing is expensive and can take many years to complete. The outcome of this testing is inherently uncertain. A failure of one or more of Innovate’s clinical trials can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of Innovate’s product candidates may not necessarily be predictive of the results of later-stage clinical trials. There is a high failure rate for drugs proceeding through clinical trials, and product candidates in later stages of clinical trials may fail to show the required safety and efficacy despite having progressed through preclinical studies and initial clinical trials. Many companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials, and Innovate cannot be certain that it will not face similar setbacks. Even if Innovate’s clinical trials are completed, the results may not be sufficient to obtain regulatory approval for its product candidates.

Because of the developmental nature of Innovate’s product candidates, Innovate is subject to risks associated with initiating, completing and achieving positive outcomes from its current and future clinical trials, including:

•	inability to enroll enough patients in the clinical trials;
•	slow implementation, enrollment and completion of the clinical trials;
•	low patient compliance and adherence to dosing and reporting requirements, such as incomplete reporting of patient reported outcomes in the clinical trials or missed doses;

•	lack of safety and efficacy in the clinical trials;
•	delays in the manufacture of supplies for drug components due to delays in formulation, process development, or manufacturing activities;
•	requirements for additional nonclinical or clinical studies based on changes to formulation and/or changes to regulatory requirements;
•	requirements for additional clinical studies based on inconclusive clinical results or changes in market, standard of care, and/or regulatory requirements;

If Innovate successfully completes the necessary clinical trials for its product candidates, its success will be subject to the risks associated with obtaining regulatory approvals, product launch, and commercialization, including:

•	delays during regulatory review and/or requirements for additional CMC, nonclinical, or clinical studies, resulting in increased costs and/or delays in marketing approval and subsequent commercialization of the product candidates in the United States and other markets;
•	FDA rejection of Innovate’s New Drug Application (“NDA”) submissions for its product candidates;
•	regulatory rejection in the EU, Japan, and other markets;
•	inability to consistently manufacture commercial supplies of drug and delivery devices resulting in slowed market development and lower revenue;
•	poor commercial sales due to:
º	the ability of Innovate’s future sales organization or its potential commercialization partners to effectively sell the product candidates;
º	Innovate’s lack of success in educating physicians and patients about the benefits, administration, and use of its product candidates;
º	low patient demand for the product candidates;
º	the availability, perceived advantages, relative cost, relative safety and relative efficacy of other products or treatments for the targeted indications of the product candidates;
º	poor prescription coverage and inadequate reimbursement for its product candidates;
•	Innovate’s inability to enforce its intellectual property rights in and to its product candidates; and
•	reduction in the safety profile of its product candidates following approval.

Many of these clinical, regulatory and commercial matters are beyond Innovate’s control and are subject to other risks described elsewhere in this “Risk Factors” section. Accordingly, Innovate cannot assure that it will be able to advance its product candidates further through final clinical development, or obtain regulatory approval of, commercialize or generate significant revenue from them. If Innovate cannot do so, or is significantly delayed in doing so, its business will be materially harmed.

If Innovate fails to attract and retain senior management and key scientific personnel, it may be unable to successfully develop and commercialize its product candidates.

Innovate has historically operated with a limited number of employees. As of July 31, 2017, Innovate had four full-time employees, including one employee engaged in research and development. Therefore, institutional knowledge is concentrated within a small number of employees. Innovate’s success depends in part on its continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. Innovate’s future success is highly dependent upon the contributions of its senior management team. The loss of services of any of these individuals could delay or prevent the successful development of its product pipeline, completion of its planned clinical trials or the commercialization of its product candidates.

There may be intense competition from other companies and organizations for qualified personnel. Other companies and organizations with which Innovate competes for personnel may have greater financial and other resources and different risk profiles than Innovate, and a history of successful development and commercialization of its product candidates. Replacing key employees may be difficult and costly; and Innovate may not have other personnel with the capacity to assume all the responsibilities of a key employee upon his/her departure. If Innovate cannot attract and retain skilled personnel, as needed, Innovate may not achieve its development and other goals.

In addition, the success of Innovate’s business will depend on its ability to develop and maintain relationships with respected service providers and industry-leading consultants and advisers. If Innovate cannot develop and maintain such relationships, as needed, the rate and success at which Innovate can develop and commercialize product candidates may be limited. In addition, its outsourcing strategy, which has included engaging consultants to manage key functional areas, may subject Innovate to scrutiny under labor laws and regulations, which may divert management time and attention and have an adverse effect on its business and financial condition.

Innovate has identified a material weakness in its internal control over financial reporting and may identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal control, which may impair its ability to produce accurate financial statements or prevent fraud.

Currently, Innovate is a private company and has limited resources to address its internal controls and procedures and relies on part-time consultants to assist Innovate with its financial accounting and compliance obligations. In connection with the preparation of Innovate’s audited financial statements for the year ended December 31, 2016, Innovate’s independent auditors advised management that a material weakness existed in internal controls over financial reporting due to Innovate’s inability to adequately segregate duties as a result of Innovate’s limited number of accounting personnel. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the subject company’s annual or interim financial statements will not be prevented or detected on a timely basis. Although Innovate is committed to continuing to improve its internal control processes and intends to implement a plan to remediate this material weakness, Innovate cannot be certain of the effectiveness of such plan or that, in the future, additional material weaknesses or significant deficiencies will not exist or otherwise be discovered. If Innovate is unable to maintain proper and effective internal controls, it may not be able to produce timely and accurate financial statements and prevent fraud.

Innovate’s employees, independent contractors and consultants, principal investigators, CROs, CMOs and other vendors, and any future commercial partners may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for Innovate and harm its reputation.

Innovate is exposed to the risk that its employees, independent contractors and consultants, principal investigators, clinical research organizations (CROs), contract manufacturing organizations (CMOs) and other vendors, and any future commercial partners may engage in fraudulent conduct or other misconduct. This type of misconduct may include intentional failures to comply with FDA regulations or similar regulations of comparable foreign regulatory authorities, to provide accurate information to the FDA or comparable foreign regulatory authorities, to comply with manufacturing standards required by cGMP or Innovate standards, to comply with federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable foreign regulatory authorities, and to report financial information or data accurately or disclose unauthorized activities to them. The misconduct of its employees and other Innovate service providers could involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to its reputation. Innovate intends to adopt a code of business ethics and conduct, but it is not always possible to identify and deter such misconduct, and the precautions Innovate takes to detect and prevent this activity, such as the implementation of a quality system which entails vendor audits by quality experts, may not be effective in controlling unknown or unmanaged risks or losses or in protecting Innovate from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against them, and Innovate is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business and results of operations, including the imposition of significant fines or other sanctions.

Innovate does not have, and does not have plans to establish manufacturing facilities. Innovate completely relies on third parties for the manufacture and supply of its clinical trial drug and delivery device supplies and, if approved, commercial product materials. The loss of any of these vendors or a vendor’s failure to provide Innovate with an adequate supply of clinical trial or commercial product material in a timely manner and on commercially acceptable terms, or at all, could harm its business.

Innovate outsources the manufacture of its product candidates and does not plan to establish its own manufacturing facilities. To manufacture Innovate’s product candidates, Innovate has made numerous custom modifications at CMOs, making Innovate highly dependent on these CMOs. For clinical and commercial supplies, if approved, Innovate has supply agreements with third party CMOs for drug substance and finished drug product. While Innovate has secured long-term commercial supply agreements with many of the third party CMOs, Innovate would need to negotiate agreements for commercial supply with several important CMOs, and Innovate may not be able to reach agreement on acceptable terms. In addition, Innovate relies on these third parties to conduct or assist Innovate in key manufacturing development activities, including qualification of equipment, developing and validating methods, defining critical process parameters, releasing component materials and conducting stability testing, among other things. If these third parties are unable to perform their tasks successfully in a timely manner, whether for technical, financial or other reasons, Innovate may be unable to secure clinical trial material, or commercial supply material if approved, which likely would delay the initiation, conduct or completion of its clinical studies or prevent Innovate from having enough commercial supply material for sale, which would have a material and adverse effect on its business.

Currently, Innovate does not have alternative vendors to back up its primary vendors of clinical trial material or, if approved, commercial supply material. Identification of and discussions with other vendors may be protracted and/or unsuccessful, or these new vendors may be unsuccessful in producing the same results as the current primary vendors producing the material. Therefore, if its primary vendors become unable or unwilling to perform their required activities, Innovate could experience protracted delays or interruptions in the supply of clinical trial material and, ultimately, product for commercial sale, which would materially and adversely affect its development programs, commercial activities, operating results and financial condition. In addition, the FDA or regulatory authorities outside of the United States may require Innovate to have an alternate manufacturer of a drug product before approving it for marketing and sale in the United States or abroad and securing such alternate manufacturer before approval of an NDA could result in considerable additional time and cost prior to NDA approval.

Any new manufacturer or supplier of finished drug product or its component materials, including drug substance and delivery devices, would be required to qualify under applicable regulatory requirements and would need to have sufficient rights under applicable intellectual property laws to the method of manufacturing of such product or ingredients required by Innovate. The FDA or foreign regulatory agency may require Innovate to conduct additional clinical studies, collect stability data and provide additional information concerning any new supplier, or change in a validated manufacturing process, including scaling-up production, before Innovate could distribute products from that manufacturer or supplier or revised process. For example, if Innovate were to engage a third party other than its current CMOs to supply the drug substance or drug product for future clinical trial, or commercial product, the FDA or regulatory authorities outside of the United States may require Innovate to conduct additional clinical and nonclinical studies to ensure comparability of the drug substance or drug product manufactured by its current CMOs to that manufactured by the new supplier.

The manufacture of pharmaceutical products requires significant expertise and capital investment, including the development of advanced manufacturing techniques and process controls. Manufacturers of pharmaceutical products often encounter difficulties in production, particularly in scaling-up initial production. These problems include difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, and shortages of qualified personnel. Innovate’s product candidates have not been manufactured at the scale Innovate believes will be necessary to maximize its commercial value and, accordingly, Innovate may encounter difficulties in attempting to scale-up production and may not succeed in that effort on a timely basis or at all. In addition, the FDA or other regulatory authorities may impose additional requirements as Innovate scales-up initial production capabilities, which may delay its scale-up activities and/or add expense.

All manufacturers of Innovate’s clinical trial material and, if approved, commercial product, including drug substance manufacturers, must comply with cGMP requirements enforced by the FDA through its facilities inspection program and applicable requirements of foreign regulatory authorities. These requirements include quality control, quality assurance and the maintenance of records and documentation. Manufacturers of Innovate’s clinical trial material may be unable to comply with these cGMP requirements and with other FDA, state and foreign regulatory requirements. While Innovate or its representatives generally monitor and audit its manufacturers’ systems, Innovate does not have full control over their ongoing compliance with these regulations. And while the responsibility to maintain cGMP compliance is shared between Innovate and the third-party manufacturer, Innovate bears ultimate responsibility for its supply chain and compliance with regulatory standards. Failure to comply with these requirements may result in fines and civil penalties, suspension of production, suspension or delay or failure to obtain product approval, product seizure or recall, or withdrawal of product approval.

If Innovate’s manufacturers encounter any of the aforementioned difficulties or otherwise fail to comply with their contractual obligations or there are delays entering commercial supply agreements due to capital constraints, Innovate may have insufficient quantities of material to support ongoing and/or planned clinical studies or to meet commercial demand, if approved. In addition, any delay or interruption in the supply of materials necessary or useful to manufacture its product candidates could delay the completion of its clinical studies, increase the costs associated with its development programs and, depending upon the period of delay, require Innovate to commence new clinical studies at significant additional expense or terminate the studies completely. Delays or interruptions in the supply of commercial product could result in increased cost of goods sold and lost sales. Innovate cannot provide assurance that manufacturing or quality control problems will not arise in connection with the manufacture of its clinical trial material or commercial product, if approved, or that third-party manufacturers will be able to maintain the necessary governmental licenses and approvals to continue manufacturing such clinical trial material or commercial product, as applicable. In addition, if Innovate products are manufactured entirely or partially outside the United States, Innovate may experience interruptions in supply due to shipping or customs difficulties or regional instability. Furthermore, changes in currency fluctuations, shipping costs, or import tariffs could adversely affect cost of goods sold. Any of the above factors could cause Innovate to delay or suspend anticipated or ongoing trials, regulatory submissions or commercialization of its product candidates, entail higher costs or result in Innovate being unable to effectively commercialize its products. Innovate’s dependence upon third parties for the manufacture of its clinical trial material may adversely affect its future costs and its ability to develop and commercialize its product candidates on a timely and competitive basis.

Innovate currently relies significantly on third parties to conduct its nonclinical testing and clinical studies and other aspects of its development programs and if those third parties do not satisfactorily perform their contractual obligations or meet anticipated deadlines, the development of its product candidates could be adversely affected.

Innovate does not currently employ personnel or possess the facilities necessary to conduct many of the activities associated with its programs. Innovate engages consultants, advisors, clinical research organizations (CROs), and others to assist in the design and conduct of nonclinical and clinical studies of its product candidates, with interpretation of the results of those studies and with regulatory activities, and Innovate expects to continue to outsource all or a significant amount of such activities. As a result, many important aspects of its development programs are and will continue to be outside its direct control, and its third-party service providers may not perform their activities as required or expected including the maintenance of GCP, GLP and GMP compliance, which are ultimately Innovate’s responsibility to ensure. Further, such third parties may not be as committed to the success of Innovate’s programs as Innovate’s own employees and, therefore, may not devote the same time, thoughtfulness or creativity to completing projects or problem-solving as Innovate’s own employees would. To the extent Innovate is unable to successfully manage the performance of third-party service providers, its business may be adversely affected.

The CROs that Innovate may engage to execute its clinical studies play a significant role in the conduct of the studies, including the collection and analysis of study data, and Innovate likely will depend on CROs and clinical investigators to conduct future clinical studies and to assist in analyzing data from completed studies and developing regulatory strategies for its product candidates. Individuals working at the CROs with which it will contract, as well as investigators at the sites at which its studies are conducted, are not Innovate’s employees, and Innovate has limited control over the amount or timing of resources that they devote to their programs. If Innovate’s CROs, study investigators, and/or third-party sponsors fail to devote sufficient time and resources to studies of its product candidates, if Innovate and/or its CROs do not comply with all GLP and GCP regulatory and contractual requirements, or if their performance is substandard, it may delay commencement and/or completion of these studies, submission of applications for regulatory approval, regulatory approval, and commercialization of its product candidates. Failure of CROs to meet their obligations to Innovate could adversely affect development of its product candidates.

In addition, CROs Innovate engages may have relationships with other commercial entities, some of which may compete with Innovate. Through intentional or unintentional means, Innovate’s competitors may benefit from lessons learned on the Innovate project that could ultimately harm Innovate’s competitive position. Moreover, if a CRO fails to properly, or at all, perform its activities during a clinical study, Innovate may not be able to enter into arrangements with alternative CROs on acceptable terms or in a timely manner, or at all. Switching CROs may increase costs and divert management time and attention. In addition, there likely would be a transition period before a new CRO commences work. These challenges could result in delays in the commencement or completion of Innovate’s clinical studies, which could materially impact its ability to meet its desired and/or announced development timelines and have a material adverse impact on its business and financial condition.

Innovate may not achieve its projected development goals within the time frames that Innovate has announced.

Innovate has set goals for accomplishing certain objectives material to the successful development of its product candidates. The actual timing of these events may vary due to many factors, including delays or failures in its nonclinical testing, clinical studies and manufacturing and regulatory activities and the uncertainties inherent in the regulatory approval process. From time to time, Innovate creates estimates for the completion of enrollment of or announcement of data from clinical studies of its product candidates. However, predicting the rate of enrollment or the time from completion of enrollment to announcement of data for any clinical study requires Innovate to make significant assumptions that may prove to be incorrect. As discussed in other risk factors above, its estimated enrollment rates and the actual rates may differ materially and the time required to complete enrollment of any clinical study may be considerably longer than Innovate estimates. Such delays may adversely affect its financial condition and results of operations.

Even if Innovate completes a clinical study with successful results, Innovate may not achieve its projected development goals within the periods Innovate initially anticipates or announces. If a development plan for a product candidate becomes more extensive and costly than anticipated, Innovate may determine that the associated time and cost are not financially justifiable and, as a result, may discontinue development in a particular indication or of the product candidate as a whole. In addition, even if a study did complete with successful results, changes may occur in regulatory requirements or policy during the period of product development and/or regulatory review of an NDA that relate to the data required to be included in NDAs which may require additional studies that may be costly and time consuming. Any of these actions may be viewed negatively, which could adversely impact its financial condition.

Further, throughout development, Innovate must provide adequate assurance to the FDA and other regulatory authorities that Innovate can consistently develop and produce its product candidates in conformance with GLP, GCP, cGMP, and other regulatory standards. As discussed above, Innovate relies on CMOs for the manufacture of clinical, and future commercial, quantities of its product candidates. If future FDA or other regulatory authority inspections identify cGMP compliance deficiencies at these third-party facilities, production of its clinical trial material or, in the future, commercial product, could be disrupted, causing potentially substantial delay in or failure of development or commercialization of its product candidates.

Innovate currently has limited marketing capabilities and no sales organization. If Innovate is unable to establish sales and marketing capabilities on its own or through third parties, it will be unable to successfully commercialize its products, if approved, or generate product revenue.

To commercialize Innovate’s products, if approved, in the United States and other jurisdictions it seeks to enter, Innovate must build its marketing, sales, managerial and other non-technical capabilities or make arrangements with third parties to perform these services, and it may not be successful in doing so. If Innovate’s products receive regulatory approval, it expects to market such products in the United States through a focused, specialized sales force, which will be costly and time consuming. Innovate has no prior experience in the marketing and sale of pharmaceutical products and there are significant risks involved in building and managing a sales organization, including its ability to hire, retain and incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Outside of the United States, Innovate may consider collaboration arrangements. If Innovate is unable to enter into such arrangements on acceptable terms or at all, it may not be able to successfully commercialize its products in certain markets. Any failure or delay in the development of its internal sales, marketing and distribution capabilities would adversely impact the commercialization of its products. If Innovate is not successful in commercializing its products, either on its own or through collaborations with one or more third parties, its future product revenue will suffer and it would incur significant additional losses.

To establish a sales and marketing infrastructure and expand its manufacturing capabilities, Innovate will need to increase the size of its organization, and Innovate may experience difficulties in managing this growth.

As of July 31, 2017, Innovate had four full-time employees, including one employee engaged in research and development. As Innovate advances its product candidates through the development process and to commercialization, it will need to continue to expand its development, regulatory, quality, managerial, sales and marketing, operational, finance and other resources to manage its operations and clinical trials, continue its development activities and commercialize its product candidates, if approved. As its operations expand, Innovate expects that it will need to manage additional relationships with various manufacturers and collaborative partners, suppliers and other organizations.

Due to Innovate’s limited financial resources and its limited experience in managing a company with such anticipated growth, Innovate may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. In addition, the physical expansion of its operations may lead to significant costs and may divert its management and resources. Any inability to manage growth could delay the execution of its development and strategic objectives, or disrupt its operations, which could materially impact its business, revenue and operating results.

Innovate’s product candidates may cause undesirable side effects or adverse events, or have other properties that could delay or prevent its clinical development, regulatory approval or commercialization.

As with many pharmaceutical products, undesirable side effects or adverse events caused by Innovate’s product candidates could interrupt, delay or halt clinical studies and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all indications, and in turn prevent Innovate from commercializing its product candidates. A significant challenge in clinical development is that the patient population in early studies, where small numbers of patients are required, is different from the patient population observed in later stage studies, where larger groups of patients are required. For example, patients in earlier stage studies may be sicker, more compliant, or otherwise motivated than patients in larger studies.

If undesirable side effects occur, they could possibly prevent approval, which would have a material and adverse effect on its business.

If any of its product candidates receive marketing approval and Innovate or others later identify undesirable side effects caused by the product:

•	regulatory authorities may require the addition of labeling statements, such as a “black box” warning or a contraindication;

•	Innovate may be required to change the way the product is administered, conduct additional clinical studies or change the labeling of the product; and
•	regulatory authorities may withdraw approval of the product;
•	its reputation may suffer.

Any of these events could prevent Innovate from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent Innovate from generating significant revenue from its sale.

Innovate’s business and operations would suffer in the event of third-party computer system failures, cyber-attacks on third-party systems or deficiency in its cyber security.

Innovate relies on information technology systems, including third-party “cloud based” service providers, to keep financial records, maintain laboratory data, clinical data and corporate records, to communicate with staff and external parties, and to operate other critical functions. This includes critical systems such as email, other communication tools, electronic document repositories, and archives. If any of these third-party information technology (IT) providers are compromised due to computer viruses, unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication failures, electrical failures, cyber-attacks or cyber-intrusions over the internet, then sensitive emails or documents could be exposed or deleted. Similarly, Innovate could incur business disruption if its access to the internet is compromised and Innovate is unable to connect with third-party IT providers. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. In addition, Innovate relies on those third parties to safeguard important confidential personal data regarding its employees and patients enrolled in its clinical trials. If a disruption event were to occur and cause interruptions in a third-party IT provider’s operations, it could result in a disruption of its drug development programs. For example, the loss of clinical trial data from completed, ongoing or planned clinical trials could result in delays in its regulatory approval efforts and significantly increase its costs to recover or reproduce the data. To the extent that any disruption or security breach results in a loss of or damage to its data or applications, or inappropriate disclosure of confidential or proprietary information, Innovate could incur liability and development of its product candidates could be delayed, or could fail.

Risks Related to Drug Development and Commercialization

Innovate depends on the successful completion of clinical studies of its product candidates, and any positive results in prior clinical studies do not ensure that ongoing or future clinical studies will be successful.

Pharmaceutical products are subject to stringent regulatory requirements covering quality, safety, and efficacy. The burden of proof is on the manufacturer, such as Innovate, to show with substantial clinical data that the risk/benefit profile for any new drug is favorable. Only after successfully completing extensive pharmaceutical development, nonclinical testing, and clinical studies may a product be considered for regulatory approval.

If Innovate licenses rights to develop its product candidates to independent third parties or otherwise permit such third parties to evaluate its product candidates in clinical studies, Innovate may have limited control over those clinical studies. Any safety or efficacy concern identified in a third-party sponsored study could adversely affect its or another licensee’s development of its product candidate and prospects for its regulatory approval, even if the data from that study are subject to varying interpretations and analyses.

There is significant risk that ongoing and future clinical studies of its product candidates are unsuccessful. Negative or inconclusive results could cause the FDA and other regulatory authorities to require Innovate to repeat or conduct additional clinical studies, which could significantly increase the time and expense associated with development of that product candidate or cause Innovate to elect to discontinue one or more clinical programs. Failure to complete a clinical study of a product candidate or an unsuccessful result of a clinical study could have a material adverse effect on its business.

Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

Clinical studies are expensive, difficult to design and implement, may take many years to complete, and outcomes are inherently uncertain. A drug product may fail to demonstrate positive results at any stage of testing despite having progressed satisfactorily through nonclinical testing and initial clinical studies. There is significant risk in clinical development where later stage clinical studies are designed and powered based on the analysis of data from earlier studies, with these earlier studies involving a smaller number of patients, and the results of the earlier studies being driven primarily by a subset of responsive patients. In addition, interim results of a clinical study do not necessarily predict final results. Further, clinical study data frequently are susceptible to varying interpretations. Medical professionals and/or regulatory authorities may analyze or weigh study data differently than the sponsor company, resulting in delay or failure to obtain marketing approval for a product candidate. Additionally, the possible lack of standardization across multiple investigative sites may induce variability in the results, which can interfere with the evaluation of treatment effects.

Delays in commencement and completion of clinical studies are common and have many causes. Delays in clinical studies of Innovate’s product candidates could increase overall development costs and jeopardize its ability to obtain regulatory approval and successfully commercialize any approved products.

Clinical studies may not commence on time or be completed on schedule, if at all. The commencement and completion of clinical studies can be delayed for a variety of reasons, including:

•	inability to raise sufficient funding to initiate or to continue a clinical study;
•	delays in obtaining regulatory approval to commence a clinical study;
•	delays in identifying and reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical study sites and investigators, which agreements can be subject to extensive negotiation and may vary significantly among study sites;
•	delays in obtaining regulatory approval in a prospective country;
•	delays in obtaining ethic committee approval to conduct a clinical study at a prospective site;
•	delays in reaching agreements on acceptable terms with prospective contract manufacturing organizations, or CMOs, or other vendors for the production and supply of clinical trial material and, if necessary, drug administration devices, which agreements can be subject to extensive negotiation;
•	delays in the production or delivery of sufficient quantities of clinical trial material from its CMOs and other vendors to initiate or continue a clinical study;
•	delays due to product candidate recalls as a result of stability failure, excessive product complaints or other failures of the product candidate during its use or testing;
•	invalidation of clinical data caused by premature unblinding or integrity issues;
•	invalidation of clinical data caused by mixing up of the active drug and placebo through randomization or manufacturing errors;
•	delays on the part of its CROs, CMOs, and other third-party contractors in developing procedures and protocols or otherwise conducting activities in accordance with applicable policies and procedures and in accordance with agreed upon timelines;
•	delays in identifying and hiring or engaging, as applicable, additional employees or consultants to assist in managing clinical study-related activities;
•	delays in recruiting and enrolling individuals to participate in a clinical study, which historically can be challenging in orphan diseases;

•	delays caused by patients dropping out of a clinical study due to side effects, concurrent disorders, difficulties in adhering to the study protocol, unknown issues related to different patient profiles than in previous studies, or otherwise;
•	delays in having patients complete participation in a clinical study, including returning for post-treatment follow-up;
•	delays resulting from study sites dropping out of a trial, providing inadequate staff support for the study, problems with shipment of study supplies to clinical sites, or focusing its staff’s efforts on enrolling studies that compete for the same patient population;
•	suspension of enrollment at a study site or the imposition of a clinical hold by the FDA or other regulatory authority following an inspection of clinical study operations at study sites or finding of a drug-related serious adverse event; and
•	delays in quality control/quality assurance procedures necessary for study database lock and analysis of unblinded data.

Innovate may experience difficulties in the enrollment of patients in its clinical trials, which may delay or prevent Innovate from obtaining regulatory approval.

Innovate may not be able to continue clinical trials for its product candidates if Innovate is unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States. In particular, because Innovate is focused on diseases in genomically defined patient populations, our ability to enroll eligible patients may be limited or may result in slower enrollment than we anticipate. In addition, some of our competitors have ongoing clinical trials for drug candidates that treat the same indications as our drug candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ drug candidates.

Patient enrollment, a critical component to successful completion of a clinical study, is affected by many factors, including:

•	the size of the target patient population;
•	other ongoing studies competing for the same patient population;
•	the eligibility criteria for the clinical trial;
•	the design of the clinical study;
•	the perceived risks and benefits of the product candidate under study;
•	the efforts to facilitate timely enrollment in clinical trials;
•	the proximity and availability of clinical trial sites for prospective patients; and
•	the ability to monitor patients adequately during and after treatment.

Clinical studies may not begin on time or be completed in the time frames Innovate anticipates. The length of time necessary to successfully complete clinical studies varies significantly and is difficult to predict accurately. Innovate may make statements regarding anticipated timing for completion of enrollment in and/or availability of results from its clinical studies, but such predictions are subject to a number of significant assumptions and actual timing may differ materially for a variety of reasons, including patient enrollment rates, length of time needed to prepare raw study data for analysis and then to review and analyze it, and other factors described above. If Innovate experiences delays in the completion of a clinical study, if a clinical study is terminated, or if failure to conduct a study in accordance with regulatory requirements or the study’s protocol leads to deficient safety and/or efficacy data, the regulatory approval and/or commercial prospects for its product candidates may be harmed and its ability to generate product revenue will be delayed. In addition, any delays in completing its clinical studies likely will increase its development costs. Further, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical studies may ultimately lead to the denial of regulatory approval of a product candidate. Even if Innovate ultimately commercializes its product candidates, the standard of care may have changed or other therapies for the same indications may have been introduced to the market in the interim and may establish a competitive threat to Innovate or may diminish the need for Innovate’s products.

Clinical studies are very expensive, difficult to design and implement, often take many years to complete, and the outcome is inherently uncertain.

Clinical development of pharmaceutical products for humans is generally very expensive, takes many years to complete and failures can occur at any stage of clinical testing. Innovate estimates that clinical development of its product candidates will take several additional years to complete, but because of the variety of factors that can affect the design, timing, and outcome of clinical studies, Innovate is unable to estimate the exact funds required to complete research and development, to obtain regulatory approval and to commercialize all of its product candidates. Innovate will need significant additional capital to continue to advance its products as per current business plans.

Failure at any stage of clinical testing is not uncommon and Innovate may encounter problems that would require additional, unplanned studies or cause Innovate to abandon a clinical development program.

In addition, a clinical study may be suspended or terminated by Innovate, an IRB, a data safety monitoring board, the FDA or other regulatory authorities due to a number of factors, including:

•	lack of adequate funding to continue the study;
•	failure to conduct the study in accordance with regulatory requirements or the study’s protocol;
•	inspection of clinical study operations or sites by the FDA or other regulatory authorities resulting in the imposition of a clinical hold;
•	unforeseen safety issues, including adverse side effects; or
•	changes in governmental regulations or administrative actions.

Changes in governmental regulations and guidance relating to clinical studies may occur and Innovate may need to amend study protocols to reflect these changes, or Innovate may amend study protocols for other reasons. Amendments may require Innovate to resubmit protocols to IRBs for reexamination and approval or renegotiate terms with CROs, study sites and investigators, all of which may adversely impact the costs or timing of or its ability to successfully complete a trial.

There is significant uncertainty regarding the regulatory approval process for any investigational new drug, substantial further testing and validation of its product candidates and related manufacturing processes may be required, and regulatory approval may be conditioned, delayed or denied, any of which could delay or prevent Innovate from successfully marketing its product candidates and substantially harm its business.

Pharmaceutical products generally are subject to rigorous nonclinical testing and clinical studies and other approval procedures mandated by the FDA and foreign regulatory authorities. Various federal and foreign statutes and regulations also govern or materially influence the manufacturing, safety, labeling, storage, record keeping and marketing of pharmaceutical products. The process of obtaining these approvals and the subsequent compliance with appropriate U.S. and foreign statutes and regulations is time-consuming and requires the expenditure of substantial resources.

Innovate is preparing INN-202, larazotide acetate, for a Phase 3 clinical trial, the success of which will be needed for FDA approval to market INN-202 in the United States to treat celiac disease in patients with persistent symptoms while adhering to a gluten free diet. While significant communication with the FDA on the Phase 3 study design has occurred, even if the Phase 3 clinical study meets all of its statistical goals and protocol end points, the FDA may not view the results as robust and convincing. They may require additional clinical studies and/or other costly studies, which could require Innovate to expend substantial additional resources and could significantly extend the timeline for clinical development prior to market approval. Additionally, Innovate is required by the FDA to conduct a long-term safety study. The results of this study will not be known until a short time prior to potential submission of an NDA for INN-202. If the safety study cannot be completed for technical or other reasons, or provides results that the FDA determines to be concerning, this may cause a delay or failure in obtaining approval for INN-202.

INN-108 plans to initiate Phase 2 clinical trials for mild to moderate ulcerative colitis. Concurrently, Innovate plans to make formulation changes to INN-108 that would simplify the composition for use in pediatric patients. While this change is expected by Innovate to reduce studies and/or other documentation requirements, the regulatory agencies may require additional clinical or nonclinical studies prior to approval, even if current clinical studies are deemed successful, which could require Innovate to expend substantial additional resources and significantly extend the timeline for clinical development of INN-108.

Innovate is preparing INN-329, secretin, for additional testing in its Phase 3 clinical trial, the success of which will be needed for FDA approval to market INN-329 in the United States for MRCP procedures. While significant communication with the FDA on the Phase 3 study design has occurred in the past, Innovate will be required to initiate communication with the FDA to finalize the study design and to seek their approval for the additional Phase 3 trial design. Even if the Phase 3 clinical study meets all of its statistical goals and protocol end points, the FDA may not view the results as robust and convincing. The FDA may require additional clinical studies and/or other costly studies, which could require Innovate to expend substantial additional resources and could significantly extend the timeline for clinical development prior to market approval. Additionally, Innovate is required by the FDA to conduct a long term safety study. The results of this study will not be known until a short time prior to potential submission of an NDA for INN-329. If the safety study cannot be completed for technical or other reasons, or provides results that the FDA determines to be concerning, this may cause a delay or failure in obtaining approval for INN-329.

Significant uncertainty exists with respect to the regulatory approval process for any investigational new drug, including INN-202, INN-108 and INN-329. Regardless of any guidance the FDA or foreign regulatory agencies may provide a drug’s sponsor during its development, the FDA or foreign regulatory agencies retain complete discretion in deciding whether to accept an NDA or the equivalent foreign regulatory approval submission for filing or, if accepted, approve an NDA. There are many components to an NDA or marketing authorization application submission in addition to clinical study data. For example, the FDA or foreign regulatory agencies will review the sponsor’s internal systems and processes, as well as those of its CROs, CMOs and other vendors, related to development of its product candidates, including those pertaining to its clinical studies and manufacturing processes. Before accepting an NDA for review or before approving the NDA, the FDA or foreign regulatory agencies may request that Innovate provide additional information that may require significant resources and time to generate and there is no guarantee that its product candidates will be approved for any indication for which Innovate may apply. The FDA or foreign regulatory agencies may choose not to approve an NDA for any of a variety of reasons, including a decision related to the safety or efficacy data, manufacturing controls or systems, or for any other issues that the agency may identify related to the development of its product candidates. Even if one or more Phase 3 clinical studies are successful in providing statistically significant evidence of the efficacy and safety of the investigational drug, the FDA or foreign regulatory agencies may not consider efficacy and safety data from the submitted studies adequate scientific support for a conclusion of effectiveness and/or safety and may require one or more additional Phase 3 or other studies prior to granting marketing approval. If this were to occur, the overall development cost for the product candidate would be substantially greater and its competitors may bring products to market before Innovate, which could impair its ability to generate revenues from the product candidates, or even seek approval, if blocked by a competitor’s Orphan Drug exclusivity, which would have a material adverse effect on Innovate’s business, financial condition and results of operations.

Further, development of Innovate’s product candidates and/or regulatory approval may be delayed for reasons beyond its control. For example, U.S. federal government shut-down or budget sequestration, such as one that occurred during 2013, may result in significant reductions to the FDA’s budget, employees and operations, which may lead to slower response times and longer review periods, potentially affecting Innovate’s ability to progress development of its product candidates or obtain regulatory approval for its product candidates.

Even if the FDA or foreign regulatory agencies grant approvals for Innovate’s product candidates, the conditions or scope of the approval(s) may limit successful commercialization of the product candidates and impair Innovate’s ability to generate substantial sales revenue. The FDA or foreign regulatory agencies may also only grant marketing approval contingent on the performance of costly post-approval nonclinical or clinical studies, or subject to warnings or contraindications that limit commercialization. Additionally, even after granting approval, the manufacturing processes, labeling, packaging, distribution, adverse event reporting, storage, advertising, promotion and recordkeeping for its products will be subject to extensive and ongoing regulatory requirements. These requirements include submissions of safety and other post-marketing information and reports, registration, and continued compliance with current good manufacturing processes, or cGMP, good clinical practices, international conference on harmonization regulations and good laboratory practices, which are regulations and guidelines that are enforced by the FDA or foreign regulatory agencies for all of its clinical development and for any clinical studies that Innovate conducts post-approval. The FDA or foreign regulatory agencies may decide to withdraw approval, add warnings or narrow the approved indications in the product label, or establish risk management programs that could restrict distribution of its products. These actions could result from, among other things, safety concerns, including unexpected side effects or drug-drug interaction problems, or concerns over misuse of a product. If any of these actions were to occur following approval, Innovate may have to discontinue commercialization of the product, limit its sales and marketing efforts, implement risk minimization procedures, and/or conduct post-approval studies, which in turn could result in significant expense and delay or limit its ability to generate sales revenues.

Regulations may be changed prior to submission of an NDA that require higher hurdles than currently anticipated. These may occur as a result of drug scandals, recalls, or a political environment unrelated to Innovate’s products.

Even if Innovate receives regulatory approval for a product candidate, Innovate may face regulatory difficulties that could materially and adversely affect its business, financial condition and results of operations.

Even if initial regulatory approval is obtained, as a condition to the initial approval the FDA or a foreign regulatory agency may impose significant restrictions on a product’s indicated uses or marketing or impose ongoing requirements for potentially costly post-approval studies or marketing surveillance programs, any of which would limit the commercial potential of the product. Its product candidates also will be subject to ongoing FDA requirements related to the manufacturing processes, labeling, packaging, storage, distribution, advertising, promotion, record-keeping and submission of safety and other post-market information regarding the product. For instance, the FDA may require changes to approved drug labels, require post-approval clinical studies and impose distribution and use restrictions on certain drug products. In addition, approved products, manufacturers and manufacturers’ facilities are subject to continuing regulatory review and periodic inspections. If previously unknown problems with a product are discovered, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, the FDA may impose restrictions on that product or Innovate, including requiring withdrawal of the product from the market. If Innovate or a CMO of Innovate’s fails to comply with applicable regulatory requirements, a regulatory agency may:

•	issue warning letters or untitled letters;
•	impose civil or criminal penalties;
•	suspend or terminate any ongoing clinical studies;
•	close the facilities of a CMO;
•	refuse to approve pending applications or supplements to approved applications;
•	suspend or withdraw regulatory approval;
•	exclude its product from reimbursement under government healthcare programs, including Medicaid or Medicare;
•	impose restrictions or affirmative obligations on Innovate’s or its CMO’s operations, including costly new manufacturing requirements; or
•	seize or detain products or require a product recall.

If any of Innovate’s product candidates for which Innovate receives regulatory approval fails to achieve significant market acceptance among the medical community, patients or third-party payers, the revenue Innovate generates from its sales will be limited and its business may not be profitable.

Innovate’s success will depend in substantial part on the extent to which its product candidates, if approved, are accepted by the medical community and patients and reimbursed by third-party payers, including government payers. Innovate cannot predict with reasonable accuracy whether physicians, patients, healthcare insurers or health maintenance organizations, or the medical community in general, will accept or utilize any of its products, if approved. If its product candidates are approved but do not achieve an adequate level of acceptance by these parties, Innovate may not generate sufficient revenue to become or to remain profitable. In addition, its efforts to educate the medical community and third-party payers regarding benefits of its products may require significant resources and may never be successful.

The degree of market acceptance with respect to each of its approved products, if any, will depend upon a number of factors, including:

•	the safety and efficacy of its products as demonstrated in clinical studies;
•	acceptance in the medical and patient communities of its products as a safe and effective treatment;
•	the perceived advantages of its product over alternative treatments, including with respect to the incidence and severity of any adverse side effects and the cost of treatment;
•	the indications for which its product is approved;
•	claims or other information (including limitations or warnings) in its product’s approved labeling;
•	reimbursement and coverage policies of government and other third-party payers;
•	smaller than expected market size due to lack of disease awareness of a rare disease, or the patient population with a specific rare disease being smaller than anticipated;
•	availability of alternative treatments;
•	pricing and cost-effectiveness of its product relative to alternative treatments;
•	inappropriate diagnostic efforts due to limited knowledge and/or resources among clinicians;
•	the prevalence of off-label substitution of chemically equivalent products or alternative treatments; and
•	the resources Innovate devotes to marketing its product and restrictions on promotional claims Innovate can make with respect to the product.

If Innovate determines that a product candidate may not achieve adequate market acceptance or that the potential market size does not justify additional expenditure on the program, Innovate may reduce its expenditures on the development and/or the process of seeking regulatory approval of the product candidate while Innovate evaluates whether and on what timeline to move the program forward.

Even if Innovate receives regulatory approval to market one or more of its product candidates in the United States, Innovate may never receive approval or commercialize its products outside of the United States, which would limit its ability to realize the full commercial potential of its product candidates.

In order to market products outside of the United States, Innovate must establish and comply with the numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and validation and additional administrative review periods. The time required to obtain approval in other countries generally differs from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the United States, as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay or setback in obtaining such approval could have the same adverse effects detailed above regarding FDA approval in the United States. As described above, such effects include the risks that its product candidates may not be approved for all indications requested, which could limit the uses of its product candidates and have an adverse effect on product sales, and that such approval may be subject to limitations on the indicated uses for which the product may be marketed or require costly, post-marketing follow-up studies.

Conversely, if the product candidates do receive approval outside the US in the future, Innovate may not meet the FDA requirements in the United States for approval.

Innovate must comply with the U.S. Foreign Corrupt Practices Act and similar foreign anti-corruption laws.

The U.S. Foreign Corrupt Practices Act, to which Innovate is subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, to offer to pay or to authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. Other countries, such as the U.K., have similar laws with which Innovate must comply. Innovate faces the risk that an employee or agent could be accused of violating one or more of these laws, particularly in geographies where significant overlap exists between local government and healthcare industries. Such an accusation, even if unwarranted, could prove disruptive to Innovate’s developmental and commercialization efforts.

Risks Related to Innovate’s Intellectual Property

Innovate’s success will depend in part on obtaining and maintaining effective patent and other intellectual property protection for its product candidates and proprietary technology.

Innovate relies on patents and other intellectual property to maintain exclusivity for its product candidates. INN-202 and INN-108 are covered by several issued patents in the U.S. as well as patents outside the U.S., with patent applications pending in several jurisdictions. INN-329 is not protected by patents. Further, the INN-202 primary end point is a proprietary Patient Report Outcome measure (CeD PRO) that is protected by copyright. Intellectual property relating to the INN-202 program is exclusively licensed from Alba Therapeutics Corp. Intellectual property relating to INN-108 program is exclusively licensed from Seachaid Pharmaceuticals Inc. Innovate’s success will depend in part on its ability to:

•	obtain and maintain patents and other exclusivity with respect to its products;
•	prevent third parties from infringing upon its proprietary rights;
•	maintain proprietary know-how and trade secrets;
•	operate without infringing upon the patents and proprietary rights of others; and
•	obtain and maintain appropriate licenses to patents or proprietary rights held by third parties if infringement would otherwise occur or if necessary to secure exclusive rights to them, both in the United States and in foreign countries.

The patent and intellectual property positions of biopharmaceutical companies generally are highly uncertain, involve complex legal and factual questions, and have been and continue to be the subject of much litigation. There is no guarantee that Innovate has or will develop or obtain the rights to products or processes that are patentable, that patents will issue from any pending applications or that claims issued will be sufficient to protect the technology Innovate develops or has developed or that is used by Innovate, its CMOs or its other service providers. In addition, any patents that are issued and/or licensed to Innovate may be limited in scope or challenged, invalidated, infringed or circumvented, including by its competitors, and any rights Innovate has under issued and/or licensed patents may not provide competitive advantages to Innovate. If competitors can develop and commercialize technology and products similar to Innovate’s, its ability to successfully commercialize its technology and products may be impaired.

Patent applications in the United States are confidential for a period of time until they are published, and publication of discoveries in scientific or patent literature typically lags actual discoveries by several months. As a result, Innovate cannot be certain that the inventors listed in any patent or patent application owned or licensed by Innovate were the first to conceive of the inventions covered by such patents and patent applications (for U.S. patent applications filed before March 16, 2013), or that such inventors were the first to file patent applications for such inventions outside the United States and, after March 15, 2013, in the United States. In addition, changes in or different interpretations of patent laws in the United States and foreign countries may affect Innovate’s patent rights and limit the patents Innovate can obtain, which could permit others to use its discoveries or to develop and to commercialize Innovate’s technology and products without any compensation to Innovate.

Innovate also relies on unpatented know-how and trade secrets and continuing technological innovation to develop and maintain its competitive position, which Innovate seeks to protect, in part, through confidentiality agreements with employees, consultants, collaborators and others. Innovate also has invention or patent assignment agreements with its employees and certain consultants. The steps Innovate has taken to protect its proprietary rights, however, may not be adequate to preclude misappropriation of or otherwise protect its proprietary information or prevent infringement of its intellectual property rights, and Innovate may not have adequate remedies for any such misappropriation or infringement. In addition, it is possible that inventions relevant to Innovate’s business could be developed by a person not bound by an invention assignment agreement with Innovate or independently discovered by a competitor.

Innovate also intends to rely on regulatory exclusivity for protection of its product candidates, if approved for commercial sale. Implementation and enforcement of regulatory exclusivity, which may consist of regulatory data protection and market protection, varies widely from country to country. Failure to qualify for regulatory exclusivity, or failure to obtain or to maintain the extent or duration of such protections that Innovate expects for its product candidates, if approved, could affect its decision on whether to market the products in a particular country or countries or could otherwise have an adverse impact on its revenue or results of operations.

Innovate may rely on trademarks, trade names and brand names to distinguish its products, if approved for commercial sale, from the products of its competitors. However, Innovate’s trademark applications may not be approved. Third parties may also oppose Innovate’s trademark applications or otherwise challenge its use of the trademarks in which case Innovate may expend substantial resources to defend its proposed or approved trademarks and may enter into agreements with third parties that may limit Innovate’s use of its trademarks. In the event that Innovate’s trademarks are successfully challenged, Innovate could be forced to rebrand its products, which could result in loss of brand recognition and could require Innovate to devote significant resources to advertising and marketing these new brands. Further, Innovate’s competitors may infringe its trademarks or Innovate may not have adequate resources to enforce its trademarks.

Innovate’s success depends on its ability to prevent competitors from duplicating or developing and commercializing equivalent versions of its product candidates, and intellectual property protection may not be sufficient or effective to exclude this competition.

Innovate has patent protection in the United States and other countries to cover the composition of matter, formulation and method of use for INN-202 and INN-108. However, these patents may not provide Innovate with significant competitive advantages, because the validity, scope, term, or enforceability of the patents may be challenged and, if instituted, one or more of the challenges may be successful. Patents may be challenged in the United States under post-grant review proceedings, inter partes reexamination, ex parte re-examination, or challenged in district court. Any patents issued in foreign jurisdictions may be subjected to comparable proceedings lodged in various foreign patent offices, or courts. These proceedings could result in either loss of the patent or loss or reduction in the scope of one or more of the claims of the patent. Even if a patent issues, and is held valid and enforceable, competitors may be able to design around Innovate’s patent rights, such as by using pre-existing or newly developed technology, in which case competitors may not infringe Innovate’s issued claims and may be able to market and sell products that compete directly with Innovate’s before and after its patents expire.

Further, the INN-202 primary end point is a proprietary Patient Report Outcome measure (CeD PRO) that is protected by copyright. However, copyright protection may not be sufficient to exclude others from developing products that compete with INN-202.

The patent prosecution process is expensive and time-consuming. Innovate and any future licensors and licensees may not apply for or prosecute patents on certain aspects of its product candidates at a reasonable cost, in a timely fashion, or at all. Innovate may not have the right to control the preparation, filing and prosecution of some patent applications related to its product candidates or technologies. As a result, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of Innovate. It is also possible that Innovate or any future or present licensors or licensees will fail to identify patentable aspects of inventions made in the course of development and commercialization activities before it is too late to obtain patent protection on them. Further, it is possible that defects of form in the preparation or filing of Innovate’s patent applications may exist, or may arise in the future, such as with respect to proper priority claims, inventorship, assignment, term or claim scope. If there are material defects in the form or preparation of its patents or patent applications, such patents or applications may be invalid or unenforceable. In addition, one or more parties may independently develop similar technologies or methods, duplicate its technologies or methods, or design around the patented aspects of its products, technologies or methods. Any of these circumstances could impair Innovate’s ability to protect its products, if approved, in ways which may have an adverse impact on Innovate’s business, financial condition and operating results.

Furthermore, the issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and Innovate’s owned and licensed patents may be challenged in the courts or patent offices in and outside of the United States. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit Innovate’s ability to use its patents to stop others from using or commercializing similar or identical products or technology, or to limit the duration of the patent protection of its technology and drugs. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, Innovate’s owned and licensed patent portfolio may not provide Innovate with sufficient rights to exclude others from commercializing drugs similar to or identical to those of Innovate.

Enforcement of intellectual property rights in certain countries outside the United States, including China in particular, has been limited or non-existent. Future enforcement of patents and proprietary rights in many other countries will likely be problematic or unpredictable. Moreover, the issuance of a patent in one country does not assure the issuance of a similar patent in another country. Claim interpretation and infringement laws vary by nation, so the extent of any patent protection is uncertain and may vary in different jurisdictions.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Innovate’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and applications are required to be paid to the United States Patent and Trademark Office, or USPTO, and various governmental patent agencies outside of the United States in several stages over the lifetime of the patents and applications. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process and after a patent has issued. There are situations in which non-compliance can result in decreased patent term or in abandonment or lapse of the patent or patent application, leading to partial or complete loss of patent rights in the relevant jurisdiction.

Third parties may claim that Innovate’s products, if approved, infringe on their proprietary rights and may challenge the approved use or uses of a product or its patent rights through litigation or administrative proceedings, and defending such actions may be costly and time consuming, divert management attention away from Innovate’s business, and result in an unfavorable outcome that could have an adverse effect on Innovate’s business.

Innovate’s commercial success depends on its ability and the ability of its CMOs and component suppliers to develop, manufacture, market and sell its products and product candidates and use its proprietary technologies without infringing the proprietary rights of third parties. Numerous U.S. and foreign issued patents and pending patent applications, which are owned by third parties, exist in the fields in which Innovate is or may be developing products. Because patent applications can take many years to publish and issue, there currently may be pending applications, unknown to Innovate, that may later result in issued patents that its products, product candidates or technologies infringe, or that the process of manufacturing its products or any of its respective component materials, or the component materials themselves, infringe, or that the use of its products, product candidates or technologies infringe.

Innovate or its CMOs or component material suppliers may be exposed to, or threatened with, litigation by third parties alleging that Innovate’s products, product candidates and/or technologies infringe its patents and/or other intellectual property rights, or that one or more of the processes for manufacturing its products or any of its respective component materials, or the component materials themselves, or the use of its products, product candidates or technologies, infringe its patents and/or other intellectual property rights. If a third-party patent or other intellectual property right is found to cover its products, product candidates, technologies or its uses, or any of the underlying manufacturing processes or components, Innovate could be required to pay damages and could be unable to commercialize its products or to use its technologies or methods unless Innovate is able to obtain a license to the patent or intellectual property right. A license may not be available to Innovate in a timely manner or on acceptable terms, or at all. In addition, during litigation, the third-party alleging infringement could obtain a preliminary injunction or other equitable remedy that could prohibit Innovate from making, using, selling or importing its products, technologies or methods.

There generally is a substantial amount of litigation involving patent and other intellectual property rights in the industries in which Innovate operates and the cost of such litigation may be considerable. Innovate can provide no assurance that its product candidates or technologies will not infringe patents or rights owned by others, licenses to which might not be available to Innovate in a timely manner or on acceptable terms, or at all. If a third party claims that Innovate or its CMOs or component material suppliers infringe its intellectual property rights, Innovate may face a number of issues, including, but not limited to:

•	infringement and other intellectual property claims which, with or without merit, may be expensive and time consuming to litigate and may divert management’s time and attention from Innovate’s core business;
•	substantial damages for infringement, including the potential for treble damages and attorneys’ fees, which Innovate may have to pay if it is determined that the product and/or its use at issue infringes or violates the third party’s rights;
•	a court prohibiting Innovate from selling or licensing the product unless the third-party licenses its intellectual property rights to Innovate, which it may not be required to do;
•	if a license is available from the third party, Innovate may have to pay substantial royalties, fees and/or grant cross-licenses to the third party; and
•	redesigning Innovate’s products or processes so they do not infringe, which may not be possible or may require substantial expense and time.

No assurance can be given that patents do not exist, have not been filed, or could not be filed or issued, which contain claims covering Innovate’s products, product candidates or technology or those of its CMOs or component material suppliers or the use of its products, product candidates or technologies. Because of the large number of patents issued and patent applications filed in the industries in which Innovate operates, there is a risk that third parties may allege they have patent rights encompassing Innovate’s products, product candidates or technologies, or those of its CMOs or component material suppliers, or uses of its products, product candidates or technologies.

In the future, it may be necessary for Innovate to enforce its proprietary rights, or to determine the scope, validity and unenforceability of other parties’ proprietary rights, through litigation or other dispute proceedings, which may be costly, and to the extent Innovate is unsuccessful, adversely affect its rights. In these proceedings, a court or administrative body could determine that its claims, including those related to enforcing patent rights, are not valid or that an alleged infringer has not infringed its rights. The uncertainty resulting from the mere institution and continuation of any patent- or other proprietary rights-related litigation or interference proceeding could have a material and adverse effect on its business prospects, operating results and financial condition.

Risks Related to Innovate’s Industry

Innovate is subject to uncertainty relating to healthcare reform measures and reimbursement policies that, if not favorable to its products, could hinder or prevent its products’ commercial successes, if any of its product candidates are approved.

The unavailability or inadequacy of third-party payer coverage and reimbursement could negatively affect the market acceptance of its product candidates and the future revenues Innovate may expect to receive from those products. The commercial success of its product candidates, if approved, will depend in part on the extent to which the costs of such products will be covered by third-party payers, such as government health programs, commercial insurance and other organizations. Third-party payers are increasingly challenging the prices and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. If these third-party payers do not consider its products to be cost-effective compared to other therapies, Innovate may not obtain coverage for its products after approval as a benefit under the third-party payers’ plans or, even if Innovate does, the level of coverage or payment may not be sufficient to allow Innovate to sell its products on a profitable basis.

Significant uncertainty exists as to the reimbursement status for newly approved drug products, including coding, coverage and payment. There is no uniform policy requirement for coverage and reimbursement for drug products among third-party payers in the United States, therefore coverage and reimbursement for drug products can differ significantly from payer to payer. The coverage determination process is often a time-consuming and costly process that will require Innovate to provide scientific and clinical support for the use of its products to each payer separately, with no assurance that coverage and adequate payment will be applied consistently or obtained. The process for determining whether a payer will cover and how much it will reimburse a product may be separate from the process of seeking approval of the product or for setting the price of the product. Even if reimbursement is provided, market acceptance of its products may be adversely affected if the amount of payment for its products proves to be unprofitable for healthcare providers or less profitable than alternative treatments or if administrative burdens make its products less desirable to use. Third-party payer reimbursement to providers of its products, if approved, may be subject to a bundled payment that also includes the procedure of administering its products or third-party payers may require providers to perform additional patient testing to justify the use of its products. To the extent there is no separate payment for its product(s), there may be further uncertainty as to the adequacy of reimbursement amounts.

The continuing efforts of governments, private insurance companies, and other organizations to contain or to reduce costs of healthcare may adversely affect:

•	Innovate’s ability to set an appropriate price for its products;
•	the rate and scope of adoption of its products by healthcare providers;
•	its ability to generate revenue or achieve or maintain profitability;
•	the future revenue and profitability of its potential customers, suppliers and collaborators; and
•	its access to additional capital.

Innovate’s ability to successfully commercialize its products will depend in part on the extent to which governmental authorities, private health insurers and other organizations establish what Innovate believes are appropriate coverage and reimbursement for its products. The containment of healthcare costs has become a priority of federal and state governments worldwide and the prices of drug products have been a focus in this effort. For example, there have been several recent U.S. Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs, and the new US President has stated that reducing drug pricing is a priority for his administration. Innovate expects that federal, state and local governments in the United States, as well as in other countries, will continue to consider legislation directed at lowering the total cost of healthcare. In addition, in certain foreign markets, the pricing of drug products is subject to government control and reimbursement may in some cases be unavailable or insufficient. It is uncertain whether and how future legislation, whether domestic or abroad, could affect prospects for its product candidates or what actions federal, state, or private payers for healthcare treatment and services may take in response to any such healthcare reform proposals or legislation. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures reforms may prevent or limit its ability to generate revenue, attain profitability or commercialize its product candidates, especially in light of Innovate’s plans to price its product candidates at a high level.

Furthermore, Innovate expects that Congress will again attempt to pass reform measures that may be adopted in the future, including the possible repeal and replacement of the Affordable Care Act, which the Trump administration has stated is a priority. These potential courses of action are unpredictable; and the potential impact of new legislation on Innovate’s operations and financial position is uncertain, but may result in more rigorous coverage criteria, lower reimbursement, and additional downward pressure on the price Innovate may receive for an approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent Innovate from being able to generate revenue, attain profitability or commercialize its products, if approved.

Innovate expects competition in the marketplace for its product candidates, should any of them receive regulatory approval.

Larazotide Acetate has issued patents for composition of matter, method of use and its formulation in the United States, Innovate’s primary market. INN-202 has either been issued patents or is prosecuting patent applications in numerous countries outside the United States. The barrier to entry for any company developing larazotide acetate for celiac disease is very high. Innovate believes that INN-202 is the first drug entering into Phase 3 clinical trials for celiac disease. Additionally, if Innovate has the first drug approved for celiac disease, any competitor bringing any other molecule into market for celiac disease may need to license or to seek approval from Innovate for the usage of its CeD-PRO as an endpoint.

Innovate has received for Orphan Drug Designation from the FDA for INN-108. Orphan Drug Designation will provide market exclusivity in the U.S. for seven years, but only if (1) INN-108 receives market approval before a competitor using the same active compound for the same indication, (2) Innovate is able to produce sufficient supply to meet demand in the marketplace, and (3) another product with the same active ingredient(s) is not deemed clinically superior.

INN-329, secretin, has received Orphan Drug Designation from the FDA. Orphan Drug Designation will provide market exclusivity in the U.S. for seven years, but only if (1) INN-329 receives market approval before a competitor using the similar peptide for the same indication, (2) Innovate is able produce sufficient supply to meet demand in the marketplace, and (3) another product with the same active ingredient is not deemed clinically superior.

The industries in which Innovate operates (biopharmaceutical, specialty pharmaceutical, biotechnology and pharmaceutical) are highly competitive and subject to rapid and significant change. Developments by others may render potential application of any of its product candidates in a particular indication obsolete or noncompetitive, even prior to completion of its development and approval for that indication.

If successfully developed and approved, Innovate expects its product candidates will face competition. Innovate may not be able to compete successfully against organizations with competitive products, particularly large pharmaceutical companies. Many of its potential competitors have significantly greater financial, technical and human resources than Innovate, and may be better equipped to develop, manufacture, market and distribute products. Many of these companies operate large, well-funded research, development and commercialization programs, have extensive experience in nonclinical and clinical studies, obtaining FDA and other regulatory approvals and manufacturing and marketing products, and have multiple products that have been approved or are in late-stage development. These advantages may enable them to receive approval from the FDA or any foreign regulatory agency before Innovate and prevent Innovate from competing due to their orphan drug protections. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and biotechnology companies. Furthermore, heightened awareness on the part of academic institutions, government agencies and other public and private research organizations of the potential commercial value of their inventions have led them to actively seek to commercialize the technologies they develop, which increases competition for investment in Innovate’s programs. Competitive products may be more effective, easier to dose, or more effectively marketed and sold, than theirs, which would have a material adverse effect on Innovate’s ability to generate revenue.

Innovate faces potential product liability exposure and, if successful claims are brought against it, Innovate may incur substantial liability for a product or product candidate and may have to limit its commercialization. In the future, Innovate anticipates that it will need to obtain additional or increased product liability insurance coverage and it is uncertain whether such increased or additional insurance coverage can be obtained on commercially reasonable terms, if at all.

Innovate’s business (in particular, the use of its product candidates in clinical studies and the sale of any products for which it obtains marketing approval) will expose Innovate to product liability risks. Product liability claims might be brought against Innovate by patients, healthcare providers, pharmaceutical companies or others selling or involved in the use of its products. If Innovate cannot successfully defend itself against any such claims, Innovate will incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	significant costs of related litigation;
•	decreased demand for its products and loss of revenue;
•	impairment of its business reputation;
•	a “clinical hold,” suspension or termination of a clinical study or amendments to a study design;
•	delays in enrolling patients to participate in its clinical studies;
•	withdrawal of clinical study participants;
•	substantial monetary awards to patients or other claimants; and
•	the inability to commercialize its products and product candidates.

Innovate maintains limited product liability insurance for its clinical studies, but its insurance coverage may not reimburse Innovate or may not be sufficient to reimburse Innovate for all expenses or losses it may suffer. Moreover, insurance coverage is becoming increasingly expensive and, in the future, Innovate may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect itself against losses.

Innovate expects that it will expand its insurance coverage to include the sale of commercial products if it obtains marketing approval for any of its product candidates, but Innovate may be unable to obtain product liability insurance on commercially acceptable terms or may not be able to maintain such insurance at a reasonable cost or in sufficient amounts to protect Innovate against potential losses. Large judgments have been awarded in class action lawsuits based on drug products that had unanticipated side effects. A successful product liability claim or series of claims brought against Innovate, if judgments exceed its insurance coverage, could decrease its cash and adversely affect its business.

PROPOSAL NO. 1: APPROVAL OF THE MERGER AGREEMENT

The Company is asking you to approve the merger proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus.

THE MERGER

Parties Involved in the Merger

Monster Digital, Inc.

Monster develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. Monster Digital designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

After the Merger, the business currently conducted by Monster will cease to exist.

Innovate Biopharmaceuticals, Inc.

Innovate is a clinical stage biopharmaceutical company focused on developing novel therapies for autoimmune and inflammatory disorders.

Innovate’s lead drug candidate, larazotide acetate (INN-202), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. Larazotide has also received Fast Track designation from the FDA.

Innovate’s second therapeutic, INN-108, is entering Phase 2 clinical trials for the treatment of mild to moderate ulcerative colitis. INN-108 is a novel small molecule comprised of two active parts with anti-inflammatory and immunomodulatory properties coupled through an azo bond.

Monster Merger Sub, Inc.

Merger Sub is a wholly-owned subsidiary of Monster formed solely for the purpose of effecting the Merger described herein. Merger Sub was incorporated under the laws of Delaware in July 2017.

Effect of the Merger

Under the terms of the Merger Agreement, upon completion of the Merger, Merger Sub will merge with and into Innovate. Innovate will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Monster. Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster common stock determined using the exchange ratio described below in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster.

As a result of the Merger, and subject to the terms and conditions of the Merger Agreement, Innovate stockholders will control the combined company and the combined company will change the symbol for the shares of its common stock listed on the NasdaqCM to the symbol “    .”

In the event of proper termination by either the Company or Innovate, the Merger Agreement will be of no further force or effect and the Merger will be abandoned, except that if the Merger Agreement is terminated due to (i) Innovate accepting a superior proposal, Innovate will pay Monster a termination fee of $1,500,000, (ii) Monster accepting a superior proposal, Monster will pay Innovate a termination fee of $1,000,000; (iii) Nasdaq not approving the continued listing of the combined company’s common stock on the NasdaqCM, Innovate will pay Monster a termination fee of $350,000 or (iv) if Innovate or Monster otherwise terminating the Merger Agreement as described above (other than in the event of the failure of the Monster stockholders to approve the merger proposal), the other party will pay the terminating party a termination fee of $250,000.

The time at which the Merger will become effective, which we refer to as the Effective Time of the Merger, will occur upon the filing of a certificate of merger with the Secretary of State of Delaware.

Merger Consideration

The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster security holders will collectively own approximately 9% and Innovate security holders will collectively own approximately 91% of the combined company on a pro forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization, as described in the Merger Agreement.

Effect on Monster if the Merger is Not Completed

If the Merger Agreement is not approved by Monster stockholders or if the Merger is not completed for any other reason, Monster stockholders will not receive any payment or other compensation for their shares of common stock. Instead, Monster will remain an independent public company, its common stock will continue to be listed and traded on NASDAQ (assuming the Company can meet all of NASDAQ’s continued listing standards) and registered under the Exchange Act and Monster will continue to file periodic reports with the SEC.

If the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Monster’s common stock. If the Merger is not completed, Monster’s board of directors will continue to evaluate and review the Company’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not approved by Monster’s stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Monster will be offered or that Monster’s business, prospects or results of operation will not be adversely impacted.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, the price of Monster’s common stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of Monster’s common stock would return to the price at which it trades as of the date of this proxy statement.

Background of the Merger

The following is a brief discussion of the background of the negotiations that led to the entry into the Merger Agreement and related documents. These negotiations were conducted on an arm’s-length basis between representatives of Monster and Innovate.

Monster’s management explored many alternative methods to raise capital, both debt and equity, starting in the third quarter of 2016. In the first instance, its management examined the traditional possibilities available to microcap companies, including the use of an ATM or registered direct offering. Early in the process, given Monster’s stock price at the time, its management and the Board felt that these alternatives would be too dilutive, would cause its stock price to fall sharply and would result in a decrease in shareholder value.

During the following five months, Monster considered several options for financing and maximizing shareholder value. Management of Monster believed all the financing options would be extremely dilutive to existing Monster shareholders and that a significant portion of such proceeds would be used by the costs of being a public company listed on NasdaqCM.

On May 5, 2017, Monster commenced discussions to retain the Benchmark Company, LLC (“Benchmark”), as financial advisor, to assist the Board of Directors in conducting a comprehensive review of strategic alternatives. The review was focused on maximizing the value of the Company, and the possible alternatives under review may include a business combination or merger, an equity or debt financing, disposition of assets or similar alternative.

On May 7, 2017, Vincent LoPriore of Gravitas Capital approached Monster with respect to discussing a possible merger transaction with Innovate. Through Mr. LoPriore, Monster received preliminary background information regarding Innovate.

On May 8, 2017 Monster met with Benchmark to discuss potential financing options unrelated to any potential transaction with Innovate. After that meeting, Mr. Clarke, the Company’s chief executive officer, and Steve Laumas, the Executive Chairman of Innovate, met for the first time. Mr. LoPriore attended the meeting as well. During the meeting, the senior officers introduced their companies and answered questions about their respective operations and industries. This was followed up with a meeting and conference call on May 8, 2017 with a potential financier.

Monster and Innovate entered into a mutual nondisclosure agreement on May 8, 2017. Monster informed Benchmark on that date of the signing of the nondisclosure agreement.

On May 9, 2017, Innovate sent Monster a written proposal for the merger transaction, which provided that Monster equity holders would retain approximately 7.0% of the equity of the pro forma company on a fully-diluted basis.

On May 10, 2017, the Board formed a special committee consisting of the three outside Board member, Steven Barre, Robert Machinist and Christopher Miner, with Mr. Barre acting as Chairman.

Subsequently, on May 11, 2017, at a meeting at Benchmark there was discussion about the Innovate proposal. Later that day, Benchmark provided a draft of an engagement agreement for Monster in respect of potential financing as well as M&A advisory services. That agreement was finalized on May 17, 2017.

On May 26, 2017, David Clarke, the Chief Executive Officer of Monster, and the Special Committee discussed with Benchmark the merger proposal from Innovate in more detail.

On May 29, 2017, Benchmark sent the Company its comments on the Innovate merger proposal.

On June 6, 2017, the Board of Directors of Monster met and discussed with Benchmark Monster’s various strategic alternatives and resolved to move forward with negotiations regarding the Innovate merger proposal.

On June 8, 2017, Innovate sent Monster a term sheet for the merger transaction, which provided that Monster equity holders would retain approximately 9.09% of the equity of the pro forma company on a fully-diluted basis without taking into effect any financing required to be effected by Innovate prior to the closing of the Merger.

On June 9, 2017, Benchmark and the Board of Directors discussed with initial comments to the term sheet in a conference call.

On June 9, 2017, Mr. Barre and Mr. Clarke discussed the initial comments of Monster with Mr. Laumas, including the request that the fully diluted calculation of Monster shares not include any stock options or warrants.

On June 13, 2017, Monster received an initial draft of the Merger Agreement from counsel to Innovate.

On June 14, 2017, Mr. Barre and Mr. Clarke spoke with Mr. Laumas about the timing of the transaction and the desire to finalize a term sheet prior to a review of the Merger Agreement.

On June 14, 2017, Monster revised the term sheet and sent it to Innovate. The revised term sheet provided for Monster and Innovate each receiving a cash payment of $1.0 million as a termination fee in the event that the Merger did not occur and Monster receiving a termination fee of $250,000 if the combined company’s common stock was not approved for listing on the NasdaqCM.

On June 14, 2017 Monster received a revised term sheet from Innovate. Innovate’s comments relating primarily to the amount of share and cash consideration that either party would receive as a termination fee in the event that the Merger did not occur.

On June 15, 2017, Monster sent Innovate a revised term sheet converted into a more definitive letter of intent

On June 16, 2017, the Board of Directors of Monster approved the letter of intent.

On June 17, 2017, Innovate and Monster entered into a letter of intent setting forth non-binding terms of a possible structure to the merger as described above.

On June 19, 2017, Monster and Benchmark entered in an engagement agreement under which terms Monster retained Benchmark to render a written opinion as to whether the consideration to be paid by the Company in connection with the Merger is fair to Monster’s shareholders from a financial point of view.

On June 27, 2017, Monster’s counsel returned a revised Merger Agreement with comments to Innovate and in the subsequent days, counsels for Monster and Innovate, conducted negotiations on the terms and provisions of the merger agreement.

On June 29, 2017, Mr. Barre and Mr. Laumas had discussions concerning the timing of the transactions.

On June 29, 2017, Innovate’s counsel returned a revised Merger Agreement with comments to Monster, as well as a draft of the Support Agreements, and in the subsequent days, counsels for Monster and Innovate, conducted negotiations on the terms and provisions of the merger agreement.

On July 1, 2017, Monster’s counsel returned a revised Merger Agreement with comments to Innovate, such comments primarily related to limiting Innovate’s ability to sell additional convertible notes at a discount to its next round of financing and having a prohibition on insiders of Innovate having the ability to participate in any subsequent equity round of financing in Innovate to be conducted prior to the closing of the Merger at a pre-money valuation of Innovate of less than $45 million.

On July 1, 2017, representatives of Monster and Innovate, conducted negotiations on the terms and provisions of the merger agreement and agreed that a termination fee payable to Monster by Innovate for Innovate accepting a superior proposal instead of the Merger would be increased to $1.5 million and the fee in the event that the combined company’s common stock is not approved for listing on the NasdaqCM would be increased to $350,000.

On July 2, 2017, Benchmark rendered its oral opinion to the Company’s board of directors, as to the fairness of the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement is fair to the Company’s shareholders from a financial point of view

On July 3, 2017, Benchmark confirmed its oral opinion by delivery of a written opinion to the Company’s board of directors as to the fairness, as of such date and from a financial point of view, to the Company’s shareholders of the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement.

On July 3, 2017, Innovate, Monster and Merger Sub, executed the Merger Agreement and announced the Merger.

Recommendation of Monster’s Board of Directors and Reasons for the Merger

After careful consideration and consulting with our financial advisor, Benchmark, the Company’s board of directors has determined that the merger proposal are fair to and in the best interests of the Company and its stockholders and unanimously recommends that you vote or give instruction to vote FOR the merger proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the transactions contemplated thereby and recommending that Monster’s stockholders vote in favor of approval of the Merger Agreement and the transactions contemplated thereby, Monster’s board of directors, in consultation with Monster’s senior management, outside legal counsel and financial advisor, considered numerous positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby including the following material factors:

•	The aggregate value to be retained by Monster’s stockholders in the combined company further to the Merger.
•	Challenges facing Monster’s business, including the receipt of notices from NasdaqCM of the Company’s failure to satisfy a continued listing standard and the possibility that it could take a considerable period of time before the Company could increase the trading price of its common stock to $1.00 per share in order to satisfy the NASDAQ’s continued listing requirements.

•	The expected continuation of decline in Monster’s share price caused in part by the lack of substantial revenue growth in the Company’s business units.
•	The prospective risks to Monster relating to the risks and uncertainties of maintaining its growth in the highly competitive market for action sports cameras and related products and economic uncertainties over the past several years having resulted in many customers’ reassessment of the demand for such products.
•	The other strategic alternatives available to Monster, such as continuing to operate as an independent company and pursuing its strategic plan and the possibility of growing its business through acquisitions and internal growth, that the Company’s board of directors believed was less attractive than Innovate’s proposal to Monster’s stockholders under the circumstances.
•	The terms and conditions of the Merger Agreement and related transaction documents, including:
º	under certain circumstances, Monster is permitted to entertain and negotiate unsolicited alternative proposals, withdraw its recommendation with respect to the Merger Agreement or terminate the Merger Agreement, subject, in each case, to compliance with certain procedural requirements, which may include the payment of a customary break-up/termination fee;
º	the fact that the Company’s Board of Directors believed that the amount of the break-up/termination fee described above was reasonable in light of, among other matters, the benefits of the Merger to Monster’s stockholders, the typical size of such termination fees in similar transactions and the likelihood that a fee of such size would be a meaningful deterrent to alternative acquisition proposals;
º	the ability of the parties to consummate the Merger, including the fact that Innovate’s obligation to complete the Merger is not conditioned upon receipt of financing e; and
º	the requirement that the Merger Agreement be approved by the holders of a majority of the outstanding shares of Monster’s common stock.
•	The fact that Monster’s board of directors received and reviewed a written opinion from Benchmark stating that, as of the date the opinion was delivered to Monster’s board of directors, it is the opinion of Benchmark that the Merger Consideration to be paid by Monster in connection with the Merger pursuant to the Merger Agreement is fair to Monster’s shareholders from a financial point of view.
•	The fact that resolutions approving the Merger Agreement were unanimously approved by Monster’s board of directors, which is comprised of a majority of independent directors.

In the course of reaching the determinations and decisions and making the recommendation described above, Monster’s board of directors, in consultation with Monster’s senior management, outside legal counsel and financial advisor, considered the risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby, including the following material factors:

•	The possibility that the share price of the combined company could decline after the Merger, reducing the overall value proposition of the transaction.
•	The possibility that the consummation of the Merger may be delayed or not occur at all, and the adverse impact such event would have on Monster and its business.
•	The possible disruption to Monster’s business that may result from announcement of the Merger and the resulting distraction of management’s attention from the day-to-day operations of the business.
•	The potential negative effect of the pendency of the Merger on Monster’s business, including uncertainty about the effect of the proposed Merger on the Company’s employees, customers and other parties, which may impair its ability to attract, retain and motivate key personnel, and could cause customers, suppliers and others to seek to change existing business relationships with Monster.

•	That if the Merger is not consummated, Monster may be required to pay its own expenses associated with the Merger Agreement and the transactions contemplated thereby.
•	Monster’s board of directors believed that, overall, the potential benefits of the Merger to Monster’s stockholders outweighed the risks and uncertainties of the Merger.

The foregoing discussion of factors considered by Monster’s board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors. In light of the variety of factors considered in connection with its evaluation of the Merger, the board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the board of directors applied his or her own personal business judgment to the process and may have given different weight to different factors. The board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The board of directors based its recommendation on the totality of the information presented.

Opinion of Financial Advisor

Pursuant to an engagement letter dated June 19, 2017, Monster retained Benchmark as exclusive financial advisor to its board of directors in connection with the possible Merger. In connection with that engagement, Monster’s board of directors requested that Benchmark evaluate the fairness, from a financial point of view, to the shareholders of Monster of the consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement.

At Monster’s board meeting on July 2, 2017, representatives of Benchmark rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the Monster board of directors dated July 2, 2017, as to the fairness, as of such date, from a financial point of view, to the shareholders of Monster of the consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement, based upon and subject to the qualifications, assumptions and other matters considered and described in connection with the preparation of its opinion.

The full text of the written opinion of Benchmark, dated July 2, 2017, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by Benchmark in connection with its opinion is attached with the consent of Benchmark as Annex B to this document. The summary of the opinion of Benchmark set forth in this document is qualified in its entirety by reference to the full text of such written opinion.

Benchmark provided its opinion for the use, information and benefit of the Monster board of directors (solely in its capacity as such). Benchmark’s opinion is not intended to be, and does not constitute, a recommendation to the Monster board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise. Benchmark has not been requested to opine as to, and its written opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the board of directors, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of the written opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Company, Innovate or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Monster board of directors, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger or otherwise. The issuance of Benchmark’s written opinion was approved by a committee authorized to approve opinions of this nature.

In connection with the preparation of its opinion, Benchmark, among other things:

•	the draft of the Merger Agreement dated June 24, 2017, the most recent draft made available to Benchmark;
•	certain publicly available business and financial information relating to the Company that Benchmark deemed to be relevant;
•	certain information relating to the historical, current and future operations, financial condition and prospects of the Company and Innovate made available to Benchmark by the Company and Innovate, including financial projections and a pro forma balance sheet for Monster provided by the Company, and a financial model for Innovate provided by Innovate that included projected profit and loss and cash flows for the years 2017 – 2027;
•	discussions with certain members of the managements of the Company and Innovate and certain of their advisors and representatives regarding the businesses, operations, financial condition and prospects of the Company and Innovate, the Merger and related matters;
•	reviewed the current and historical market prices for certain of the Company’s publicly traded securities;
•	reviewed the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain other companies that we Benchmark deemed to be relevant in evaluating Innovate;
•	the publicly available financial terms of certain initial public offerings and transactions that we Benchmark deemed to be relevant in evaluating Innovate; and
•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

Benchmark relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Benchmark, discussed with or reviewed by Benchmark, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, managements of the Company and Innovate have advised Benchmark, and Benchmark has assumed, that the financial projections reviewed by Benchmark have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company and Innovate, and Benchmark expresses no opinion with respect to such projections or the assumptions on which they are based. Benchmark has relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company and Innovate since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Benchmark that would be material to its analyses or its written opinion, and that there is no information or any facts that would make any of the information reviewed by Benchmark incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In addition, Benchmark has relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company or Innovate, nor was Benchmark furnished with any such independent evaluations or appraisals. Benchmark’s written opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date of the written opinion. Although subsequent developments might affect Benchmark’s opinion, Benchmark does not have any obligation to update, revise or reaffirm its opinion.

Benchmark has assumed that the Merger will be consummated on terms substantially similar to those set forth in the most recent draft Agreement provided to us.

Financial Analyses

The following summarizes the financial analyses reviewed by Benchmark with the Monster board of directors at its meeting on July 2, 2017 and which were considered by Benchmark in rendering its opinion. In preparing its opinion to our board of directors, Benchmark performed a variety of analyses, including those described below. The summary of Benchmark’s analyses is not a complete description of the analyses underlying Benchmark’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Benchmark’s opinion nor its underlying analyses is readily susceptible to summary description. Benchmark arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Benchmark’s overall conclusion with respect to fairness, Benchmark did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Benchmark believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Benchmark’s analyses and opinion.

In performing its analyses, Benchmark considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Benchmark’s analyses for comparative purposes is identical to our company or the proposed Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the financial forecasts prepared by the management of our company and the implied reference range values indicated by Benchmark’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of our company. Much of the information used in, and accordingly the results of, Benchmark’s analyses are inherently subject to substantial uncertainty.

Benchmark’s opinion was only one of many factors considered by our board of directors in evaluating the proposed Merger. Neither Benchmark’s opinion nor its analyses were determinative of the Merger Consideration or of the views of our board of directors or management with respect to the Merger or the Merger Consideration. Under the terms of its engagement by our company, neither Benchmark’s opinion nor any other advice or services rendered by it in connection with the proposed Merger or otherwise, should be construed as creating, and Benchmark should not be deemed to have, any fiduciary duty to our board of directors, our company, Parent, any security holder or creditor of our company or Parent or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between our company and Parent, and the decision to enter into the Merger Agreement was solely that of our board of directors.

The following is a summary of the material financial analyses performed by Benchmark in connection with the preparation of its opinion and reviewed with our board of directors on July 2, 2017. The order of the analyses does not represent relative importance or weight given to those analyses by Benchmark. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Benchmark’s analyses.

The financial analyses performed by Benchmark derived a range of potential values for Innovate in order to calculate the implied ownership that would be attributable to the holders of Monster’s common stock based on a Monster equity value of $5.0 million, calculated using a 30-day volume-weighted average share price of $0.5431/share as of June 16, 2017, prior to the public announcement of the contemplated Merger, and then compare these implied ownership percentages to those resulting from the anticipated Merger Consideration. For purposes of its analyses, Benchmark reviewed a number of financial and operating metrics, including:

•	Total Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Selected Public Company Analysis.  Benchmark analyzed the valuation of 5 publicly-traded clinical-stage specialty pharmaceuticals and biotechnology companies listed in the US and focused on gastrointestinal diseases and disorders that it deemed relevant (the “Selected Companies”). The Selected Companies included the companies listed in the table below, none of which is identical to Innovate:

(in $ millions) Company Name	Ticker	Enterprise Value
Albireo Pharma, Inc.	ALBO-US	153.1
Ardelyx, Inc.	ARDX-US	77.7
ChemoCentryx, Inc.	CCXI-US	287.2
Protagonist Therapeutics, Inc.	PTGX-US	139.0
Synthetic Biologics, Inc.	SYN-US	62.6
Average		143.9
Median		139.0

Benchmark reviewed the mean and median Enterprise Value of the Selected Companies to derive a range of potential equity values for Innovate and then used this range of potential values for Innovate to calculate the implied ownership that would be attributable to the holders of Monster common stock based on a Monster equity value of $5.0 million Benchmark then compared these implied ownership percentages to the percentages implied by the proposed Merger Consideration. The results of the Selected Companies analysis are summarized below:

Implied Innovate Equity Value	$163,920,000	$159,000,000
Implied MSDI Ownership (%)	3.05%	3.15%

Selected IPO Analysis.  Benchmark reviewed the implied pre-money enterprise value of 7 initial public offerings (“IPO”) in the US over the last three years involving clinical-stage specialty pharmaceuticals and biotechnology companies focused either on gastrointestinal diseases or other non-oncological indications with a lead product in Phase III trials (the “Selected IPO Companies”). Pre-money enterprise value means the equity valuation of the company implied by the offering price of the company’s shares in its IPO, excluding the proceeds of the IPO, plus net debt. The Selected IPO Companies included the following, none of which is identical to Innovate:

(in $ millions) Company Name	Ticker	Enterprise Value (pre-money)
Aclaris Therapeutics, Inc.	ACRS-US	115.7
Axsome Therapeutics, Inc.	AXSM-US	135.6
Chiasma, Inc.	CHMA-US	194.3

(in $ millions) Company Name	Ticker	Enterprise Value (pre-money)
Marinus Pharmaceuticals, Inc.	MRNS-US	60.9
Neos Therapeutics, Inc.	NEOS-US	143.4
Otonomy, Inc.	OTIC-US	142.3
Protagonist Therapeutics, Inc.	PTGX-US	89.0
Average		125.9
Median		135.6

Source: FactSet; Company Filings

Benchmark reviewed the mean and median of implied pre-money enterprise values of the Selected IPO Companies to derive a range of potential enterprise values for Innovate. Benchmark then used this range to derive potential equity values for Innovate and calculate the implied ownership that would be attributable to the holders of Monster common stock based on a Monster equity value of $5.0 million. Benchmark then compared these implied ownership percentages to the percentages implied by the proposed Merger Consideration. The results of the Selected IPO Analysis are summarized below:

Implied Innovate Equity Value	$145,870,454	$155,584,293
Implied MSDI Ownership (%)	3.43%	3.21%

Precedent Transaction Analysis.  Benchmark analyzed publicly available information relating to 3 acquisitions in the last three years involving clinical-stage specialty pharmaceuticals and biotechnology companies focused on non-oncological indications with transaction values less than $500 million (the “Precedent Transactions”). The Precedent Transactions involved the following companies, none of which is identical to Innovate:

Target	Acquirer	Announcement Date	Enterprise Value (MM)
Aciex Therapeutics, Inc.	Nicox SA	02-Jul-2014	116.55
SCILEX Pharmaceuticals, Inc.	Scintilla Pharmaceuticals, Inc. (a	08-Aug-2016	70.00
Vtesse, Inc.	Sucampo Pharmaceuticals, Inc.	03-Apr-2017	200.61
		Average	129.05
		Median	116.55

Source: FactSet

Benchmark reviewed the mean and median of implied total enterprise values of the Precedent Transactions to derive a range of potential enterprise values for Innovate. Benchmark then used this range of potential enterprise values for Innovate to derive potential equity values for Innovate and calculate the implied ownership that would be attributable to the holders of Monster common stock based on a Monster equity value of $5.0 million. Benchmark then compared these implied ownership percentages to the percentages implied by the proposed Merger Consideration. The results of the Precedent Transactions Analysis are summarized below:

Implied Innovate Equity Value	$149,053,499	$136,551,040
Implied MSDI Ownership (%)	3.36%	3.66%

Discounted Cash Flow Analysis.  Benchmark estimated a range of equity values for Innovate based upon the present value of Innovate’s estimated unlevered free cash flows for fiscal years ended December 31, 2017 through December 31, 2027. Benchmark used unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital. The discounted cash flow analysis was based on the financial projections provided by Innovate. In performing this discounted cash flow analysis, Benchmark utilized discount rates ranging from 20.3% to 22.3%, which were selected based on the capital asset pricing model and the estimated weighted average cost of capital of Innovate. Consistent with the periods included in the financial projections, Benchmark used calendar year

2027 as the final year for the analysis and applied Enterprise Value/2027E Revenue multiples ranging from 1.5x to 2.5x in order to derive a range of terminal values for Innovate in 2027.

In estimating the terminal value of Innovate as a more mature revenue-generating company in 2027 as indicated by its financial projections, we reviewed the enterprise value to revenue multiples of 6 selected US-based pharmaceutical companies with annual revenues currently between $500 million and $3 billion and used a range below the median multiple of this group given Innovate’s revenue growth rate in 2027. The selected companies included the following, none of which is identical to Innovate:

(in $ millions, except multiple) Company Name	Ticker	Revenue	Enterprise Value (EV)	EV/Revenue Multiple
Acorda Therapeutics, Inc.	ACOR-US	519.6	1,023.3	1.97
Akorn, Inc.	AKRX-US	1,116.8	3,354.3	3.00
Alere Inc.	ALR-US	2,376.3	6,325.5	2.66
Lannett Company, Inc.	LCI-US	637.3	1,509.8	2.37
PAREXEL International Corporation	PRXL-US	2,446.9	4,905.5	2.00
United Therapeutics Corporation	UTHR-US	1,598.8	5,672.6	3.55
Average				2.6
Median				2.5

Source: FactSet

The resulting range of present enterprise values was adjusted by Innovate current capitalization to arrive at a range of present equity values for Innovate. This discounted cash flow analysis was based upon certain assumptions described above regarding the financial projections.

(US $)	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	—	—	—	67,446,202	217,770,296	475,853,277	681,738,497	892,213,227	945,255,304	1,001,450,732	1,060,986,978
Revenue Growth					222.9%	118.5%	43.3%	30.9%	5.9%	5.9%	5.9%
COGS	—	—	—	4,046,772	13,066,218	28,551,197	40,904,310	53,532,794	56,715,318	60,087,044	63,659,219
Royalties	—	—	—	1,686,155	5,444,257	11,896,332	17,043,462	22,305,331	—	—	—
Gross Income	—	—	—	61,713,274.6	199,259,821.0	435,405,748.3	623,790,724.8	816,375,103.0	888,539,985.5	941,363,687.6	997,327,758.9
Gross margin				91.5%	91.5%	91.5%	91.5%	91.5%	94.0%	94.0%	94.0%
Operating Expenses	12,500,000	28,650,000	26,250,000	28,278,481	100,174,336	199,858,376	218,156,319	240,897,571	255,218,932	260,377,190	270,551,679
% of sales				41.9%	46.0%	42.0%	32.0%	27.0%	27.0%	26.0%	25.5%
EBIT	(12,500,000.0)	(28,650,000.0)	(26,250,000.0)	33,434,793.9	99,085,484.8	235,547,372.0	405,634,405.8	575,477,531.6	633,321,053.5	680,986,497.4	726,776,079.6
EBIT margin				49.6%	45.5%	49.5%	59.5%	64.5%	67.0%	68.0%	68.5%
Depreciation and Amortization Other Adjustments	$(250,000)		$(1,250,000)	$(15,000,000)	$(5,000,000)		$(20,000,000)		$(50,000,000)
Adj. EBITDA	$(12,750,000.0)	$(28,650,000.0)	$(27,500,000.0)	$18,434,793.9	$94,085,484.8	$235,547,372.0	$385,634,405.8	$575,477,531.6	$583,321,053.5	$680,986,497.4	$726,776,079.6
EBITDA margin				27.3%	43.2%	49.5%	56.6%	64.5%	61.7%	68.0%	68.5%
Income Tax Expense				$7,005,222	$35,752,484	$89,508,001	$146,541,074	$218,681,462	$221,662,000	$258,774,869	$276,174,910
Capex				$674,462	$2,177,703	$4,758,533	$6,817,385	$8,922,132	$9,452,553	$10,014,507	$10,609,870
Change in Working Capital
Terminal Value											1,591,480,466
Free Cash Flow	$(12,750,000.0)	$(28,650,000.0)	$(27,500,000.0)	$10,755,110.2	$56,155,297.6	$141,280,837.9	$232,275,946.6	$347,873,937.3	$352,206,500.1	$412,197,121.1	$2,031,471,765.9
Probability of Success	64%	64%	64%	64%	64%	64%	64%	64%	64%	64%	64%
Adj. Free Cash Flow	$(8,160,000.0)	$(18,336,000.0)	$(17,600,000.0)	$6,883,270.5	$35,939,390.5	$90,419,736.2	$148,656,605.8	$222,639,319.9	$225,412,160.1	$263,806,157.5	$1,300,141,930.2

Source: Innovate

Benchmark reviewed the range of implied equity values derived in the discounted cash flow analysis to derive a range of potential values for Innovate. Benchmark then used this range of potential values for Innovate to calculate the implied ownership that would be attributable to the holders of Monster common stock based on a Monster equity value of $5.0 million. Benchmark then compared these implied ownership percentages to the percentages implied by the proposed Merger Consideration. The results of the discounted cash flow analysis are summarized below:

Implied Innovate Equity Value	$322,559,771	$438,408,793
Implied MSDI Ownership (%)	1.55%	1.14%

Other Matters.  Benchmark was engaged by our company to provide an opinion to our board of directors as to whether the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement is fair to our shareholders from a financial point of view. We engaged Benchmark based on Benchmark’s experience and reputation. Benchmark is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. For its services in rendering its opinion, we have agreed to pay a fee of $100,000 to Benchmark, which is not contingent upon either the conclusion expressed in the opinion or the consummation of the Merger, and a portion of which became payable upon the execution of Benchmark’s engagement letter and the balance of which became payable upon the delivery of Benchmark’s opinion. We have also agreed to indemnify Benchmark certain potential liabilities in connection with our services in rendering its opinion and to reimburse Benchmark for certain of its expenses incurred in connection with its engagement with the Company. Benchmark is providing other financial advisory services to the Company in connection with the Merger for which Benchmark will receive compensation that is contingent upon the successful completion of the Merger and Benchmark may seek to provide additional services to the Company and/or its affiliates and other participants in the Merger in the future for which Benchmark may receive compensation.

Independent of its engagement to provide an opinion to the Board of Directors of Monster with respect to the fairness to shareholders of the Merger Consideration to be paid by the Company in connection with the Merger, Benchmark was engaged in May 2016 to render advice with respect to strategic alternatives available to the Company. In connection therewith, Benchmark will be paid a fee of $350,000 upon the closing of the Merger.

In the ordinary course of its business, Benchmark may have actively traded the equity or debt securities of our company and may have continued to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may have then currently been stockholders of our company.

Benchmark’s opinion was provided for the use and benefit of the Monster board of directors in connection with its consideration of the Merger and only addressed the fairness, from a financial point of view, to Monster’s shareholders of the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement as of the date of the opinion, and did not address any other aspect or implication of the Merger. The summary of Benchmark’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Benchmark in preparing its opinion. However, neither Benchmark’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to any stockholder as to how such stockholder should act or vote with respect to any matter relating to the proposed Merger.

Support Agreements

In connection with their entry into the Merger Agreement, each of our executive officers and directors entered into an agreement with Innovate, which is included as Annex C to this proxy statement. The Support Agreement generally requires that each of our executive officers and directors in his capacity as a stockholder of Monster, vote all of his shares of Monster common stock in favor of the merger proposal, unless doing so would violate his fiduciary duties as an executive officer and member of the board of directors of the Company. As of the Record Date, our executive officers and directors as a group owned and were entitled to vote 1,548,601 shares of Monster common stock, representing approximately 16.4% of the outstanding shares of the Company’s common stock, all of which shares are either held of record by the said person as of the Record Date or over which he possesses voting rights and are therefore in either case subject to the Voting Agreement.

Interests of Monster’s Directors and Officers in the Merger

Besides the equity ownership of Monster detailed above and the potential issuance by the Company of convertible notes and warrants as described in Proposal No. 4 to GBS Holdings, Inc., an entity controlled by David H. Clarke, our Chief Executive Officer, and the participation by said affiliate in the warrant transaction as described in Proposal No. 6, the directors and executive officers of the Company do not have interests different than the other stockholders of Monster.

Closing and Effective Time of the Merger

We are working to complete the Merger as quickly as possible, and we expect to complete this transaction in the fourth quarter of 2017. However, Monster cannot assure you when or if the Merger will occur. The Merger is subject to stockholder approvals and other conditions, and it is possible that factors outside the control of both Monster and Innovate could result in the Merger being completed at a later time, or not at all.

Appraisal Rights

Monster stockholders do not have appraisal rights in connection with the Merger under the DGCL.

Accounting Treatment

Both Monster and Innovate prepare their financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Merger will be accounted for as a “capital transaction” for financial accounting purposes.

Regulatory Approvals Required for the Merger

The Merger and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this summary. This summary may not contain all of the information about the Merger Agreement that is important to Monster stockholders, and Monster stockholders are encouraged to read the Merger Agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the Merger Agreement and not this summary.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included in its entirety as part of this proxy statement/prospectus to provide investors with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about Monster, Innovate or Merger Sub. The Merger Agreement contains representations and warranties of Monster, Innovate and Merger Sub, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Innovate’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Monster, Innovate or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

The Merger Agreement provides for the Merger of Merger Sub with and into Innovate. As a result of the Merger, Merger Sub will cease to exist, and Innovate will continue as the surviving corporation in the Merger. After the Merger, the surviving corporation will be a direct wholly owned subsidiary of Monster, and the former Innovate stockholders will have a direct equity ownership and controlling interest in Monster.

When the Merger Becomes Effective

Pursuant to the terms of the Merger Agreement, the Merger must have been consummated by the outside date of January 3, 2018 and the Merger will become effective at such time as a certificate of merger is duly filed with the Secretary of State of Delaware, unless a later date is specified therein.

Consideration to be Received Pursuant to the Merger

Each share of Innovate Common Stock shall be converted solely into the right to receive a number of shares of Monster Common Stock equal to the exchange ratio (the “Merger Consideration”).

The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster security holders will collectively own approximately 9% and Innovate security holders will collectively own approximately 91% of the combined company on a pro forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization.

Further to the Merger Agreement, the “Exchange Ratio” means, the following ratio (with such ratio being calculated to the nearest 1/10,000 of a share): the quotient obtained by dividing (a) the Innovate Merger Shares by (b) the Innovate Outstanding Shares, in which:

•	“Aggregate Value” means (i) the Innovate Value, plus (ii) the Monster Value.
•	“Innovate Allocation Percentage” means the quotient determined by dividing (i) the Innovate Value by (ii) the Aggregate Value.
•	“Innovate Merger Shares” means the product determined by multiplying (i) the Post-Closing Monster Shares by (ii) the Innovate Allocation Percentage.
•	“Innovate Outstanding Shares” means the total number of shares of Innovate Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Innovate Common Stock basis and assuming, without limitation or duplication, (a) the exercise of all Innovate Options outstanding as of immediately prior to the Effective Time and (b) the issuance of shares of Innovate Common Stock in respect of all other options, warrants or rights to receive such shares that will be outstanding immediately after the Effective Time and are specifically listed in the calculation; provided, that, notwithstanding the foregoing, all shares of Innovate capital stock issuable upon its outstanding convertible notes as of the date of the Merger Agreement (the “Innovate Convertible Notes”), or convertible notes issued by Innovate prior to the Effective Date (the “Innovate Bridge Financing Notes”) or equity securities issued by Innovate further to an anticipated financing by Innovate prior to the Effective Date (the “Innovate Equity Financing”), and any securities into which such notes may convert, shall be excluded from such total (i.e., the Innovate Allocation Percentage and the Monster Allocation Percentage contemplated by the Exchange Ratio are intended to be determined in the absence of the Innovate Convertible Notes, Innovate Bridge Financing Notes, and the Innovate Equity Financing); provided that, if Innovate sells to any existing stockholder, holder of convertible notes or affiliate of Innovate any securities or convertible notes in the Innovate Equity Financing or the Innovate Bridge Financing that (a), in the case of capital stock sold pursuant to the Innovate Equity Financing, is priced using a pre-money valuation of Innovate of less than $45 million, or (b), in the case of Innovate Bridge Financing Notes sold in the Innovate Bridge Financing, that convert into Innovate capital stock at a conversion price that is calculated using a pre-money valuation of Innovate of less than $45 million, then the computation of Innovate Outstanding Shares shall be adjusted such that the impact of the dilution resulting from the shares of Innovate capital stock issued in such financing or note conversion, as applicable, attributable to the portion of the pre-money valuation below $45 million shall be borne by the stockholders of Innovate.
•	“Innovate Value” means $60,000,000.
•	“Monster Allocation Percentage” means the quotient determined by dividing (i) the Monster Value by (ii) the Aggregate Value.
•	“Monster Outstanding Shares” means, the total number of shares of Monster Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Monster Common Stock basis, and assuming, without limitation or duplication, (a) the exercise of each Monster Option outstanding as of the Effective Time, solely to the extent such Monster Option will not be exercised prior thereto, (b) the exercise of all Monster Warrants outstanding as of immediately prior to the Effective Time, solely to the extent such Monster Warrants will not be exercised at or prior to the Effective Time, but excluding any Monster Warrants with a per share exercise price of $5.00 or greater (as adjusted for stock splits, recapitalizations, reclassifications, or similar events), (c) the conversion of all of Monster’s outstanding convertible Indebtedness into shares of Monster Common Stock, and (d) the issuance of shares of Monster Common Stock in respect of all other options, warrants or rights to receive such shares that will be outstanding immediately after the Effective Time and are specifically listed in the calculation, but excluding any Monster Options with a per share exercise price of $5.00 or greater (as adjusted for stock splits, recapitalizations, reclassifications, or similar events).
•	“Monster Value” means (i) $6,000,000, plus (ii) the amount of Net Cash, if Net Cash is finally determined to be greater than $0, minus (iii) the amount of Net Cash (expressed as a positive), if Net Cash is finally determined to be less than $0.
•	“Net Cash” means the sum of Monster’s cash and cash equivalents minus certain identified liabilities of Monster to be assumed by Innovate further to the Merger in an amount not to exceed $2.0 million.
•	“Post-Closing Monster Shares” mean the quotient determined by dividing (i) the Monster Outstanding Shares by (ii) the Monster Allocation Percentage.

Treatment of Options

Each outstanding Innovate option shall be assumed by Monster and converted into an option to purchase Monster common stock, and Monster shall assume Innovate’s 2015 Stock Incentive Plan (the “Innovate Plan”) and the terms of the stock option agreement by which the Innovate option are evidenced. All rights with respect to Innovate Common Stock under Innovate Options assumed by Monster shall thereupon be converted into rights with respect to Monster Common Stock. The number of shares of Monster common stock subject to each Innovate option assumed by Monster shall be determined by multiplying (A) the number of shares of Innovate common stock that were subject to such Innovate option by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Monster common stock. The per share exercise price for the Monster common stock issuable upon exercise of each Innovate option assumed by Monster shall be determined by dividing (A) the per share exercise price of Innovate common stock subject to such Innovate option by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent. Any restriction on the exercise of any Innovate option assumed by Monster shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Innovate option shall otherwise remain unchanged.

Fractional Shares

No fractional shares of Innovate common stock will be issued by virtue of the Merger and any Monster stockholder entitled under the Merger Agreement to receive a fractional share of Innovate common stock will be rounded up to the next whole share.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties. These include representations and warranties of Monster and Merger Sub, subject to certain limitations, with respect to:

•	due organization, valid existence, good standing and qualifications to do business;
•	disclosure of organizational documents (including certificates of incorporation and bylaws) and compliance with the terms thereof by Monster and its subsidiaries;
•	capital structure;
•	corporate power and authority to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement and enforceability of the Merger Agreement;
•	consents and filings required for the Merger;
•	absence of conflicts caused by the Merger with organizational documents, contracts or laws;
•	compliance with any and all government permits and applicable laws;
•	accuracy of Monster’s SEC reports and financial statements since January 1, 2017;
•	disclosure, enforceability and validity of material contracts;
•	absence of undisclosed litigation or liabilities;
•	tax matters;
•	environmental matters;
•	intellectual property matters;
•	employee benefits matters;
•	labor and employment matters;
•	insurance matters;
•	written opinion from financial advisor;
•	brokers’ fees;
•	affiliate transactions; and
•	the effect of applicable takeover laws on the Merger;
•	shell status; and
•	code of ethics.

The Merger Agreement also contains customary representations and warranties of Innovate, subject to certain limitations, with respect to:

•	due organization, valid existence, good standing and qualifications to do business;
•	disclosure of organizational documents (including certificates of incorporation and bylaws) and compliance with the terms thereof by Innovate and its subsidiaries;
•	capital structure;
•	corporate power and authority to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement and enforceability of the Merger Agreement;
•	consents and filings required for the Merger;
•	absence of conflicts caused by the Merger with organizational documents, contracts or laws;
•	compliance with any and all government permits and applicable law;

•	absence of undisclosed litigation and liabilities;
•	tax matters;
•	environmental matters;
•	intellectual property matters;
•	employee benefits matters;
•	labor and employment matters;
•	insurance matters;
•	the effect of applicable takeover laws on the Merger; and
•	brokers’ fees;

Additional Agreements

The Merger Agreement contains certain other agreements of the parties including, among other things, that:

•	Monster shall conduct the Spin-Off immediately prior to the closing of the Merger;
•	Monster and Innovate shall cooperate in preparing and promptly cause to be filed with the SEC this proxy statement;
•	Monster and Innovate will consult with one another before issuing any public release or otherwise making any public statements about the Merger, and will not release any such public release (including public filings with the SEC) without prior consent of the other party (which consent shall not be unreasonably conditioned, withheld or delayed) subject to certain exceptions;
•	Monster and Innovate will promptly notify one another of the occurrence or non-occurrence of any event that, individually or in the aggregate, would make the timely satisfaction of certain conditions of the Merger Agreement (set forth below in “Merger Agreement — Conditions of the Merger”) impossible or unlikely;
•	Monster and Innovate shall cooperate in taking all actions necessary so that upon closing of the Merger, the combined company’s’ common stock will be authorized for listing on NASDAQ;

Certain Fees and Expenses

At or prior to closing of the Merger, each of Monster and Innovate shall pay in full their respective financial advisor, outside legal counsel and accountants for any fees and expenses incurred in connection with the Merger.

The estimated fees and expenses* incurred or expected to be incurred by Monster in connection with the Merger are as follows:

Monster’s Financial Advisor’s Fees and Expenses	$350,000
Finder’s fee payable to Vincent LoPriore	100,000
Legal Fees	400,000
Accounting Fees	50,000
Printing and Mailing Costs	20,000
SEC Filing Fees	14,177
Miscellaneous	15,823
Total	$950,000

*	All fees and expenses, other than SEC filing fees, are estimates.

The estimate for legal fees set forth in the table above does not include any amounts attributable to any future litigation challenging the Merger.

Closing Conditions of the Merger

The obligations of the parties to consummate the transactions contemplated by the Merger Agreement are subject to the following conditions:

Conditions to Each Party’s Obligations

Monster’s and Innovate’s respective obligations to complete the Merger are subject to the satisfaction or waiver of various conditions, including the following:

•	Stockholder Approval. Monster stockholders holding a majority of the outstanding shares of Monster’s common stock having approved the merger proposal;
•	No Injunction, Restraint or Litigation. The absence of any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree or legal requirement, or any injunction by any United States or state court or United States governmental body prohibiting, restraining or enjoining the completion of the Merger; and
•	NASDAQ Listing. The shares of the combined company’s common stock shall have been authorized for listing on the NasdaqCM;

Conditions to Monster’s Obligations

Monster’s obligations to complete the Merger are also subject to various conditions, including the following:

•	Innovate’s representations and warranties in the Merger Agreement being true and correct to the extent set forth in the Merger Agreement;
•	material compliance by Innovate with the covenants and obligations as to the extent set forth in the Merger Agreement;
•	receipt of all required consents, approvals, authorizations, permits, actions, or notifications; and
•	receipt of certificates executed by an officer of Innovate that the aforementioned conditions have been satisfied.

Conditions to Innovate’s Obligations

Innovate’s obligation to complete the Merger is also subject to various conditions, including the following:

•	Monster’s and Merger Sub’s representations and warranties in the Merger Agreement being true and correct to the extent set forth in the Merger Agreement;
•	material compliance by Monster and Merger Sub with their covenants and obligations as to the extent set forth in the Merger Agreement;
•	Monster shall have timely filed with the SEC all reports and other documents required to be filed;
•	delivery of Monster’s financial advisor’s written opinion as to the fairness to Monster’s shareholders of the Merger Consideration to be paid by the Company in connection with the Merger pursuant to the Merger Agreement; and
•	receipt of certificates executed by an executive officer of Monster that the aforementioned conditions have been satisfied.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of the Company and Innovate, duly authorized, or by mutual action of their respective boards of directors;

•	by either the Company or Innovate if the transactions contemplated by the Merger Agreement are not consummated on or before January 3, 2018, provided that the right to terminate will not be available to any party whose failure to fulfill any material obligation was the cause of or resulted in the failure of the transactions contemplated by the Merger Agreement to be consummated by such date;
•	by either the Company or Innovate if any governmental authority shall have enacted, issued, promulgated, enforced or entered any order, law, rule regulation, judgment, injunction, decree or ruling which has become final and nonappealable, and which permanently restrains, enjoins or otherwise prohibits the Merger;
•	by either the Company or Innovate if the other party has breached any of its covenants, agreements or representations and warranties (and has not cured its breach within 15 days of the giving of notice of such breach);
•	by Monster if the required Innovate’s stockholders shall not have been obtained at or prior to 11:59 PM (local time) on the date that is one (1) Business Day prior to the date of the Special Meeting;
•	by either Monster or Innovate if the Merger has not been approved at the Special Meeting (or any adjournment or postponement thereof) ; provided, however, that the right to terminate the Merger Agreement shall not be available to Monster where the failure to obtain the required Monster stockholder vote has been caused by the action or failure to act of Monster or Merger Sub and such action or failure to act constitutes a material breach by Monster or Merger Sub of the Merger Agreement;
•	by Innovate if the Monster board of directors approves or recommends to its stockholders an alternative transaction, or resolves to do so, or enters into any letter of intent or similar binding document or any agreement accepting an alternative proposal or (ii) withdraws, modifies or changes its recommendation of the Merger; or by the Company if its board of directors receives a superior offer and enters into a binding agreement in connection therewith.; or
•	by Monster if the Innovate board of directors approves or recommends to its stockholders an alternative transaction, or resolves to do so, or enters into any letter of intent or similar binding document or any agreement accepting an alternative proposal or (ii) withdraws, modifies or changes its recommendation of the Merger; or by the Company if its board of directors receives a superior offer and enters into a binding agreement in connection therewith.

Termination Fees

In the event of proper termination by either the Company or Innovate, the Merger Agreement will be of no further force or effect and the Merger will be abandoned, except that if the Merger Agreement is terminated due to (i) Innovate accepting a superior proposal, Innovate will pay Monster a termination fee of $1,500,000, (ii) Monster accepting a superior proposal, Monster will pay Innovate a termination fee of $1,000,000; (iii) Nasdaq not approving the continued listing of the combined company’s common stock on the NasdaqCM, Innovate will pay Monster a termination fee of $350,000 or (iv) if Innovate or Monster otherwise terminating the Merger Agreement as described above (other than in the event of the failure of the Monster stockholders to approve the merger proposal), the other party will pay the terminating party a termination fee of $250,000.

Effect of Termination

In the event of termination of the Merger Agreement prior to the Effective Time in accordance with the terms of the Merger Agreement, the Merger Agreement will become void, and there shall be no liability or further obligation on the part of Monster, Innovate or Merger Sub other than:

•	the payment of fees a described above under “Merger Agreement — Termination Fees”;

•	the parties’ mutual obligations with respect to confidentiality and public announcements, which survive termination, under the terms of the Merger Agreement; and
•	liability arising out of fraud or material and intentional breach of any provision of the Merger Agreement.

No Solicitation of Other Offers by Monster or Innovate

Under the terms of the Merger Agreement, subject to certain exceptions described below, each of Monster and Innovate has agreed that it and its officers and directors will not (and that it will use commercially reasonable efforts to ensure that its representatives will not) directly or indirectly initiate, solicit or knowingly encourage or facilitate any inquiries or the making of any acquisition proposal, or engage in any negotiations concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to, an acquisition proposal.

However, if either Monster or Innovate receives an unsolicited bona fide written acquisition proposal, it may withdraw or modify its approval of the Merger Agreement if:

•	its board of directors determines in good faith, after consultation with its financial advisors, that the proposal constitutes a “Superior Offer;” and
•	its board of directors determine in good faith that, in light of the Superior Offer, the withdrawal or modification of the Monster’s board of directors’ approval is required to comply with the board’s fiduciary duties or the DGCL.

Amendments, Extensions and Waivers

At any time before the Effective Time, by means of a written instrument executed by both parties, each of Monster and Innovate may:

•	extend the time for the performance of any obligations or other acts of the other party;
•	waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and
•	waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement, subject to the requirements of applicable laws.

THE SUPPORT AGREEMENTS

The following summary describes certain material provisions of the definitive Support Agreements entered into by Innovate and each of our executive officers and directors and is qualified in its entirety by reference to the form of Support Agreement, a copy of which is attached hereto as Annex C and incorporated herein by reference. This summary may not contain all of the information about the Support Agreements that is important to Monster stockholders, and Monster stockholders are encouraged to read the Support Agreement carefully in its entirety. The legal rights and obligations of the parties are governed by the specific language of the Support Agreement and not this summary.

In connection with entry into the Merger Agreement, Innovate and each of our officers and directors entered into the Support Agreements. The Support Agreements generally requires that each of our officers and directors,, in his capacity as a stockholder of Monster, vote all of his shares of Monster common stock in favor of the Merger, unless doing would violate his fiduciary duties as an executive officer and member of the board of directors of the Company. As of the Record Date, our officers and directors as a group were entitled to vote 1,548,601 shares of Monster common stock, representing approximately 16.4% of the outstanding shares of the Company’s common stock, all of which shares are either held of record by each such personas of the Record Date or over which he possesses voting rights and are therefore in either case subject to the Support Agreements.

INFORMATION WITH RESPECT TO INNOVATE

INNOVATE BUSINESS

Overview

Innovate is a clinical-stage biopharmaceutical company developing novel therapies for autoimmune and inflammatory disorders. Innovate’s lead program, larazotide acetate (larazotide or INN-202), is entering Phase 3 registration trials and has the potential to be the first-to-market therapeutic for celiac disease, an unmet medical need, which effects an estimated 1% of the North American population or approximately 3 million individuals. Celiac patients have no treatment alternative other than a strict lifelong adherence to a gluten-free diet (GFD), which is difficult to maintain and can result in a lack in nutrients. Additionally, current FDA labeling standards allow up to 20 parts per million of gluten in GFD-labelled foods, which can be sufficient in many patients to cause celiac symptoms, including abdominal pain, cramping, bloating, gas, headaches, ataxia, “brain fog” and fatigue. Long-term sequelae of celiac disease include non-Hodgkin lymphoma, osteoporosis and anemia. Innovate’s second clinical program, INN-108, is in development for the treatment of mild-to-moderate ulcerative colitis (UC), an inflammatory bowel disease (IBD) with more than 1.25 million people affected in the major markets.

Innovate is led by an executive management team and board of directors that have held senior positions at leading pharmaceutical and biotechnology companies and that possess substantial experience across the spectrum of drug discovery, development and commercialization. Innovate’s CEO co-founded two successful biotechnology companies which were acquired by biotech and large pharmaceutical companies. Innovate’s medical and regulatory team conducted the Phase 2b trial for larazotide and have managed multiple other large scale clinical trials with successful New Drug Application (NDA) submissions and approvals. Members of Innovate’s board of directors have played key roles at Johnson & Johnson, Bristol-Myers Squibb, and AstraZeneca. One of Innovate’s directors was a co-founder of Salix Pharmaceuticals, the largest gastroenterology-focused company that was acquired for $16 billion in 2015.

Larazotide is an 8-amino acid synthetic peptide orally administered as a capsule which has been tested in more than 500 celiac patients with proven safety and efficacy in clinical trials. The FDA has granted larazotide Fast Track Designation for celiac disease. Larazotide’s proven safety profile is due to its lack of systemic absorption into the blood circulation which allows it to act locally in the small bowel. Additionally, larazotide has a first-in-class mechanism of action (MoA) as a tight junction regulator. Pre-clinical studies showed larazotide causes a reduction in permeability across the epithelial barrier, making it the only drug known to Innovate which is in clinical trials with this MoA. Increased intestinal permeability is a MoA which underlies several other diseases, including Crohn’s disease, irritable bowel syndrome (IBS) and non-alcoholic steatohepatitis (NASH), among others (Figure 1). Innovate is engaging in academic collaborations to expand larazotide’s clinical indications with a shorter time to clinical proof-of-concept due to larazotide’s safety profile and exposure in more than 800 subjects.

Chronic Kidney
Disease
(CKD)
Nonalcoholic
Steatohepatitis
(NASH)
Necrotizing
Enterocolitis
(NEC)
LARAZOTIDE
Crohn's Disease
Proven in animal model
Environmental
Enteric Dysfunction
(EED)
Ulcerative Colitis
(colonic delivery)
Irritable Bowel Syndrome - Diarrhea
(IBS-D)

Figure 1: Larazotide acetate's MoA is applicable to multiple other diseases.

With the release of the Phase 2b trial data in 342 patients as a late-breaker presentation at the 2014 Digestive Disease Week (DDW), larazotide became the first and the only drug for the treatment of celiac disease (published data) yet to meet its primary endpoint with statistical significance. The Phase 2b data showed clinically meaningful and statistically significant (p=0.022) reduction in abdominal and non-GI (headache) symptoms. After a successful End-of-Phase 2 meeting with the FDA, which confirmed the regulatory path forward to approval, Innovate is preparing to launch the Phase 3 registration program later this year with topline pivotal data expected by 2019.

For celiac patients, larazotide is being investigated as an adjunct to a GFD for patients who continue to experience symptoms despite following a GFD. As a result of the difficulty of maintaining a gluten-free lifestyle due to access to and cost of gluten-free foods, contamination from gluten and social pressures, more than half the celiac population experiences multiple, potentially debilitating symptoms per month. A recent study from the UK indicates that more than 70% of patients diagnosed with celiac disease consume gluten either intentionally or inadvertently (Hall et al. 2013). In academic studies and proprietary market research, there is a clear need for a therapeutic for this large and growing population.

Innovate’s second drug candidate, INN-108, is in development for the treatment of mild-to-moderate UC. It is an oral tablet that uses an azo-bonded pro-drug approach linking mesalamine to 4-APAA (approved as Actarit in Japan in 1994 for the treatment of rheumatoid arthritis) and is entering a proof-of-concept Phase 2 trial in 2018, after having completed a successful Phase 1 trial demonstrating safety at currently approved doses of mesalamine. The azo-bond protects INN-108 from the low pH in the stomach, allowing it to transit to the colon where the UC lesions are primarily located (Figure 2). In the colon, the azo bond is broken enzymatically, leading to mesalamine and 4-APAA releasing and having a synergistic anti-inflammatory effect. Although the majority of patients present with mild-to-moderate UC, which can progress to severe UC, the focus of drug development has been in moderate-to-severe UC with little innovation or drug development for mild-to-moderate UC. The mainstay of treatment for mild-to-moderate UC remains various oral reformulations of mesalamine or 5-ASA (5-amino salicylic acid) such as Shire’s Lialda (approved 2007) and Pentasa (approved 1993), Allergan’s Asacol HD (approved 2008) and Valeant/Salix’s Apriso (approved 2008).

Innovate also owns the global rights to INN-329, a proprietary formulation of secretin, a peptide hormone which is used to improve visualization in magnetic resonance cholangiopancreatography (MRCP) procedures. Secretin is a 27-amino acid long hormone which rapidly stimulates release of pancreatic secretions, thus improving visualization of the pancreatic ducts during imaging procedures. Secretin has also been tested in a variety of central nervous system conditions such as autism, though currently approved only for pancreatic function testing and imaging with endoscopic retrograde cholangiopancreatography (ERCP).

Innovate is based in Raleigh, North Carolina, was incorporated under the laws of North Carolina under the name “GI Therapeutics, Inc.” in 2012, and changed its name when it converted to a Delaware corporation in 2014.

Innovate’s Strategy

Innovate’s goal is to become a leading biopharmaceutical company by developing novel therapeutics that have the potential to transform current treatment paradigms for patients and to address unmet medical needs. Innovate is currently pursuing the development of oral drugs for autoimmune and inflammatory diseases that target established biological pathways. The critical components of Innovate’s strategy are as follows:

•	Advance larazotide for celiac disease into Phase 3 clinical trials. Innovate’s immediate priority is to initiate the Phase 3 trials for larazotide for the treatment of celiac disease. Innovate had a successful End-of-Phase 2 meeting with the FDA in 2017. With the guidance and agreement reached with the FDA, Innovate plans to initiate its Phase 3 trials by the end of 2017.
•	Advance INN-108 for ulcerative colitis into a proof-of-concept Phase 2 trial. Innovate is currently developing the plans to initiate the proof of concept Phase 2 trials for INN-108 for the treatment of ulcerative colitis. INN-108 will be initially developed for mild-to-moderate ulcerative colitis in adults.
•	Leverage and protect Innovate’s existing intellectual property portfolio and secure patents for additional indications. Innovate intends to continue to expand its intellectual property protection strategy, grounded in securing composition of matter patents and method of use patents for newer indications. Innovate plans to develop newer formulations for the product candidates for other indications and improved performance of existing indications.
•	Seek Partnerships to Commercialize Late Stage Pipeline Drugs. With large addressable markets, such as celiac disease, Innovate plans to seek out partners with established presence and a history of successful commercialization.
•	In-license additional intellectual property and pipeline drugs to expand Innovate’s presence in the treatment of autoimmune and inflammatory diseases. In addition to broadening its current pipeline through indication expansion, Innovate plans to explore expansion of its product pipeline through strategic partnerships and product acquisitions, as it did in 2016 through its in-licensing of larazotide, Alba Therapeutics, Inc.’s celiac program. Future pipeline expansion decisions will be based on the unmet medical needs within the gastrointestinal disease area including, but not limited to, celiac disease and ulcerative colitis, the commercial opportunity, and the ability to rapidly develop and commercialize a product candidate.
•	Out-license Innovate’s non-core assets/indications and establish research collaborations. Innovate continually reviews its internal research priorities and therapeutic focus areas and may decide to out-license non-core assets/indications that arise from current and future available data. Innovate may seek research collaborations that leverage the capabilities of its core assets in order to monetize and expand upon the breadth of opportunities that may be uniquely accessible through its drug candidates.
•	Leverage the expertise of Innovate’s management team and network of scientific advisors and key opinion leaders. Innovate is led by a strong management team with deep experience in drug development, collaborations, operations, and corporate finance. Innovate’s team has been involved in a broad spectrum of R&D activities leading to successful outcomes, including FDA approvals and drug launches. Innovate will continue to leverage the collective experience and talent of its management team, network of leading scientific experts, and key opinion leaders (KOLs) to strategize and implement its development and eventually its commercialization strategy.
•	Outsource capital intensive operations. Innovate plans to continue to outsource capital intensive operations, including most clinical development and all manufacturing operations of its product candidates in order to facilitate the rapid development of its pipeline by using high quality specialist vendors and consultants in a capital efficient manner.

Innovate’s Product Pipeline

Innovate’s current pipeline is focused on two clinical stage assets, one for celiac disease and one for ulcerative colitis. Innovate continues to leverage additional proof-of-concept work for larazotide to expand into additional indications, including irritable bowel syndrome (IBS) and inflammatory bowel disease (IBD). The following table summarizes key information about Innovate’s pipeline product candidates to date (Table 1):

Larazotide (INN-202) for Celiac Disease

Larazotide has been developed for the treatment of celiac disease and has successfully completed a Phase 2b trial showing clinically meaningful and statistically significant reduction in abdominal and non-GI (headache) symptoms. Innovate is planning to launch a Phase 3 trial later this year.

Larazotide is an orally administered, locally acting, non-systemic, synthetic 8-amino acid, first in class tight junction regulator being investigated as an adjunct to a gluten-free diet in celiac disease patients who still experience persistent GI symptoms despite being on a gluten-free diet (Figure 3). Due to its lack of absorption into the bloodstream, larazotide has a safer profile than most drugs, which is also an advantage for a chronically dosed lifetime medication.

The larazotide drug product is enteric coated (EC) drug product and formulated as enteric-coated multiparticulate beads filled into hard gelatin capsules for oral delivery. The enteric coating is designed to allow the bead particles to bypass the stomach and release larazotide upon entry into the small intestine (duodenum). A mixed bead formulation is used to allow partial release of larazotide upon entry into the duodenum and release of the remaining larazotide approximately 30 minutes later. In clinical trials, larazotide has been dosed 15 minutes before meals allowing time for its effect in the small bowel before exposure to gluten.

Larazotide’s Mechanism of Action

In research studies supportive of the mechanism of action, larazotide has been shown to stimulate recovery of mucosal barrier function via the regulation of tight junctions both in vitro and in vivo, including in the celiac disease mouse model (Gopalakrishnan, 2012; Gopalakrishnan, 2012). In doing so, it is proposed that larazotide reduces the signs and symptoms associated with celiac disease.

In several autoimmune diseases, this increased intestinal permeability or paracellular leakage allows increased exposure to a triggering antigen and a consequent inflammatory response, the characteristics of which are determined by the particular disease and the genetic makeup of the individual. A new paradigm for autoimmune disease is that there are three contributing factors to the development of disease:

1.	A genetically susceptible immune system that allows the host to react abnormally to an environmental antigen;
2.	An environmental antigen that triggers the disease process; and
3.	The ability of the environmental antigen to interact with the immune system.

Larazotide inhibits tight junction opening triggered by both gluten and inflammatory cytokines, thus reducing uptake of gluten. Larazotide disrupts the intestinal permeability-inflammation loop, and reduces symptoms associated with celiac disease.

The Intestinal Barrier, Tight Junctions, and Intestinal Permeability

The intestine is the largest interface between a person and his or her environment, and an intact intestinal barrier is essential in maintaining health. An important function of the intestinal barrier is to regulate the trafficking of macromolecules between the environment and the host. Together with gut-associated lymphoid tissue (GALT) and the neuroendocrine network, the intestinal epithelial barrier controls the equilibrium between tolerance and immunity to non-self antigens. When the finely tuned trafficking of macromolecules is dysregulated, both intestinal and extra-intestinal autoimmune disorders can occur in genetically susceptible individuals (Figure 4).

Transcellular fluxes (through the cell membrane) allow nutrients and small molecules to enter the cell from the luminal side of the intestine and exit on the serosal side (internal milieu). Paracellular fluxes (between cells) in contrast are limited by size and charge constraints imposed by the tight junctions between epithelial cells. The paracellular pathway is the key regulator of intestinal permeability to larger more complex macromolecules that may be immunogenically significant.

Intestinal epithelial cells adhere to each other through junction complexes. The tight junction, also referred to as zonula occludens, represents the major barrier to diffusion within the paracellular space between intestinal cells. Multiple proteins that make up the tight junction have been identified including occludin, claudin family members, and junctional adhesion protein (JAM). These interact with cytosolic proteins (ZO-1, ZO-2, and ZO-3) that function as adaptors between the tight junction proteins and actin and myosin contractile elements within the cell. Acting together, they open and close the paracellular junctions between cells. It is now apparent that tight junctions are dynamic structures that are involved in developmental, physiological, and pathological processes.

The role of tight junction dysfunction in the pathogenesis of autoimmune diseases is under active investigation. Many autoimmune populations have increased intestinal permeability and it is believed that this may play a fundamental role in the development of autoimmunity. In susceptible populations, the opening of tight junctions between intestinal epithelial cells may lead to exposure to oral antigens via paracellular transport and a consequent autoimmune response. A wide range of gastrointestinal and systemic inflammatory diseases are associated with abnormal intestinal permeability including celiac disease, type 1 diabetes, inflammatory bowel diseases (Crohn’s disease and ulcerative colitis), and ankylosing spondylitis.

Summary of Key Clinical Trials using Larazotide in Celiac Disease

Larazotide has been administered to humans in seven (7) clinical trials. These include three Phase 1 trials: (two trials in healthy subjects and a Phase 1b proof of concept (PoC) trial in subjects with celiac disease), two (2) Phase 2 gluten challenge studies in subjects with controlled celiac disease, and additionally two (2) Phase 2 trials in subjects with active celiac disease (Table 2). After demonstrating safety in the Phase 1 studies, larazotide was tested to explore which endpoint would be suitable for celiac disease. After looking at permeability changes in the gut, which turned out to be highly variable in a large trial setting, and then mucosal healing, which likely requires a longer-term study, symptom reduction showed the most consistent and reliable reduction both in a gluten challenge and a “real-life” trial. Importantly, after exposure in more than 800 subjects, the safety profile of larazotide remained similar to placebo due to its lack of absorption into the bloodstream — a critical advantage for a chronically dosed drug.

Trial	Clinical Trial	No. of Subjects
-001	Phase 1: Single Escalating Doses in Healthy Volunteers	24
-002	Phase 1b: Multiple Dose POC in Celiac Patients – Gluten Challenge	21
-003	Phase 1: Multiple Escalating Dose in Volunteers	24
-004	Phase 2a: Multiple Dose POC in Celiac Patients Gluten Challenge 2 weeks	86
-006	Phase 2b: Dose Ranging, in Celiac Patients Gluten Challenge, 6 weeks	184
-011	Phase 2b: POC and Dose Ranging in Active Celiac Patients	105
-06B	Phase 2b: Similar to -006, in Celiac Patients	42
-012	Phase 2b: Multiple dose in Celiac patients with Symptoms on a GFD	342

Table 2: Significant drug exposure in more than 800 subjects in multiple clinical trials consistently showed a solid safety profile similar to placebo, which is a critical advantage for chronic lifetime administration.

Clinical Trial (‘006) Results Revealed Key Insight into Symptom Reduction as a Primary Endpoint

A Phase 2b study with a gluten challenge (CLIN1001-006) was conducted in 184 subjects with well-controlled celiac disease on a GFD. Subjects were randomized to one of four treatment groups, (placebo, 1 mg, 4 mg, or 8 mg larazotide) and asked to take treatment 15 minutes prior to each meal (TID). Nine hundred (900) mg of gluten was taken with each meal. Subjects remained on their GFD throughout the duration of the trial. The trial results revealed key insight into how to move the program forward by focusing on reduction of symptoms. The 1-mg dose prevented the development of gluten-induced symptoms as measured by GSRS (a patient-reported outcome (PRO) devised and validated by AstraZeneca), and all drug treatment groups had lower anti-transglutaminase antibody levels than the placebo group. Results of pre-specified secondary endpoints suggest that larazotide reduced antigen exposure as manifested by reduced production of anti-tTG levels and immune reactivity towards gluten and gluten-related gastrointestinal symptoms in subjects with celiac disease undergoing a gluten challenge.

Clinical Trial (‘012) Met the Primary Endpoint with Statistical Significance (CeD-GSRS/CeD PRO)

The purpose of the ‘012 study was to assess the efficacy (reduction and relief of signs and symptoms of celiac disease) of 3 different doses of larazotide (0.5 mg, 1 mg, and 2 mg TID) versus placebo for the treatment of celiac disease in adults as an adjunct to a GFD. Larazotide or placebo which was administered TID, 15 minutes prior to each meal. After a screening period, subjects were asked to continue following their current GFD diets into a placebo-run in phase for 4 weeks after which they were randomized to drug versus placebo. Subjects maintained an electronic diary capturing: daily symptoms celiac disease patient reported outcome (CeD-PRO), weekly symptoms (CeD-GSRS), bowel moments (BSFS), and a self-reported daily general well-being assessment (Figure 5).

The primary endpoint of average on-treatment CeD GSRS score throughout the treatment period was met at the 0.5 mg TID dose. In addition, a number of pre-specified secondary and exploratory endpoints, such as symptomatic days and symptom-free days, collectively demonstrated that a dose of 0.5 mg TID was superior to placebo and higher doses of larazotide. No difference was observed between the two higher dose levels (1 and 2 mg TID) or placebo, suggesting a narrow dose range around the 0.5mg dose which seems to correlate with pre-clinical data.

p = 0.022
30%
20%
10%
0%
28.6%
14.3%
Treatment Effect
14.3%
Placebo
0.5 mg TID
Trial powered to 80%

Figure 6: RESPONDER Rate Analysis: Larazotide is the only celiac drug to meet its primary endpoint with statistical significance with a clinically meaningful improvement in the CeD PRO (celiac disease patient reported outcome), a copyrighted, and an FDA-agreed upon primary endpoint for Phase 3.

Source: Gastroenterology 2015; 148:1311–1319; p. 1315

The CeD PRO, a copyrighted PRO created for specifically for celiac disease and wholly owned by Innovate, showed a statically significant (p=0.022) result with a treatment effect of 14.3% (drug responder rate minus placebo responder rate). Although, there are no celiac drugs approved as a comparator, the treatment effect was greater than several other GI dugs approved for irritable bowel syndrome (IBS) and chronic idiopathic constipation (CIC) which use a similar clinical trial design and have GI/abdominal symptoms similar to celiac disease (Figure 7).

Larazotide
INN-202
Xifaxan
Viberzi
Linzess
amitiza
Drug Effect
28.6%
Treatment Effect
14.3%
Placebo Effect
14.3%
41%
10%
31%
Target 1
550 mg TID
41%
9%
32%
Target 2
550 mg TID
25%
8%
17%
Study 1
100 mg
30%
14%
16%
Study 2
100 mg
12.1%
7%
5.1%
Trial 1
290 mcg
12.7%
9.7%
3%
Trial 2
290 mcg
13.8%
6%
7.8%
Amitiza 0431
8 mcg BID
13.8%
6%
7.8%
Amitiza 0432
8 mcg BID
Drug Effect
Treatment Effect
Placebo Effect

Figure 7: Treatment effect of larazotide acetate from the Phase 2b trial ('012) compared to approved IBS/CIC drugs with varying treatment effects mostly in the mid to high single digit range.

Source: Gastroenterology 2015; 148:1311 1319; p. 1315 and FDA Drug Labels

Clinical Path Forward to Phase 3 Trials

After a successful End-of-Phase 2 meeting with the FDA, agreements were reached on the key aspects of the Phase 3 trials. The FDA agreed on using the previously validated CeD PRO as the primary endpoint with two doses of larazotide which bracket the range of efficacy in previous trials. Two Phase 3 trials with a size of about 450 patients each would allow for more than a 90% power to replicate the Phase 2b trial results. Most other criteria such as inclusion, exclusion, site selection/coordination will remain the same as the ‘012 Phase 2b trial. One of the leading causes of Phase 3 trial failure is toxicity which appears when drugs are tested in larger populations and in the case of larazotide, this risk is diminished due to larazotide’s lack of systemic absorption into the blood circulation.

About Celiac Disease

Celiac disease is a genetic autoimmune disease triggered by the ingestion of gluten-containing foods such as wheat, barley, and rye. Individuals with celiac disease have increased intestinal permeability, commonly referred to as a “leaky” gut. This allows macromolecules that normally remain on the luminal side of the intestine to pass through to the serosal side through tight junctions via paracellular diffusion (Figure 8). In the case of celiac disease, this permeability may allow gluten break-down products, the triggering antigens of celiac disease, to reach gut-associated lymphoid tissue (GALT), initiating an inflammatory response. Celiac disease is characterized by chronic inflammation of the small intestinal mucosa that may result in diverse symptoms, malabsorption, atrophy of intestinal villi, and a variety of clinical manifestations.

Large Population — Unmet Need (no drug approved); Serious Long-Term Sequelae

Celiac disease affects an estimated 1% of the Western population (Dubé, 2005). Currently, there are no therapeutics available to treat celiac disease, and the current management of celiac disease is a life-long adherence to a gluten-free diet. Changes in dietary habits are difficult to maintain, and foods labeled as gluten-free can still contain small amounts of gluten (up to 20 ppm per FDA labeling standards). Dietary compliance is imperfect in a large fraction of patients (Rostom, 2006) and difficult to adhere to on an ongoing basis (Green, 2007). In a recent survey conducted in the United Kingdom non-adherence to the gluten-free diet was found to be as high as 70% (Hall, 2013).

There are serious long-term consequences to exposure to gluten in patients with celiac disease, including the risk of developing osteoporosis, stomach, esophageal, or colon cancer, and T cell lymphoma (Green 2003, Green 2007) (Figure 9). The continuous GI symptoms often result in significant morbidity with a substantial reduction in quality of life. In addition, not all patients respond to a gluten-free diet. Patients with known celiac disease can continue to have or re-develop symptoms despite being on a gluten-free diet (Rostom 2006). This suggests a need for a therapeutic agent for the treatment of celiac disease (Green, 2007; Hall, 2013).

Celiac disease represents a unique model of an autoimmune disorder in that the following elements are known:

1.	The triggering environmental factor is glutenin or gliadin, the proline and glycine rich glycoprotein fractions of gluten;
2.	There is a close genetic association with HLA haplotypes DQ2 and/or DQ8; and
3.	A highly specific humoral autoimmune response occurs.

Genetics of Celiac Disease

The high incidence of celiac disease in first degree relatives of celiac patients (10 – 15%) and high concordance rate in monozygotic twins (80%) suggest a strong genetic component. Gliadin deamidation by tissue transglutaminase (tTG) enhances the recognition of gliadin peptides by human leukocyte antigen (HLA) DQ2 and DQ8 T cells in genetically predisposed subjects, which in turn may initiate the cascade of autoimmune reactions responsible for mucosal destruction. This interaction implies that gliadin and/or its breakdown peptides in some way cross the intestinal epithelial barrier and reach the lamina propria of the intestinal mucosa where they are recognized by antigen-presenting cells. The enhanced paracellular permeability of individuals with celiac disease would allow passage of macromolecules through the paracellular spaces with resulting autoimmune inflammation. There is a strong genetic predisposition to celiac disease, with major risk associated with HLA DQ2 (approximately 95% of celiac disease patients) and HLA-DQ8 (approximately 5% of celiac disease patients). The prevalence of celiac disease in the U.S. is estimated to be approximately 1%; however approximately 30% of the general U.S. population is HLA DQ2 positive (Figure 10), indicating that additional factors are involved in the development of celiac disease.

In celiac disease, an inflammatory reaction occurs in the intestine that is characterized by infiltration of immune cells in the lamina propria and epithelial compartments with chronic inflammatory cells and progressive architectural changes to the mucosa. Both adaptive and innate branches of the immune system are involved. The adaptive response is mediated by gluten-reactive CD4+ T cells in the lamina propria that recognize gluten-derived peptides when presented by the HLA class II molecules DQ2 or DQ8. The CD4+ T cells then produce pro-inflammatory cytokines such as interferon gamma. This results in an inflammatory cascade with the release of cytokines, anti-tTG antibodies, T cells, and other tissue-damaging mediators leading to villous injury and crypt hyperplasia in the intestine. Anti-human tissue transglutaminase (anti-tTG) antibodies are also produced, which form the basis of serological diagnosis of celiac disease.

Anti-tTG Antibodies: Highly Sensitive and Specific Blood-based ELISA Diagnostic Test

The current approach for diagnosis of celiac disease, is to use anti-tissue transglutaminase-2 (tTG-2) antibody tests as an initial screen with definitive diagnosis from biopsy of the small intestine mucosa. The diagnosis of celiac disease is confirmed by demonstration of characteristic histologic changes in the small intestinal mucosa, which are scored based on criteria initially put forth by Marsh and later modified. In 2012, the European Society of Pediatric Gastroenterology, Hepatology, and Nutrition (ESPGHAN) Guidelines allowed symptomatic children with serum anti-tTG antibody levels 10 times upper limit of normal (ULN) to avoid duodenal biopsies after positive HLA test and serum anti-endomysial antibodies (EMAs). It’s likely with further improvement in diagnostic testing, the guidelines will expand to include adults in the EU and eventually in the US as well, making it easier to quickly and cost effectively screen the broader population.

The need for multiple clinical and laboratory findings to diagnose celiac disease makes monitoring of disease progression difficult. International guidelines give standardized definitions and criteria for the diagnosis of celiac disease, however there are not clear standards for follow-up and monitoring of treatment. This is particularly true for celiac patients diagnosed as adults, who respond differently and less completely to a GFD than do celiac patients diagnosed as children. It is not clear who should perform follow-up of patients with celiac disease and at what frequency but the American College of Gastroenterology suggests that an annual follow-up seems reasonable. Recommendations for monitoring disease progression include assessing symptoms and dietary compliance, and repeating serology tests. Markers of celiac disease progression and improvement that are both validated and provide a timely assessment of disease activity are lacking.

Role of Tissue Transglutaminase in Celiac Disease

anti-tTG-2 antibodies are produced in the small-intestinal mucosa (Picarelli et al. 1996), where they can bind tTG-2 present in the basement membrane and around blood vessels and form deposits characteristic of the disease. tTG-2 has been implicated in a variety of human disorders including several neurodegenerative conditions and cancer. Transglutaminases (TGs) were first discovered in the 1950s and are a family of enzymes which catalyze Ca2+-dependent post-translational modification of proteins. Of the seven isoforms discovered so far all share the same basic four-domain tertiary structure, with minor variations, although their catalytic mechanism is conserved, resembling that of the cysteine proteases. tTGs cause transamidation, esterification, and hydrolysis; all of which lead to post-translational modifications in the target proteins. Characteristically, tTG’s mediate selective protein cross-linking by forming covalent isopeptide linkages between two target proteins. The resulting cross-linked products in many cases have high molecular masses and are unusually resistant to proteolytic degradation and mechanical strain as in the case of gliadin fragment in celiac disease which are able to pass thru the leaky paracellular pathway from the lumen to the lamina propria, where the immune cells reside and are then activated.

Gliadin fragments, in addition to being rich in proline, also have high glutamine content, which makes them suitable substrates for tTG-2, which targets glutamine residues. For augmented DQ2/8 binding, the conversion of glutamine residues to glutamic acid is catalyzed by tTG-2 as a deamidation reaction. After deamidation, the gliadin peptides become highly negatively charged in key anchor positions, thereby increasing their affinity to the HLA molecules. CD4+ T cells recognize the deamidated gliadin peptides bound to the HLA DQ2 or DQ8 molecules by their T cell receptors, thus activating intestinal inflammation leading to villous atrophy.

Gluten and Food Labeling

Gluten is a complex molecule contained in several grains such as wheat, rye and barley. Gluten can be subdivided into two major protein subgroups according to their solubility in alcohol and aqueous solutions. These subclasses consist of gliadins, soluble in 40 – 70% ethanol and glutenins which are large, polymeric molecules insoluble in both alcohol and aqueous solutions. The gliadins and glutenins can be further subdivided into groups according to their molecular weight. Glutenins can be subdivided into low and high molecular weight proteins, while the gliadin protein family contains α-, β-, ϒ- and |gq- types. Both glutenins and gliadins are characterized by a high amount of prolines (20%) and glutamines (40%) that protect them from complete degradation in the gastrointestinal tract and make them difficult to digest. Currently 31 nine-amino acid peptide sequences in the prolamins of wheat and related species have been defined as being celiac toxic or celiac “epitopes.” These epitopes are located in the repetitive domains of the prolamins, which are proline and glutamine-rich, and the high levels of proline make the peptide resistant to proteolysis. In addition, the prolamin-reactive T cells also recognize these epitopes to a greater extent when specific glutamine residues in their sequences have been deamidated to glutamic acid by tTG-2. The immunodominant sequence after wheat challenge corresponds to a well-characterized 33 residue peptide from α — gliadin, “33-mer”, that is resistant to gastrointestinal digestion (with pepsin and trypsin) and was initially identified as the major celiac toxic peptide in the gliadins.

The FDA only finalized a standard definition of “gluten-free” in August 2013. As of August 5, 2014, all manufacturers of FDA-regulated packaged food making a gluten-free claim must comply with the guidelines outlined by the FDA (www.fda.gov/gluten-freelabeling). A “gluten free” claim still allows up to 20 ppm of gluten which leads to more than 100mg/day up to 500 mg/day of gluten exposure. Due to presence of gluten in foods, beer/liquor, cosmetics and household products, exposure is virtually impossible to completely avoid and with cross-contamination celiac patients cannot avoid exposure to gluten and therefore symptoms are more frequent than expected.

Non-GI Manifestations of Celiac Disease and Co-Morbidities

CNS	Endocrine	Oncology/Heme	Skin	Other
Headaches	Type 1 Diabetes	Enteropathy- associated T-cell lymphoma (EATL)	Dermatitis herpetiformis	Rheumatoid arthritis (RA)
Gluten ataxia	Autoimmune thyroid	Anemia	Alopecia areata	Reduced bone density
Peripheral neuropathies	Addison’s disease		Vitiligo	Sjogren’s syndrome

Table 3: Diseases associated with celiac disease

Headache, Gluten Ataxia: Nervous System Manifestation of Celiac Disease

The association between celiac disease and neurologic disorders has been supported by numerous studies over the past 40 years. While peripheral neuropathy and ataxia have been the most frequently reported neurologic extra-intestinal manifestations of celiac disease a growing body of literature has established headache as a common presentation of celiac disease as well. The exact prevalence of headache among patients ranges from about 30% to 6% (Lebwohl, 2016).

Dermatitis herpetiformis: Skin Manifestation of Celiac Disease

Dermatitis herpetiformis (DH) is an inflammatory cutaneous disease characterized by intensely pruritic polymorphic lesions with a chronic-relapsing course, first described by Duhring in 1884. DH’s only treatment is a strict lifelong GFD, for achieving and maintaining a permanent control. It appears in around 25% patients with CD, at any age of life, mainly in adults and is a very characteristic clinical presenting symptom.

Non-alcoholic steatohepatitis (NASH)

NASH is a very common disorder (up to 25%) in the general population though its incidence is elevated 6-fold in celiac patients. Recently, it has been suggested that NASH is associated with increased gut permeability caused by disruption of intercellular tight junctions in the intestine allowing lipopolysaccharide (LPS) from bacteria to pass into the portal circulation to the liver. Explosive growth in the market for NASH therapeutics is expected according to GlobalData across the seven major markets of the U.S., France, Germany, Italy, Spain, the UK, and Japan, with such market set to grow to around $25.3 billion by 2026.

Enteropathy-associated T-cell lymphoma (EATL): High Mortality Rate and Unmet Need

Cancer associated with celiac disease occurs in about 2% – 3% of the celiac population, with the most common representing approximately  2/3 of the cases, being Enteropathy-associated T-cell lymphoma (EATL). EATL effects approximately 1% of the celiac population. EATL is an intestinal tumor of intraepithelial T lymphocytes found throughout the small intestines and increased in number in celiac disease. Intestinal intraepithelial α-β T-cells, in various stages of transformation, are thought to be the normal-cell counterpart for EATL. Currently there are no standardized treatment regimens and surgery and/or radiation maybe indicated depending on tumor bulk and spread followed by anthracycline-containing chemotherapy such as CHOP is often used. Relapses after CHOP or CHOP-like chemotherapy occur 1 – 60 months from diagnosis in |mf80% of responsive patients, with a mortality of 85% due to progressive disease or complications.

Refractory Celiac Disease

Refractory celiac disease is clinically defined as the persistence of pathologic changes in the intestine consistent with celiac disease despite a strict gluten-free diet for more than 12 months. These pathologic changes include increased intraepithelial lymphocytes, villous atrophy, and crypt hyperplasia. Cases of refractory celiac disease are commonly divided into two types:

•	Type I refractory celiac disease — These lesions typically show no atypia in the intraepithelial lymphocytes, normal surface T cell receptor, CD3 and CD8 expression by intraepithelial T lymphocytes and a polyclonal pattern on T cell receptor gene rearrangement studies.
•	Type II refractory celiac disease — These lesions also have no atypia in the intraepithelial lymphocytes, but demonstrate a loss of surface T cell receptor, CD3, or CD8 expression and may have a monoclonal T cell receptor gene rearrangement.

The clinical significance of refractory celiac disease type is incompletely understood. While type I refractory celiac disease is unlikely to progress to EATL, type II may be a precursor lesion to EATL. Imaging with computed tomography, positron emission tomography, and video capsule endoscopy may help to identify cases of refractory celiac disease that have progressed to EATL.

Type I Diabetes Mellitus

Celiac disease is overrepresented in type 1 diabetes (T1DM), which shares a mutual genetic predisposition with celiac disease; both diseases are associated with the HLA class II genes (HLA-DQB1) on chromosome 6p21 (Smyth et al. 2008). The incidence of celiac disease is increased by 8 to 10-fold in the T1DM population versus the overall population incidence. In fact, T1DM patients with the HLADQ2/8 haplotype are also positive for anti-tTG antibodies, an established highly sensitive test for celiac disease.

The association of Human Leukocyte Antigens (HLA) with type 1 diabetes was first reported in the 1970s. Classical HLA molecules are cell-surface proteins that bind and present peptide antigens for recognition by the T cell receptor (TCR). The shape of the peptide binding groove and charges within it determine the type of peptides which bind to a given HLA and the combination then activates the TCR and in celiac disease leads to the intestinal-inflammatory loop causing villous atrophy and in T1DM causing destruction of the insulin secreting pancreatic β- cells.

In addition to the genetic link, several studies over the past two decades have implicated a leaky or damaged intestinal barrier leading to passage of toxins and/or viruses as a potential causative factor in T1DM. (Vaarala, 2008). Increased intestinal permeability, also common to celiac disease, and reports of gliadin activated lymphocytes trafficking to the pancreas lead to a link amongst autoimmunity, intestinal permeability, intestinal inflammation and potential role of gliadin. A growing body of evidence also suggests the beneficial effects of a GFD (for patients with concomitant celiac disease) may actually protect against the long-term complications of T1DM. such as retinopathy, nephropathy and others. Heretofore, until larazotide, no drug, to Innovate’s knowledge, with a MoA to decrease intestinal permeability has advanced into clinical trials and with its established safe profile as an oral capsule, a targeted exploratory clinical study could help further elucidate the role of intestinal permeability as a therapeutic mode laity for T1DM as well.

Non-Celiac Gluten Sensitivity: Large Growing Patient population with Celiac Symptoms

Non-celiac gluten sensitivity (NCGS) is a syndrome diagnosed in patients with symptoms that respond to removal of gluten from the diet, after celiac disease and wheat allergy have been excluded. NCGS patients lack the villous atrophy of the small intestine, yet biopsies show reduced numbers of T-regulatory cells, which may indicate that the innate immune system is involved. Anti-tTG antibodies are not elevated in NCGS as in celiac disease which is another key difference between the two diseases. Anti-gliadin antibodies (AGA) may be an indicator of NCGS as up to 50% of such patients presenting to gastroenterologists have detectable circulating levels, primarily of IgG AGA.

The “classical” presentation of NCGS is a combination of GI symptoms including abdominal pain, bloating, bowel habit abnormalities (either diarrhea or constipation), and extra-intestinal symptoms such as “brain fog,” depression, headache, fatigue, and leg or arm numbness. NCGS has been described in the literature since the 1980s and is distinct from celiac disease, however, both share symptomatic relief from a GFD, implying benefit from preventing gluten from passing through the epithelial barrier is beneficial.

Other Indications using Larazotide’s Mechanism of Action

Larazotide for Crohn’s Disease: IL-10 Knockout Mouse Model.

The effect of larazotide on disease attenuation in an IL-10 knockout mouse study was studied (Arrieta, 2009). Larazotide was placed in the drinking water of the mice at a low dose (0.1 mg/ml) or high dose (1.0 mg/ml) during the period from 4 to 17 weeks of age. Results were compared to wild type mice, IL-10 knockout mice with no treatment, and IL-10 knockout mice treated with probiotics. Intestinal and colonic permeability was significantly reduced in the high dose larazotide treatment group, but not in the untreated IL-10 knockout group. Larazotide treatment caused a reduction in all tissue markers of colonic inflammation (IFNϒ and TNFα) and in histological inflammation.

Larazotide for Environmental Enteric Dysfunction (EED): Positive in vitro Data; Potential for Priority Review Voucher

Environmental Enteric Dysfunction (EED) is a rare pediatric tropical disease in the US and Europe, however, more than 165 million children in developing countries in Africa and Asia suffer from it. As per section 524 of the Federal Food, Drug, and Cosmetic Act (FD&C) Act, EED would likely fall under “Current List of Tropical Disease” number ‘S’, thus making a drug approved for EED in the US eligible for a Priority Review Voucher (PRV). PRV’s save time to approval for a drug and can be sold to a large pharma company. The most recent PRV sale by Sarepta Therapeutics, Inc. last year to Gilead Sciences, Inc. yielded $125 million to Sarepta.

The histological presentation of EED is very similar to celiac disease with villous atrophy and chronic inflammation of the small bowel and the pathogenesis of EED is linked to increased intestinal permeability. We have tested Larazotide against some of the pathogens commonly found in EED (unpublished) and found positive in vitro results which will need to be confirmed in animal models before starting a clinical trial in EED.

INN-108: Mild-to-Moderate Ulcerative Colitis

INN-108 is in development for mild-to-moderate ulcerative colitis (UC) and is expected to enter a proof-of-concept Phase 2 trial in 2018 after a successful Phase 1 trial demonstrating safety at currently approved doses of mesalamine. UC is an inflammatory bowel disorder (IBD) that affects more than 1.25 million people in the major markets and is characterized by inflammation and ulcers in the colon and rectum. UC is a chronic disease that can be debilitating and sometimes lead to life-threatening complications. While poorly understood, a multitude of environmental factors and genetic vulnerabilities are thought to lead to the dysregulation of the immune response via a defective epithelial barrier. Although the majority of patients present with mild-to-moderate UC which can progress to severe UC, the focus of drug development has been in moderate-to-severe UC with little innovation or drug development for mild-to-moderate UC. The mainstay of treatment for mild-to-moderate UC remain various oral reformulations of mesalamine or 5-ASA (5-amino salicylic acid) such as Shire’s Lialda (approved 2007) and Pentasa (approved 1993), Allergan’s Asacol HD (approved 2008) and Valeant/Salix’s Apriso (approved 2008).

INN-108 uses an azo-bonded pro-drug approach linking mesalamine to 4-APAA. Mitsubishi Pharma developed 4-APAA as Actarit in Japan which was approved in 1994 for rheumatoid arthritis. IBD drugs were all originally approved for rheumatoid arthritis (RA), from the oldest 5-ASA, sulfasalazine, to the latest biologics, Humira and Enbrel. 4-APAA has more than two decades of safety data as a standalone drug and has a MoA which is differentiated from mesalamine though the ultimate effect for both is anti-inflammatory (Figure 11). Taken orally as a tablet, the azo-bond protects INN-108 from the low pH in the stomach, thus allowing it to transit to the colon where the UC lesions are located. In the colon, the azo bond is broken enzymatically leading to the release of mesalamine and 4-APAA which have a synergistic anti-inflammatory effect. With the addition of 4-APAA, which is not approved in the U.S. or EU, to the already approved mesalamine, the synergistic effect could lead to superior clinical efficacy over the currently approved oral mesalamines.

INN-108: UC Animal Model Data Shows Synergy between 4-APAA and Mesalamine

The effects of chronic treatment with INN-108 on Clostridium difficile toxin A — induced colitis of the colon is shown in Figure 12. Orally administered INN-108 was significantly more potent than sulfasalazine or 4-APAA alone (McVey, 2005).

Normal
Toxin A
INN-108
1 mg/kg
10 mg/kg
100 mg/kg
Sulfasalizine
1 mg/kg
10 mg/kg
100 mg/kg

Figure 12: A rat UC model using toxin A induced colitis as the insult leads to sloughing of the colonic epithelium with increasing doses. Using sulfasalazine vs. INN-108 to protect against the toxin A injury, showed INN-108 was significantly more potent that sulfasalazine.

Source: McVey DC et al. Digestive Diseases and Sciences. 2005 Mar 1;50(3):565-73.

INN-108 Clinical Development Pathway

After completing a Phase 1 study with 24 subjects, safety was established with dosing of mesalamine and 4-APAA at 2 grams each for a total of 4 grams TID. The typical dose of the various approved mesalamine formulations range from 1.5g to 2.4g per day, thus INN-108’s mesalamine content is within the established approved dose range. The addition of 4-APAA is thought to improve the efficacy above mesalamine, which would allow INN-108 to be used either after or instead of current mesalamines. In a Phase 2 trial, Innovate plans to compare INN-108 to mesalamine seeking to demonstrate a greater clinical effect than mesalamine alone.

Ulcerative Colitis: Lack of Innovation in New Drug Development for Past Several Decades

Conventional therapies broadly inhibit mechanisms involved in the inflammatory process and are commonly used to effectively treat patients experiencing a mild-to-moderate form of the disease. For mild-to-moderate UC, oral mesalamine has an established efficacy and safety profile; however, gastroenterologists cite the need for new therapies for mild-to-moderate UC.

Patients who do not respond to mesalamine are eventually transitioned to biologics. The primary targets for biologics have been to control the immune response and inflammatory cascade, by inhibiting or downregulating molecules such as TNF-α, NF-|gkB, IL-1β and IFN1-ϒ. We believe INN-108 bridges the gap between mesalamine and biologics by its mechanism of action of both inhibiting the inflammatory process as well as down-regulating the cytokines.

Branded mesalamine formulations didn’t face any generics and have been a profit generator until July 2017, when Zydus Cadila launched the first generic of Shire’s Lialda. Within weeks generic Lialda grabbed about 40% unit market share as per IMS. This rapid generic penetration would be expected over time for the remaining mesalamines as well. Thus, if INN-108 shows improved efficacy over mesalamine, it could convert branded mesalamines, some generics as well as steroids/AZA/6-MP and early use of biologics. INN-108 could offer a more cost effective and more efficacious profile than mesalamines and avoid or delay the need for high-cost biologics (Figure 13).

Surgery
Biologics
Anti-TNFs
AZA/6-MP
Methotrexate
Steroids
Budesonide-MMX
Branded
Branded ASAs
Branded Mesalamines
Mild to Moderate UC
Most patients are mild to moderate.
Branded 5-ASAs go generic *
Payors will put pressure on biologic pricing in spite of biosimilars.
Surgery
Biologics
Anti-TNFs
AZA/6-MP
Methotrexate
Steroids
Budesonide-MMX
Generics
Generic Mesalamines
COSTS ($)
INN-108 Opportunity
COSTS ($)

Source: Adapted from Danese S, Siegel CA, Peyrin-Biroulet L. Integrating budesonide-MMX into treatment algorithms for mild-to-moderate ulcerative colitis. Alimentary pharmacology & therapeutics. 2014 May 1;39(10):1095-103.

*The first generic launch of a branded mesalamine was by Zydus Cadila on July 19, 2017 of Shire's Lialda

Figure 13: INN-108's market opportunity improved over mesalamine without the side effects from Steroids/AZA/6-MP

About Ulcerative Colitis

UC is a chronic intermittent relapsing inflammatory disorder of the large intestine and rectum. While poorly understood, a multitude of environmental factors and genetic vulnerabilities are thought to lead to the dysregulation of the immune response via a defective epithelial barrier. As a result, chronic inflammation and ulceration of the colon occurs. UC is specific to the colon and affects only the mucosal lining of the colon. Common symptoms of UC include diarrhea, bloody stools, and abdominal pain. The majority of patients are intermittent in their disease course, in that they experience a relapse among periods of remission. However, some patients experience only a single episode of the disease prior to maintaining remission whereas other patients are chronically symptomatic and may require a proctocolectomy to treat their condition.

History of Drug Development in Mild-to-Moderate Ulcerative Colitis

The original compound used in UC was sulfasalazine (Azulfidine), a conjugate of 5-ASA linked to sulfapyridine by an azo bond, which is split into the two molecules by bacterial azoreductases in the colon. The 5-ASA component or mesalamine is the active therapeutic moiety of sulfasalazine, with sulfapyridine thought to have little if any therapeutic effect. Sulfapyridine, however, is the cause of most of the significant adverse side effects of sulfasalazine.

This led to the development of other 5-ASA preparations utilizing azo chemistry to deliver high concentrations of mesalamine or 5-ASA to the colon by preventing early absorption of the drug in the small intestine. Such preparations include olsalazine (Dipentum), consisting of two molecules of 5-ASA bonded together by an azo bond, and balsalazide (Colazal), consisting of 5-ASA azo bonded to an inert carrier (4-aminobenzoyl-β-alanine). The efficacy of these newer oral forms of 5-ASA is comparable to that of sulfasalazine, but they are better tolerated. However, some side effects persist which prevent wider use. In each of these preparations, the only active moiety is mesalamine or 5-ASA, an anti-inflammatory agent.

INN-329

INN-329 is a proprietary formulation of secretin, a peptide hormone which is used to improve visualization in a magnetic resonance MRCP procedures. Secretin is a 27-amino acid long hormone which rapidly stimulates release of pancreatic secretions, thus improving visualization of the pancreatic ducts during imaging procedures. Secretin has also been tested in a variety of central nervous system conditions such as autism, though currently approved only for pancreatic function testing and imaging with endoscopic retrograde cholangiopancreatography (ERCP). The currently marketed synthetic secretin, approved by the FDA in 2004, is not approved by the FDA or the EMEA for Secretin-MRCP (S-MRCP) procedures. Innovate acquired the assets of secretin from Repligen Corporation in December 2014.

MRCP has been used for more than 20 years as a non-invasive tool for imaging pancreatic ducts. With the addition of secretin, pancreatic secretions are increased leading to significantly improved visualization of the pancreatic ducts for detection of abnormalities, including pancreatic cancer. The gold standard for pancreatic duct imaging had been ERCP, an expensive and invasive procedure with complications such as pancreatitis (3 – 5%), bleeding (1 – 2%), perforation (1%), infection (1 – 2%) and death (1/250). More than a half-million ERCP procedures are performed annually in the US and as the role of ERCP diminishes for screening, it will further the need for approval of secretin for S-MRCP. Innovate expects to repeat a Phase 3 trial with a partner, if and when secured, as per previous discussion with the FDA to look at improvement in visualization of the pancreatic duct via MRCP with and without secretin.

Innovate’s Intellectual Property

Innovate strives to protect the proprietary technology that it believes is important to its business, including its product candidates and its processes. Innovate seeks patent protection in the United States and internationally for its products, their methods of use, and processes of manufacture and any other technology to which Innovate has rights, as appropriate. Additionally, Innovate has licensed the rights to intellectual property related to certain of its product candidates, including patents and patent applications that cover the products or their methods of use or processes of manufacture. The terms of the licenses are described below under the heading “Licensing Agreements.” The patent families related to the intellectual property covered by the licenses include 29 U.S. patents and 107 foreign patents with expirations dates ranging from 2018 to 2035. Innovate also relies on trade secrets that may be important to the development of its business.

Innovate’s success will in part depend on the ability to obtain and maintain patent and other proprietary rights in commercially important technology, inventions and know-how related to its business, the validity and enforceability of its patents, the continued confidentiality of its trade secrets as well as its ability to operate without infringing the valid and enforceable patents and proprietary rights of third parties. Innovate also relies on continuing technological innovation and in-licensing opportunities to develop and maintain its proprietary position.

Innovate cannot be sure that patents will be granted with respect to any of its pending patent applications or with respect to any patent applications it may own or license in the future, nor can Innovate be sure that any of its existing patents or any patents it may own or license in the future will be useful in protecting its technology and products. For this and more comprehensive risks related to Innovate’s intellectual property, please see “Risk Factors — Risks Related to Innovate’s Intellectual Property.”

CeD PRO: Copyrighted Primary Endpoint for Celiac Disease Tested in a Successful Clinical Trial

The patient reported outcome (PRO) primary end point for celiac disease (CeD PRO). was developed based on FDA guidance and is copyrighted. Innovate believes that if larazotide is the first approved drug for celiac disease, the CeD PRO will become part of the drug label creating another barrier to entry for potential competitors. Any company seeking to develop a drug for celiac disease would either have to spend the same amount of time and money to develop their own PRO or would be required to license the CeD PRO from Innovate.

Strategic Collaborations and License Agreements

Innovate has entered into collaboration agreements with several academic institutions and other contract research organizations to investigate pre-clinical studies for the use of its drug candidates in potential other indications or to further broaden its understanding of its current indications.

Licensing Agreements

License with Alba Therapeutics Corporation

In February 2016, Innovate entered into a license agreement (the “Alba License”) with Alba Therapeutics Corporation (“Alba”) to obtain an exclusive worldwide license to certain intellectual property relating to larazotide and related compounds.

Innovate’s initial area of focus for this asset relates to the treatment of celiac disease. This program is now referred to as INN-202 by Innovate. The license agreement gives Innovate the rights to (i) the patent families owned by University of Maryland, Baltimore (UMB) and licensed to Alba, (ii) the patent families (ALB-015, ALB-062, and ALB-065) are owned by Alba Therapeutics Corporation, and (iii) one patent family (ALB-030) that is jointly owned. In connection with the Alba License, Innovate also entered into a sublicense agreement with Alba under which Alba sublicensed the UMB patents to Innovate (the “Alba Sublicense”).

As consideration for the Alba License, Innovate agreed to pay a one-time, non-refundable fee at the time of execution and set payments upon the achievement of certain milestones in connection with the development of the product, including the dosing of the first patient in the Phase 3 clinical trial, acceptance and approval of the New Drug Application, the first commercial sale, and the achievement of certain net sales targets. The last milestone payment is due upon the achievement of annual net sales of INN-202 in excess of $1.5 billion. Upon the first commercial sale of INN-202, the license becomes perpetual and irrevocable. The term of the Alba Sublicense extends until the earlier of (i) the termination of the Alba License, (ii) the termination of the underlying license agreement, or (iii) an assignment of the underlying license agreement to Innovate. After Innovate makes the first milestone payment after the dosing of the first patient in the Phase 3 clinical trial and is able to demonstrate sufficient financial resources to complete the trial, Innovate has the exclusive option to purchase the assets covered by the license. During the term of the Alba License, Alba has the right to sell the covered assets to Innovate upon delivering a notice to Innovate of such intent.

License with Seachaid Pharmaceuticals, Inc.

In April 2013, Innovate entered into a license agreement (the “Seachaid License”) with Seachaid Pharmaceuticals, Inc. (“Seachaid”) to further develop and commercialize the licensed product, the compound known as APAZA. This program is now referred to as INN-108 by Innovate.

The license agreement gives Innovate the exclusive rights to (i) commercialize products covered by the patents owned or controlled by Seachaid related to the composition, formulation or use of any APAZA compound in the territory that includes the U.S., Canada, Japan, and most countries in Europe, and (ii) use, research, develop, export and make products worldwide for the purposes of such commercialization.

As consideration for the Seachaid License, Innovate agreed to pay a one-time, non-refundable fee at the earlier of the time Innovate met certain financing levels or 18 months following the execution of the agreement and set payments upon the achievement of certain milestones in connection with the development of the product, filing of the New Drug Application, the first commercial sale, and the achievement of certain net sales targets. There are future royalty payments based on achieving sales targets, and Innovate is required to pay Seachaid a portion of any sublicense revenue. The royalty payments continue for each licensed product and in each applicable country until the earlier of (i) the date of expiration of the last valid claim for such products to expire or (ii) the date that one or more generic equivalents if such product makes up 50 percent or more of sales in the applicable country. The term of the Seachaid License extends on a product-by-product and country-by-country basis until the expiration of the royalty period for the applicable product in the applicable country.

Asset Purchase Agreement

In December 2014, Innovate entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of secretin for the pancreatic imaging market and MRCP) procedures. This program is now referred to as INN-329 by the Innovate. As consideration for the Asset Purchase Agreement, Innovate agreed to make a non-refundable cash payment on the date of the agreement and future royalty payments consisting of a percentage of annual net sales, with the royalty payment percentage increasing as annual net sales increase. The royalty payments are made on a product-by-product and country-by-country basis and the obligation to make the payments expires with respect to each country upon the later of (i) the expiration of regulatory exclusivity for the product in that country or (ii) ten years after the first commercial sale in that country. The royalty amount is subject to reduction in certain situations, such as the entry of generic competition in the market.

Manufacturing and Supply

Innovate contracts with third parties for the manufacturing of all of its product candidates, including INN-108, INN-202 and INN-329 for pre-clinical and clinical studies, and intends to continue to do so in the future. Innovate does not own or operate any manufacturing facilities and Innovate has no plans to build any owned clinical or commercial scale manufacturing capabilities. Innovate believes that the use of contract manufacturing organization (CMOs) eliminates the need to directly invest in manufacturing facilities, equipment and additional staff. Although Innovate relies on contract manufacturers, its personnel and consultants have extensive manufacturing experience overseeing CMOs.

As Innovate furthers its molecules Innovate will consider secondary or back-up manufacturers for both active pharmaceutical ingredient and drug product manufacturing. To date, Innovate’s third-party manufacturers have met the manufacturing requirements for the product candidates in a timely manner. Innovate expects third-party manufacturers to be capable of providing sufficient quantities of Innovate’s product candidates to meet anticipated full-scale commercial demands but Innovate has not assessed these capabilities beyond the supply of clinical materials to date. Innovate currently engages CMOs on a “fee for services” basis based on Innovate’s current development plans. Innovate plans to identify CMOs and enter into longer term contracts or commitments as Innovate moves its product candidates into Phase 3 clinical trials.

Innovate believes there are alternate sources of manufacturing that have been and could be engaged and enabled to satisfy its clinical and commercial requirements, however Innovate cannot guarantee that identifying and establishing alternative relationships with such sources will be successful, cost effective, or completed on a timely basis without significant delay in the development or commercialization of Innovate’s product candidates. All of the vendors used by Innovate conduct their operations under current Good Manufacturing Practices, or cGMP, a regulatory standard for the manufacture of pharmaceuticals.

Commercialization

Innovate owns exclusive rights to all three of its product candidates in the United States and all other major markets, including Japan and the European Union. Innovate plans to pursue regulatory approvals for its products in the United States and the European Union, and may independently commercialize these products in the United States. In doing so, Innovate may engage with strategic partners to help implement optimal sales and promotion activities.

Innovate’s commercialization strategy will target key prescribing physicians including specialists such as gastroenterologists, as well as provide patients with support programs to ensure product access. Outside of the United States, Innovate plans to seek partners to commercialize its products via out-licensing agreements or other similar commercial arrangements.

Competition

The pharmaceutical industry is highly competitive and characterized by intense and rapidly changing competition to develop new technologies and proprietary products. Innovate’s potential competitors include both major and specialty pharmaceutical companies worldwide.

The competitive landscape in celiac disease is currently limited due to lack of significant past R&D investments and lack of recognition and education around the disease. To Innovate’s knowledge, there are no late stage competitors entering Phase 3 clinical trials or any who have successfully completed Phase 2 studies to date. However, in recent years large pharmaceutical companies have begun to expand their focus areas to autoimmune diseases such as celiac disease, and given the unmet medical needs in these areas, Innovate anticipates increasing competition. A few early stage programs are active, with time to enter Phase 1 clinical trials still several years away, including Roche/Genetech’s RG7625 (cathepsin S inhibitor), Takeda/PvP’s KumaMax (gluten degrading enzyme), Celimmune/Amgen’s AMG-714 (an IL-15 MAb) and Dr. Falk Pharma/Zeria’s ZED-1227 (a tTG-2 inhibitor). ImmunogenX’s IMGX003 (two gluten degrading enzymes) failed to meet its primary endpoint in a Phase 2b trial in 2015.

Product	Status	Mechanism	Company	Route	Product Type
AMG 714	Phase 2	Anti-IL-15 MAb	Celimmune/ Amgen	Subcutaneous; 2x/month	MAb (humanized)
RG7625	Phase 1	Cathepsin S inhibitor	Roche/ Genentech	Oral	Small molecule
ZED-1227	Phase 1b	TGase-2 inhibitor	Zedira GmbH/ Dr Falk Pharma	Oral	Small molecule (peptidomimetic)
Nexvax2	Phase 1	Tolerizing vaccine	ImmusanT	Intradermal	3 gliadin epitopes (peptides)
KumaMax	Pre-clinical	Enzymatic degradation of gluten	Takeda/PvP Biologics	Oral	Recombinant enzyme

Table 4: Current celiac drugs in development are still in pre-clinical to early Phase 2 proof-of-concept stage. No drugs have completed a successful Phase 2b other than larazotide.

Ulcerative colitis drug development has historically been primarily focused on the moderate-to-severe UC population with little investment and R&D in mild-to-moderate UC, which is the majority of the patient populations. Current treatments for mild-to-moderate UC include the mesalamine reformulations that are pictured in Figure 13 and described above under the heading “History of Drug Development in Mild to Moderate Ulcerative Colitis,” as well as Lialda, Pentasa, Asacol HD and Apriso, Valeant/Salix’s Uceris (oral MMX-formulated budesonide; a corticosteroid) and 5-mercaptopurine (severe side effects). Eventually, half of the mild-to-moderate UC patients progress from mesalamine to the more expensive biologics, which creates a significant potential market opportunity for any drug that is more effective than mesalamine and less expensive than the biologics.

Dipentum
kapseln / Capsules
Remicade
INFLIXIMAB
Lialda
(mesalamine) 1.2g
delayed release tablets
apriso
(mesalamine)0.375g
EXTENDED RELEASE CAPSULES
1990
1992
1993
1998
2000
2004
2007
2008
2013
1990
1995
2000
2005
2010
2015
COLAZAL
(balsalazide disodium)
Canasa
(mesalamine, USP)
DELZICOL
(mesalamine)
delayed-release capsules
Asacol
Pentasa
mesalamine
Asacol HD
(mesalamine)
delayed-release tablets

Figure 13: Other than arious reformulations of mesalamine which have been used for the past several decades no new drugs have been approved for mild-to-moderate UC.

Government Regulations

The FDA and other regulatory authorities at federal, state, and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, advertising, promotion, marketing, post-approval monitoring, and post-approval reporting of drugs, such as those Innovate is developing. Innovate, along with third-party contractors, will be required to navigate the various preclinical, clinical and commercial approval requirements of the governing regulatory agencies of the countries in which it wishes to conduct studies or seek approval or licensure of its product candidates. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local, and foreign statutes and regulations require the expenditure of substantial time and financial resources.

Government Regulation of Drugs

The process required by the FDA before drug product candidates may be marketed in the United States generally involves the following:

•	completion of preclinical laboratory tests and animal studies performed in accordance with the FDA’s current Good Laboratory Practices, or GLP, regulation;
•	submission to the FDA of an Investigational New Drug application, or IND, which must become effective before clinical trials may begin and must be updated annually or when significant changes are made;
•	approval by an independent Institutional Review Board, or IRB, or ethics committee for each clinical site before a clinical trial can begin;
•	performance of adequate and well-controlled human clinical trials to establish the safety, purity and potency of the proposed product candidate for its intended purpose;
•	reparation of and submission to the FDA of a New Drug Application, or NDA, after completion of all required clinical trials;
•	a determination by the FDA within 60 days of its receipt of a NDA to file the application for review;

•	satisfactory completion of an FDA Advisory Committee review, if applicable;
•	satisfactory completion of an FDA pre-approval inspection of the manufacturing facility or facilities at which the proposed product is produced to assess compliance with current Good Manufacturing Practices, or cGMP, and to assure that the facilities, methods and controls are adequate to preserve the product’s continued safety, purity and potency, and of selected clinical investigational sites to assess compliance with current Good Clinical Practices, or cGCPs; and
•	FDA review and approval of the NDA to permit commercial marketing of the product for particular indications for use in the United States, which must be updated annually and when significant changes are made.

The testing and approval process requires substantial time, effort and financial resources, and Innovate cannot be certain that any approvals for its product candidates will be granted on a timely basis, if at all. Prior to beginning the first clinical trial with a product candidate, Innovate must submit an IND to the FDA. An IND is a request for authorization from the FDA to administer an investigational new drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for clinical studies. The IND also includes results of animal and in vitro studies assessing the toxicology, pharmacokinetics, pharmacology, and pharmacodynamic characteristics of the product; chemistry, manufacturing, and controls information; and any available human data or literature to support the use of the investigational product. An IND must become effective before human clinical trials may begin. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the proposed clinical trial. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before the clinical trial can begin. Submission of an IND therefore may or may not result in FDA authorization to begin a clinical trial.

Clinical trials involve the administration of the investigational product to human subjects under the supervision of qualified investigators in accordance with cGCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical study. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. A separate submission to the existing IND must be made for each successive clinical trial conducted during product development and for any subsequent protocol amendments. Furthermore, an independent Institutional Review Board, or IRB, for each site proposing to conduct the clinical trial must review and approve the plan for any clinical trial and its informed consent form before the clinical trial begins at that site, and must monitor the study until completed. Regulatory authorities, the IRB or the sponsor may suspend a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk or that the trial is unlikely to meet its stated objectives. Some studies also include oversight by an independent group of qualified experts organized by the clinical study sponsor, known as a data safety monitoring board, which provides authorization for whether or not a study may move forward at designated check points based on access to certain data from the study and may halt the clinical trial if it determines that there is an unacceptable safety risk for subjects or other grounds, such as no demonstration of efficacy. There are also requirements governing the reporting of ongoing clinical studies and clinical study results to public registries.

For purposes of NDA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

•	Phase 1. The drug product is initially introduced into healthy human subjects and tested for safety. In the case of some products for severe or life-threatening diseases, the initial human testing is often conducted in patients.
•	Phase 2. The drug product is evaluated in a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance, optimal dosage and dosing schedule.

•	Phase 3. Clinical trials are undertaken to further evaluate dosage, clinical efficacy, potency, and safety in an expanded patient population at geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk to benefit ratio of the product and provide an adequate basis for product labeling.
•	Phase 4. In some cases, the FDA may require, or companies may voluntarily pursue, additional clinical trials after a product is approved to gain more information about the product. These so-called Phase 4 studies may be required as a condition to approval of the NDA.

Phase 1, Phase 2 and Phase 3 testing may not be completed successfully within a specified period, if at all, and there can be no assurance that the data collected will support FDA approval or licensure of the product. Concurrent with clinical trials, companies may complete additional animal studies and develop additional information about the drug characteristics of the product candidate, and must finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate. Additionally, appropriate packaging must be selected and tested and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

NDA Submission and Review by the FDA

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, the results of product development, nonclinical studies and clinical trials are submitted to the FDA as part of a NDA requesting approval to market the product for one or more indications. The NDA must include all relevant data available from pertinent preclinical and clinical studies, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product’s chemistry, manufacturing, controls, and proposed labeling, among other things. Data can come from company-sponsored clinical studies intended to test the safety and effectiveness of a use of the product, or from a number of alternative sources, including studies initiated by investigators. The submission of a NDA requires payment of a substantial User Fee to FDA, and the sponsor of an approved NDA is also subject to annual product and establishment user fees. These fees are typically increased annually. A waiver of user fees may be obtained under certain limited circumstances.

Within 60 days following submission of the application, the FDA reviews an NDA to determine if it is substantially complete before the agency accepts it for filing. The FDA may refuse to file any NDA that it deems incomplete or not properly reviewable at the time of submission and may request additional information. In this event, the NDA must be resubmitted with the additional information. Once a NDA has been filed, the FDA’s goal is to review the application within ten months after it accepts the application for filing, or, if the application relates to an unmet medical need in a serious or life-threatening indication, six months after the FDA accepts the application for filing. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA reviews a NDA to determine, among other things, whether a product is safe and effective for the indication being pursued, and the facility in which it is manufactured, processed, packed, or held meets standards designed to assure the product’s continued safety and effectiveness. The FDA may convene an advisory committee to provide clinical insight on application review questions. Before approving a NDA, the FDA will typically inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving a NDA, the FDA will typically inspect one or more clinical sites to assure compliance with cGCP. If the FDA determines that the application, manufacturing process or manufacturing facilities are not acceptable, it will outline the deficiencies in the submission and often will request additional testing or information. Notwithstanding the submission of any requested additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval.

The testing and approval process requires substantial time, effort and financial resources, and each may take several years to complete. The FDA may not grant approval on a timely basis, or at all, and Innovate may encounter difficulties or unanticipated costs in its efforts to secure necessary governmental approvals, which could delay or preclude us from marketing its products. After the FDA evaluates a NDA and conducts inspections of manufacturing facilities where the investigational product and/or its drug substance will be produced, the FDA may issue an approval letter or a Complete Response Letter. An approval letter authorizes commercial marketing of the product with specific prescribing information for specific indications. A Complete Response Letter indicates that the review cycle of the application is complete and the application is not ready for approval. A Complete Response Letter may request additional information or clarification. The FDA may delay or refuse approval of a NDA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product.

If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which such product may be marketed. For example, the FDA may approve the NDA with a Risk Evaluation and Mitigation Strategy, or REMS, plan to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling or the development of adequate controls and specifications. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing regulatory standards is not maintained or if problems occur after the product reaches the marketplace. The FDA may require one or more Phase 4 post-market studies and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization, and may limit further marketing of the product based on the results of these post-marketing studies. In addition, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory approval of its products under development.

A sponsor may seek approval of its product candidate under programs designed to accelerate FDA’s review and approval of new drugs that meet certain criteria. Specifically, new drug products are eligible for fast track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. For a fast track product, the FDA may consider sections of the NDA for review on a rolling basis before the complete application is submitted if relevant criteria are met. A fast track designated product candidate may also qualify for priority review, under which the FDA sets the target date for FDA action on the NDA at six months after the FDA accepts the application for filing. Priority review is granted when there is evidence that the proposed product would be a significant improvement in the safety or effectiveness of the treatment, diagnosis, or prevention of a serious condition. If criteria are not met for priority review, the application is subject to the standard FDA review period of 10 months after FDA accepts the application for filing. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

Under the accelerated approval program, the FDA may approve an NDA on the basis of either a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. Post-marketing studies or completion of ongoing studies after marketing approval are generally required to verify the biologic’s clinical benefit in relationship to the surrogate endpoint or ultimate outcome in relationship to the clinical benefit. In addition, the Food and Drug Administration Safety and Innovation Act, or FDASIA, which was enacted and signed into law in 2012, established breakthrough therapy designation. A sponsor may seek FDA designation of its product candidate as a breakthrough therapy if the product candidate is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Sponsors may request the FDA to designate a breakthrough therapy at the time of or any time after the submission of an IND, but ideally before an end-of-phase 2 meeting with FDA. If the FDA designates a breakthrough therapy, it may take actions appropriate to expedite the development and review of the application, which may include holding meetings with the sponsor and the review team throughout the development of the therapy; providing timely advice to, and interactive communication with, the sponsor regarding the development of the drug to ensure that the development program to gather the nonclinical and clinical data necessary for approval is as efficient as practicable; involving senior managers and experienced review staff, as appropriate, in a collaborative, cross-disciplinary review; assigning a cross-disciplinary project lead for the FDA review team to facilitate an efficient review of the development program and to serve as a scientific liaison between the review team and the sponsor; and considering alternative clinical trial designs when scientifically appropriate, which may result in smaller or more efficient clinical trials that require less time to complete and may minimize the number of patients exposed to a potentially less efficacious treatment. Breakthrough designation also allows the sponsor to file sections of the NDA for review on a rolling basis. Innovate may seek designation as a breakthrough therapy for some or all of its product candidates.

Fast Track designation, priority review and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process.

Orphan Drug Status

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drug candidates intended to treat a rare disease or condition, which is generally a disease or condition that affects fewer than 200,000 individuals in the United States, or more than 200,000 individuals in the United States and for which there is no reasonable expectation that costs of research and development of the drug for the indication can be recovered by sales of the drug in the United States. Orphan drug designation must be requested before submitting an NDA. After the FDA grants orphan drug designation, the generic identity of the therapeutic agent and its potential orphan use are disclosed publicly by the FDA. Although there may be some increased communication opportunities, orphan drug designation does not convey any advantage in or shorten the duration of the regulatory review and approval process.

If a drug candidate that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full NDA, to market the same drug for the same indication for seven years, except in very limited circumstances, such as if the second applicant demonstrates the clinical superiority of its product or if FDA finds that the holder of the orphan drug exclusivity has not shown that it can assure the availability of sufficient quantities of the orphan drug to meet the needs of patients with the disease or condition for which the drug was designated. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee.

Orphan drug exclusivity could block the approval of Innovate’s drug candidates for seven years if a competitor obtains approval of the same product as defined by the FDA or if Innovate’s drug candidate is determined to be contained within the competitor’s product for the same indication or disease.

As in the United States, designation as an orphan drug for the treatment of a specific indication in the European Union, must be made before the application for marketing authorization is made. Orphan drugs in Europe enjoy economic and marketing benefits, including up to 10 years of market exclusivity for the approved indication unless another applicant can show that its product is safer, more effective or otherwise clinically superior to the orphan designated product.

The FDA and foreign regulators expect holders of exclusivity for orphan drugs to assure the availability of sufficient quantities of their orphan drugs to meet the needs of patients. Failure to do so could result in the withdrawal of marketing exclusivity for the orphan drug.

Post-Approval Requirements

Any products manufactured or distributed by Innovate pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to record-keeping, reporting of adverse experiences, periodic reporting, distribution, and advertising and promotion of the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims, are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any marketed products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies, and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with GMP, which impose certain procedural and documentation requirements upon Innovate and its third-party manufacturers. Changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting requirements upon us and any third-party manufacturers that Innovate may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance. Innovate cannot be certain that it or its present or future suppliers will be able to comply with the cGMP regulations and other FDA regulatory requirements. If Innovate’s present or future suppliers are not able to comply with these requirements, the FDA may, among other things, halt its clinical trials, require them to recall a product from distribution, or withdraw approval of the NDA.

Future FDA and state inspections may identify compliance issues at Innovate’s facilities or at the facilities of its contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing.

The FDA may withdraw approval of an NDA if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution restrictions or other restrictions under a REMS program. Other potential consequences include, among other things:

•	restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market, or product recalls;
•	fines, warning letters, or holds on post-approval clinical studies;
•	refusal of the FDA to approve pending applications or supplements to approved applications, or suspension or revocation of product license approvals;
•	product seizure or detention, or refusal to permit the import or export of products; or
•	injunctions or the imposition of civil or criminal penalties.

The FDA closely regulates the marketing, labeling, advertising and promotion of drugs and biologics. A company can make only those claims relating to safety and efficacy that are approved by the FDA and in accordance with the provisions of the approved label. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. Failure to comply with these requirements can result in, among other things, adverse publicity, warning letters, corrective advertising and potential civil and criminal penalties. Physicians may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by Innovate and approved by the FDA. Such off-label uses are common across medical specialties. Physicians may believe that such off-label uses are the best treatment for many patients in varied circumstances. The FDA does not regulate the behavior of physicians in their choice of treatments. The FDA does, however, restrict manufacturer’s communications on the subject of off-label use of their products.

Other Healthcare Laws and Compliance Requirements

Innovate’s sales, promotion, medical education, clinical research and other activities following product approval will be subject to regulation by numerous regulatory and law enforcement authorities in the United States in addition to FDA, including potentially the Federal Trade Commission, the Department of Justice, the Centers for Medicare and Medicaid Services, or CMS, other divisions of the U.S. Department of

Health and Human Services and state and local governments. Innovate’s promotional and scientific/educational programs and interactions with healthcare professionals must comply with the federal Anti-Kickback Statute, the civil False Claims Act, physician payment transparency laws, privacy laws, security laws, and additional federal and state laws similar to the foregoing.

The federal Anti-Kickback Statute prohibits, among other things, the knowing and willing, direct or indirect offer, receipt, solicitation or payment of remuneration in exchange for or to induce the referral of patients, including the purchase, order or lease of any good, facility, item or service that would be paid for in whole or part by Medicare, Medicaid or other federal health care programs. Remuneration has been broadly defined to include anything of value, including cash, improper discounts, and free or reduced price items and services. The federal Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on one hand and prescribers, purchasers, formulary managers, and beneficiaries on the other. Although there are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, the exceptions and safe harbors are drawn narrowly. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchases or recommendations may be subject to increased scrutiny and review if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all its facts and circumstances. Several courts have interpreted the statute’s intent requirement to mean that if any one purpose of an arrangement involving remuneration is to induce referrals of federal healthcare covered business, the federal Anti-Kickback Statute has been violated. The government has enforced the federal Anti-Kickback Statute to reach large settlements with healthcare companies based on sham research or consulting and other financial arrangements with physicians. Further, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act. Many states have similar laws that apply to their state health care programs as well as private payers.

Federal false claims and false statement laws, including the federal civil False Claims Act, or FCA, impose liability on persons and/or entities that, among other things, knowingly present or cause to be presented claims that are false or fraudulent or not provided as claimed for payment or approval by a federal health care program. The FCA has been used to prosecute persons or entities that “cause” the submission of claims for payment that are inaccurate or fraudulent, by, for example, providing inaccurate billing or coding information to customers, promoting a product off-label, submitting claims for services not provided as claimed, or submitting claims for services that were provided but not medically necessary. Actions under the FCA may be brought by the Attorney General or as a qui tam action by a private individual, or whistleblower, in the name of the government. Violations of the FCA can result in significant monetary penalties and treble damages. The federal government is using the FCA, and the accompanying threat of significant liability, in its investigation and prosecution of pharmaceutical and biotechnology companies throughout the country, for example, in connection with the promotion of products for unapproved uses and other illegal sales and marketing practices. The government has obtained multi-million and multi-billion dollar settlements under the FCA in addition to individual criminal convictions under applicable criminal statutes. In addition, certain companies that were found to be in violation of the FCA have been forced to implement extensive corrective action plans, and have often become subject to consent decrees or corporate integrity agreements, restricting the manner in which they conduct their business.

The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, created additional federal criminal statutes that prohibit, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payers; knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services; and willfully obstructing a criminal investigation of a healthcare offense. Like the federal Anti-Kickback Statute, the Affordable Care Act amended the intent standard for certain healthcare fraud statutes under

HIPAA such that a person or entity no longer needs to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

Given the significant size of actual and potential settlements, it is expected that the federal government will continue to devote substantial resources to investigating healthcare providers’ and manufacturers’ compliance with applicable fraud and abuse laws. Many states have similar fraud and abuse statutes or regulations that may be broader in scope and may apply regardless of payer, in addition to items and services reimbursed under Medicaid and other state programs. To the extent that Innovate’s products, once commercialized, are sold in a foreign country, Innovate may be subject to similar foreign laws.

There has been a recent trend of increased federal and state regulation of payments made to physicians and other healthcare providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, or collectively, the Affordable Care Act, among other things, imposed new reporting requirements on certain manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program, with specific exceptions, for payments or other transfers of value made by them to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Covered manufacturers are required to collect and report detailed payment data and submit legal attestation to the accuracy of such data to the government each year. Failure to submit required information may result in civil monetary penalties of up to an aggregate of $150,000 per year (or up to an aggregate of $1 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests that are not timely, accurately and completely reported in an annual submission. Additionally, entities that do not comply with mandatory reporting requirements may be subject to a corporate integrity agreement. Certain states also mandate implementation of commercial compliance programs, impose restrictions on covered manufacturers’ marketing practices and/or require the tracking and reporting of gifts, compensation and other remuneration to physicians and other healthcare professionals.

Innovate may be subject to data privacy and security regulation by both the federal government and the states in which it conducts its business. HIPAA, as amended by the Health Information Technology and Clinical Health Act, or HITECH, and their respective implementing regulations impose specified requirements on certain health care providers, plans and clearinghouses (collectively, “covered entities”) and their “business associates,” relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s security standards directly applicable to “business associates,” defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA and seek attorney’s fees and costs associated with pursuing federal civil actions. In addition, certain states have their own laws that govern the privacy and security of health information in certain circumstances, many of which differ from each other and/or HIPAA in significant ways and may not have the same effect, thus complicating compliance efforts.

If Innovate’s operations are found to be in violation of any of such laws or any other governmental regulations that apply to them, Innovate may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, disgorgement, the curtailment or restructuring of its operations, exclusion from participation in federal and state healthcare programs, imprisonment, contractual damages, reputational harm, and diminished profits and future earnings, any of which could adversely affect its ability to operate its business and its financial results.

In addition to the foregoing health care laws, Innovate is also subject to the U.S. Foreign Corrupt Practices Act, or FCPA, and similar worldwide anti-bribery laws, which generally prohibit companies and their intermediaries from making improper payments to government officials or private-sector recipients for the purpose of obtaining or retaining business. Innovate has plans to adopt an anti-corruption policy, which will become effective upon the completion of this transaction, and expects to prepare and implement procedures to ensure compliance with such policy. The anti-corruption policy mandates compliance with the FCPA and similar anti-bribery laws applicable to its business throughout the world. However, Innovate cannot assure you that such a policy or procedures implemented to enforce such a policy will protect them from intentional, reckless or negligent acts committed by its employees, distributors, partners, collaborators or agents. Violations of these laws, or allegations of such violations, could result in fines, penalties or prosecution and have a negative impact on its business, results of operations and reputation.

Coverage and Reimbursement

Sales of pharmaceutical products depend significantly on the extent to which coverage and adequate reimbursement are provided by third-party payers. Third-party payers include state and federal government health care programs, managed care providers, private health insurers and other organizations. Although Innovate currently believes that third-party payers will provide coverage and reimbursement for its product candidates, if approved, Innovate cannot be certain of this. Third-party payers are increasingly challenging the price, examining the cost-effectiveness, and reducing reimbursement for medical products and services. In addition, significant uncertainty exists as to the reimbursement status of newly approved healthcare products. The U.S. government, state legislatures and foreign governments have continued implementing cost containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit Innovate’s net revenue and results. Innovate may need to conduct expensive clinical studies to demonstrate the comparative cost-effectiveness of its products. The product candidates that Innovate develops may not be considered cost-effective and thus may not be covered or sufficiently reimbursed. It is time consuming and expensive for them to seek coverage and reimbursement from third-party payers, as each payer will make its own determination as to whether to cover a product and at what level of reimbursement. Thus, one payer’s decision to provide coverage and adequate reimbursement for a product does not assure that another payer will provide coverage or that the reimbursement levels will be adequate. Moreover, a payer’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved. Reimbursement may not be available or sufficient to allow them to sell its products on a competitive and profitable basis.

Healthcare Reform

The United States and some foreign jurisdictions are considering or have enacted a number of legislative and regulatory proposals to change the healthcare system in ways that could materially affect Innovate’s ability to sell its products profitably. Among policy makers and payers in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

By way of example, in 2010 the Affordable Care Act was signed into law, intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for the healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Among the provisions of the Affordable Care Act of importance to Innovate’s potential drug candidates are:

•	an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents, apportioned among these entities according to their market share in certain government healthcare programs;
•	an increase in the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program to 23.1% and 13.0% of the average manufacturer price for branded and generic drugs, respectively;
•	a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected;
•	a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for a manufacturer’s outpatient drugs to be covered under Medicare Part D;

•	extension of a manufacturer’s Medicaid rebate liability to covered drugs dispensed to individuals who are enrolled in Medicaid managed care organizations;
•	expansion of eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals and by adding new mandatory eligibility categories for certain individuals with income at or below 133% of the federal poverty level, thereby potentially increasing a manufacturer’s Medicaid rebate liability;
•	expansion of the entities eligible for discounts under the Public Health Service pharmaceutical pricing program; and
•	a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in, and conduct comparative clinical effectiveness research, along with funding for such research.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. These changes include, among others, the Budget Control Act of 2011, which mandates aggregate reductions to Medicare payments to providers of up to 2% per fiscal year effective in 2013, and, due to subsequent legislative amendments, will remain in effect through 2024, unless additional Congressional action is taken. The American Taxpayer Relief Act of 2012, among other things, further reduced Medicare payments to several providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on customers for Innovate’s product candidates, if approved, and, accordingly, its financial operations.

Innovate expects that healthcare reform measures that may be adopted in the future, including the possible repeal and replacement of the Affordable Care Act which the Trump administration has stated is a priority, are unpredictable, and the potential impact on Innovate’s operations and financial position are uncertain, but may result in more rigorous coverage criteria and lower reimbursement, and place additional downward pressure on the price that it receives for any approved product. Any reduction in reimbursement from Medicare or other government-funded programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent Innovate from being able to generate revenue, attain profitability or commercialize their drugs.

Foreign Regulation

In addition to regulations in the United States, Innovate will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of its products to the extent Innovate chooses to develop or sell any products outside of the United States. The approval process varies from country to country and the time may be longer or shorter than that required to obtain FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Innovate’s Employees

As of June 30, 2017, Innovate had 4 full-time employees. Innovate also engages consultants to provide services to Innovate, including clinical development, manufacturing support, regulatory support, business development, and general business operational support.

Facilities

Innovate’s main office is based in Raleigh, North Carolina, where the company leases approximately 200 square feet of office space. The lease expires on October 31, 2017.

Innovate believes that its existing facilities are adequate for its near-term needs. Innovate believes that suitable alternative space would be available if required in the future on commercially reasonable terms.

Legal Matters

Innovate is not currently a party to any legal or governmental regulatory proceedings, nor is Innovate’s management currently aware of any pending or threatened legal or governmental regulatory proceedings proposed to be initiated against Innovate that would have a material adverse effect on its business, financial condition or operating results.

INNOVATE MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of Innovate’s financial condition and results of operations together with the section entitled “Selected Historical and Unaudited Pro Forma Condensed Combined Financial Data — Selected Historical Financial Data of Innovate” and Innovate’s consolidated financial statements and related notes included elsewhere in this proxy statement/information statement. This discussion and other parts of this proxy statement/information statement contain forward-looking statements that involve risks and uncertainties, such as its plans, objectives, expectations, intentions and beliefs. Innovate’s actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors Related to Innovate” included elsewhere in this proxy statement/information statement.

Company Overview

Innovate is a clinical-stage biopharmaceutical company developing novel therapies for autoimmune and inflammatory disorders. Innovate’s lead product candidate, larazotide acetate (INN-202), is an orally administered 8-amino acid synthetic peptide that has the potential to be the first-to-market therapeutic for celiac disease (CeD), and is currently entering phase 3 registration trials. Innovate’s second product candidate, INN-108, is an oral tablet that uses an azo-bonded pro-drug approach linking mesalamine to 4-APAA and is in development for the treatment of mild to moderate ulcerative colitis (UC). INN-108 is entering a proof-of-concept Phase 2 trial in 2018, after having successfully completed a Phase 1 trial.

Since its inception in January 2012, Innovate has focused its efforts and resources on identifying and developing its programs. Innovate has not had any products approved for commercial sale and has incurred operating losses in each year since inception. Substantially all of its operating losses resulted from expenses incurred in connection with its research and development programs and from general and administrative costs associated with its operations.

Innovate expects to continue to incur significant expenses and increasing operating losses for the foreseeable future, which may fluctuate significantly between periods. Innovate anticipates that its expenses will increase substantially as it:

•	continues research and development, including preclinical and clinical development of its existing product candidates;
•	potentially seeks regulatory approval for its product candidates;
•	commercializes any product candidates for which it obtains regulatory approval;
•	maintains and protects its intellectual property rights;
•	adds operational, financial and management information systems and personnel; and
•	incurs additional legal, accounting and other expenses in operating as a public company.

Recent Developments

On July 3, 2017, Innovate entered into the Merger Agreement with Monster pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, that a wholly owned subsidiary of Monster will merge with and into Innovate, with Innovate becoming a wholly-owned subsidiary of Monster and the surviving corporation of the merger, to be renamed Innovate Biopharmaceuticals, Inc. At the closing of the Merger, each outstanding share of Innovate’s common stock will be converted into the right to receive approximately [    ] pre-split shares of common stock of Monster (or [    ] shares post-split), as well as the payment of cash in lieu of fractional shares. Immediately following the effective time of the Merger, Monster equity holders are expected to own approximately 9% of the outstanding capital stock of the combined company, with Innovate’s preexisting equity holders expected to own approximately 91%.

Innovate intends to conduct one or more bridge financings prior to consummation of the merger in which Innovate intends to issue convertible promissory notes with an annual interest rate of 7.0% and a maturity date for the outstanding principal and accrued interest of January 22, 2018. The convertible promissory notes would automatically convert at 75.00% of the price paid per share in the next equity financing of $7,500,000 or more.

Innovate announced on September 6, 2017, that it received U.S. Food and Drug Administration orphan drug designation for INN-108 as an oral therapy proposed for the treatment of pediatric ulceration colitis.

Critical Accounting Policies

Use of Estimates The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, deferred compensation, valuation allowance for income tax assets and management’s assessment of Innovate’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Accrued Expenses Innovate incurs periodic expenses such as research and development, salaries, taxes, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by Innovate prior to them being paid. When a vendor’s invoice is not received, Innovate is required to estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on Innovate’s behalf and estimating the level of service performed and the associated cost incurred for the service when Innovate has not yet been invoiced or otherwise notified of the actual cost. The majority of Innovate’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. Innovate estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time. Innovate periodically confirms the accuracy of its estimates with the service providers and makes adjustments if necessary.

Research and Development Innovate expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred from contracted services and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development.

Share-Based Compensation Innovate accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the Statements of Operations based on its fair value at the grant date. The expense associated with share-based compensation is recognized on a straight-line basis over the requisite service period of each award; however, the amount of compensation expense recognized at any date must at least equal the portion of the grant-date value of the award that is vested at that date. For share-based compensation granted to non-employees, the measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

Liquidity and Going Concern The accompanying financial statements have been prepared on a basis which assumes that Innovate will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. There is substantial doubt that Innovate will continue as a going concern for at least 12 months following the date these financial statements are issued, without additional financing based on Innovate’s limited operating history and recurring operating losses. Management’s plans with regard to these matters include seeking additional debt or equity financing arrangements, including one or more bridge financings prior to closing of the Merger. There is no assurance such financing will be available to Innovate when required or that such financing will be available under favorable terms, or that Innovate can achieve its developmental milestones. The accompanying financial statements do not include any adjustments that might be necessary should Innovate be unable to continue as a going concern.

Results of Operations

Comparison of the Six Months Ended June 30, 2017 and 2016

	Six Months Ended June 30,		Increase (Decrease)
	2017	2016	Amount	Percentage
Operating expenses:
Research and development expenses:	$2,465,236	$646,152	$1,819,084	282%
General and administrative expenses	4,141,832	972,730	3,169,102	326%
Total operating expenses	6,607,068	1,618,882	4,988,186	308%
Other income (expense):
Interest income	—	94	(94)	(100)%
Interest expense	(171,130)	(92,937)	(78,193)	84%
Total other expense, net	(171,130)	(92,843)	(78,287)	84%
Net loss	$(6,778,198)	$(1,711,725)	$(5,066,473)	296%

Research and Development Expense.  Research and development expense for the six months ended June 30, 2017, increased $1.8 million as compared to the six months ended June 30, 2016. The increase was primarily due to an increase of $2.3 million in clinical consulting and manufacturing costs for the development of Innovate’s INN-202 and INN-108 programs, including $1.3 million of share-based compensation expense for stock options granted to consultants working on Innovate’s development programs, partially offset by a decrease of $0.5 million in license fees.

General and Administrative Expense.  General and administrative expense for the six months ended June 30, 2017, increased $3.2 million as compared to the six months ended June 30, 2016. Of the $3.2 million increase, $2.4 million was due to an increase in employee compensation and share-based compensation expense and $0.6 million was due to an increase in legal, patent and consulting fees.

Interest Expense.  Interest expense for the six months ended June 30, 2017 increased $0.1 million as compared to the six months ended June 30, 2016. The increase was due to the increase in principal amount of convertible debt outstanding from $2.4 million at June 30, 2016 to $5.1 million at June 30, 2017.

Comparison of the Years Ended December 31, 2016 and 2015

The following table sets forth the key components of Innovate’s results of operations for the years ended December 31, 2016 and 2015:

	Years Ended December 31,		Increase (Decrease)
	2016	2015	Amount	Percentage
Operating expenses:
Research and development expenses:	$1,945,806	$506,272	$1,439,534	284%
General and administrative expenses	3,470,429	763,553	2,706,876	355%
Total operating expenses	5,416,235	1,269,825	4,146,410	327%
Other income (expense):
Interest income	94	—	94	100%
Interest expense	(203,905)	(18,738)	(185,167)	988%
Total other expense, net	(203,811)	(18,738)	(185,073)	988%
Net loss	$(5,620,046)	$(1,288,563)	$(4,331,483)	336%

Research and Development Expense Research and development expense for the year ended December 31, 2016, increased $1.4 million as compared to the year ended December 31, 2015. The increase was primarily due to an increase of $1.1 million in clinical consulting and manufacturing costs for the development of Innovate’s INN-202 and INN-108 programs, combined with an increase of $0.3 million in license fees.

General and Administrative Expense General and administrative expense for the year ended December 31, 2016 increased $2.7 million as compared to the year ended December 31, 2015. Of the

$2.7 million increase, $2.2 million was due to an increase in employee compensation and share-based compensation expense and $0.3 million was due to an increase in legal, patent and consulting fees.

Interest Expense Interest expense for the year ended December 31, 2016, increased $0.2 million as compared to the year ended December 31, 2015. The increase was due to the increase in convertible debt outstanding, from $0.8 million at December 31, 2015 to $3.4 million at December 31, 2016.

Liquidity and Capital Resources

Sources of Liquidity

To date, Innovate has funded its operations primarily through the issuance of $5.1 million of convertible promissory notes. As of June 30, 2017, Innovate had cash of $5,023, compared to $360,811 as of December 31, 2016. Innovate expects to incur substantial expenditures in the foreseeable future for the development and clinical trials of its INN-202 and INN-108 product candidates. Innovate will continue to require additional financing to develop its product candidates and fund operations for the foreseeable future. Innovate will continue to seek funds through debt or equity financings, marketing and distribution arrangements and other collaborations, strategic alliances and licensing arrangements, or other sources of financing. If Innovate is unable to raise additional funds when needed its ability to develop its product candidates may be impaired. Innovate may also be required to delay, reduce, or terminate some or all of its development programs and clinical trials.

Cash Flows

The following table sets forth the primary sources and uses of cash for the years ended December 31, 2016 and 2015, and for the six months ended June 30, 2017 and 2016:

	Years Ended December 31,		Six Months Ended June 30,
	2016	2015	2017	2016
Cash provided by (used in):
Operating activities	$(2,172,823)	$(674,843)	$(2,054,213)	$(1,209,580)
Investing activities	(83,573)	—	(1,600)	(135,000)
Financing activities	2,613,000	679,050	1,700,025	1,603,000
Net increase (decrease) in cash	$356,604	$4,207	$(355,788)	$258,420

Operating Activities

For the six months ended June 30, 2017, Innovate’s net cash used in operating activities of $2.1 million consisted of a net loss of $6.8 million, offset by $4.7 million in adjustments for share-based compensation of $3.4 million, accrued interest of $0.2 million, accounts payable of $0.6 million, and accrued expenses of $0.5 million.

For the six months ended June 30, 2016, Innovate’s net cash used in operating activities of $1.2 million consisted of a net loss of $1.7 million, offset by $0.5 million in adjustments for accrued interest of $0.1 million, accounts payable of $0.1 million, accrued expenses of $0.4 million, and prepaid expenses and other assets of $(0.1) million.

For the year ended December 31, 2016, Innovate’s net cash used in operating activities of $2.2 million consisted of a net loss of $5.6 million, offset by $3.4 million in adjustments for share-based compensation of $1.0 million, accrued interest of $0.2 million, accounts payable of $1.0 million, and accrued expenses of $1.2 million.

For the year ended December 31, 2015, Innovate’s net cash used in operating activities of $0.7 million consisted of a net loss of $1.3 million, offset by $0.6 million in adjustments for accounts payable of $0.3 million and accrued expenses of $0.3 million.

Investing Activities

Net cash used in investing activities for all periods presented consisted of loans to a related party.

Financing Activities

Net cash provided by financing activities for all periods presented consisted of proceeds from convertible promissory notes.

Future Funding Requirements

Innovate has not generated any revenue from product sales or any other activities. Innovate does not expect to generate significant revenue unless and until it obtains regulatory approval of and commercializes any of its product candidates and does not know when, or if, this will occur. In addition, Innovate expects its expenses to significantly increase in connection with its ongoing development activities, particularly as it continues the research, development and clinical trials of, and seeks regulatory approval for, its product candidates. In addition, subject to obtaining regulatory approval of its product candidates, Innovate expects to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. Innovate anticipates that it will need substantial additional funding in connection with its continuing operations.

Contractual Obligations and Commitments

As of December 31, 2016, Innovate had net lease obligations totaling $5,000 consisting of an operating lease for its operating facilities in Raleigh, North Carolina. The lease expired in April 2017, and Innovate is currently under a month-to-month lease at a cost of approximately $1,600 per month.

Innovate has employment agreements with certain executives of Innovate, which Innovate refers to as the Executive Agreements. Under the terms of the Executive Agreements, Innovate has agreed to pay the executives certain payments upon the achievement of financial milestone events. During the six month period ended June 30, 2017, the initial funding milestone was achieved and the executives were paid $145,000 in accordance with the terms of the Executive Agreements. The executives are eligible to receive up to $1.6 million in additional milestone payments upon the achievement of certain events with gross proceeds totaling at least $45,000,000 by March 15, 2018. As of December 31, 2016, and June 30, 2017, these deferred compensation payments were included in accrued expenses.

The following table summarizes Innovate’s contractual obligations as of December 31, 2016:

	Payments due by period
	Less than 1 year	1 to 3 years	4 to 5 years	After 5 years	Total
Principal payments of convertible debt	$—	$3,447,336	$—	$—	$3,447,336
Accrued interest	—	163,611	—	—	163,611
Deferred compensation	1,682,900	—	—	—	1,682,900
Total contractual obligations	$1,682,900	$3,610,947	$—	$—	$5,293,847

Innovate is obligated to make future payments to third parties under in-license agreements, including sublicense fees, royalties, and payments that become due and payable on the achievement of certain development and commercialization milestones. As the amount and timing of sublicense fees and the achievement and timing of these milestones are not probable and estimable, such commitments have not been included on Innovate’s balance sheet or in the contractual obligations tables above.

Off-Balance Sheet Arrangements

As of December 31, 2016, Innovate had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K as promulgated by the SEC.

PRINCIPAL STOCKHOLDERS OF INNOVATE

The following table and the related notes present information on the beneficial ownership of shares of Innovate’s capital stock as of October 10, 2017 by:

•	each director of Innovate;
•	each executive officer of Innovate;
•	all of Innovate’s current directors and executive officers as a group; and
•	each stockholder known by Innovate to beneficially own more than five percent of its common stock on an as converted basis.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of October 10, 2017, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in footnotes to this table, Innovate believes that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to Innovate by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o Innovate Biopharmaceuticals, Inc., 8480 Honeycutt Road, Suite 200, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding
Principal Stockholders:
BrynMawr Technology Holdings	5,002,947	15.9%
Moonstar Family Group	7,133,085	22.6%
The Sea Island Partnership	7,674,606	24.3%
Triangle Healthcare Partners	4,565,160	14.5%
Jay Madan(1)	2,840,088	9.0%
Bearing Circle Capital LLC(2)	1,722,447	5.5%
Directors and Named Executive Officers:
Jay Madan(1)	2,840,088	9.0%
Sandeep Laumas, M.D.(3)	1,864,252	5.9%
Christopher Prior, Ph.D.(4)	5,120,277	14.0%
Lorin K. Johnson, Ph.D.(5)	549,444	1.7%
Anthony E. Maida III, Ph.D.(6)	105,000	*
Rosemary Crane(7)	300,000	*
All directors and executive officers as a group (7 persons)(8)	10,779,061	28.4%

*	Represents beneficial ownership of less than 1% of the shares of common stock
(1)	Includes 343,872 shares held by Madan Global, Inc., 324,000 shares held by OM Healthcare Partners LLC, 324,000 shares held by OM Healthcare Partners II LLC, and 324,000 shares held by OM Healthcare Partners III LLC, and 138,333 shares issuable upon the exercise of options held by Mr. Madan that are exercisable within 60 days of October 10, 2017.
(2)	Dr. Laumas is affiliated with Bearing Circle Capital LLC and has voting and investment power over the shares held by Bearing Circle Capital LLC.
(3)	Includes 1,722,447 shares held by Bearing Circle Capital LLC and 141,805 shares issuable upon the exercise of options held by Dr. Laumas that are exercisable within 60 days of October 10, 2017.
(4)	Consists of 5,120,277 shares issuable upon the exercise of options held by Dr. Prior that are exercisable within 60 days of October 10, 2017.

(5)	Consists of 549,444 shares issuable upon the exercise of options held by Dr. Johnson that are exercisable within 60 days of October 10, 2017. Dr. Johnson is not a current director of Innovate but is expected to be a director of the combined company following the Merger.
(6)	Consists of 105,000 shares issuable upon the exercise of an option held by Dr. Maida that is exercisable within 60 days of October 10, 2017. Dr. Maida is not a current director of Innovate but is expected to be a director of the combined company following the Merger.
(7)	Consists of 300,000 shares issuable upon the exercise of an option held by Ms. Crane that is exercisable within 60 days of October 10, 2017. Ms. Crane is not a current director of Innovate but is expected to be a director of the combined company following the Merger.
(8)	Includes 6,354,859 shares issuable upon the exercise of options held by Innovate’s current directors and executive officers and individuals expected to be directors of the combined company following the merger that are exercisable within 60 days of October 10, 2017. Dr. Johnson, Dr. Maida and Ms. Crane are not current directors of Innovate but are included because they are expected to be directors of the combined company following the Merger.

MANAGEMENT FOLLOWING THE MERGER

Executive Officers and Directors

Resignation of Current Executive Officers of Monster

Pursuant to the Merger Agreement, all of the current executive officers of Monster will resign immediately prior to the completion of the merger.

Executive Officers and Directors of the Combined Company Following the Merger

The board of directors of Monster (the “Monster Board”) is currently composed of five directors. Pursuant to the Merger Agreement, all of the directors of Monster will resign at or prior to the effective time of the merger. As of the effective time of the merger, the board of directors is expected to consist of Christopher Prior, Ph.D. Jay Madan, Sandeep Laumas, M.D. Rosemary Crane, Lorin Johnson, Ph.D., Anthony Maida, Ph.D. and Anna Kazanchyan M.D.

Following the merger, the management team of Monster is expected to be composed of the management team of Innovate. The following table lists the names, ages as of October 10, 2017 and positions of the individuals who are expected to serve as executive officers and directors of Monster upon completion of the merger:

Name	Age	Position(s)
Executive Officers
Christopher Prior, Ph.D.	65	Chief Executive Officer and Director
Sandeep Laumas, M.D.	49	Executive Chairman
Jay Madan	52	President, Corporate Development and Director
Lorin K. Johnson, Ph.D.	64	Director
Rosemary A. Crane	58	Director
Anna Kazanchyan, M.D.	48	Director
Anthony E. Maida, Ph.D.	65	Director

Executive Officers

Christopher P. Prior, Ph.D.  Dr. Prior joined Innovate as its Chief Executive Officer in 2015. From April 2008 to October 2014, he served as the Chief Executive Officer of Phasebio Pharmaceuticals, Inc., a clinical stage biopharmaceutical company. Prior to that, he founded Principia Pharmaceutical Corporation, a company that develops biopharmaceutical products for chronic diseases, where he served as President, and BioRexis Pharmaceuticals Corporation, a biopharmaceutical company developing diabetes candidates and novel therapeutic agents, where he served as the President and Chief Scientific Officer. During the course of his 30-year career, he has generated more than 25 INDs and achieved four product approvals from the FDA. Dr. Prior received his Bachelor of Science, with honors, in Chemistry from the University of London, and received a Ph.D. in Biochemistry from Columbia University. Dr. Prior also completed a research fellowship at The Rockefeller Medical Institute in New York. Dr. Prior is a member of the New York Academy of Sciences and is the author of numerous publications and patents focused on the development of therapeutics.

Innovate believes that Dr. Prior’s role as chief executive officer of Innovate and extensive experience as an executive in the biopharmaceutical industry qualifies him to serve on the board of directors of the combined company.

Sandeep “Steve” Laumas, M.D.  Dr. Laumas joined Innovate in 2014 as its Executive Chairman. In August 2007 Dr. Laumas founded Bearing Circle Capital, LP and has served as its Managing Director since such time. Dr. Laumas began his career at Goldman Sachs & Co. in 1996 as an equity analyst in the healthcare investment banking division working on mergers, acquisitions, and corporate finance transactions before transitioning to the healthcare equity research division. After leaving Goldman Sachs in 2000, Dr. Laumas moved to the buy side as an analyst at Balyasny Asset Management from 2001 to 2003. Dr. Laumas was a Managing Director of North Sound Capital from 2003 to 2007, where he was responsible for the global healthcare investment portfolio. From February 2011 to 2012 he was a member of the board of directors of Super Religare Laboratories Limited, Southeast Asia’s largest clinical laboratory service company. Dr. Laumas also served as a Director of Parkway Holdings Ltd. (acquired by IHH Healthcare for $3 Billion: Singapore: IHH) from May through August 2010. Dr. Laumas received his A.B. (Chemistry) from Cornell University in 1990, M.D. from Albany Medical College in 1995 with a research gap year at the Dana-Farber Cancer Institute and completed his medical internship in 1996 from the Yale University School of Medicine.

Innovate believes that Dr. Laumas’ prior board service and years of experience investing in the healthcare industry qualifies Dr. Laumas to serve on the board of directors of the combined company.

Jay P. Madan.  Mr. Madan co-founded Innovate in 2012 and has served as its President and as a member of the board of directors since such time. Prior to that, Mr. Madan was an independent contractor advising multiple life sciences companies, including Reliance Life Sciences, Millipore, Baxter, Dade Behring, and Goodwin. This experience in working across multiple teams led him to develop a global network of healthcare professionals. From July 2007 to November 2008, Mr. Madan served as the VP of Business Development at Reliance Biopharmaceuticals Pvt. Ltd., a part of Reliance Industries Ltd., India’s largest conglomerate. While at Reliance and Goodwin, Mr. Madan was focused on the development of their contract manufacturing businesses. Mr. Madan holds a Bachelor of Science degree in Chemical Engineering from University of Mumbai and an M.S. in Chemical Engineering from Washington State University.

Innovate believes that Mr. Madan’s role as a co-founder of Innovate and extensive experience in the life sciences and biotech industries qualifies him to serve on the board of directors of the combined company.

Non-Employee Directors

Lorin K. Johnson, Ph.D.  Dr. Johnson is the founder and Chief Scientist of Glycyx PharmaVentures Ltd., a biopharma investment and development company. In 1989, he co-founded Salix Pharmaceuticals, Inc. (NASDAQ: SLXP), a specialty pharmaceutical company, and held senior leadership positions prior to its $15.8 billion acquisition by Valeant Pharmaceuticals International, Inc. (NYSEA: VRX) in April 2015. Prior to Salix, Dr. Johnson served as Director of Scientific Operations and Chief Scientist at Scios, Inc. (formerly, California Biotechnology, Inc). He is a board member of Sigmoid Pharma, a GI specialty drug delivery company based in Dublin, Ireland. In addition to his career in industry, Dr. Johnson has served as an Assistant Professor of Pathology at Stanford University Medical Center and held academic positions at Stanford University School of Medicine and the University of California, San Francisco. He is the co-author of 75 journal articles and book chapters and is the co-inventor on 18 issued patents. Dr. Johnson holds a PhD from the University of Southern California and was a Postdoctoral Fellow at the University of California, San Francisco.

Innovate believes that Dr. Johnson’s extensive experience in the pharmaceutical and life science industries, both as an executive and investor, qualifies him to serve on the combined company’s board of directors.

Rosemary A. Crane.  Ms. Crane has served as a director of Unilife Corporation (Nasdaq: UNIS, ASX: UNS) since October 2016 and as a director of Edge Therapeutics, Inc. (Nasdaq: EDGE) since September 2017. She has served as a member of the board of directors of Teva Pharmaceuticals Industries and as Vice Chair of the board of Zealand Pharma A/S since September 2015. From 2013 to 2014, Ms. Crane served as President and Chief Executive Officer of MELA Sciences, Inc., a medical technology company. From 2011 to 2013, Ms. Crane was Head of Commercialization and a partner at Appletree Partners, a private equity and venture capital firm. From 2008 to 2011, she served as President and Chief Executive Officer of Epocrates Inc. Ms. Crane served in various senior executive positions at Johnson & Johnson from 2002 to 2008, including as Group Chairman, OTC & Nutritional Group from 2006 to 2008, as Group Chairman, Consumer, Specialty Pharmaceuticals and Nutritionals from 2004 to 2006, and as Executive Vice President of Global Marketing for the Pharmaceutical Group from 2002 to 2004. Prior to that, she held various positions at Bristol-Myers Squibb from 1982 to 2002, including as President of U.S. Primary Care from 2000 to 2002 and as President of Global Marketing and Consumer Products from 1998 to 2000. Ms. Crane received an M.B.A. from Kent State University in 1986 and a B.A. in communications and English from the State University of New York in 1981.

Innovate believes Ms. Crane’s years of experience in in commercialization and business operations, primarily in the pharmaceutical and biotechnology industries, as well as her experience on public and private company boards, qualifies her to serve on the board of directors of the combined company.

Anna Kazanchyan, M.D.  Dr. Kazanchyan founded Saghmos Therapeutics, a company focused on the prevention of contrast-induced acute kidney injury, in September 2016 and serves as its CEO and Chairwoman. Dr. Kazanchyan has served as a member of the board of directors of Foamix Pharmaceuticals (NASDAQ: FOMX) since December 2014 and currently serves on its compensation committee. She is also the founder and Managing Partner since April 2004 of Primary i-Research, LLC, where she provides due diligence to leading healthcare investment funds and evaluates investment prospects of biopharmaceutical companies based on the scientific, clinical, regulatory, and commercial outlook for their products. In addition, she has been a strategic advisor to CEOs of biopharmaceutical companies (start-ups to global companies) and has advised companies on matters related to business development, regulatory strategy, marketing, and commercial/competitive landscape. Previously, Dr. Kazanchyan was Senior Biotechnology Analyst at Wachovia Securities, and was a member of the #1 and #2 Institutional-Investor ranked Biotechnology Equity Research teams at Goldman Sachs and Citigroup, respectively. She received an M.D. from Harvard Medical School and a B.A. in Biology, summa cum laude, from Clark University.

Innovate believes that Dr. Kazanchyan’s 20 years of experience leading and advising companies in the biopharmaceutical and therapeutics industries qualifies her to serve on the combined company’s board of directors.

Anthony E. Maida III, Ph.D.  Dr. Maida has wide experience in the biotechnology industry for more than two decades serving as a CEO, member of the board of directors and working with biotechnology investors. From 1997 through 2010, Dr. Maida served as Chairman, Founder and Director of BioConsul Drug Development Corporation and Principal of Anthony Maida Consulting International, servicing pharmaceutical and investment firms, in the clinical development of therapeutic products and product/company acquisitions. From June 2009 through June 2010, Dr. Maida served as Vice President of Clinical Research and General Manager, Oncology, Worldwide for PharmaNet, Inc., a clinical research organization. Since June 2010, Dr. Maida has served as Senior Vice President, Clinical Research for Northwest Biotherapeutics, Inc., a cancer vaccine company focused on therapy for patients with glioblastoma multiforme and prostate cancer. From 1992 to September of 1999, Dr. Maida was President and Chief Executive Officer of Jenner Biotherapies, Inc., an immunotherapy company. Dr. Maida has served in a number of executive roles including President and CEO of Replicon NeuroTherapeutics, Inc. Dr. Maida is currently a member of the Board of Directors and Audit Chair of Spectrum Pharmaceuticals, Inc (NASDAQ GS: SPPI)., Vitality Biopharma, Inc. (OTCQB: VBIO) and OncoSec Medical Inc. (OTCQB: ONCS). Dr. Maida holds a B.A. in Biology and History, an M.B.A., an M.A. in Toxicology and a Ph.D. in Immunology. He is a member of the American Society of Clinical Oncology (ASCO), the American Association for Cancer Research (AACR), the Society of Neuro-Oncology, the International Society for Biological Therapy of Cancer and the American Chemical Society (ACS).

Innovate believes that Dr. Maida’s extensive experience as an executive at various biotechnology and biopharmaceutical companies as well as his service on private and public company boards qualifies him to serve on the combined company’s board of directors.

Composition of the Board of Directors

The Monster Board currently consists of five directors consisting of David H. Clarke, Jonathan Clark, Robert Machinist, Christopher M. Miner and Steven Barre, and each director’s term expires upon the election and qualification of successor directors at the annual meeting of the stockholders to be held in 2017.

Pursuant to the Merger Agreement, all of the current directors of Monster will resign at or prior to the effective time of the merger. As of the effective time of the merger, the board of directors will consist of seven directors, who are expected to be Christopher Prior, Jay Madan, Sandeep Laumas, Rosemary Crane, Lorin Johnson, Anthony Maida and Anna Kazanchyan.

There are no family relationships among any of the current Monster directors and executive officers, and there are no family relationships among any of the proposed post-merger company directors and executive officers.

Director Independence

The Monster Board has determined that a majority of its directors are independent as defined under NASDAQ listing standards. The Monster Board has also determined that each current member of each of the Nominating and Corporate Governance Committee and Compensation Committee is independent as defined under NASDAQ listing standards and that each current member of the Audit Committee and Compensation Committee is independent as defined under NASDAQ listing standards and applicable SEC rules. In making this determination, Monster’s board of directors found that none of these directors had a material or other disqualifying relationship with Monster.

Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, other than Dr. Laumas, Dr. Prior and Mr. Madan by virtue of their employment with Innovate, the board of directors of Innovate (the “Innovate Board”) has determined that each of the Innovate director designees anticipated to serve on the board of directors of the combined company as of the effective time of the merger is independent as defined under NASDAQ listing standards. Innovate anticipates that the directors who will be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee will satisfy the independence standards for such committees established by the SEC and NASDAQ listing standards, as applicable. With respect to the Audit Committee, Innovate anticipates that the directors who will be appointed will satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the SEC and Nasdaq Capital Market listing standards, as applicable. In making such determination, the relationships that each such director has with Monster or Innovate and all other facts and circumstances deemed relevant in determining their independence have been and will be considered.

Committees of the Board of Directors

The Monster Board currently has, and after completion of the merger the combined organization will continue to have, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee of the Monster Board currently consists of Steven Barre, Robert Machinist and Christopher Miner, with Mr. Machinist acting as the chair. The primary functions of the Monster Audit Committee include, among other things:

•	reviewing and approving the engagement of the independent registered public accounting firm to perform audit services and any permissible non-audit services for Monster;
•	evaluating the performance of Monster’s independent registered public accounting firm and deciding whether to retain their services;
•	monitoring the rotation of partners on the engagement team of Monster’s independent registered public accounting firm;

•	reviewing Monster’s annual and quarterly financial statements and reports and discussing the statements and reports with Monster’s independent registered public accounting firm and management, including a review of disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	considering and approving or disapproving all related party transactions for Monster;
•	reviewing, with Monster’s independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy and effectiveness of Monster’s financial controls;
•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter; and
•	establishing procedures for the receipt, retention and treatment of complaints received by Monster regarding financial controls, accounting or auditing matters.

The Audit Committee of the combined organization is expected to retain these duties and responsibilities following completion of the merger.

Each current member of the Audit Committee satisfies the independence requirements under NASDAQ listing standards and Rule 10A-3(b)(1) of the Exchange Act and is a person who the Monster Board has determined has the requisite financial expertise required under the applicable requirements of NASDAQ. In arriving at this determination, the Monster Board examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. The Monster Board has also determined that Mr. Machinist qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Innovate believes that, after the completion of the merger, the composition of the Audit Committee will meet the requirements for independence under, and the Audit Committee will comply with, any applicable requirements of the rules and regulations of NASDAQ and the SEC.

Compensation Committee

The Compensation Committee of the Monster Board currently consists of Robert Machinist, Steven Barre and Christopher Miner, with Mr. Miner acting as the chair. The functions of the Compensation Committee include, among other things:

•	determining the compensation and other terms of employment of Monster’s chief executive officer and its other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;
•	reviewing and recommending to the full Monster Board the compensation of the Monster directors;
•	evaluating and administering the equity incentive plans, compensation plans and similar programs advisable for Monster, as well as reviewing and recommending to the Monster Board the adoption, modification or termination of Monster’s plans and programs;
•	establishing policies with respect to equity compensation arrangements;
•	if required, reviewing with management Monster’s disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full Monster Board its inclusion in Monster’s periodic reports to be filed with the SEC; and
•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee of the combined organization is expected to retain these duties and responsibilities following completion of the merger.

The Monster Board has determined that each current member of the Compensation Committee is independent under NASDAQ listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and an “outside director” as that term is defined in Section 162(m) of the Code.

Innovate believes that, after the completion of the merger, the composition of the Compensation Committee will meet the requirements for independence under, and the Compensation Committee will comply with, any applicable requirements of the rules and regulations of NASDAQ and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee of the Monster Board currently consists of Steven Barre, Robert Machinist and Christopher Miner, with Mr. Barre acting as the chair. The functions of the Nominating and Corporate Governance Committee include, among other things, the following:

•	reviewing periodically and evaluating director performance on the Monster Board and its applicable committees, and recommending to the Monster Board and management areas for improvement;
•	interviewing, evaluating, nominating and recommending individuals for membership on the Monster Board;
•	reviewing and recommending to our board of directors any amendments to the Monster corporate governance policies; and
•	reviewing and assessing, at least annually, the performance of the Nominating and Corporate Governance committee and the adequacy of its charter.

The Nominating and Governance Committee of the combined organization is expected to retain these duties and responsibilities following completion of the merger.

The Monster Board has determined that each member of the Nominating and Corporate Governance Committee is independent under Nasdaq listing standards.

Innovate believes that, after the completion of the merger, the composition of the Nominating and Corporate Governance Committee will meet the requirements for independence under, and the Nominating and Corporate Governance Committee will comply with, any applicable requirements of the rules and regulations of NASDAQ and the SEC.

The Monster Board may from time to time establish other committees.

2016 Innovate Director Compensation

Innovate did not have any directors in the year ended December 31, 2016, who were not employed by Innovate.

Compensation Committee Interlocks and Insider

Composition of the Compensation Committee for the combined company has not yet been determined. Following completion of the merger, each member designated by Innovate and appointed to the Compensation Committee is expected to be an “outside” director as that term is defined in Section 162(m) of the Internal Revenue Code, a “non-employee” director within the meaning of Rule 16b-3 of the rules promulgated under the Exchange Act and independent within the meaning of the independent director guidelines of the NasdaqCM. None of the proposed combined company’s executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who is proposed to serve on the combined company’s board of directors or Compensation Committee following the merger.

Executive Compensation

This section discusses the material components of the executive compensation program offered to Innovate’s named executive officers identified below.

2016 Summary Compensation Table

The following table provides information regarding Innovate’s named executive officers during the fiscal year ended December 31, 2016. For the management of the combined company after the closing of the merger, see “Management Following the Merger — Executive Officers and Directors — Executive Officers and Directors of the Combined Company Following the Merger.” These individuals are referred to elsewhere in this proxy statement/information statement as the “named executive officers” of Innovate.

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	Total
Christopher Prior, Ph.D. Chief Executive Officer	2016	$18,000		$2,100	$1,250,392	$1,270,492
Sandeep Laumas, M.D. Executive Chairman	2016	$18,000	(2)	$2,100	$—	$20,100
Jay P. Madan President, Corporate Development	2016	$30,000	(3)	$4,500	$—	$34,500

(1)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of Accounting Standards Codification (ASC) 718, Compensation — Stock Compensation. The assumptions that Innovate used to calculate these amounts are discussed in the notes to the December 31, 2016 and 2015 audited financial statements of Innovate included elsewhere in this proxy statement/information statement. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	As described below under the heading “Employment and Severance Agreements,” under the terms of Dr. Laumas’ employment agreement, a portion of the amount of the 2016 base salary set forth in the agreement was deferred and would be paid if Innovate reached a specified financial milestone prior to March 15, 2017. The milestone was not reached by that date, and the amount in the table reflects the amounts paid in 2016.
(3)	As described below under the heading “Employment and Severance Agreements,” under the terms of Mr. Madan’s employment agreement, a portion of the amount of the 2016 base salary set forth in the agreement was deferred and would be paid if Innovate reached a specified financial milestone prior to March 15, 2017. The milestone was not reached by that date, and the amount in the table reflects the amounts paid in 2016.

Narrative Disclosure to Summary Compensation Table

The primary elements of compensation for Innovate’s named executive officers are base salary, bonus and equity-based compensation awards. The named executive officers also participate in employee benefit plans and programs that Innovate offers to its other full-time employees on the same basis.

Base Salary

The base salary payable to Innovate’s named executive officers is intended to provide a fixed component of compensation that reflects the executive’s skill set, experience, role and responsibilities.

Bonus

Although Innovate does not have a written bonus plan, the Innovate Board may, in its discretion, award bonuses to its executive officers on a case-by-case basis. These awards are structured to reward named executive officers for the successful performance of Innovate as a whole and of each participating named executive officer as an individual. The bonus amounts awarded in 2016 were on an entirely discretionary basis. In addition, as described under the heading “Employment and Severance Agreements,” each of the named executive officers is eligible under the terms of their respective employment agreements to receive set bonus amounts based on Innovate’s achievement of certain financial milestones.

Health, Welfare and Additional Benefits

Each of Innovate’s named executive officers is eligible to participate in Innovate’s employee benefit plans and programs, including medical, dental and vision benefits, to the same extent as its other full-time employees, subject to the terms and eligibility requirements of those plans.

Although Innovate does not have a formal policy with respect to the grant of equity incentive awards to its executive officers or any formal equity ownership guidelines applicable to them, Innovate believes that equity grants provide its executives with a strong link to Innovate’s long-term performance, create an ownership culture and help to align the interests of Innovate’s executives and its stockholders. In addition, Innovate believes that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes executive officers to remain in Innovate’s employment during the vesting period. In 2016, Innovate granted Dr. Prior options to purchase up to an aggregate of 5,400,000 shares (as adjusted for a one-for-three stock split in 2016). The options have an exercise price of $0.1133, and vested as to 4,050,000 shares on November 2, 2015, with 37,500 vesting each month over a period of three years thereafter.

2016 Outstanding Equity Awards at Year-End

The following table presents the outstanding equity awards held by Innovate’s named executive officers as of December 31, 2016.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise price	Option Expiration date
Christopher Prior, Ph.D.	4,537,500	862,500	$0.1133	June 30, 2026

Employment and Severance Agreements

Innovate has entered into employment agreements with each of its named executive officers described below, and standard confidential information and/or inventions assignment agreements, under which each of its named executive officers has agreed not to disclose Innovate’s confidential information. Each agreement is for an initial term of three years from the Minimum Financial Milestone Event, defined as the sale by Innovate of its equity securities in a bona fide equity financing in which Innovate receives gross proceeds of not less than $5,000,000, and is thereafter automatically renewed until the employment agreement is terminated or either party provides notice of non-renewal.

Christopher P. Prior, Ph.D.

Innovate entered into an executive employment agreement with Dr. Prior in November 2015, which was subsequently amended in February 2016, twice in March 2017 and in August 2017.

Upon the occurrence of the Minimum Financial Milestone Event, Dr. Prior was entitled to an annual base salary of $240,000. Upon the occurrence of the Second Financial Milestone Event, defined as the sale by Innovate of its equity securities in a bona fide equity financing or the sale of assets or entry into out-licensing and/or partnering agreements in which Innovate receives gross proceeds of not less than $10,000,000 (including proceeds from the Minimum Financial Milestone Event), Dr. Prior’s annual base salary increases to $260,000. Upon the occurrence of the Third Financial Milestone Event, defined as the sale by Innovate of its equity securities in a bona fide equity financing or the sale of assets or entry into out-licensing and/or partnering agreements in which Innovate receives gross proceeds of not less than $25,000,000 (including proceeds from the Minimum Financial Milestone Event and the Second Financial Milestone Event), Dr. Prior’s annual base salary increases to $300,000. Upon the occurrence of the Fourth Financial Milestone Event, defined as the sale by Innovate of its equity securities in a bona finde equity financing or the sale of assets or entry into out-licensing and/or partnering agreements in which Innovate receives gross proceeds of not less than $45,000,000 (including proceeds from the Minimum Financial Milestone Event, the Second Milestone Financial Event and the Third Milestone Financial Event), Dr. Prior’s annual base salary increases to $425,000.

The agreement also provides that Dr. Prior will be eligible to receive a one-time lump sum cash bonus in the amount of $60,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Fourth Milestone Event.

Following the completion of the Minimum Financial Milestone Event, Dr. Prior became eligible for an annual grant of restricted stock for each year of service subject to the completion of certain milestones and the approval of the Innovate Board. Such grants would vest with respect to 25% of the restricted stock on the one year anniversary of the date of grant and thereafter with respect to 75% of the stock over the following three years. Upon a change of control, 100% of the unvested shares of restricted stock would vest.

Jay Madan

Innovate entered into an executive employment agreement with Mr. Madan in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.

The agreement provided for an initial base salary of $90,000, which was increased to $150,000 effective July 1, 2016. The agreement provides that the 2016 base salary was to be deferred until the time of the Minimum Financial Milestone Event; however, if such Minimum Financial Milestone Event did not occur on or before March 15, 2017, Mr. Madan agreed to forfeit such base salary for the period of January 1, 2016 through December 31, 2016. The Minimum Financial Milestone Event occurred after March 15, 2017.

Commencing January 1, 2017, Mr. Madan’s annual base salary exceeding $90,000 was subjected to deferral, with such deferral and salary accrual continuing until the Minimum Financial Milestone Event occurred; however, if the Minimum Financial Milestone Event does not occur on or before March 15, 2018, Mr. Madan agreed to forfeit the 2017 deferred salary.

From and after the occurrence of the Minimum Financial Milestone Event, the agreement provides Mr. Madan’s annual base salary shall be $180,000 and shall not be subject to deferral. Upon the occurrence of the Second Financial Milestone Event, Mr. Madan’s annual base salary increases to $210,000. Upon the occurrence of the Third Financial Milestone Event, Mr. Madan’s annual base salary increases to $250,000. Upon the occurrence of the Fourth Financial Milestone Event, Mr. Madan’s annual base salary increases to $350,000.

The agreement also provides that Mr. Madan will be eligible to receive a one-time lump sum cash bonus in the amount of $30,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $115,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the appoint of $150,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the amount of $125,000 upon the occurrence of the Minimum Fourth Milestone Event.

For the months of July, August and September 2016, Mr. Madan was eligible for a discretionary monthly bonus in the amount of $1,500 per month. If a Minimum Financial Milestone Event has not occurred by March 15, 2017, Mr. Madan was eligible for a discretionary bonus of $90,000, awarded in Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017.

Mr. Madan is also eligible to receive periodic stock or option awards in the discretion of Innovate.

Sandeep Laumas, M.D.

Innovate entered into an executive employment agreement with Dr. Laumas in October 2015, which was subsequently amended in February 2016, March 2017 and August 2017.

The agreement provided for an initial base salary of $75,000, which was increased to $111,000 effective July 1, 2016. The agreement provides that the base salary was to be deferred until the time of the Minimum Financial Milestone Event; however, if such Minimum Financial Milestone Event did not occur on or before March 15, 2017, Dr. Laumas agreed to forfeit such base salary for the period of January 1, 2016 through December 31, 2016. The Minimum Financial Milestone Event occurred after March 15, 2017.

Commencing January 1, 2017, Dr. Laumas’ annual base salary exceeding $75,000 was subjected to deferral, with such deferral and salary accrual commencing January 1, 2017 and continuing until the Minimum Financial Milestone Event occurred, so long as the Minimum Financial Milestone Event occurred on or prior to March 15, 2018. If the Minimum Financial Milestone Event does not occur on or before March 15, 2018, Dr. Laumas agreed to forfeit such 2017 deferred salary for the period of January 1, 2017 through December 31, 2017.

From and after the occurrence of the Minimum Financial Milestone Event, Dr. Laumas’ annual base salary shall be $150,000 and shall not be subject to deferral. Upon the occurrence of the Second Financial Milestone Event, Dr. Laumas’ annual base salary increases to $160,000. Upon the occurrence of the Third Financial Milestone Event, Dr. Laumas’ annual base salary increases to $175,000. Upon the occurrence of the Fourth Financial Milestone Event, Dr. Laumas’ annual base salary would increase to $300,000.

The agreement also provides that Dr. Laumas will be eligible to receive a one-time lump sum cash bonus in the amount of $25,000 upon the occurrence of the Minimum Financial Milestone Event, a one-time lump sum cash bonus in the amount of $110,000 upon the occurrence of the Second Financial Milestone Event, a one-time lump sum cash bonus in the appoint of $175,000 upon the occurrence of the Minimum Third Milestone Event, and a one-time lump sum cash bonus in the amount of $175,000 upon the occurrence of the Minimum Fourth Milestone Event.

For the months of July, August and September 2016, Dr. Laumas was eligible for a discretionary monthly bonus in the amount of $700 per month. If a Minimum Financial Milestone Event has not occurred by March 15, 2017, Dr. Laumas was eligible for a discretionary bonus of $75,000, awarded in Innovate’s discretion upon the achievement of certain corporate objectives on or before December 31, 2017.

Dr. Laumas is also eligible to receive periodic stock or option awards in the discretion of Innovate.

Potential Payments Upon Termination of Employment or Change in Control

Pursuant to the terms of the executive employment agreement with Dr. Prior, upon termination of the agreement if Innovate does not renew the agreement for a reason unrelated to “cause” (as defined in the agreement), by Dr. Prior for “good reason” (as defined in the agreement”), or by Innovate for reasons other than “cause” (as defined in the agreements), death, or disability, liquidation or dissolution of Innovate, then, subject to Dr. Prior timely signing and not revoking a separation agreement and release of claims agreement, Dr. Prior would be entitled to receive:

•	a lump sum payment equal to (i) twelve months of his then-current base salary; and
•	reimbursements for payments he makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date twelve months from the termination date or (ii) the date on which he obtains reasonably comparable coverage.

Pursuant to the terms of the executive employment agreement with each of Dr. Laumas and Mr. Madan, upon termination of the agreement if Innovate does not renew the agreement for a reason unrelated to “cause” (as defined in the agreements), by the executive for “good reason” (as defined in the agreements), or by Innovate for reasons other than “cause” (as defined in the agreements), death, or disability, liquidation or dissolution of Innovate, then, subject to the executive’s timely signing and not revoking a separation agreement and release of claims agreement, the executive would be entitled to receive:

•	a lump sum payment equal to (i) six months of his then-current base salary; and
•	reimbursements for payments he makes for continued healthcare coverage pursuant to COBRA until the earlier of (i) the date six months from the termination date or (ii) the date on which he obtains reasonably comparable coverage.

Additionally, upon termination of the agreement with each of the above-named executives, pursuant to expiration of the term based on a non-renewal notice or by the executive for “good reason” or for other than “good reason” upon 30 days’ notice, Innovate may elect to pay an amount equal to the executive’s then current base salary for all or any portion of the applicable notice periods required pursuant to the agreements in lieu of all or any portion of such notice period.

Indemnification of Officers and Directors

Effective upon the consummation of the Merger, Innovate will have entered into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Innovate believes that the provisions in its Bylaws and indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.

Compensation of Directors, Executive Officers and Key Employees

For information regarding the compensation of Innovate’s directors and executive officers, please see the section entitled “Management Following the Merger — Director Compensation” in this proxy statement/information statement.

Innovate 2015 Incentive Plan

Upon consummation of the Merger, Monster will adopt the Innovate 2015 Incentive Plan, or the Plan, and all options granted to date under the Plan.

The Innovate Biopharmaceuticals, Inc. 2015 Stock Incentive Plan, or the 2015 Plan, was adopted by the Innovate Board in October 2015 and approved by Innovate’s stockholders in October 2015, and subsequently amended on February 2, 2016, and February 22, 2017. The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, awards of restricted stock, restricted stock units, stock appreciation rights, dividend equivalents, phantom stock and performance units. Innovate’s employees, directors and consultants are eligible to receive awards under the 2015 Plan; however, incentive stock options may only be granted to Innovate’s employees. A maximum of 20,000,000 shares of Innovate’s common stock are authorized for issuance under the 2015 Plan.

The terms of each award granted under the 2015 Plan are set forth in the applicable award agreement.

Pursuant to the terms of the 2015 Plan, Innovate’s board of directors (or a committee appointed by Innovate’s board of directors) administers the 2015 Plan and, subject to any limitations set forth in the 2015 Plan, has the ability to:

•	determine the recipient, type, number, and terms and conditions of awards to be granted;
•	determine the exercise price and fair market value applicable to an award;
•	determine the satisfaction of conditions applicable to awards;
•	amend or waive the provisions of any award;
•	adopt, amend and repeal administrative rules, guidelines and practices for administration of the 2015 Plan;
•	correct any defect, supply, or omission, or reconcile any inconsistency in the 2015 Plan or any agreement entered into thereunder;
•	settle disputed questions arising under the 2015 Plan;
•	determine whether an award’s exercisability will be extended; and
•	alter, amend, suspend or terminate the 2015 Plan and modify, extend or renew awards granted thereunder, with certain exceptions.

In the event of a change in Innovate’s outstanding common stock without the receipt of consideration by Innovate (through stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by Innovate), the Innovate Board will make an appropriate adjustment in the aggregate number or kind of shares of common stock available under the 2015 Plan, the number or kind of shares of common stock subject to each outstanding award, or the option price in order to prevent the dilution or enlargement in any participant’s rights.

In the event of a change in control or reorganization of Innovate, if the surviving or acquiring entity does not assume or substitute similar stock awards for outstanding awards under the 2015 Plan, Innovate’s board of directors has the discretion to take any of the following actions with respect to stock awards:

•	provide for the cancellation, forfeiture or purchase of any award in the agreement governing the corporate transaction;
•	provide for a cash payment to the participants subject to the terms of the 2015 Plan;
•	provide, upon written notice to all 2015 Plan participants holding awards, that all unexercised awards must be exercised within a specified number of days of the date of such notice or such awards will terminate;
•	provide that any outstanding awards shall become exercisable upon such change of control of reorganization of Innovate; or
•	provide that the outstanding awards shall convert into the right to receive liquidation proceeds.

RELATED PARTY TRANSACTIONS

Described below are transactions occurring since January 1, 2014, and any currently proposed transactions to which Innovate was a party and in which:

•	The amounts involved exceeded or will exceed $120,000; and
•	A director, executive officer, holder of more than 5% of the outstanding capital stock of Innovate, or any member of such person’s immediate family had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements that are described under the section titled “Executive Compensation” in this proxy statement/information statement.

In 2016, Innovate made a loan to Jay Madan and his affiliates of $135,000. Mr. Madan repaid $60,000 of the borrowed amount in 2016 and $75,000 remains outstanding.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following information does not give effect to the proposed reverse stock split described in the section “Reverse Split”, beginning on Page 129 of this proxy statement.

The following unaudited pro forma condensed combined financial data presents the pro forma financial position and results of operations of (1) Monster based on the historical consolidated financial statements of Monster, after giving effect to the proposed spin-off of all of the business, assets and certain liabilities of Monster; and (2) the combined business based on the historical consolidated financial statements of Monster and Innovate, after giving effect to the Monster spin-off and Merger.

In the unaudited pro forma condensed combined financial data, the Merger has been accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805. Innovate has preliminarily concluded that the Merger will be accounted for as a reverse acquisition with Innovate being deemed the acquiring company for accounting purposes. Under ASC 805, Innovate, as the accounting acquirer, will record the assets acquired and liabilities assumed of Monster in the Merger at their fair values as of the acquisition date.

Innovate has preliminarily determined that it is the accounting acquirer based on an analysis of the criteria outlined in ASC 805 and the facts and circumstances specific to the Merger, including: (1) equity holders of Innovate will own approximately 91% of Monster and Innovate at closing of the equity securities of the combined company on a fully-diluted basis immediately following the closing of the transaction; (2) all of the board of directors of the combined company will be composed of directors designated by Innovate under the terms of the Merger; and (3) existing members of Innovate’s management will be the management of the combined company.

Because Innovate has been determined to be the accounting acquirer in the Merger, but not the legal acquirer, the Merger is deemed a reverse acquisition under the guidance of ASC 805. As a result, upon consummation of the Merger, the historical financial statements of Innovate will become the historical financial statements of the combined company.

The unaudited pro forma combined financial data is based on the audited financial statements of Monster and Innovate as of December 31, 2016 and the unaudited financial statements of Monster and of Innovate as of June 30, 2017. As such, the financial data set forth below is not a prediction or estimate of the amounts that would be reflected in Monster’s balance sheet as of the day of closing of the transactions. Other than as disclosed in the footnotes thereto, the unaudited pro forma combined financial data does not reflect any additional liabilities, off-balance sheet commitments or other obligations that may become payable after the date of such financial data.

The unaudited pro forma combined financial information is based on assumptions and adjustments that are described in the accompanying notes. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments reflected in the unaudited pro forma combined financial information are preliminary and based on estimates, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing the unaudited pro forma combined financial information. Differences between the preliminary adjustments reflected in the unaudited pro forma combined financial information and the final application of the acquisition method of accounting, which is expected to be completed as soon as practicable after the closing of the Merger, may arise and those differences could have a material impact on the accompanying unaudited pro forma combined financial information and the combined company’s future results of operations and financial position. In addition, differences between the preliminary and final adjustments will likely occur as a result of the amount of cash used for Monster’s operations, changes in fair value of the Monster common stock and other changes in Monster’s assets and liabilities between June 30, 2017 and the closing date of the Merger.

The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma combined financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Monster and Innovate been a combined company during the specified periods.

The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Monster and Innovate and the sections of this proxy statement entitled “Innovate’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Monster’s historical unaudited consolidated financial statements as of and for the six months ended June 30, 2017 are included in Quarterly Report on Form 10-Q field on August 21, 2017 and its audited consolidated financial statements for the year ended December 31, 2016 are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017. Innovate’s historical unaudited financial statements for the six months ended June 30, 2017 and 2016, and audited financial statements for the years ended December 31, 2016 and 2015, are included elsewhere in this proxy statement.

Unaudited Pro Forma Financial Information For Spin-Co Adjustment

The following selected unaudited pro forma financial data presents the pro forma financial position and results of operations of Monster based on the historical consolidated financial statements of Monster, after giving effect to the proposed spin-off transaction whereby on or before the effective date of the Merger, all of the business, assets and certain of the liabilities of Monster not assumed by Innovate further to the Merger will have been acquired by Holdco (“Spin-Co”).

The unaudited pro forma combined balance sheet data as of June 30, 2017 gives effect to the Spin-Co transaction as if it took place on June 30, 2017. The unaudited pro forma combined statement of operations data for the six months ended June 30, 2017 gives effect to the Spin-Co transaction as if it took place on January 1, 2017. The unaudited pro forma combined statement of operations data for the year ended December 31, 2016 gives effect to the Spin-Co transaction as if it took place on January 1, 2016.

Because the unaudited pro forma combined balance sheet data reflects the financial information of Monster as of June 30, 2017, it does not reflect any changes to the current assets which have occurred since June 30, 2017 or which may occur following the date of this proxy statement and prior to the closing of the Spin-Co transaction.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2017 (in thousands, except share data and per share data)	Historical Monster	SpinCo Adjustments (Note 3)		Adjusted Historical Monster
ASSETS
Current assets:
Cash	$39	$(39)	a	$—
Accounts receivable	214	(214)	a	—
Inventory	607	(607)	a	—
Prepaids & other	325	(302)	a	23
Total current assets	1,185	(1,162)		23
Deposits	14	(14)	a	—
Trademark	2,351	(2,351)	a	—
Total	$3,550	$(3,527)		$23
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$599	$(477)	a	$122
Accrued expenses	1,416	(1,183)	a	233
Customer deposits	1,336	(141)	a	1,195
Due to related parties	34	(34)	a	—
Notes payable	378	(38)	a	340
Total current liabilities	3,763	(1,873)		1,890
Stockholders’ (deficit) equity:
Common stock	1	—		1
Additional paid-in capital	35,753	—		35,753
Accumulated deficit	(35,967)	(1,654)	a	(37,621)
Total stockholders’ (deficit) equity	(213)	(1,654)		(1,867)
Total	$3,550	$(3,527)		$23

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2017 (in thousands, except per share data)	Historical Monster	SpinCo Adjustments (Note 3)		Adjusted Historical Monster
Consolidated Statement of Operations Data:
Revenue	$1,138	$(1,138)	a	$—
Cost of sales	(1,224)	1,224	a	—
Gross profit	(86)	86		—
Operating expenses:
Research and development	150	(150)	a	—
Sales and marketing	1,027	(1,027)	a	—
General and administrative	2,684	(1,035)	a	1,649
Total operating expenses	3,861	(2,212)		1,649
Other (income) expense:
Interest expense	1	(1)	a	—
Gain on settlement of debt	(68)	68	a	—
Income tax	—	—		—
Total other (income) expense, net	(67)	67		—
Net income (loss)	$(3,880)	$2,231		$(1,649)
Net loss per share
Basic and diluted	$(0.47)			$(0.20)
Weighted-average common shares outstanding:
Basic and diluted	8,323			8,323

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016 (in thousands, except per share data)	Historical Monster	SpinCo Adjustments (Note 3)		Adjusted Historical Monster
Consolidated Statement of Operations Data:
Revenue	$4,065	$(4,065)	a	$
Cost of sales	(3,329)	(3,329)	a		—
Gross profit	736	(736)			—
Operating expenses:
Research and development	270	(270)	a		—
Sales and marketing	2,425	(2,425)	a		—
General and administrative	3,984	(526)	a		3,458
Total operating expenses	6,679	(3,221)			3,458
Other (income) expense:
Interest expense	825	(71)	a		754
Gain on settlement of debt	(557)	—			(557)
Income tax	2	(1)	a		1
Total other (income) expense, net	270	(72)			198
Net income (loss)	$(6,213)	$2,557			$(3,656)
Net loss per share
Basic and diluted	$(1.12)				$(0.66)
Weighted-average common shares outstanding:
Basic and diluted	5,524				5,524

The accompanying notes are an integral part of these unaudited pro forma financial statements.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

1) Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations based upon the historical data of Monster.

2) The Merger

Innovate is the acquirer in the Merger and, accordingly, the Merger will be accounted for as a reverse acquisition. After the Merger, the business currently conducted by the Company will cease to exist.

Under the terms of the Merger Agreement, upon completion of the Merger, Merger Sub, as defined in the Merger Agreement, will merge with and into Innovate. Innovate will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Monster Digital, Inc. Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster Digital, Inc. common stock, determined using an exchange ratio defined in the Merger Agreement, in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster Digital, Inc.

3) Spin-Co Adjustments

Spin-Co is the action sports camera business operated by Monster Digital, Inc. In regards to the June 30, 2017 pro forma balance sheet presentation, other than certain prepaid expenses and an aggregate total maximum $2.0 million of liabilities to be assumed by Innovate, all assets and liabilities of Spin-Co are eliminated as Spin-Co adjustments with net assets distributed to the stockholders of Monster Digital, Inc. In regards to the December 31, 2016 and June 30, 2017 statements of operations, the revenue and cost of sales related to the camera business and the expenses associated with the generation of those revenues are eliminated as Spin-Co adjustments.

(a)	These adjustments reflect the proposed spin-out transaction on or before the effective date of the Merger, whereby all of the business, assets and certain of the liabilities of Monster not assumed by Innovate further to the Merger will have been acquired by Spin-Co. The remaining general and administrative expenses shown in the Adjusted Historical Monster column consist of public company operating expenses including legal fees, insurance, executive salaries and stock compensation associated with operating a public company.

Unaudited Pro Forma Financial Information for Merger

The following selected unaudited pro forma combined financial data presents the pro forma financial position and results of operations of the combined business based on the historical consolidated financial statements of Monster and Innovate, after giving effect to the Spin-Co adjustment and the approval by shareholders of the Merger.

The unaudited pro forma combined balance sheet data as of June 30, 2017 gives effect to the Monster Spin-Co adjustment and the Merger as if each took place on June 30, 2017. The unaudited pro forma combined statement of operations data for the six months ended June 30, 2017 gives effect to the Spin-Co adjustment and the Merger as if each took place on January 1, 2017. The unaudited pro forma combined statement of operations data for the year ended December 31, 2016 gives effect to the Spin-Co adjustment and the Merger as if each took place on January 1, 2016.

Under the terms of the Merger Agreement, Monster is required to file an initial listing of its common stock on the NasdaqCM (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be approved for listing on or before the effective date of the Merger. One of the conditions of the closing of the Merger is that the Nasdaq Listing Application be approved. Under Sections 5505(a) and 5505(b)(1) of the NASDAQ listing rules, the Company’s common stock can only be listed on the NasdaqCM if stockholders’ equity on a pro forma basis equals or exceeds $5.0 million. Furthermore, Monster is informed that Nasdaq applies a “burn rate” for companies with losses seeking to list during a calendar quarter not reflected in the proxy; the burn rate is based on the current fiscal quarter not reflected in the proxy. Based on these factors, Innovate will be required to (i) cause the conversion (the “Conversion”) of approximately $5.5 million of principal and interest for its outstanding convertible notes (the “Notes”) and consummate the sale of approximately $17.0 million of equity securities on or before the effective date of the Merger (the “Equity Issuance”). Innovate is in the process of securing the Equity Issuance necessary to satisfy the requirements of the NASDAQ listing rules. The pro forma condensed combined balance sheet and condensed combined statement of operations information gives effect to the Equity Issuance and the Conversion at a $60.0 million pre-Merger valuation amount (the “Valuation”).

Further to Proposal No. 4, Monster is soliciting stockholder approval for the issuance of up to $1.69 million of convertible notes (the “Notes”) and warrants (the “Financing Warrants”). All amounts due under the Notes shall automatically convert into shares of the common stock of Monster concurrently with the closing of the Merger. The conversion price will be at the lower of (i) 75% of the average closing price of Monster’s common stock as quoted on the NasdaqCM for the previous 5 days of trading and (ii) $0.75 (the “Conversion Price”). The pro forma combined Balance Sheet and Statement of Operations information assume that all transactions contemplated by Proposal No. 4 are approved and fully sold and that the Conversion Price is based off of the trailing five day average closing price of the Company’s common stock at August 21, 2017, or $0.60. Assuming the sale of $1.69 million of Notes, this debt would convert to 3,755,556 shares of common stock at a Conversion Price of $0.45, which is 75% of $0.60 per share.

Further to Proposal No. 6, Monster has extended to the holders of its outstanding 4,284,664 warrants to purchase shares of our common stock (the “Warrants”) Offers to Amend and Exercise Warrants (together the “Warrant Offer”). Pursuant to the Warrant Offer, the Warrants of holders who elect to participate in the Warrant Offer will be amended to reduce the exercise price to $0.45 (“Revised Exercise Price”) divided by the Stockholder Approved Price. The pro forma combined Balance Sheet and Statement of Operations information assume that all transactions contemplated by Proposal No. 6 are approved, that the Warrants are fully exercised.

The pro forma combined Balance Sheet and Statement of Operations information gives effect to the Equity Issuance and the Conversion at the Valuation (resulting in the issuance of 194,157,077 shares of Monster to Innovate stockholders further to the Merger) as it is a condition to the closing of the Merger that the Nasdaq Listing Application be approved.

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2017 (in thousands, except share data and per share data)	Historical Innovate	Adjusted Historical Monster(1)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash	$5	$—	$17,000	g	$21,131
			1,350	i
			2,776	j
Accounts receivable	—	—	—		—
Inventory	—	—	—		—
Prepaids & other	97	23	—		120
Total current assets	102	23	21,126		21,251
Deposits	—	—	—		—
Equipment, net	8	—	—		8
Trademark	—	—	—		—
Total	$110	$23	$21,126		$21,259
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$2,316	$122	$—		$2,438
Accrued expenses	2,562	233	2,000	b	4,432
			(363)	h
Customer deposits	—	1,195	—		1,195
Notes payable	5,125	340	(340)	c	—
			(5,125)	h
Total current liabilities	10,003	1,890	(3,828)		8,065
Stockholders’ (deficit) equity:
Common stock	31	1	(13)	f	21
			2	g
Additional paid-in capital	4,602	35,753	450	c	36,253
			7,325	h
			567	d
			4,023	e
			13	f
			(36,321)	e
			16,998	g
			1,350	i
			3,470	j
Accumulated deficit	(14,526)	(37,621)	(567)	d	(23,080)
			(110)	c
			(1,837)	h
			(2,000)	b
			(6,000)	e
			38,298	e
			(694)	j
Total stockholders’ (deficit) equity	(9,893)	(1,867)	20,828		13,194
Total	$110	$23	$17,000		$21,259

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2017 (in thousands, except per share data)	Historical Innovate	Adjusted Historical Monster(1)	Pro Forma Adjustments			Pro Forma Combined
Consolidated Statement of Operations Data:
Revenue	$—	$—		$—		$—
Cost of sales	—	—		—		—
Gross profit	—	—		—		—
Operating expenses:
Research and development	2,465	—		—		2,465
Sales and marketing	—	—		—		—
General and administrative	4,142	1,649		(128)	a	5,663
Total operating expenses	6,607	1,649		(128)		8,128
Other (income) expense:
Interest expense	171	—		—		171
Gain on settlement of debt	—	—		—		—
Income tax	—	—		—		—
Total other expense, net	171	—		—		171
Net income (loss)	$(6,778)	$(1,649)		$128		$(8,299)
Net loss per share
Basic and diluted	$(0.21)	$(0.20)	$			$(0.04)
Weighted-average common shares outstanding:
Basic and diluted	31,545	8,323			k	212,612

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016 (in thousands, except per share data)	Historical Innovate	Adjusted Historical Monster(1)	Pro Forma Adjustments			Pro Forma Combined
Consolidated Statement of Operations Data:
Revenue	$—	$—		$—		$—
Cost of sales	—	—		—		—
Gross profit	—	—		—		—
Operating expenses:
Research and development	1,946	—		—		1,946
Sales and marketing	—	—		—		—
General and administrative	3,470	3,458		—		6,928
Total operating expenses	5,416	3,458		—		8,874
Other (income) expense:
Interest expense	204	754		—		958
Gain on settlement of debt	—	(557)		—		(557)
Income tax	—	1		—		1
Total other expense, net	204	198		—		402
Net loss	$(5,620)	$(3,656)		$—		$(9,276)
Net loss per share
Basic and diluted	$(0.18)	$(0.66)	$			$(0.04)
Weighted-average common shares outstanding:
Basic and diluted	31,545	5,524			k	212,612

(1)	See the Spin-Co adjustments in the “Unaudited Pro Forma Financial Information for Spin-Co Adjustment” for the Adjusted Historical Monster adjustments.

The accompanying notes are an integral part of these unaudited pro forma financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X, and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Monster and Innovate. The purchase accounting rules assume that the Merger occurred on June 30, 2017, and does not provide a reasonable estimate of the assets of the combined company on or following the date of the closing. In particular, the pro forma financials do not reflect the reduction in either Monster or Innovate’s cash, resulting from the operations of such entities since June 30, 2017 or since the date of this proxy statement.

Description of Transaction

On July 3, 2017, Innovate and Monster entered into the Merger Agreement. Under the terms of the Merger Agreement, pending stockholder approval of the transaction, Merger Sub will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster. Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster common stock determined using the exchange ratio described below in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster.

The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster security holders will collectively own approximately 9% and Innovate security holders will collectively own approximately 91% of the combined company on a pro forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization, as described in the Merger Agreement. Affiliates of Monster have entered into agreements in support of the proposed transaction.

Innovate has preliminarily concluded that the transaction represents a reverse acquisition business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, based on the structure of the proposed Merger and the resulting relative voting rights, composition of the board of directors and senior management of the combined entity, being in favor of Innovate. Accordingly, under ASC 805, Innovate is the accounting acquirer. Innovate has not yet completed a valuation analysis of the fair market value of Monster’s assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, Innovate has estimated the allocations to such assets and liabilities. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined once Innovate has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include (1) changes in allocations to intangible assets and goodwill based on the results of certain valuations and other studies that have yet to be completed, (2) other changes to assets and liabilities and (3) changes to the ultimate purchase consideration.

Monster and Innovate did not record any provision or benefit for income taxes during the six months ended June 30, 2017 because each company incurred a pre-tax loss and each company maintains a full valuation allowance on its deferred tax assets. Accordingly, no tax effects have been provided for the pro forma adjustments described in Note 2, “Pro Forma Adjustments”.

1) Preliminary Purchase Price

The allocation of the total preliminary estimated acquisition consideration to the acquired assets and liabilities assumed of Monster based on the estimated fair values as of June 30, 2017 is as follows (in thousands):

Purchase Consideration
Fair value of Innovate common stock issued for the acquisition	$4,023
Total of assets acquired and liabilities assumed	1,977
Total purchase price consideration	$6,000
Assets acquired and liabilities assumed
Prepaids and other assets	$23
Accounts payable	(122)
Accrued expenses	(683)
Customer deposits	(1,195)
Total assets acquired and liabilities assumed	(1,977)
Fair value of Innovate common stock issued for the acquisition	(4,023)
Goodwill	$6,000

The purchase accounting assumes the Merger occurred on June 30, 2017; however, Monster has continued to fund its operations since such date and will continue to fund its operations, including the spin-out of its operations and the Merger, through the close of the Merger with cash it has on hand. The allocation of the estimated purchase price is preliminary because the Merger has not yet been completed and the amount of cash held by the combined company, as well as the applicable exchange ratio, is not yet known, and cannot be known until the closing is held. The purchase price allocation will remain preliminary until Innovate’s management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Merger and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date of the Merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

2) Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to the tangible assets and liabilities of Monster to reflect the preliminary estimate of their fair values, and to reflect the impact on the statements of operations of the Merger as if the companies had been combined during the periods presented therein. The unaudited pro forma condensed combined financial information includes pro forma adjustments that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the results of operations of the combined company. Such adjustments do not contemplate the consumption of cash resources to fund continuing operating costs of Monster for the period subsequent to June 30, 2017, which are expected to be material and will therefore affect the exchange ratio calculation. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a)	This adjustment represents the elimination of nonrecurring transaction costs incurred during the six month period ended June 30, 2017 of $128,000 that are directly related to the transaction.
(b)	These adjustments represent accrued expenses that are directly attributable to the closing of the transaction, including approximately $700,000 for tail insurance coverage to be purchased by Monster, for its directors and officers, and estimated transaction costs to complete the transaction of approximately $1.3 million. The $1.3 million in transaction costs includes $300,000 in legal fees to be incurred by Monster, $400,000 in legal expenses to be incurred by Innovate, $300,000 for banker fees to be incurred by Monster and $300,000 in auditor and printer fees to be incurred by Monster and Innovate. Under the terms of the Merger Agreement, Innovate is currently scheduled to assume $450,000 of these liabilities.

(c)	This adjustment represents $340,000 of convertible promissory notes of Monster. These notes convert concurrent with the consummation of the proposed Merger, at a discount to Monster common stock. The conversion creates a beneficial conversion feature, which is recorded as additional interest expense and additional paid-in capital. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the combined company.
(d)	This adjustment represents $567,000 of unamortized, non-cash stock-based compensation related to the issuance of restricted common stock and options of Monster that vest over a weighted average period of 13 months. Upon consummation of the proposed Merger, these shares and options fully vest and the related unamortized compensation is expensed with a corresponding credit to additional paid-in capital. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the combined company.
(e)	This adjustment represents the entry to record the preliminary estimated consideration to be paid and the write-off of goodwill based on Innovate’s preliminary assessment that this goodwill would be immediately impaired. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the combined company.
This adjustment also reflects the elimination of Monster’s historical accumulated deficit of $37,621,000 plus Monster’s pro forma adjustments of $110,000 and $567,000 related to (c) and (d) above, respectively.
(f)	This adjustment reflects the reclassification of the par value of common stock and additional paid-in capital in connection with the purchase of all shares of Innovate’s common stock with newly issued shares of Monster’s common stock.
(g)	This adjustment reflects the sale of $17.0 million of equity securities by Innovate to be made further to the Equity Issuance on or before the effective date of the Merger.
(h)	This adjustment represents $5,125,000 of convertible promissory notes and $363,000 of accrued interest on convertible promissory notes of Innovate. These notes convert concurrent with the consummation of the proposed Merger, at a discount to equity securities to be issued by Innovate further to the Equity Issuance. The conversion creates a beneficial conversion feature, which is recorded as additional interest expense and additional paid-in capital. This pro forma adjustment is not reflected in the unaudited pro forma condensed combined statements of operations as this amount is not expected to have a continuing effect on the operating results of the combined company.
(i)	This adjustment represents the conversion of an additional $1,350,000 of convertible debt of Monster at 75% of $0.60 per share. The funds generated through the issuance of these promissory notes will be utilized in the course of business prior to the Merger and will not be available after the consummation of the Merger.
(j)	This adjustment assumes the exercise of all 4,284,663 Warrants of Monster and gives effect to additional shares issued at $0.45 per share. The funds generated through the exercise of these Warrants are expected to be utilized in the course of business prior to the Merger and are not expected to be available after the consummation of the Merger.

k)	The basic and diluted shares outstanding on a pro forma combined basis were calculated based on the conversion ratio established in the Merger Agreement and the expected amount of outstanding shares of Monster and Innovate immediately prior to the Merger based on the outstanding shares of each company as of June 30, 2017 and the pro forma adjustments for expected shares to be issued for the conversion of convertible promissory notes and accrued interest of Monster and Innovate and the proposed Equity Issuance of Innovate. The pro forma combined shares outstanding is calculated as follows:

Description	($000s) Pro Forma
Innovate common shares	119,261
Innovate convertible debt and accrued interest	22,601
Innovate Equity Issuance ($17.0 million)	52,295
Monster common shares	9,343
Monster convertible debt and accrued interest	3,756
Monster warrants and options	5,356
Total pro forma shares outstanding	212,612

Required Vote

Adoption of the Merger requires the affirmative vote of a majority of the issued and outstanding shares of Monster’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of The Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT.

PROPOSAL NO. 2: APPROVAL OF THE REVERSE SPLIT

The Company is asking you to approve the reverse split proposal.

The Reverse Split

Prior to the execution of the Effective Time, the Company will effect the Reverse Split.

Our board of directors has adopted resolutions (i) declaring that submitting an amendment to the Company’s Certificate of Incorporation to effect the Reverse Split of our issued and outstanding common stock was advisable, and (ii) directing that a proposal to approve the Reverse Split be submitted to the holders of our common stock for their approval. The Reverse Split of our issued and outstanding common stock will be effected by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range as determined by our board of directors in its sole discretion.

Our board of directors is submitting the Reverse Split to our stockholders for approval with the intent of increasing the market price of our common stock to enhance our ability to meet the continued listing requirements of the NasdaqCm, to make our common stock sufficiently attractive for Innovate to consummate the Merger transaction and to ensure that Innovate will be able to meet the initial listing requirements of the NasdaqCM or NYSE MKT after consummation of the Merger transaction.

Consequences if the Reverse Split Proposal is not Approved

If the reverse split proposal is not approved by its stockholders, our common stock may be delisted from the NasdaqCM as a result of failures to meet the continued listing requirements of NASDAQ and Innovate may choose to not consummate the Merger transaction.

Required Vote

Approval of the reverse split proposal requires a quorum to be present and an affirmative vote of a majority of our common stock voted at the Special Meeting. Adoption of the reverse split proposal is not conditioned upon the adoption of any of the other proposals.

Introduction

Our Board has unanimously approved and recommended to our stockholders an amendment to our certificate of incorporation, as amended (“Certificate of Incorporation”), to authorize the Board of Directors, if it so chooses, to affect a reverse stock split by a ratio of not less than one-for-two (1:2) and not greater than one-for-ten (1:10), with the exact ratio to be set as a whole number within this range determined by our Board and a related reduction in the authorized number of shares of our common stock based on the reverse stock split ratio set by the Board (except in the case of a one-for-two ratio in which case no adjustment to the number of authorized shares of Common Stock will be made) (collectively, the “Reverse Stock Split”). If this Proposal 2 is approved, our Board may (but is not required to) effect the Reverse Stock Split on or before December 31, 2018, which is the end of our fiscal year 2018, without further stockholder approval. Even if this Proposal 2 is approved, our Board may decide not to affect the Reverse Stock Split at all if it determines that the Reverse Stock Split is not an effective course of action to achieve corporate objectives.

The Reverse Stock Split will have no effect on the par value of our common stock. The Company will pay cash in lieu of any fractional shares resulting from the Reverse Stock Split. The Reverse Stock Split will have the effect of reducing the number of outstanding shares of common stock by the chosen ratio and also will reduce the number of authorized shares of common stock by the chosen ratio, except in the case of a one-for-two reverse split ratio. The amendment to our Certificate of Incorporation to implement the Reverse Stock Split is known as the “Certificate of Amendment”.

Reasons for the Reverse Stock Split

Our common stock is listed on the NasdaqCM which has a continued listing requirement of $1.00 per share. The common stock has recently at times been trading below $1.00 per share. Our Board is submitting this Reverse Stock Split to our stockholders for approval with the primary intent of giving us the flexibility to increase the market price of our common stock to enhance our ability to maintain the listing requirements of the NasdaqCM and to make our common stock more attractive to a broader range of institutional and other investors.

We value our listing on the NasdaqCM and will consider implementing the Reverse Stock Split in order to assist in maintaining such listing. In addition, we also believe that the low market price of our common stock impairs its acceptability to important segments of the financial community and the investing public. Many investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. We believe that the low market price of our common stock has reduced the effective marketability of those shares because of the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices, typically $1.00 to $5.00.

In order to provide maximum flexibility, we are submitting this proposal with a range of exchange ratios of not less than one-for-two (1:2) and not greater than one-for-ten (1:10). The need for the broad range is due to the volatility of the stock price which ranged from a high of $4.01 to a low of $0.43 during the twelve months prior to August 15, 2017.

We believe that enabling our Board to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining whether to implement the Reverse Stock Split and selecting the exchange ratio, our Board will consider factors such as:

•	Maintaining the listing standards of NasdaqCMt;
•	The status of the common stock listing on the NasdaqCM and the listing standards of other stock exchanges;
•	The historical trading price and trading volume of our common stock;
•	The number of shares of our common stock outstanding;
•	The then prevailing trading price and trading volume for our common stock;
•	The anticipated impact of the Reverse Stock Split on the trading price of and market for our common stock; and
•	Prevailing general market and economic conditions.

Reducing the number of outstanding shares of our common stock through a reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Our Board will have sole discretion as to the exact timing and precise exchange ratio of the Reverse Stock Split within the range of ratios specified in this Proposal 2 until December 31, 2018, which is the end of our fiscal year 2018. Our Board may also determine that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders and decide to abandon the Reverse Stock Split, at any time before, during or after the Annual Meeting and prior to its effectiveness, without further action by the stockholders.

Effect of the Reverse Split on Our Common Stock

Depending on the ratio for the Reverse Stock Split determined by our Board, a minimum of two and a maximum of four shares of existing common stock will be combined into one new share of common stock. In addition, the authorized number of shares of our common stock will be reduced based on the reverse stock split ratio set by the Board to the extent set forth in the table below. For example, if the Board determines to set the ratio to combine three shares of existing common stock into one new share of common stock, the authorized number of shares of common stock will be amended to be one-third of the existing number of authorized shares (i.e., equal to the adjustment to the outstanding shares in the reverse stock split). No change will be made to the number of authorized shares of common stock if the reverse stock split ratio is set by the Board at two shares combined into one share.

The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the Reverse Stock Split ratio that is ultimately determined by our Board.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except that, as described below in “— Fractional Shares,” record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive cash in lieu of such fractional share. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will result in the number of authorized shares of common stock being reduced based on the equivalent of the Reverse Stock Split ratio determined by the Board other than in the case of a one-for-two reverse split in which case no change will be made to the number of authorized shares of common stock. Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The Reverse Stock Split could, under certain circumstances, have an anti-takeover effect (for example, by enhancing our ability to approve future issuances that could dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction involving the Company with another company). This Proposal 2 is not being made in response to any effort of which the Board is aware to accumulate shares of our common stock or obtain control of the Company nor does the Company currently have any plans, proposals or arrangements to issue for any purpose, including future acquisitions or financings, any of the newly available authorized shares of common stock resulting from a change in the authorized shares.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing (the “Effective Time”) of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will affect the Reverse Stock Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to our Certificate of Incorporation, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the Reverse Stock Split. If a certificate of amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware by the close of business on December 31, 2018, our Board will abandon the Reverse Stock Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive whole shares of post-Reverse Stock Split common stock, subject to adjustment for treatment of fractional shares.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

As soon as practicable after filing the certificate of amendment to our Certificate of Incorporation effecting a Reverse Stock Split with the Secretary of State of Delaware, stockholders will receive instructions for the exchange of their common stock certificates for new certificates representing the appropriate number of shares of common stock after the Reverse Stock Split. However, if permitted, the Company may elect to affect the exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of common stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our common stock in the proportionately reduced number. An exchange agent may be appointed to act for stockholders in effecting the exchange of their certificates.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now. You should submit them only after you receive instructions from us or our exchange agent.

No service charges, brokerage commissions or transfer taxes will be payable by any stockholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we will not issue certificates representing fractional shares. In lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.
•	If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.
•	The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:
•	The average closing price of our common stock as reported by the NasdaqCM for the five trading days immediately preceding the date of the Reverse Stock Split, or if our common stock is not at such time traded on the NasdaqCM, then as reported on the primary trading market for our common stock; and
•	The amount of the fractional share.

Those stockholders who hold less than the number of shares set forth in the Reverse Stock Split ratio would be eliminated as a result of the payment of fractional shares in lieu of any fractional share interest in connection with the Reverse Stock Split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the Reverse Stock Split ratio determined by our Board, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted, subject to our treatment of fractional shares. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares.

Accounting Matters

This proposed amendment to our Certificate of Incorporation will not affect the par value of our common stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the stated capital attributable to common stock will be proportionately reduced based on the applicable ratio used in the Reverse Stock Split and the additional paid-in capital account on our balance sheet will not be materially affected due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Certain Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-Reverse Stock Split shares. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefore (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year.

No gain or loss will be recognized by us as a result of the Reverse Stock Split.

No Appraisal Rights

Stockholders have no rights under Delaware law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Required Vote

Approval of the Reverse Split requires the affirmative vote of a majority of the issued and outstanding shares of Monster’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation Of The Board Of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE APPROVAL OF THE REVERSE SPLIT.

PROPOSAL NO. 3: APPROVAL OF THE SPIN-OFF

The Company is asking you to approve the spin-off proposal.

The Spin-Off

On September 27, 2017 the Company transferred all of its businesses and assets and those liabilities of Monster which are not to be assumed by Innovate further to the Merger to Holdco pursuant to the Assignment Agreement in anticipation of the Spin-Off of Holdco from Monster.

After the Spin-Off of Holdco from Monster is completed, all of Monster’s shares of the common stock of Holdco shall be cancelled and Holdco shall be substantially owned by the Company’s stockholders of record immediately prior to the closing of the Merger (the “Spin-Off Record Date”).

Planned Separation

As a condition precedent to the consummation of the Merger, Monster is required to: (i) transfer all of its business and assets and those liabilities of Monster which are not to be assumed by Innovate further to the Merger to Holdco (the “Separation”); and subsequently, (ii) spin off Holdco as a separate, independent corporation, with such spin off being achieved by means of the Distribution, as defined below.

In order to transfer the Monster Business to Holdco, in August 2017, Monster and Holdco agreed to enter into an Assignment and Assumption Agreement. Pursuant to the terms of the Assignment and Assumption Agreement, the Separation was effected on September 27, 2017. Monster allocated all of the assets and those liabilities and obligations of the Monster Business which are not to be assumed by Innovate further to the Merger (including with respect to transition services, employee matters, tax matters and certain other matters) to Holdco.

To complete the Spin-Off required by the Merger Agreement, Monster will distribute all of the shares of Holdco common stock held by it on a pro rata basis to Monster’s stockholders of record immediately prior to the closing of the Merger (the “Distribution”). The Spin-Off will occur immediately prior to, and is expressly contingent upon, the closing of the Merger. Each holder of Monster common stock will receive one share of Holdco for every one share of Monster held of record on the Spin-Off Record Date.

Monster’s board of directors considered a number of potentially negative factors in evaluating the Separation and Distribution as described in the Merger Agreement, and ultimately concluded that the potential benefits of the Separation and the Distribution outweighed these risks.

In order to satisfy Monster’s obligations under the Merger Agreement, Monster’s board of directors believed the Separation and Distribution was in the best interests of Monster’s stockholders. On August 18, 2017, Monster’s board of directors approved a plan to transfer the Monster business to Holdco and to distribute to Monster’s stockholders all of the shares of common stock of Holdco held by Monster through the Distribution.

Aside from the satisfaction of requirements of the Merger Agreement, we believe the Separation and Distribution will create long-term value for Monster, Holdco and their respective stockholders for the following reasons:

If the Separation, the Distribution and the Merger with Innovate described in the Merger Agreement are successfully consummated, you will effectively be provided with equity investments in two separate companies. You will receive one share of the common stock of Holdco for each share of common stock of Monster that you own as of the Record Date, and you will retain a certain number of shares of the combined company pursuant to the terms of the Merger Agreement. Accordingly, the Separation, the Distribution and transaction with Innovate may result in a combined post-Distribution value in excess of the current trading value of Monster alone; and the Separation and the Distribution will provide us the opportunity to streamline the corporate organization of the entity that holds the Monster business, which we believe will result in significant savings to Holdco over the long term.

Publicly available information regarding Holdco

Holdco will continue the business of Monster. Monster files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These SEC filings are available to the public from commercial document retrieval services and at www.sec.gov. The description of Monster's business and financial condition, as well as all risk factors, in Monster's periodic reports filed with the SEC, including but not limited to its Annual Report on 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the six months ended June 30, 2017, are applicable to those shares of stock of Holdco to be distributed further to the Spin-off. If any of those risks and uncertainties develops into actual events, these events could have a material adverse effect on Holdco's businesses, financial conditions or results of operations. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Consequences if the Spin-Off Proposal is not Approved or if the Spin-Off Proposal is Approved but the Merger is not Consummated

If the Spin-Off proposal is not approved by its stockholders, Monster must wind down and terminate the Monster Business prior to the closing date of the Merger or Innovate may not consummate the Merger transaction.

The Spin-Off will occur immediately prior to, and is expressly contingent upon, the closing of the Merger. If the Spin-Off Proposal is approved but the Merger is not consummated, Monster will continue its existing line of business as further discussed in the section of Proposal No. 1 entitled “The Merger — Effect on Monster if the Merger is not Completed.”

Required Vote

Approval of the Spin-Off proposal requires a quorum to be present and an affirmative vote of a majority of our common stock voted at the Special Meeting. Adoption of the Spin-Off proposal is not conditioned upon the adoption of any of the other proposals.

Material United States Federal Income Tax Considerations

The following discussion sets forth the material U.S. Federal income tax consequences to our stockholders of the distribution of stock in Holdco to the stockholders (following the transfer of all of the Company’s assets to Holdco), The following discussion also sets forth the material federal tax consequences to the Company on the spin-off of Holdco to the stockholders of Monster to the extent that those consequences may affect the stockholders of Monster.

This discussion is limited to stockholders who are U.S. Holders (as defined below) of our common stock who hold such stock as a capital asset for Federal income tax purposes. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and the current administrative rules, practices and interpretations of law of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this document, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of Federal income taxation that may be important to particular holders in light of their individual investment circumstances. Unless specifically stated otherwise, this discussion does not apply to the following holders, even if they are U.S. Holders, all of whom may be subject to tax rules that differ significantly from those summarized below: (i) holders who may be subject to special tax rules, including, without limitation, partnerships (including any entity or arrangement treated as a partnership for Federal income tax purposes); (ii) dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, and broker-dealers; and (iii) holders of warrants or other convertible securities entitling them to receive stock, holders who acquired common stock pursuant to the exercise of compensatory stock options or otherwise as compensation, or holders who hold common stock as part of a hedge, straddle, conversion, constructive sale or other integrated security transaction.

We have not sought, and will not seek, a ruling from the IRS regarding the Federal income tax consequences of these transactions. This discussion is based on varying interpretations that could result in U.S federal income tax consequences different from those described below. The following discussion does not address the tax consequences of this offering or the related share issuance under foreign, state, or local tax laws, or the alternative minimum tax provisions of the Code. Accordingly, each U.S. holder of common stock is urged to consult his, her or its (hereinafter, “his”) tax advisor with respect to the particular tax consequences of these transactions.

For purposes of this discussion, a “U.S. holder” is a holder who is for U.S. federal income tax purposes: (i) a citizen or resident of the U.S.; (ii) a corporation or other entity taxable as a corporation that is organized in or under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation, regardless of its source; or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (or if the trust was in existence on August 20, 1996, and validly elected to continue to be treated as a U.S. trust).

THIS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE. THE U.S. FEDERAL INCOME TAX TREATMENT OF THESE TRANSACTIONS IS COMPLEX. ACCORDINGLY, EACH STOCKHOLDER WHO IS A U.S. HOLDER IS STRONGLY URGED TO CONSULT HIS OWN TAX ADVISER WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME, ESTATE AND OTHER TAX CONSEQUENCES OF THE TRANSACTIONS WITH SPECIFIC REFERENCE TO SUCH PERSON’S PARTICULAR FACTS AND CIRCUMSTANCES.

Distributions of Stock in Holdco

The distribution to our stockholders of interests in Holdco will be a taxable event to each Stockholder. The value of the interests in the Holdco stock received by each stockholder will be applied first to reduce the stockholder’s basis in his stock in Monster; any value of those interests in excess of the stockholder’s basis in Monster stock will be a capital gain to the stockholder. Any capital gain will be long-term capital gain, taxable at favorable capital gains rates, if the Stockholder has held his Monster stock for more than a year at the time of the distribution; otherwise, any gain will be short-term capital gain taxable at ordinary income tax rates.

The foregoing discussion assumes that the Company does not, at the time of the distribution, have current or accumulated earnings and profits (“earnings and profits”). According to the books of the Company, the Company has no accumulated earnings and profits. If the Company has any current earnings and profits, then (i) the distribution of the interests in Holdco will be treated as a dividend distribution to each stockholder to the extent of the stockholder’s pro rata share of the Company’s current earnings and profits; and (ii) the value of the distribution, if any, in excess of the stockholder’s pro rata share of current earnings and profits will be treated in the manner described in the preceding paragraph.

The tax consequences of the distribution of Holdcoare complex and not free from doubt. We have provided what we believe are the most likely consequences. Stockholders may wish to consult their own tax advisors on the tax consequences of these transactions.

Net Investment Income Tax

The net investment income tax (the Medicare Tax on Unearned Income) — a tax of 3.8% on certain kinds of investment income — will apply to any portion of the distribution of the stock of Holdco that is treated as a dividend (see the discussion in the second paragraph of “Distributions of Stock in Holdco”, above).

The net investment income tax also appears to apply to any capital gain recognized by the stockholders on the distribution of Holdco stock to them (see the first paragraph of “Distributions of Stock in Holdco”, above) but the treatment of such capital gain under the net investment income rules is not entirely clear. Stockholders should consult their own tax advisors with respect to the applicability of the net investment income tax to such gains.

The net investment income tax applies to individual taxpayers who file joint returns and report adjusted gross income in excess of $250,000 ($125,000 in the case of married taxpayers filing separate returns), and to single taxpayers who report adjusted gross income in excess of $200,000. The net investment income tax also applies to estates and trusts with adjusted gross income in excess of approximately $7,500.

Company Tax Liability Due to the Spin-Off

The Company will recognize gain on (i) the transfer of its subsidiaries and other assets to Holdco if Holdco assumes liabilities of the Company in excess of the Company’s adjusted bases in the subsidiaries and other assets transferred to Holdco and (ii) the distribution of Holdco interests to the stockholders if Holdco has a fair market value in excess of the Company’s adjusted basis in Holdco. According to the Company’s books, the Company’s liabilities do not exceed its basis in the assets being transferred to Holdco. However, Holdco’s value may exceeds the Company’s adjusted basis in Holdco. Any such gain would be added to the Company’s other income in determining the Company’s taxable income (taking into account the Company’s deductible expenses, credits, and allowable net operating loss carryforwards) and its tax liability, if any. The Company expects that any such gain would be offset by its other expenses and by its allowable net operating loss carryforwards, so that the Company would owe no tax as a result of these transactions, but there is no certainty that that would be the case.

Please see the discussion in the next section, “Stockholders’ Transferee Liability for Company Taxes”.

Information Reporting and Backup Withholding

Payments of proceeds from the distribution of Holdco to a stockholder may be subject to information reporting to the IRS and, possibly, U.S. federal backup withholding. Backup withholding will not apply if the stockholder furnishes a correct taxpayer identification number (certified on the IRS Form W-9) or otherwise establishes that he is exempt from backup withholding. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against the stockholder’s U.S. federal income tax liability. The stockholder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. Since any backup withholding required in connection with the distribution of Holdco stock would in effect be a cash obligation imposed on the Company (since no withholdable cash is being distributed), the Company does not intend to distribute Holdco stock to any stockholder who has not provided the Company with a Form W-9 or otherwise established an exemption from backup withholding.

Required Vote

Adoption of the Spin-Off requires the affirmative vote of a majority of the issued and outstanding shares of Monster’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL OF THE SPIN-OFF.

PROPOSAL NO. 4:

APPROVAL OF APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S
ISSUED AND OUTSTANDING COMMON STOCK TO LENDERS PURSUANT TO THE
NOTE PRIVATE PLACEMENT

We have sought and are continuing to seek financing to improve our financial position and provide us with working capital to fund our continuing business operations. Towards that end, our board of directors determined that is in our Company’s and stockholders’ best interests to conduct) a private placement of notes convertible into shares of our common stock and warrants to purchase shares of our common stock.

Terms of the Financing

Our board of directors determined that it was in the best interests of our company and stockholders to offer and sell up to $1,700,000 aggregate principal amount of our convertible notes (the “Notes”) and warrants (the “Financing Warrants”) to purchase our common stock to “accredited investors”. This offering of Notes and Financing Warrants is referred to as the “Note Private Placement”. Any holder of Notes is hereinafter referred to as a “Lender” and together the “Lenders”. To date, we have sold $1,316,500 principal amount of such Notes and anticipate issue up to the $1,700,000 threshold prior to the closing of the Merger. We have been using the net proceeds of the Notes sold to date for working capital and general corporate purposes.

Description of the Notes

The foregoing description is included only for informational purposes in connection with this proxy statement. Additional information may be found in the filings we make with the SEC. Further, we cannot guarantee that we will receive any additional commitments in connection with the sale of the Notes.

This proxy statement is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The securities have not been, and will not be, registered under the Securities Act or any state securities law. Unless so registered or qualified, the securities may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Maturity Date

Unless earlier converted or redeemed, the Notes will mature on March 31, 2018 (the “Maturity Date”).

Interest; Payment of Principal and Interest

The Notes bear interest at a rate of 15% per annum. Principal and interest on the Notes is payable in cash or in-kind upon conversion on the Maturity Date.

Conversion

All amounts due under the Notes shall automatically convert into shares of the common stock of the Company concurrently with the closing of the Merger. The conversion price will be at the lower of (i) 75% of the average closing price of the Company’s common stock as quoted on the NasdaqCM for the previous 5 days of trading and (ii) $0.75 (the “Conversion Price”). There are no registration rights applicable to the Notes. Accordingly, any shares of common stock issued upon conversion of the Notes will be restricted and may only be sold in compliance with Rule 144 or in accordance with another exemption from registration.

Voting Rights

The Notes do not have voting rights.

Optional Prepayment by the Company

We may prepay the Notes prior to the Maturity Date.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure to make payments when due under the Notes; (ii) an uncured default in performance of any term, covenant or condition under the Note Purchase Agreement, or the Notes; (iii) failure to make any payment due under any agreement of indebtedness beyond any grace period; (iv) default on any agreement of indebtedness that causes indebtedness of $500,000 or more to become due prior to its stated date of maturity; (v) bankruptcy or insolvency of the Company, (iv) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and which judgment or judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above; and (v) the Company breaches any representation or warranty in the Note or makes a misleading representation or warranty which results in a material adverse effect on the financial condition of the Company. If there is an event of default, the Lenders may declare all outstanding obligations payable by us under the Notes to be immediately due and payable.

Warrants

The Company shall issue to the Lenders, warrants for an aggregate number of shares of the Common Stock equal to 0.25 times the Conversion Shares (“Financing Warrant Shares”). The Exercise Price will equal to 125% of the average of the closing price of the Company’s common stock as quoted on the NasdaqCM for the 5 days preceding the closing of the Merger.

Stockholder Approval Requirement

We are prohibited from issuing any shares of common stock pursuant to the Notes unless and until stockholder approval of such issuance of securities is obtained as required by applicable Nasdaq rules.

Limitations on Conversion and Issuance

The Notes issued to any one investor may not be converted and shares of common stock may not be issued under such Notes if, after giving effect to the conversion or issuance, such investor would beneficially own in excess of 9.9% of the outstanding shares of our common stock.

Why the Company Needs Stockholder Approval

Our common stock is listed on the NasdaqCM and, as a result, we are subject to the NASDAQ’s Listing Rules. The potential issuance of the shares of our common stock upon conversion of the Notes may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NasdaqCM, including the following:

•	NASDAQ Listing Rule 5635(d) requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction. Shares of our common stock that might be issued upon the conversion of the Notes as well as the Financing Warrant Shares are considered common stock issued for the purposes of determining whether the 20% limit has been reached. Shares of our common stock that might be issued in payment of interest on the Notes are also considered common stock issued for the purposes of determining whether the 20% limit has been reached.
•	NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer).

The aggregate number of shares of our common stock issuable in connection with the Note Private Placement could result in the issuance of more than 20% of our outstanding common stock as of October 10, 2017 at a price less than the greater of the book value or market of the shares. Our common stock had a book value of $(0.05) and market value of $0.6383 on October 10, 2017. Accordingly, we need stockholder approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock as of October 10, 2017. All prior and future issuance of note and Warrants in connection therewith are, in accordance with Nasdaq interpretative rules, aggregated for purposes of the Nasdaq Listing Rules.

Furthermore, assuming all of the Notes to be issued convert into shares of common stock, the issuance of common stock upon the conversion of the Notes may be deemed to result in a group of certain holders of Notes acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any “change in control” as used in Rule 5635(b) in the event that the potential issuance of our common stock upon conversion of the Notes as proposed as in Proposal No. 4 would be deemed to be a “change in control” for purposes of Rule 5635(b). Stockholders should note that a “change of control” as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

We did not seek advance stockholder approval of the potential issuances of shares of common stock related to the Note Private Placement because the Note Private Placement restricts the number of shares that can be issued (whether upon conversion of the Notes, payment of interest on the Notes in common stock or otherwise further to the Note Private Placement) to an amount that would not be in excess of the applicable Nasdaq limitations. Therefore, stockholder approval was not required by the Nasdaq Marketplace Rules. If stockholders do not approve Proposal No. 4 at the Special Meeting, this limit will remain in place.

We seek your approval of Proposal No. 4 in order to comply with the applicable NASDAQ Listing Rules and to satisfy our obligations under the Notes.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the issuance of the shares of common stock pursuant to the Note Private Placement.

Effect of Proposal No. 4 on Current Stockholders

If Proposal No. 4 is adopted, we would be able to issue shares of common stock and warrants pursuant to the terms of the Note Private Placement. The issuance of such shares will result in significant dilution to our stockholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company. Additionally, the sale or any resale into the public markets of the common stock issued in connection with the Notes could cause the market price of our common stock to decline.

Required Vote

Approval of Proposal No. 4 requires the receipt of the affirmative vote of the majority of the votes cast at the Special Meeting. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF MORE THAN
20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK TO THE
LENDERS PURSUANT TO THE NOTE PRIVATE PLACEMENT

PROPOSAL NO. 5:

APPROVAL OF APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK TO AN INVESTOR PURSUANT TO A COMMON STOCK FINANCING, THE PROCEEDS OF WHICH WILL BE USED TO REPAY AN OUTSTANDING OBLIGATION

We have sought and are continuing to seek financing to improve our financial position. Towards that end, our board of directors determined that is in our Company’s and stockholders’ best interests to conduct) a private placement of shares of our common stock to an unaffiliated investor, the proceeds of which will be used to effect the repayment of outstanding indebtedness owed to Walgreens.

Terms of the Financing

We currently have an outstanding debt owed to Walgreens of $1.2 million. The debt was incurred in      2015 in connection with certain price protection afforded Walgreens by us. Walgreens has agreed to settle the debt in full for the sum of $600,000 if payment is made by November 30, 2017.

To obtain sufficient funds to repay the debt to Walgreens, the Company’s Board of Directors approved the issuance of shares of its common stock to an unaffiliated investor. Further to the terms of a Stock Purchase Agreement dated September 12, 2017 (the “Stock Purchase Agreement”), the investor agreed to place $600,000 in escrow. Assuming that stockholders approve this Proposal No. 5, and that the Merger Agreement with Innovate is not earlier terminated, the Company will issue the investor a number of shares of common stock equal to 1,195,000 divided by the lesser of (i) $0.80 or (ii) the average closing bid price of our common stock for the ten trading days immediately preceeding the date of the Special Meeting. This issuance is known as the “Common Stock Financing”.

The closing of the Common Stock Financing will occur prior to, and is expressly contingent upon, the closing of the Merger. Monies placed into escrow will be released to our company on the close of business on that business day immediately prior to the closing of the Merger or returned to the investor in the event that the Merger is not consummated.

Why the Company Needs Stockholder Approval

Our common stock is listed on the NasdaqCM and, as a result, we are subject to the NASDAQ’s Listing Rules. The potential issuance of the shares of our common stock further to the Common Stock Financing may implicate certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain our listing on the NasdaqCM, including the following:

•	NASDAQ Listing Rule 5635(d) requires that an issuer obtain stockholder approval prior to certain issuances of common stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.
•	NASDAQ Listing Rule 5635(b) requires stockholder approval when any issuance or potential issuance will result in a “change of control” of the issuer (which may be deemed to occur if after a transaction a single investor or affiliated investor group acquires, or has the right to acquire, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership would be the largest ownership position of the issuer).

The aggregate number of shares of our common stock issuable in connection with the Common Stock Financing could result in the issuance of more than 20% of our outstanding common stock as of October 10, 2017 at a price less than the greater of the book value or market of the shares. Our common stock had a book value of $(0.05) and market value of $0.6383 on October 10, 2015. Accordingly, we need stockholder approval of the potential issuance of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock as of October 10, 2017.

Furthermore, the issuance of common stock may be deemed to result in this investor acquiring more than 20% of our shares of common stock. Accordingly, we are seeking the stockholders approval on any “change in control” as used in Rule 5635(b) in the event that the potential issuance of our common stock as proposed as in Proposal No. 5 would be deemed to be a “change in control” for purposes of Rule 5635(b). Stockholders should note that a “change of control” as described under Rule 5635(b) applies only with respect to the application of such rule, and does not constitute a “change of control” for purposes of Delaware law, our organizational documents, or any other purpose.

We seek your approval of Proposal No. 5 in order to comply with the applicable NASDAQ Listing Rules and to satisfy our obligations under the Stock Purchase Agreement.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the issuance of the shares of common stock pursuant to the Common Stock Financing.

Effect of Proposal No. 5 on Current Stockholders

If Proposal No. 5 is adopted, we would be able to issue shares of common stock pursuant to the terms of the Common Stock Financing. The issuance of such shares will result in significant dilution to our stockholders, and afford them a smaller percentage interest in the voting power, liquidation value and aggregate book value of our company. Additionally, the sale or any resale into the public markets of the common stock could cause the market price of our common stock to decline.

Required Vote

Approval of Proposal No. 5 requires the receipt of the affirmative vote of the majority of the votes cast at the Special Meeting. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK TO AN INVESTOR PURSUANT TO A COMMON STOCK FINANCING, THE PROCEEDS OF WHICH WILL BE USED TO REPAY OUTSTANDING INDEBTEDNESS.

PROPOSAL NO. 6

APPROVAL OF THE POTENTIAL ISSUANCE
OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK
PURSUANT TO THE REDUCTION IN THE EXERCISE PRICE OF OUTSTANDING WARRANTS

Background

In connection with our initial public offering in July 2016, we issued an aggregate of 3,430,007 five year warrants to purchase shares of our common stock at a per share exercise price of $5.625. In addition, further to numerous private placements effected by us from inception through the date of this proxy, we issued and have outstanding an additional 991,669 warrants at exercise prices ranging from $2.00 to $29.71 per share. These warrants are together known as the “Warrants”.

The exercise of the Warrants is a potential additional source of capital for the Company. If the Warrants are exercised in full, this would result in would result in gross proceeds to the Company of over $20.0 million. However, as of the close of the NasdaqCM on October 10, 2017, the price of our Common Stock was $0.6383, causing all of the Warrants to be “out of-the-money” and thus extremely unlikely to be exercised.

We have extended to holders of record of outstanding Warrants as of September 19, 2017 Offers to Amend and Exercise Warrants (together the “Warrant Offer”). Pursuant to the Warrant Offer, the Warrants of such eligible holders who elect to participate in the Warrant Offer will be amended to (i) shorten the exercise period so that they expire concurrently with the expiration of the Warrant Offer at 5:00 p.m. (Pacific Time) on November 17, 2017 and (ii) reduce the exercise price to $0.45. This reduced exercise price is known as the “Revised Exercise Price”.

We believe providing this mechanism is necessary to provide an incentive to our holders of Warrants to exercise their Warrants and bring needed cash resources into our company.

All monies from the exercise of the Warrants at the Revised Exercise Price will be held in escrow pending approval of this Proposal No. 6. If Proposal No. 6 is not approved, all monies from the exercise of the Warrants further to the Warrant Offer will be returned to said Warrant holders and the terms of such Warrants will be unaffected.

If all Warrants are exercised in full based on the Revised Exercise Price per share of $0.45, the Company could obtain up to $2.1 million in additional capital. However, we can provide no assurance that the Warrants will be exercised in whole, or in part.

The terms of the proposed Warrant Offer are complex and only briefly summarized above. We have file a Schedule TO-I with the SEC in connection with the Warrant Offer. The discussion herein is qualified in its entirety by reference to such filed transaction document and the Exhibits thereto.

Reasons for Requesting Stockholder Approval

Because our common stock is traded on NasdaqCM, we are subject to the NASDAQ Listing Rules, including Listing Rule 5635(d). Pursuant to Listing Rule 5635(d), stockholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Since the Reduced Exercise Price is below “market”, any securities issued for greater than the book or market value of our Common Stock at the time of the exercise of the Warrants will be included in the calculation of the 20% beneficial ownership limitation cap set forth in Listing Rule 5635(d). If our stockholders approve this Proposal No. 6, the Company will not be subject to the issuance of beneficial ownership limitation cap set forth in Listing Rule 5635(d) and we would be able to adjust the exercise price of the Warrants to the Revised Exercise Price and issue the shares further to the Warrant Offer.

We are seeking stockholder approval to permit adjustments to the exercise price of the Warrants and to allow us to make such issuances of our common stock described above in accordance with NASDAQ Listing Rule 5635(d).

If all Warrants are exercised in full based on the Revised Exercise Price per share of $0.45, the Company could obtain up to $2.1 million in additional capital. However, we can provide no assurance that the Warrants will be exercised in whole, or in part.

If stockholder approval of this Proposal No. 6 is not obtained, no shares will be issued and terms of the Warrants will be unaffected.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 5635(e)(4) of the NASDAQ Marketplace Rules to approve this Proposal 6. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE POTENTIAL ISSUANCE OF MORE THAN 20% OF THE COMPANY’S COMMON STOCK PURSUANT TO THE REDUCTION IN THE EXERCISE PRICE OF OUTSTANDING WARRANTS.

PROPOSAL NO. 7:

APPROVAL OF THE POTENTIAL ISSUANCE BY THE COMPANY OF
CONVERTIBLE NOTES AND FINANCING WARRANTS TO BE SOLD IN THE NOTE
PRIVATE PLACEMENT TO AN ENTITY CONTROLLED BY THE COMPANY’S
CHIEF EXECUTIVE OFFICER AND THE PARTICIPATION BY SAID ENTITY IN
THE WARRANT EXERCISE PRICE REDUCTION

Description of Proposal

We are seeking stockholder approval to allow GSB Holdings, Inc., an affiliate controlled by our Chief Executive Officer (“GSB”), to purchase Notes and Financing Warrants in the Note Private Placement and to participate in the Warrant Exercise Price Reduction.

Mr. Clarke, either directly or through GSB, has invested substantial monies into our company to date. He has indicated a wiliness to participate in the Note Private Placement and Warrant Exercise Price Reduction which our Board of Directors believes will assist in provided needed cash resources into the Company prior to the closing of the Merger. Also, our Board feels that Mr. Clarke’s involvement in the Note Private Placement and participation in the Warrant Exercise Price Reduction may be an incentive to other unaffiliated parties to also participate in the Note Private Placement and the Warrant Exercise Price Reduction.

Why the Company Needs Stockholder Approval

NASDAQ Listing Rule 5635(c) requires stockholder approval prior to issuance of common stock to certain affiliates of the Company in a private placement at a price less than the market value of the common stock, as such issuance is considered a form of “equity compensation.” As described in Proposal No. 4, the conversion price of any Notes sold and issued in the Note Private Placement to GSB will be at a discount to the market value of our common stock as of the time any definitive agreements with respect to such transactions are executed. And as described in Proposal No. 6, the Revised Exercise Price is at a discount to the market value of our common stock as of the date of the Warrant Offer. To the extent that the issuance of the shares in the Note Private Placement or upon conversion of the Notes and/or exercise of the Financing Warrants or the Warrants is deemed a form of “equity compensation,” our company is seeking stockholder approval pursuant to NASDAQ Rule 5635(c).

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to the approval of the issuance of the Convertible Notes and Financing Warrants to GSB or the participation by GSB in the Warrant Exercise Price Reduction.

Effect of Proposal No. 7 on Current Stockholders

If Proposal No. 7 is adopted, we would be able to issue Notes and Financing Warrants to GSB further to the Note Private Placement and allow GSB to participate in the Warrant Exercise Price Reduction. The issuance of any shares underlying the Notes and Financing Warrants and shares issued further to the Warrant Exercise Price Reduction will result in an increase in the number of shares of common stock outstanding. The respective percentage interests of current stockholders will be reduced. The sale or resale of these shares could cause the market price of our common stock to decline.

David Clarke, our Chief Executive Officer, either directly or through GSB, owns a substantial number of our shares. As of October 10, 2017, Mr. Clarke beneficially owned approximately 11.0% of our outstanding common stock (assuming the inclusion of shares of common stock subject to options that are exercisable within 60 days). As a stockholder, Mr. Clarke may have interests that diverge from those of other holders of our common stock. In addition, as an executive officer and director, he has the potential ability to influence all matters requiring approval by our stockholders, including approval of significant corporate transactions and the decision of whether a change in control will occur.

In addition, if the shares issued to GSB upon conversion of any Notes acquired by GSB in the Note Private Placement, or upon exercise of the Financing Warrants or Warrants, are later sold by GSB, such sales may be viewed negatively by the public and may have an adverse impact on the market price of our common stock.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 5635(e)(4) of the NASDAQ Marketplace Rules to approve this Proposal 7. Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE POTENTIAL ISSUANCE BY THE COMPANY OF CONVERTIBLE NOTES AND FINANCING WARRANTS TO BE SOLD IN
THE NOTE PRIVATE PLACEMENT TO AN ENTITY CONTROLLED BY THE COMPANY’S
CHIEF EXECUTIVE OFFICER AND THE PARTICIPATION BY SAID ENTITY IN
THE WARRANT EXERCISE PRICE REDUCTION.

PROPOSAL NO. 8:

APPROVAL OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) INCREASE THE
NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK AND
(II) CHANGE THE NAME OF THE COMPANY AFTER THE EFFECTIVE DATE OF THE MERGER TO “INNOVATE BIOPHARMACEUTICALS, INC.”

Overview

Our Board of Directors has adopted, declared advisable and is submitting for stockholder approval an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 to 350,000,000. On September 19, 2017, there were 9,420,681 shares of our common stock outstanding. In addition, we may issue additional shares upon exercise of 4,438,510 outstanding warrants and options.

After taking into account the shares of our common stock which may be issued further to the Merger and in the future under existing warrants and options,, the number of shares we might issue plus our current outstanding shares could exceed our current authorized share amount of 100,000,000.

The Company’s Amended and Restated Certificate of Incorporation also authorizes the issuance of 10,000,000 shares of preferred stock. The proposed amendment does not increase the number of shares of preferred stock that the Company is authorized to issue.

In addition, further to the Merger Agreement, the name of the Company after the effective date of the Merger will become “Innovate Biopharmaceuticals, Inc. An amendment to the Company’s Certificate of Incorporation is required to effect the name change

Form of the Amendment

If stockholders approve this Proposal No. 8, the Company’s Certificate of Incorporation will be amended to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 to 350,000,000. The par value of the common stock will remain at $0.0001 per share. The amendment would amend the first sentence of Article 5 of the Company’s Certificate of Incorporation to read in its entirety as follows:

The total number of shares of capital stock which the Corporation shall have authority to issue is: three hundred sixty million (360,000,000). These shares shall be divided into two classes with three hundred fifty million (350,000,000) shares designated as common stock at $.0001 par value (the “Common Stock”) and ten million (10,000,000) shares designated as preferred stock at $.0001 par value (the “Preferred Stock”).”

The remaining text of Article 5 of the Company’s Certificate of Incorporation will remain unchanged.

In addition, if stockholders approve this Proposal No. 8, the name of the Company after the effective date of the Merger will be changed to “Innovate Biopharmaceuticals, Inc.”.

Purpose of the Amendment.

The Board is recommending this increase in authorized shares of common stock primarily to give the Company appropriate flexibility to issue shares further to the Merger and for future corporate needs. In addition to the shares to be issued further to the Merger, the shares may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the Nasdaq Stock Market. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock plans and savings plans or for other corporate purposes.

In addition, further to the Merger Agreement, the name of the Company after the effective date of the Merger will become “Innovate Biopharmaceuticals, Inc. An amendment to the Company’s Certificate of Incorporation is required to effect the name change

Plans or Proposals to Issue Any of the Newly Authorized Shares, or any Newly Available Shares, as a Result of the Increase

We will be required to issue a substantial number of shares of our common stock further to the Merger, a large portion of which will be from newly available shares as a result of the increase. In addition, as further described in the Section entitled “Risk Factors — Risks Related to Innovate’s Capital Requirements and Financial Condition”, Innovate will require substantial additional financing that in all likelihood will be satisfied in the near term through additional equity or debt financings. Any equity financings would come from the issuance of newly available shares as a result of the increase. Other than the foregoing, there are no other current plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available shares of common stock.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders.

Effectiveness of the Amendment and Required Vote

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The adoption of this amendment requires the approval of a majority of the outstanding shares of common stock. Adoption of this proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO (I) INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK AND
(II) CHANGE THE NAME OF THE COMPANY AFTER THE EFFECTIVE DATE
OF THE MERGER TO “INNOVATE BIOPHARMACEUTICALS, INC.”.

PROPOSAL NO. 9: THE ADJOURNMENT PROPOSAL

The adjournment proposal allows Monster’s board of directors to submit a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the special meeting to approve the consummation of the Merger. In no event will Monster solicit proxies to adjourn the Special Meeting or consummate the Merger beyond the date by which it may properly do so under Delaware law. The purpose of the adjournment proposal is to provide more time for the Monster’s stockholders to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the Merger Proposal.

In addition to an adjournment of the Special Meeting upon approval of an adjournment proposal, the board of directors of Monster is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Monster will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is not Approved

If an adjournment proposal is presented at the Special Meeting and such proposal is not approved by its stockholders, Monster’s board of directors may not be able to adjourn the Special Meeting to a later date. In the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the consummation of the Merger. In such event, the Merger would not be completed.

Required Vote

Approval of the proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the votes cast by the holders of shares of Monster’s common stock entitled to vote. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the board of directors of Monster knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Special Meeting or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxy to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.

TRADEMARK NOTICE

“Monster Digital” and the Monster logo are unregistered trademarks of Monster in the United States and other jurisdictions. “Innovate Biopharmaceuticals” and the Innovate logo are unregistered trademarks of Innovate in the United States and other jurisdictions. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the SEC’s public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of certain documents filed with the SEC by Monster through the “SEC Filings” section of our website.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Monster Digital, Inc.
2655 First Street, Suite 250
Simi Valley, CA 93065

MISCELLANEOUS

Monster has supplied all information relating to Monster, Holdco and Innovate has supplied, but Monster has not independently verified, all of the information relating to Innovate contained in “Summary — The Parties” and “The Merger.”

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the proposals set forth in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated October 12, 2017. You should not assume that the information contained in this proxy statements is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement/) and the mailing of this proxy statement/prospectus to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

INNOVATE
BIOPHARMACEUTICALS, INC.

Financial Statements

December 31, 2016 and 2015

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Innovate Biopharmaceuticals, Inc.
Raleigh, North Carolina

We have audited the accompanying balance sheets of Innovate Biopharmaceuticals, Inc. (the “Company”) as of December 31, 2016 and 2015 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovate Biopharmaceuticals, Inc. as of December 31, 2016 and 2015 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred recurring losses from operations, and is dependent on additional financing to fund operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mayer Hoffman McCann P.C.
Irvine, California
April 18, 2017

INNOVATE BIOPHARMACEUTICALS, INC.

Balance Sheets
December 31, 2016 and 2015

	2016	2015
Assets
Cash	$360,811	$4,207
Prepaid expenses and other current assets	12,085	—
Related party loan	75,000	—
Total current assets	447,896	4,207
Other assets	—	1,798
Computer equipment, net	7,767	—
Total assets	$455,663	$6,005
Liabilities
Current liabilities:
Accounts payable	$1,752,045	$731,612
Accrued expenses	1,723,225	511,494
Due to related party	—	28,165
Total current liabilities	3,475,270	1,271,271
Convertible promissory notes, net	3,216,137	625,000
Convertible promissory notes, related party, net	188,199	145,025
Due to related party	—	35,737
Accrued interest	163,611	25,280
Total liabilities	7,043,217	2,102,313
Commitments and contingencies (Note 9)
Stockholders’ deficit
Common stock; $0.001 par value, 250,000,000 and 100,000,000 shares authorized, 31,545,000 shares issued and outstanding	31,545	31,545
Additional paid-in-capital	1,128,800	—
Stock subscription receivable	(25)	(25)
Accumulated deficit	(7,747,874)	(2,127,828)
Total stockholders’ deficit	(6,587,554)	(2,096,308)
Total liabilities and stockholders’ deficit	$455,663	$6,005

INNOVATE BIOPHARMACEUTICALS, INC.

Statements of Operations
For the Years Ended December 31, 2016 and 2015

	2016	2015
Operating expenses:
Research and development expenses:
License fees	$525,000	$225,100
Development and consulting	1,420,806	281,172
Total research and development expenses	1,945,806	506,272
General and administrative expenses	3,470,429	763,553
Total operating expenses	5,416,235	1,269,825
Other income (expense):
Interest income	94	—
Interest expense	(203,905)	(18,738)
Total other expense, net	(203,811)	(18,738)
Net loss	$(5,620,046)	$(1,288,563)
Net loss per common share – basic and diluted	$(0.18)	$(0.04)
Weighted-average common shares outstanding – basic and diluted	31,545,000	31,545,000

INNOVATE BIOPHARMACEUTICALS, INC.

Statements of Stockholders’ Deficit
For the Years Ended December 31, 2016 and 2015

	Common Stock*		Additional Paid-in- Capital	Accumulated Deficit	Stock Subscription Receivable
	Total	Shares				Amount
Balance as of January 1, 2015	31,545,000	$31,545	$—	$(839,265)	$(175)	$(807,895)
Payment of stock subscription receivable	—	—	—	—	150	150
Net loss	—	—	—	(1,288,563)	—	(1,288,563)
Balance as of December 31, 2015	31,545,000	31,545	—	(2,127,828)	(25)	(2,096,308)
Share-based compensation	—	—	1,048,800	—	—	1,048,800
Debt conversion feature	—	—	80,000	—	—	80,000
Net loss	—	—	—	(5,620,046)	—	(5,620,046)
Balance as of December 31, 2016	31,545,000	$31,545	$1,128,800	$(7,747,874)	$—	$(6,587,554)

*	Common shares adjusted for all years for the 1 for 3 stock splits that occurred in 2016 and 2015

INNOVATE BIOPHARMACEUTICALS, INC.

Statements of Cash Flows
For the Years Ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	$(5,620,046)	$(1,288,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	806	—
Accrued interest on convertible promissory notes	166,905	18,738
Amortization of debt discount	37,000	—
Share-based compensation	1,048,800	—
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(10,287)	(1,798)
Accounts payable	1,020,433	321,160
Accrued expenses	1,211,731	311,494
Due to related party	(28,165)	(35,874)
Net cash used in operating activities	(2,172,823)	(674,843)
Cash flows from investing activities
Purchase of computer equipment	(8,573)	—
Loan to related party	(135,000)	—
Loan payments from related party	60,000	—
Net cash used in investing activities	(83,573)	—
Cash flows from financing activities
Borrowings from convertible promissory notes	2,613,000	625,000
Borrowings from convertible promissory notes, related party	—	25,000
Borrowings from related party	—	28,900
Payment of stock subscription receivable	—	150
Net cash provided by financing activities	2,613,000	679,050
Net increase in cash	356,604	4,207
Cash as of beginning of year	4,207	—
Cash as of end of year	$360,811	$4,207
Supplemental schedule of noncash financing activities
Conversion of due to related party to convertible promissory notes	$35,737	$—
Conversion of accrued interest to convertible promissory notes	$28,574	$—
Debt conversion feature	$80,000	$—

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Innovate Biopharmaceuticals, Inc. (the “Company”) was originally incorporated in the state of North Carolina on January 12, 2012 as GI Therapeutics, Inc. The Company is developing clinical stage products for celiac disease, pancreatic imaging and ulcerative colitis/inflammatory bowel diseases.

On April 10, 2014 the Company changed its name from GI Therapeutics, Inc. to Innovate Biopharmaceuticals, Inc. and reincorporated in Delaware on June 23, 2014.

Business Risks

The Company faces risks associated with companies whose products are in the early stage of development. These risks include, among others, the Company’s need for additional financing to achieve key development milestones, the need to defend intellectual property rights, and the dependence on key members of management.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The financial statements of the prior years presented have been adjusted to reflect the change in common shares and the change in the par value of common shares from stock splits that occurred in 2015 and 2016 and the change from no par value common stock to common stock with a par value of $0.001 per share (see Note 6).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, deferred compensation, valuation allowance for income tax assets and management’s assessment of the Company’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Concentration of Credit Risk

Cash consists of checking accounts. While cash held by financial institutions may at times exceed federally insured limits, management believes that no material credit or market risk exposure exists due to the high quality of the financial institutions. The Company has not experienced any losses on such accounts.

Computer Equipment

Computer equipment is recorded at cost and depreciated using the straight-line method over its estimated useful life. The Company’s computer equipment is depreciated over a period of three years. As of December 31, 2016, the total cost of computer equipment was $8,573 and accumulated depreciation was $806. During 2016, depreciation expense totaled $806.

The costs of maintenance and repairs are expensed as incurred. Improvements and betterments that add new functionality or extend the useful life of the asset are capitalized. When assets are sold or retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the Statements of Operations.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Accrued Expenses

The Company incurs periodic expenses such as research and development, salaries, taxes, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by the Company prior to them being paid. When a vendor’s invoice is not received, the Company is required to estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time. The Company periodically confirms the accuracy of its estimates with the service providers and makes adjustments if necessary.

Accrued expenses consisted of the following as of December 31:

	2016	2015
Compensation and benefits	$1,682,900	$351,000
License fees	—	100,000
Other	40,325	60,494
Total	$1,723,225	$511,494

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred from contracted services and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the Statements of Operations based on its fair value at the grant date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award or the vesting period, whichever is greater. For share-based compensation granted to non-employees, the measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position.

The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50.00% likelihood of being realized upon ultimate settlement.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

These tiers include:

•	Level 1 — defined as observable inputs such as quoted prices for identical instruments in active markets;
•	Level 2 — defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and
•	Level 3 — defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2016 and 2015, the recorded values of cash, accounts payable, accrued expenses, and convertible notes approximate the fair values due to the short-term nature of the instruments.

Net Loss Per Share

The Company calculates net loss per share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. There were no potentially dilutive shares of common stock outstanding during the reporting periods. Furthermore, the Company had a net loss for all periods presented; accordingly, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted earnings per share are the same.

Comprehensive Loss

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the financial statements in the period in which they are recognized. Net loss and other comprehensive loss, including foreign currency translation adjustments and unrealized gains and losses on investments are reported, net of their related tax effect, to arrive at a comprehensive loss. For the years ended December 31, 2016 and 2015, comprehensive loss was equal to the net loss.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Segments

The Company operates in only one segment. The chief operating decision-maker, who is the Company’s Chief Executive Officer (the “CEO”), and management use cash flows as the primary measure to manage the business and do not segment the business for internal reporting or decision making.

Reclassification

A reclassification of the value of common stock and accumulated deficit was made for all years presented to account for the stock split that occurred in the current year. These reclassifications had no effect on 2015 net loss or total stockholders’ deficit.

Recent Accounting Pronouncements

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation — Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment. The FASB issued ASU 2016-09 to simplify several aspects of the accounting for share-based payment transactions, including income tax consequences. The guidance is currently effective for the Company for the year-ending December 31, 2018. The Company is currently evaluating the effect of this guidance on its financial statements.

In November 2015, FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes. The new standard requires that deferred tax assets and liabilities be classified as noncurrent in a classified statement of financial position. The guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual report period. The amendments in this ASU may be applied either prospectively to all deferred tax assets and liabilities or retrospectively to all periods presented. The Company adopted this standard as of December 31, 2016. The adoption of this standard did not impact the prior period presentation as all deferred tax assets and liabilities were noncurrent as of December 31, 2015.

In August 2014, FASB issued ASU No. 2014-15, Presentation of Financial Statements — Going Concern, which requires management to assess an entity’s ability to continue as a going concern and to provide related disclosures in certain circumstances. Under the new guidance, disclosures are required when conditions give rise to substantial doubt about an entity’s ability to continue as a going concern within one year from the financial statement issuance date. The guidance is effective for annual periods ending after December 15, 2016, and all annual and interim periods thereafter. The Company adopted ASU 2014-15 for the year ended December 31, 2016.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these financial statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses. Management’s plans with regard to these matters include seeking additional debt or equity financing arrangements. There is no assurance such financing will be available to the Company when required or that such financing will be available under favorable terms, or that the Company can achieve its developmental milestones. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3: RELATED PARTY TRANSACTIONS

Certain owners of the Company were hired as executive employees (“Executives”) of the Company during 2016. In prior years, these Executives paid certain expenses on behalf of the Company and provided certain consulting services through companies owned by the Executives (“Executive Companies”). During 2016 there were no consulting expenses incurred to the Executives or Executive Companies and there were no expenses paid by the Executives. During 2015, the Company incurred $69,000 in expenses to Executive Companies and these Executives paid approximately $36,000 worth of expenses incurred on behalf of the Company. As of December 31, 2016 and 2015, there was approximately $0 and $64,000 owed to Executives and Executive Companies included in due to related party, respectively. During 2016, approximately $28,000 of the amount in due to related party was paid to the Executives with the remaining $36,000 converted to convertible promissory notes. In addition, during 2016, approximately $14,000 of accrued interest was converted to convertible promissory notes.

During 2016 and 2015, certain Executives and the CEO of the Company provided services to the Company in management roles for which they had not been paid for. The Company has recorded the value of the services performed based on the expected amounts to be paid in the future for the services performed. Management believes that the amount of expense accrued represents the fair value for the services performed by these executives. Certain executives are also shareholders of the Company. During 2016 and 2015, the Company recorded approximately $1,332,000 and $351,000 in compensation expense for the services performed. Included in accrued expenses as of December 31, 2016 and 2015 was approximately $1,683,000 and $351,000 of compensation expense, respectively (See Note 9). In addition, during 2015 certain relatives of the CEO acquired $50,000 of the Company’s convertible promissory notes, which are included in the amount outstanding as of December 31, 2016 and 2015.

As of December 31, 2016, there was approximately $195,000 of convertible promissory notes and approximately $11,000 of accrued interest owed to certain Executives. As of December 31, 2015, there was $145,025 of convertible promissory notes and approximately $13,500 of accrued interest owed to certain Executives.

During 2016, the Company advanced payments to Executive Companies under short-term note receivable arrangements. As of December 31, 2016, there was $75,000 included in due from related party for a note receivable owed to the Company with a due date of April 30, 2017.

The Company obtains legal services from a law firm that owns a minority portion of the Company’s common stock. During 2016 and 2015, the Company incurred expenses with this law firm of approximately $63,000 and $53,000, respectively. As of December 31, 2016 and 2015, approximately $113,000 and $108,000 was owed to this law firm with $113,000 and $88,000 recorded in accounts payable and $0 and $20,000 recorded in accrued expenses, respectively.

NOTE 4: CONVERTIBLE PROMISSORY NOTES

During 2013, the Company entered into a convertible note purchase agreement (the “2013 Notes”) and issued $120,025 in convertible notes which were to convert at 80.00% of the price paid per share in the next equity financing of $2,500,000 or more. The 2013 Notes bore interest at 5.00% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015.

During 2015, the Company entered into convertible note purchase agreements (the “2015 Notes”) and issued $650,000 in convertible notes which were to convert at 80.00% of the price paid per share in the next equity financing of $2,500,000 or more. The 2015 Notes bore interest at 5.00% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015, for certain notes issued and December 31, 2017, for other notes issued, provided no conversion had occurred on or prior to such date.

The 2013 Notes and 2015 Notes included a redemption provision that required the Company, unless the note is converted, if there is a liquidity event, as defined in the agreement, to redeem the note in the amount

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: CONVERTIBLE PROMISSORY NOTES  – (continued)

equal to 150.00% of the principal balance, plus accrued and unpaid interest. The Company evaluated this redemption feature under the provisions of ASC 405, Accounting for Contingencies, and determined that the likelihood of the Company being required to redeem the note at 150.00% of its principal balance was not probable. Therefore, the Company did not accrue any portion of this contingent liability as of December 31, 2015.

During January 2016 the Company issued an additional $150,000 of 2015 Notes. On January 22, 2016, the 2013 Notes and 2015 Notes and accrued interest totaling approximately $949,000 were exchanged for new convertible promissory notes (the “2016 Notes”) bearing an interest rate of 7.00% annually with a maturity date for the outstanding principal and accrued interest of January 22, 2018. In addition, the 2016 Notes will convert at 75.00% of the price paid per share in the next equity financing of $7,500,000 or more. The redemption provision from the 2015 Notes and 2013 Notes was eliminated upon the issuance of the 2016 Notes. The conversion discount embedded in the 2016 Notes creates a contingent beneficial conversion feature which will be recorded as a charge to interest expense when the contingency is probable of occurring.

The Company examined the terms of the exchange of the 2015 Notes and 2013 Notes and determined that the exchange did not result in a debt extinguishment under the guidance of ASC 470-50, Debt Modifications and Extinguishments. There was a change in the fair value of the embedded conversion option from changing the conversion rate from 80.00% to 75.00% immediately before and after the modification, which resulted in an increase to the fair value of the embedded conversion feature. In accordance with ASC 470-50, the carrying amount of the debt instrument must be adjusted for an increase in the fair value of the embedded conversion option resulting from the modification.

The estimated fair value of the change in the embedded conversion option approximated $80,000 and was recorded as a debt discount and additional paid-in-capital at the modification date of January 22, 2016. The estimated fair value of the embedded conversion option was calculated as the difference in the conversion amount of the original conversion option of 80.00% versus the new conversion option of 75.00% at the exchange date, certain future dates and the maturity date of the 2016 Notes based on a probability-weighted scenario, discounted using the effective interest rate of the 2013 and 2015 Notes. During 2016, $37,000 of the debt discount was amortized to interest expense using the effective interest method.

After the conversion of the 2015 Notes and 2013 Notes, the Company issued approximately $2,499,000 of additional 2016 Notes after January 22, 2016.

As of December 31, 2016 and 2015, the convertible promissory notes and related accrued interest were reported as long-term liabilities as the outstanding principal and accrued interest are due and payable on January 22, 2018.

The convertible promissory notes consist of the following as of December 31:

	2016	2015
Convertible promissory notes	$3,251,937	$625,000
Less debt discount	(35,800)	—
Total	$3,216,137	$625,000

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: CONVERTIBLE PROMISSORY NOTES  – (continued)

The convertible promissory notes, related party consist of the following as of December 31:

	2016	2015
Convertible promissory notes, related party	$195,399	$145,025
Less debt discount	(7,200)	—
Total	$188,199	$145,025

NOTE 5: LICENSE AGREEMENTS

During 2015, the Company entered into an Option Agreement (the “Alba Option”) with Alba Therapeutics Corporation (“Alba”). The Alba Option provided the Company with a period of time to evaluate Alba’s intellectual property and enter into a license agreement with Alba. During 2015, the Company paid $225,000 to Alba for the Alba Option, which was recorded as research and development expense in the Company’s Statements of Operations. In January 2016, the Company paid the remaining $25,000 option fee and exercised its rights under the Alba Option and in February 2016 entered into another agreement with Alba (the “Alba License”) to obtain the rights to certain intellectual property relating to Larazotide acetate and related compounds. The Company’s initial area of focus for these assets relates to the treatment of Celiac Disease.

Upon execution of the Alba License, the Company paid Alba a non-refundable license fee of $500,000. In addition, the Company is required to make milestone payments to Alba upon the achievement of certain clinical and regulatory milestones totaling up to $1,500,000 and payments upon regulatory approval and commercial sales of a licensed product totaling up to $150,000,000, which is based on sales ranging from $100,000,000 to $1,500,000,000. The Company recorded $525,000 and $225,000 in research and development expenses from the Alba License in 2016 and 2015, respectively.

Upon the Company paying Alba $2,500,000 for the first commercial sale of a licensed product, the Alba License becomes perpetual and irrevocable. Upon the achievement of net sales in a year exceeding $1,500,000,000, the Alba License also becomes milestone fee free. The Alba License provides Alba with certain termination rights; including failure of the Company to use Commercially Reasonable Efforts to develop the licensed products.

During 2013, the Company entered into an exclusive license agreement with Seachaid Pharmaceuticals, Inc. (the “Seachaid Agreement”) to further develop and commercialize the licensed product. The agreement shall continue in effect on a country-by-country basis, unless terminated sooner in accordance with the termination provisions of the agreement, until the expiration of the royalty term for such product and such country. The royalty term for each such product and such country shall continue until the earlier of the expiration of certain patent rights (as defined in the agreement) or the date that the sales for one or more generic equivalents makes up a certain percentage of sales in an applicable country during a calendar year.

During 2015, the Company entered into amendments to the Seachaid Agreement to modify the payment terms and paid $100,000 in 2015 and $100,000 in January 2016. As of December 31, 2016 and December 31, 2015, $0 and $100,000 was included in accrued expenses for amounts owed under the Seachaid Agreement.

The agreement also calls for milestone payments totaling up to $6,000,000 to be paid when certain clinical and regulatory milestones are met. There are also commercialization milestone payments ranging from $1,000,000 to $2,500,000 depending on net sales of the products in a single calendar year, followed by royalty payments to be made based on net product sales.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: LICENSE AGREEMENTS  – (continued)

During 2014, the Company entered into an Asset Purchase Agreement with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of Secretin for the Pancreatic Imaging Market and Magnetic Resonance Cholangiopancreatography. This program is now referred to as INN-329 by the Company. Upon commercialization of a product, royalty payments are to be made based on a percentage of net product sales.

NOTE 6: STOCKHOLDERS’ DEFICIT

Pursuant to the Articles of Incorporation and Bylaws approved in January 2012, the Company was authorized to issue 1,000,000 shares of common stock having no par value. The Company filed Amended and Restated Articles of Incorporation and Amended and Restated Bylaws in February 2014, which included a 1-to-4 stock split, and increased the authorized shares to 5,000,000 shares of common stock having no par value. During September 2015, the Company amended its Articles of Incorporation and Amended and Restated Bylaws further to increase the authorized shares of stock to 100,000,000 shares of common stock at a par value of $.001 including a 1-to-3 stock split. During August 2016, the Company amended its Articles of Incorporation and Amended and Restated Bylaws further to increase the authorized shares of stock to 250,000,000 shares of common stock at a par value of $0.001 including a 1-to-3 stock split. As a result, the Company recorded a reclassification in 2016 and 2015 to increase the amount recorded for common stock to equal its par value as of December 31, 2016 and 2015. This reclassification had no effect on the results of operations or the total amount of stockholders’ deficit. Share amounts for all periods presented are shown at post-split amounts.

During 2014, the Company issued 525,000 shares of common stock for a stock subscription receivable of $175. During 2015, $150 of the stock subscription receivable was paid to the Company.

NOTE 7: SHARE-BASED COMPENSATION

During 2015, the Company’s board of directors adopted the 2015 Stock Incentive Plan (the “Stock Plan”), which was approved by the Company’s stockholders. The Company has reserved 15,000,000 shares of common stock for issuance to officers, directors, employees and consultants of the Company in accordance with the terms of the Stock Plan. During 2015, the Company committed to grant 5,400,000 stock options to an executive at an exercise price that was to be based on a future equity financing event. During 2016, the option agreement was modified such that an exercise price for these options was determined by the board of directors after obtaining an external valuation of the Company’s common stock and a measurement date was established in July 2016. The options were granted with exercise prices of $0.11 per share, which was less than the deemed fair value of $0.30 per share in July 2016, resulting in an intrinsic value of $0.19 per share. The weighted average fair value at the date of grant for these options was $0.23.

As of December 31, 2016, there were 9,600,000 shares available for future stock option grants under the Stock Plan. The terms of the agreements are determined by the Company’s board of directors. The Company’s awards vest based on the terms in the agreements with some awards vesting immediately and others over a period of three to four years with a term of ten years.

The Company utilizes the Black-Scholes option pricing model to value awards under its Stock Plan. Key valuation assumptions include:

•	Expected dividend yield. The expected dividend is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.
•	Expected stock-price volatility. As the Company’s common stock is not publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: SHARE-BASED COMPENSATION  – (continued)

•	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.
•	Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, the Company estimates the expected term by using the simplified method provided by the Securities and Exchange Commission. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options.

The material factors incorporated in the Black-Scholes model in estimating the fair value of the options granted for the periods presented were as follows:

	Years Ended December 31
	2016	2015
Expected dividend yield	0%	N/A
Expected stock-price volatility	69% – 71%	N/A
Risk-free interest rate	1.0% – 1.2%	N/A
Term of options	5.0 – 5.8	N/A
Stock price	$0.30	N/A

The following table summarizes stock option activity under the Stock Plan for the year ended December 31, 2016:

	Number of Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Remaining Contractual Life (in years)
Outstanding at December 31, 2015	—	$—	$—	—
Options granted	5,400,000	0.11
Options forfeited	—	—
Options exercised	—	—
Outstanding at December 31, 2016	5,400,000	0.11	3,618,000	8.84
Exercisable at December 31, 2016	4,537,500	0.11	3,040,000	8.84
Vested and expected to vest at December 31, 2016	5,356,875	$0.11	$3,589,000	8.84

The Company recognized share-based compensation expense for services within general and administrative expense in the accompanying statements of operations of approximately $1,049,000 and $0 for the years ended December 31, 2016 and 2015, respectively. As of December 31, 2016, there was approximately $192,000 of total unrecognized compensation cost related to un-vested stock-based compensation arrangements. This cost is expected to be recognized over a weighted average period of 1.5 years.

The Plan provides for accelerated vesting under certain change-of-control transactions.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	2016	2015
Noncurrent:
Deferred tax assets:
Tax loss and contribution carryforwards	$536,000	$300
Deferred compensation	605,500	128,600
Intangible assets	1,165,900	617,600
Other	300	—
Valuation allowance	(2,307,700)	(746,500)
Total deferred tax assets, noncurrent	$—	$—

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2016 and 2015, the valuation allowance increased by $1,561,200 and $447,500, respectively.

The reasons for the difference between actual income tax expense (benefit) for the years ended December 31, 2016 and 2015, and the amount computed by applying the statutory federal income tax rate to losses before income tax (benefit) are as follows:

	2016		2015
	Amount	% of Pretax Earnings	Amount	% of Pretax Earnings
Income tax benefit at statutory rate	$(1,910,800)	(34.0)%	$(438,100)	(34.0)%
State income taxes, net of federal tax benefit	(111,300)	(2.0)%	(34,000)	(2.6)%
Non-deductible expenses	454,200	8.1%	19,400	1.5%
Change in state tax rate	13,600	0.2%	5,200	0.4%
Other	(6,900)	(0.1)%	—	0.0%
Change in valuation allowance	1,561,200	27.8%	447,500	34.7%
Income tax benefit	$—	0.0%	$—	0.0%

As of December 31, 2016 and 2015, the Company had no unrecognized tax benefits.

The Company is subject to United States federal income tax and income tax in multiple state jurisdictions. The Company has analyzed its filing positions in all federal and state jurisdictions where it is required to file income tax returns, as well as open tax years in these jurisdictions. The Company is subject to United States federal, state, and local tax examinations by tax authorities for all years of operation. No income tax returns are under examination by taxing authorities at this time.

The Company’s policy for recording interest and penalties is to record them as a component of interest expense and general and administrative expenses. During December 31, 2016 and 2015, the Company did not record any expense to the income statement or balance sheet for interest and penalties.

As of December 31, 2016, the Company has net operating loss carryforwards for federal and state income tax purposes of approximately $1,481,000, which begin to expire in 2034 and 2029, respectively. As of December 31, 2016, the Company has contribution carryforwards of approximately $10,000, which begin to expire in 2020.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: COMMITMENTS AND CONTINGENCIES

During 2015, the Company entered into employment agreements with certain executives and amended these agreements in 2016 (the “Executive Agreements”). In accordance with the Executive Agreements, the Company had committed to pay these individuals a base salary for 2016 and certain bonuses upon the occurrence of certain financial milestone events. The amount of the base salary and bonus to be paid was dependent on the amount of equity financing raised by the Company before March 15, 2017.

The amount of total salary and bonus that could be earned by the executives prior to March 15, 2017 was dependent upon the amount of equity financing raised by this date. Upon raising at least $25,000,000 in equity financing, the executives would have earned a total amount of approximately $1,635,000, which represented the maximum amount they could earn under the Executive Agreements. As of December 31, 2016 and 2015, there was approximately $1,683,000 and $351,000 recorded in accrued expenses for payroll taxes and services performed by the executives in 2016 and 2015 (see Note 3).

On March 1, 2017, the Company amended the Executive Agreements (the “Amended Executive Agreements”). The Amended Executive Agreements added an additional milestone for the achievement of a financing event with gross proceeds of at least $45,000,000 and it extended the date that the financial milestone events must occur by to March 15, 2018. The total amount of milestone bonuses that the executives would be paid upon raising at least $45,000,000 prior to March 15, 2018 approximates $1,700,000 and the amount of potential deferred salary is up to $525,000 for total payments of up to $2,225,000. In addition, since a minimum financial event did not occur as of March 15, 2017, the executives are eligible for discretionary bonuses totaling $285,000 if certain corporate objectives occur on or before December 31, 2017.

The Company has entered into agreements with independent contractors that are providing consulting services to the Company, which can be terminated upon 30 days’ notice. During 2016, there were no significant expenses incurred to any one contractor. As of December 31, 2016, approximately 18.00% of outstanding accounts payable were due to one contractor. During 2015, expenses to two independent contractors represented approximately 47.00% of total research and development expenses, respectively and as of December 31, 2015, amounts due to these independent contractors represented 64.00% of outstanding accounts payable, respectively.

The Company utilizes third-party vendors for the manufacturing of active pharmaceutical ingredients, clinical materials, stability testing, and analytical and other services necessary for clinical trials. As of December 31, 2016, amounts due to two vendors represented approximately 36.00% of accounts payable. The Company believes there are other vendors that could provide these services if necessary.

The Company has entered into agreements with individuals that are serving in an advisory role or as scientific advisors to the Company. Our scientific advisors are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with ours.

The Company has entered into contracts in the normal course of business with consultants for services and products for operating purposes, which generally provide for termination on written notice or by a specified date.

Legal

The Company is not currently involved in any legal matters arising in the normal course of business. From time to time, the Company could become involved in disputes and various litigation matters that arise in the normal course of business. These may include disputes and lawsuits related to intellectual property, licensing, contract law and employee relations matters. Periodically, the Company reviews the status of significant matters, if any exist, and assesses its potential financial exposure. If the potential loss from any claim or legal claim is considered probable and the amount can be estimated, the Company accrues a liability for the estimated loss. Legal proceedings are subject to uncertainties, and the outcomes are difficult to predict.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9: COMMITMENTS AND CONTINGENCIES  – (continued)

Because of such uncertainties, accruals are based on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to pending claims and litigation.

Office Lease

During 2016, the Company entered into a lease agreement for office space with a 12 month term that expired in April 2017. The Company plans to renew the lease on a month-to-month basis. Total rent expense incurred by the Company in 2016 and 2015 was approximately $15,000 and $12,000, respectively.

NOTE 10: SUBSEQUENT EVENTS

During 2017, the Company increased the number of shares reserved under the Stock Plan to 20,000,000 shares and granted 11,775,850 stock options to employees, contractors, vendors and consultants at an exercise price of $0.78 per share.

During 2017, the Company amended its employment agreements with certain executives (see Note 9).

During 2017, the Company issued $700,000 of promissory notes to third-party investors. These promissory notes were issued with the same terms as the 2016 Notes.

Subsequent events have been evaluated through April 18, 2017, the date at which the financial statements were available to be issued.

INNOVATE
BIOPHARMACEUTICALS, INC.

Condensed Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Innovate Biopharmaceuticals, Inc.
Raleigh, North Carolina

We have reviewed the accompanying interim financial statements of Innovate Biopharmaceuticals, Inc., which comprise the balance sheet as of June 30, 2017 and the related statements of operations and cash flows for the six-month periods ended June 30, 2017 and 2016, and the related notes to the financial statements. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these interim financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error.

Accountants’ Responsibility

Our responsibility is to conduct the review engagement in accordance with standards of the Public Company Accounting Oversight Board (United States) and Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the interim financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has incurred recurring losses from operations, and is dependent on additional financing to fund operations. These conditions raise an uncertainty about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter.

Accountants’ Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann P.C
Irvine, California
August 22, 2017

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Balance Sheets
June 30, 2017 and December 31, 2016

	(Unaudited) 2017	2016
Assets
Cash	$5,023	$360,811
Due from related party	75,000	75,000
Prepaid expenses and other current assets	22,305	12,085
Total current assets	102,328	447,896
Computer equipment, net	7,693	7,767
Total assets	$110,021	$455,663
Liabilities
Current liabilities:
Accounts payable	$2,316,300	$1,752,045
Accrued expenses	2,247,471	1,723,225
Convertible promissory notes, net	4,932,937	—
Convertible promissory notes, related party, net	191,541	—
Accrued interest	314,599	—
Total current liabilities	10,002,848	3,475,270
Convertible promissory notes, net	—	3,216,137
Convertible promissory notes, related party, net	—	188,199
Accrued interest	—	163,611
Total liabilities	10,002,848	7,043,217
Commitments and contingencies (Note 8)
Stockholders’ deficit
Common stock; $0.001 par value, 250,000,000 shares authorized, 31,545,000 shares issued and outstanding	31,545	31,545
Additional paid-in-capital	4,601,700	1,128,800
Stock subscription receivable	—	(25)
Accumulated deficit	(14,526,072)	(7,747,874)
Total stockholders’ deficit	(9,892,827)	(6,587,554)
Total liabilities and stockholders’ deficit	$110,021	$455,663

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Statements of Operations
For the Six Month Periods Ended June 30, 2017 and 2016

	(Unaudited) 2017	(Unaudited) 2016
Operating expenses:
Research and development expenses:
License fees	$—	$525,000
Development and consulting	2,465,236	121,152
Total research and development expenses	2,465,236	646,152
General and administrative expenses	4,141,832	972,730
Total operating expenses	6,607,068	1,618,882
Other income (expense):
Interest income	—	94
Interest expense	(171,130)	(92,937)
Total other expense, net	(171,130)	(92,843)
Net loss	$(6,778,198)	$(1,711,725)
Net loss per common share – basic and diluted	$(0.21)	$(0.05)
Weighted-average common shares outstanding – basic and diluted	31,545,000	31,545,000

INNOVATE BIOPHARMACEUTICALS, INC.

Condensed Statements of Cash Flows
For the Six Month Periods Ended June 30, 2017 and 2016

	(Unaudited) 2017	(Unaudited) 2016
Cash flows from operating activities
Net loss	$(6,778,198)	$(1,711,725)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	3,472,900	—
Accrued interest on convertible promissory notes	150,988	76,110
Amortization of debt discount	20,142	16,827
Depreciation	1,674	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(10,220)	(62,510)
Accounts payable	564,255	137,715
Accrued expense	524,246	362,168
Due to related party	—	(28,165)
Net cash used in operating activities	(2,054,213)	(1,209,580)
Cash flows from investing activities
Purchase of computer equipment	(1,600)	—
Loan to related party	—	(135,000)
Net cash used in investing activities	(1,600)	(135,000)
Cash flows from financing activities
Borrowings from convertible promissory notes	1,700,000	1,603,000
Payment of stock subscription receivable	25	—
Net cash provided by financing activities	1,700,025	1,603,000
Net increase (decrease) in cash	(355,788)	258,420
Cash as of beginning of period	360,811	4,207
Cash as of end of period	$5,023	$262,627
Supplemental schedule of noncash financing activities
Conversion of due to related party to convertible promissory notes	$—	$35,737
Conversion of accrued interest to convertible promissory notes	$—	$28,574
Debt conversion feature	$—	$80,000

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description

Innovate Biopharmaceuticals, Inc. (the “Company”) was originally incorporated in the state of North Carolina on January 12, 2012, as GI Therapeutics, Inc. The Company is developing clinical stage products for celiac disease, pancreatic imaging and ulcerative colitis/inflammatory bowel diseases.

On April 10, 2014, the Company changed its name from GI Therapeutics, Inc. to Innovate Biopharmaceuticals, Inc. and reincorporated in Delaware on June 23, 2014.

Business Risks

The Company faces risks associated with companies whose products are in the early stage of development. These risks include, among others, the Company’s need for additional financing to achieve key development milestones, the need to defend intellectual property rights, and the dependence on key members of management.

Basis of Presentation

The unaudited interim condensed financial statements as of and for the six months ended June 30, 2017, have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These financial statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary for a fair statement of the balance sheets, operating results, and cash flows for the periods presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Operating results for the six months ended June 30, 2017, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2017. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted in accordance with the SEC’s rules and regulations for interim reporting.

The accompanying unaudited financial statements and related notes should be read in conjunction with the Company’s audited financial statements for the years ended December 31, 2016 and 2015.

Significant Accounting Policies

There have been no material changes to the Company’s significant accounting policies during the six months ended June 30, 2017 and 2016, as compared to the significant accounting policies disclosed in Note 1 of the financial statements for the years ended December 31, 2016 and 2015. However, the following accounting policies are the most critical in fully understanding the Company’s financial condition and results of operations.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Areas of the financial statements where estimates may have the most significant effect include accrued expenses, share-based compensation, deferred compensation, valuation allowance for income tax assets and management’s assessment of the Company’s ability to continue as a going concern. Changes in the facts or circumstances underlying these estimates could result in material changes and actual results could differ from these estimates.

Accrued Expenses

The Company incurs periodic expenses such as research and development, salaries, taxes, and professional fees. An adjusting entry to accrue expenses is necessary when expenses have been incurred by the Company prior to them being paid. When a vendor’s invoice is not received, the Company is required to

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

estimate its accrued expenses. This process involves reviewing quotations and contracts, identifying services that have been performed on the Company’s behalf and estimating the level of service performed and the associated cost incurred for the service when the Company has not yet been invoiced or otherwise notified of the actual cost. The majority of the Company’s service providers invoice monthly in arrears for services performed or when contractual milestones are met. The Company estimates accrued expenses as of each balance sheet date based on facts and circumstances known at that time. The Company periodically confirms the accuracy of its estimates with the service providers and makes adjustments if necessary.

Accrued expenses consisted of the following as of June 30, 2017 and December 31, 2016:

	2017	2016
Compensation and benefits	$1,719,600	$1,682,900
Research and development	362,371	15,833
Professional fees	165,500	24,492
Total	$2,247,471	$1,723,225

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred from contracted services and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with Accounting Standards Codification (“ASC”) 730, Research and Development.

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the Statements of Operations based on its fair value at the grant date. The expense associated with share-based compensation is recognized on a straight-line basis over the requisite service period of each award; however, the amount of compensation expense recognized at any date must at least equal the portion of the grant-date value of the award that is vested at that date. For share-based compensation granted to non-employees, the measurement date is generally considered to be the date when all services have been rendered or the date that options are fully vested.

Net Loss per Share

The Company calculates net loss per share as a measurement of the Company’s performance while giving effect to all dilutive potential common shares that were outstanding during the reporting period. The Company had a net loss for all periods presented; accordingly, the inclusion of common stock options or other similar instruments would be anti-dilutive. Therefore, the weighted average shares used to calculate both basic and diluted earnings per share are the same.

Comprehensive Loss

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. The Company is required to record all components of comprehensive loss in the financial statements in the period in which they are recognized. Net loss and other comprehensive loss, including foreign currency translation adjustments and unrealized gains and losses on investments are reported, net of their related tax effect, to arrive at a comprehensive loss. For the six months ended June 30, 2017 and 2016, comprehensive loss was equal to the net loss.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Recent Accounting Pronouncements

In May 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting. The FASB issued ASU 2017-09 to clarify and reduce both (i) diversity in practice and (ii) cost and complexity when applying the guidance in Topic 718, to a change to the terms and conditions of a share-based payment award. This guidance is effective for the Company for the year-ending December 31, 2018. Early adoption is permitted. The amendments in this ASU should be applied prospectively to an award modified on or after the adoption date. The Company is currently evaluating the effect of this guidance on its financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. There is substantial doubt that the Company will continue as a going concern for at least 12 months following the date these financial statements are issued, without additional financing based on the Company’s limited operating history and recurring operating losses. Management’s plans with regard to these matters include seeking additional debt or equity financing arrangements. There is no assurance such financing will be available to the Company when required or that such financing will be available under favorable terms, or that the Company can achieve its developmental milestones. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

NOTE 3: RELATED PARTY TRANSACTIONS

Certain owners of the Company were hired as executive employees (“Executives”) of the Company during 2016. In prior years, these Executives paid certain expenses on behalf of the Company and provided certain consulting services through companies owned by the Executives (“Executive Companies”). During 2016, the Company advanced payments to Executive Companies under short-term note receivable arrangements. As of June 30, 2017 and December 31, 2016, there was $75,000 included in due from related party for a note receivable owed to the Company with a due date of December 31, 2017.

During the six months ended June 30, 2017 and 2016, certain Executives and the CEO of the Company provided services to the Company in accordance with the terms of their executive agreements (Note 8). During the six months ended June 30, 2017 and 2016, the Company recorded approximately $734,000 and $503,000 in compensation expense for the services performed, respectively. Included in accrued expenses as of June 30, 2017 and December 31, 2016, was approximately $1,720,000 and $1,683,000 of compensation expense, respectively. In addition, as of June 30, 2017 and December 31, 2016, the Company owes certain relatives of the CEO approximately $55,000 and $53,000 for convertible promissory notes and accrued interest, respectively.

As of June 30, 2017, there was approximately $195,000 of convertible promissory notes and approximately $18,000 of accrued interest owed to certain Executives. As of December 31, 2016, there was approximately $195,000 of convertible promissory notes and approximately $11,000 of accrued interest owed to certain Executives.

The Company obtains legal services from a law firm that owns a minority portion of the Company’s common stock. During the six months ended June 30, 2017 and 2016, the Company incurred expenses with this law firm of approximately $44,000 and $45,000, respectively. As of June 30, 2017 and December 31, 2016, approximately $102,000 and $113,000 was recorded in accounts payable to this law firm, respectively.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: CONVERTIBLE PROMISSORY NOTES

During 2013, the Company entered into a convertible note purchase agreement (the “2013 Notes”) and issued $120,025 in convertible notes which were to convert at 80% of the price paid per share in the next equity financing of $2,500,000 or more. The 2013 Notes bore interest at 5% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015.

During 2015, the Company entered into convertible note purchase agreements (the “2015 Notes”) and issued $650,000 in convertible notes which were to convert at 80.00% of the price paid per share in the next equity financing of $2,500,000 or more. The 2015 Notes bore interest at 5% annually and the outstanding principal and accrued interest were due and payable on December 31, 2015, for certain notes issued and December 31, 2017, for other notes issued, provided no conversion had occurred on or prior to such date.

The 2013 Notes and 2015 Notes included a redemption provision that required the Company, unless the note is converted, if there is a liquidity event, as defined in the agreement, to redeem the note in the amount equal to 150% of the principal balance, plus accrued and unpaid interest. The Company evaluated this redemption feature under the provisions of ASC 405, Accounting for Contingencies, and determined that the likelihood of the Company being required to redeem the note at 150% of its principal balance was not probable.

During January 2016, the Company issued an additional $150,000 of 2015 Notes. On January 22, 2016, the 2013 Notes and 2015 Notes and accrued interest totaling approximately $949,000 were exchanged for new convertible promissory notes (the “2016 Notes”) bearing an interest rate of 7% annually with a maturity date for the outstanding principal and accrued interest of January 22, 2018. In addition, the 2016 Notes will convert at 75% of the price paid per share in the next equity financing of $7,500,000 or more. The redemption provision from the 2015 Notes and 2013 Notes was eliminated upon the issuance of the 2016 Notes. The conversion discount embedded in the 2016 Notes creates a contingent beneficial conversion feature which will be recorded as a charge to interest expense when the contingency is probable of occurring.

The Company examined the terms of the exchange of the 2015 Notes and 2013 Notes and determined that the exchange did not result in a debt extinguishment under the guidance of ASC 470-50, Debt Modifications and Extinguishments. There was a change in the fair value of the embedded conversion option from changing the conversion rate from 80% to 75% immediately before and after the modification, which resulted in an increase to the fair value of the embedded conversion feature. In accordance with ASC 470-50, the carrying amount of the debt instrument must be adjusted for an increase in the fair value of the embedded conversion option resulting from the modification.

The estimated fair value of the change in the embedded conversion option approximated $80,000 and was recorded as a debt discount and additional paid-in-capital at the modification date of January 22, 2016. The estimated fair value of the embedded conversion option was calculated as the difference in the conversion amount of the original conversion option of 80% versus the new conversion option of 75% at the exchange date, certain future dates and the maturity date of the 2016 Notes based on a probability-weighted scenario, discounted using the effective interest rate of the 2013 and 2015 Notes. During the six months ended June 30, 2017 and 2016, approximately $17,000 and $10,000 of the debt discount was amortized to interest expense using the effective interest method, respectively.

After the conversion of the 2015 Notes and 2013 Notes, the Company issued approximately $2,499,000 of additional 2016 Notes in 2016 and approximately $1,700,000 of additional 2016 Notes for the six months ended June 30, 2017.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4: CONVERTIBLE PROMISSORY NOTES  – (continued)

The convertible promissory notes consist of the following as of June 30, 2017 and December 31, 2016:

	2017	2016
Convertible promissory notes	$4,951,937	$3,251,937
Less debt discount	(19,000)	(35,800)
Total	$4,932,937	$3,216,137

The convertible promissory notes, related party consist of the following as of June 30, 2017 and December 31, 2016:

	2016	2015
Convertible promissory notes, related party	$195,399	$195,399
Less debt discount	(3,858)	(7,200)
Total	$191,541	$188,199

NOTE 5: LICENSE AGREEMENTS

During 2015, the Company entered into an Option Agreement (the “Alba Option”) with Alba Therapeutics Corporation (“Alba”). The Alba Option provided the Company with a period of time to evaluate Alba’s intellectual property and enter into a license agreement with Alba. During 2015, the Company paid $225,000 to Alba for the Alba Option, which was recorded as research and development expense in the Company’s Statements of Operations. In January 2016, the Company paid the remaining $25,000 option fee and exercised its rights under the Alba Option and in February 2016, entered into another agreement with Alba (the “Alba License”) to obtain the rights to certain intellectual property relating to Larazotide acetate and related compounds. The Company’s initial area of focus for these assets relates to the treatment of Celiac Disease.

Upon execution of the Alba License, the Company paid Alba a non-refundable license fee of $500,000. In addition, the Company is required to make milestone payments to Alba upon the achievement of certain clinical and regulatory milestones totaling up to $1,500,000 and payments upon regulatory approval and commercial sales of a licensed product totaling up to $150,000,000, which is based on sales ranging from $100,000,000 to $1,500,000,000. There was no research and development expense related to the Alba License for the six months ended June 30, 2017. The Company recorded $525,000 in research and development expenses from the Alba License for the six months ended June 30, 2016.

Upon the Company paying Alba $2,500,000 for the first commercial sale of a licensed product, the Alba License becomes perpetual and irrevocable. Upon the achievement of net sales in a year exceeding $1,500,000,000, the Alba License also becomes milestone fee free. The Alba License provides Alba with certain termination rights; including failure of the Company to use Commercially Reasonable Efforts to develop the licensed products.

During 2013, the Company entered into an exclusive license agreement with Seachaid Pharmaceuticals, Inc. (the “Seachaid Agreement”) to further develop and commercialize the licensed product. The agreement shall continue in effect on a country-by-country basis, unless terminated sooner in accordance with the termination provisions of the agreement, until the expiration of the royalty term for such product and such country. The royalty term for each such product and such country shall continue until the earlier of the expiration of certain patent rights (as defined in the agreement) or the date that the sales for one or more generic equivalents makes up a certain percentage of sales in an applicable country during a calendar year. There was no expense recorded from the Seachaid Agreement for the six months ended June 30, 2017 and 2016.

The agreement also calls for milestone payments totaling up to $6,000,000 to be paid when certain clinical and regulatory milestones are met. There are also commercialization milestone payments ranging from

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5: LICENSE AGREEMENTS  – (continued)

$1,000,000 to $2,500,000 depending on net sales of the products in a single calendar year, followed by royalty payments to be made based on net product sales.

During 2014, the Company entered into an Asset Purchase Agreement with Repligen Corporation (“Repligen”) to acquire Repligen’s RG-1068 program for the development of Secretin for the Pancreatic Imaging Market and Magnetic Resonance Cholangiopancreatography. This program is now referred to as INN-329 by the Company. Upon commercialization of a product, royalty payments are to be made based on a percentage of net product sales.

NOTE 6: STOCKHOLDERS’ DEFICIT

Pursuant to the Articles of Incorporation and Bylaws approved in January 2012, the Company was authorized to issue 1,000,000 shares of common stock having no par value. The Company filed Amended and Restated Articles of Incorporation and Amended and Restated Bylaws in February 2014, which included a 1-to-4 stock split, and increased the authorized shares to 5,000,000 shares of common stock having no par value. During September 2015, the Company amended its Articles of Incorporation and Amended and Restated Bylaws further to increase the authorized shares of stock to 100,000,000 shares of common stock at a par value of $.001 including a 1-to-3 stock split. During August 2016, the Company amended its Articles of Incorporation and Amended and Restated Bylaws further to increase the authorized shares of stock to 250,000,000 shares of common stock at a par value of $0.001 including a 1-to-3 stock split. As a result, the Company recorded a reclassification to increase the amount recorded for common stock to equal its par value as of December 31, 2016. This reclassification had no effect on the results of operations or the total amount of stockholders’ deficit. Share amounts for all periods presented are shown at post-split amounts.

NOTE 7: SHARE-BASED COMPENSATION

The Company has reserved 20,000,000 shares of common stock for issuance to officers, directors, employees and consultants of the Company in accordance with the terms of its 2015 Stock Incentive Plan (the “Stock Plan”).

As of June 30, 2017, there were 2,726,425 shares available for future stock option grants under the Stock Plan. The terms of the agreements are determined by the Company’s board of directors. The Company’s awards vest based on the terms in the agreements with some awards vesting immediately and others over a period of nine months to four years with a term of ten years.

The following summarizes share-based compensation expense recognized in the Company’s financial statements for the six months ended June 30, 2017 and 2016:

	2017	2016
General and administrative	$2,159,500	$—
Research and development	1,313,400	—
Total	$3,472,900	$—

The Company utilizes the Black-Scholes option pricing model to value awards under its Stock Plan. Key valuation assumptions include:

•	Expected dividend yield. The expected dividend is assumed to be zero as the Company has never paid dividends and has no current plans to pay any dividends on the Company’s common stock.
•	Expected stock-price volatility. As the Company’s common stock is not publicly traded, the expected volatility is derived from the average historical volatilities of publicly traded companies within the Company’s industry that the Company considers to be comparable to the Company’s business over a period approximately equal to the expected term.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7: SHARE-BASED COMPENSATION  – (continued)

•	Risk-free interest rate. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant for zero coupon U.S. Treasury notes with maturities approximately equal to the expected term.
•	Expected term. The expected term represents the period that the stock-based awards are expected to be outstanding. The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate an expected term because of a lack of sufficient data. Therefore, for employee option, the Company estimates the expected term by using the simplified method provided by the Securities and Exchange Commission. The simplified method calculates the expected term as the average of the time-to-vesting and the contractual life of the options. The expected term for awards to non-employees is the contractual term of the options.

The material factors incorporated in the Black-Scholes model in estimating the fair value of the options granted for the periods presented were as follows:

	Six Months Ended June 30
	2017	2016
Expected dividend yield	0%	N/A
Expected stock-price volatility	69% – 76%	N/A
Risk-free interest rate	1.9% – 2.4%	N/A
Term of options	5.0 – 10.0	N/A
Stock price	$0.78 – $0.88	N/A

The following table summarizes stock option activity under the Stock Plan:

	Number of Shares	Weighted- Average Exercise Price	Aggregate Intrinsic Value	Weighted- Average Remaining Contractual Life (In Years)
Outstanding at June 30, 2016	—	$—	$—	—
Options granted	5,400,000	0.11	—	—
Options forfeited	—	—	—	—
Options exercised	—	—	—	—
Outstanding at December 31, 2016	5,400,000	0.11	3,618,000	8.84
Options granted	11,873,575	0.79	—	—
Options forfeited	—	—	—	—
Options exercised	—	—	—	—
Outstanding at June 30, 2017	17,273,575	0.57	5,270,000	9.25
Exercisable at June 30, 2017	10,081,256	0.47	4,158,000	9.19
Vested and expected to vest at June 30, 2017	16,867,605	$0.57	$5,217,000	9.25

As of June 30, 2017, there was approximately $4,154,000 of total unrecognized compensation cost related to un-vested stock-based compensation arrangements. This cost is expected to be recognized over a weighted average period of 2.3 years.

The Stock Plan provides for accelerated vesting under certain change-of-control transactions.

INNOVATE BIOPHARMACEUTICALS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8: COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with certain executives of the Company (the “Executive Agreements”). Under the terms of the Executive Agreements, the Company has agreed to pay the executives certain payments upon the achievement of financial milestone events. These milestone events were based on total debt or equity funding received by the Company. During the six months ended June 30, 2017, the initial funding milestone was reached and the executives were paid $145,000 in accordance with the terms of the Executive Agreements. The executives are eligible to receive up to $1,595,000 in additional milestone payments upon the achievement of a financing event with gross proceeds of at least $45,000,000 by March 15, 2018. As of June 30, 2017, the $1,595,000 of milestone payments are included in accrued expenses.

NOTE 9: SUBSEQUENT EVENTS

During July 2017, the Company entered into a definitive Merger Agreement with Monster Digital, Inc. (“Monster”) under which the shareholders of the Company would become the majority owners of Monster. The Company expects to close this Merger in 2017.

During July and August 2017, the Company issued $835,000 of convertible promissory notes to third-party investors. These promissory notes were issued with the same terms as the 2016 Notes (Note 4). The Company had been authorized to issue up to $10,000,000 of 2016 Notes through June 30, 2017. During July 2017, the Company’s board of directors entered into an amendment to extend the date that additional 2016 Notes could be issued until September 30, 2017.

Subsequent events have been evaluated through August 22, 2017, the date at which the financial statements were available to be issued.

ANNEX A

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is made and entered into as of July 3, 2017, by and among Monster Digital, Inc., a Delaware corporation (“Monster”), Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Monster and Innovate intend to effect a merger of Merger Sub with and into Innovate (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and Innovate will become a wholly-owned subsidiary of Monster.

B. The Parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Code, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

C. The Monster Board of Directors (i) has determined that the Merger is fair to, and in the best interests of, Monster and the Monster Stockholders, (ii) has deemed advisable and approved this Agreement, the Merger, the Monster Stockholder Matters, and other actions contemplated by this Agreement, and (iii) has determined to recommend that the Monster Stockholders vote to approve the Monster Stockholder Matters, and such other actions contemplated by this Agreement.

D. The Merger Sub Board of Directors (i) has determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) has deemed advisable and approved this Agreement, the Merger, and the applicable Contemplated Transactions, and (iii) has determined to recommend that the sole stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Merger and the applicable Contemplated Transactions.

E. The Innovate Board of Directors (i) has determined that the Merger is advisable and fair to, and in the best interests of, Innovate and the Innovate Stockholders, (ii) has deemed advisable and approved the Innovate Stockholder Matters and other actions contemplated by this Agreement, and (iii) has determined to recommend that the Innovate Stockholders vote to approve the Innovate Stockholder Matters and such other actions contemplated by this Agreement.

F. In order to induce Monster to enter into this Agreement and to cause the Merger to be consummated, the officers and directors of Innovate and the Innovate Stockholders, in each case, listed on Schedule A hereto (collectively, the “Innovate Stockholder Support Signatories”) are executing concurrently with the execution and delivery of this Agreement support agreements in favor of Monster in the form substantially attached hereto as Exhibit B (the “Innovate Stockholder Support Agreements”), under which the Innovate Stockholder Support Signatories will agree, with respect to the shares of Innovate Common Stock held by the, to vote as stockholders in favor of the Innovate Stockholder Matters pursuant to the terms and conditions of the Innovate Stockholder Support Agreements.

G. In order to induce Innovate to enter into this Agreement and to cause the Merger to be consummated, the officers and directors of Monster and the Monster Stockholders, in each case, listed on Schedule B hereto (collectively, the “Monster Stockholder Support Signatories”) are executing support agreements in favor of Innovate concurrently with the execution and delivery of this Agreement in the form substantially attached hereto as Exhibit C (the “Monster Stockholder Support Agreements”), under which the Monster Stockholder Support Signatories will agree, with respect to the shares of Monster Capital Stock held by them, to vote as stockholders in favor of the Monster Stockholder Matters pursuant to the terms and conditions of the Monster Stockholder Support Agreements.

I. It is expected that, prior to the Monster Stockholders’ Meeting, and in any event no later than 11:59 PM (local time) on the date that is one (1) Business Day prior the date of the Monster Stockholders’ Meeting, Innovate will deliver the Innovate Stockholder Written Consent.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1 DESCRIPTION OF TRANSACTION

1.1 Structure of the Merger.  Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, (a) Merger Sub shall be merged with and into Innovate, and (b) the separate existence of Merger Sub shall cease and Innovate will continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”).

1.2 Effects of the Merger.  The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, Innovate will become a wholly-owned subsidiary of Monster.

1.3 Closing; Effective Time.  Unless this Agreement is earlier terminated pursuant to the provisions of Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6, Article 7 and Article 8, the closing of the Merger (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 12235 El Camino Real, Suite 200, San Diego, California 92130, as promptly as practicable (but, subject to Section 1.6, in no event later than the second (2nd) Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6, Article 7 and Article 8, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Monster and Innovate may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties hereto shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable requirements of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Monster and Innovate (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.  At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth in Exhibit D until thereafter amended as provided by the DGCL and such certificate of incorporation;

(b) immediately prior to the Effective Time, Monster shall file an amendment to its certificate of incorporation in the form of Exhibit E attached hereto (the “Monster Amended and Restated Certificate of Incorporation”), to the extent approved by the holders of Monster Common Stock as contemplated by Section 5.4, to (i) change the name of Monster to “Innovate Biopharmaceuticals, Inc.”, (ii) effect the Reverse Split, (iii) increase the authorized shares of Monster Common Stock, to the extent requested by Innovate prior to the filing with the SEC of the Proxy Statement/Information Statement and (iv) make such other changes as are mutually agreeable to Monster and Innovate;

(c) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to read identically to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the terms of such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL;

(d) the bylaws of Monster shall be the bylaws of Monster immediately prior to the Effective Time; provided, however, that effective at the Effective Time, Monster shall amend its bylaws, to (i) prohibit the ability of Monster Stockholders to act by written consent and (ii) make such other changes as are mutually agreeable to Monster and Innovate;

(e) the directors and officers of Monster, each to hold office in accordance with the Monster Amended and Restated Certificate of Incorporation and bylaws of Monster, shall be as set forth in Section 5.15; and

(f) the directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, shall be the directors and officers of Monster as set forth in Section 5.15, after giving effect to the provisions of Section 5.15.

1.5 Conversion of Shares and Issuance of Warrants.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Monster, Merger Sub, Innovate, any Innovate Stockholder, or any other Person:

(i) each share of Innovate Common Stock held as treasury stock or held or owned by Innovate, Monster, or Merger Sub, immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.5(c), each share of Innovate Common Stock (including any shares of Innovate equity securities issued pursuant to the Innovate Equity Financing on an as-converted to common stock basis) outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 1.5(a)(i) and Dissenting Shares) shall be converted solely into the right to receive a number of shares of Monster Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(b) If any shares of Innovate Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option or the risk of forfeiture under any applicable restricted stock purchase agreement or other agreement with Innovate, then the shares of Monster Common Stock issued in exchange for such shares of Innovate Common Stock will, subject to Section 5.6, to the same extent be unvested and subject to the same repurchase option or risk of forfeiture, and the book-entry shares of Monster Common Stock shall accordingly be marked with appropriate legends. Innovate shall take all actions that may be necessary to ensure that, from and after the Effective Time, Monster is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(c) No fractional shares of Monster Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Innovate Common Stock who would otherwise be entitled to receive a fraction of a share of Monster Common Stock (after aggregating all fractional shares of Monster Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender by such holder of a letter of transmittal in accordance with Section 1.8 and accompanying documents as required therein, be paid in cash the dollar amount (rounded down to the nearest whole cent), without interest, determined by multiplying such fraction by the average closing price of a share of Monster Common Stock on The NASDAQ Capital Market (or such other NASDAQ market on which the Monster Common Stock then trades) for the ten (10) consecutive trading days ending with the second (2nd) to last trading day immediately prior to the Effective Time.

(d) All Innovate Options outstanding immediately prior to the Effective Time under the Innovate Plan shall be assumed by Monster and converted into options to purchase Monster Common Stock or warrants to purchase Monster Common Stock, as applicable, in accordance with Section 5.6.

(e) Each share of Common Stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of Common Stock of the Surviving Corporation.

(f) If, between the time of calculating the Exchange Ratio and the Effective Time, the outstanding shares of Innovate Common Stock or Monster Common Stock have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split (including the Reverse Split to the extent not previously taken into account in calculating the Exchange Ratio), combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to provide the holders of Innovate Common Stock and Innovate Options the same economic effect as contemplated by this Agreement prior to such event.

1.6 Calculation of Net Cash.

(a) For the purposes of this Agreement, the “Determination Date” shall be the date that is ten (10) calendar days prior to the anticipated date for Closing (the “Anticipated Closing Date”), as agreed upon by Monster and Innovate, provided that the Determination Date shall be at least ten (10) calendar days prior to the Monster Stockholders’ Meeting. On or prior to the Determination Date, Monster shall provide Innovate with a list of all Liabilities of Monster as of the Determination Date that are individually in excess of $10,000 or in excess of $25,000 in the aggregate, which had not previously been disclosed to Innovate in the Monster Disclosure Schedule. Within five (5) calendar days following the Determination Date, Monster shall deliver to Innovate a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Monster’s good faith, estimated calculation of Net Cash (using an estimate of each component thereof, in each case as of the Anticipated Closing Date and determined in a manner substantially consistent with the manner in which such items were determined for Monster’s most recent SEC filings) (the “Net Cash Calculation”) as of the Anticipated Closing Date prepared and certified by Monster’s Chief Financial Officer (or if there is no Chief Financial Officer, the principal accounting officer for Monster). Monster shall make the work papers and back-up materials used or useful in preparing the Net Cash Schedule, as reasonably requested by Innovate, available to Innovate and, if requested by Innovate, its accountants and counsel at reasonable times and upon reasonable notice.

(b) Within three (3) calendar days after Monster delivers the Net Cash Schedule (the “Response Date”), Innovate will have the right to dispute any part of such Net Cash Schedule by delivering a written notice to that effect to Monster (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail the nature of any proposed revisions to the Net Cash Calculation.

(c) If on or prior to the Response Date, (i) Innovate notifies Monster in writing that it has no objections to the Net Cash Calculation or (ii) Innovate fails to deliver a Dispute Notice as provided in Section 1.6(b), then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement.

(d) If Innovate delivers a Dispute Notice on or prior to the Response Date, then Representatives of Monster and Innovate shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Net Cash, which agreed upon Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement.

(e) If Representatives of Monster and Innovate are unable to negotiate an agreed-upon determination of Net Cash at the Anticipated Closing Date pursuant to Section 1.6(d) within three (3) calendar days after delivery of the Dispute Notice (or such other period as Monster and Innovate may mutually agree upon), then Monster and Innovate shall jointly select an independent auditor of recognized standing or a member of the Public Company Accounting Oversight Board (PCAOB) (the “Accounting Firm”) within five (5) calendar days to resolve any remaining disagreements as to the Net Cash Calculation. Monster shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule, and Monster and Innovate shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within ten (10) calendar days of accepting its selection. Innovate and Monster shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Innovate and Monster. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash made by the Accounting Firm shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Anticipated Closing Date for purposes of this Agreement, and the Parties shall delay the Closing until the resolution of the matters described in this Section 1.6(e). The fees and expenses of the Accounting Firm shall be allocated between Monster and Innovate in the same proportion that the disputed amount of the Net Cash that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash amount (and for the avoidance of doubt the fees and expenses to be paid by Monster shall reduce the Net Cash). If this Section 1.6(e) applies as to the determination of the Net Cash at the Anticipated Closing Date described in Section 1.6(a), upon resolution of the matter in accordance with this Section 1.6(e), the Parties shall not be required to determine Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that either Party may request a redetermination of Net Cash if the Closing Date is more than five (5) Business Days after the Anticipated Closing Date.

1.7 Closing of Innovate’s Transfer Books.  At the Effective Time: (a) all shares of Innovate Common Stock (including any shares of Innovate equity securities issued pursuant to the Innovate Equity Financing on an as-converted to common stock basis) outstanding immediately prior to the Effective Time shall be treated in accordance with Section 1.5(a), and all holders of certificates representing such shares of Innovate Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as Innovate Stockholders; and (b) the stock transfer books of Innovate shall be closed with respect to all shares of Innovate Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Innovate Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Innovate Common Stock outstanding immediately prior to the Effective Time (an “Innovate Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Innovate Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.5 and Section 1.8.

1.8 Surrender of Certificates.

(a) On or prior to the Closing Date, Monster and Innovate shall agree upon and select a reputable bank, transfer agent or trust company to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Monster shall deposit with the Exchange Agent: (i) the aggregate number of book-entry shares representing the Merger Consideration issuable to Innovate Stockholders pursuant to Section 1.5(a); and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(c). The book-entry shares of Monster Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of Innovate Stock Certificates immediately prior to the Effective Time, as set forth on the Allocation Certificate (including any shares of Innovate equity securities issued pursuant to the Innovate Equity Financing on an as-converted to common stock basis): (i) a letter of transmittal in customary form and containing such provisions on which Innovate and Monster mutually agree (and which will include a provision confirming that delivery Innovate Stock Certificates will be effected, and risk of loss and title to the Innovate Stock Certificates will pass, only upon delivery of such Innovate Stock Certificates to the Exchange Agent); and (ii) instructions for effecting the surrender of Innovate Stock Certificates in exchange for book-entry shares of Monster Common Stock. Upon surrender of an Innovate Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent: (A) the holder of such Innovate Stock Certificate shall be entitled to receive in exchange therefor one or more book-entry shares representing the portion of the Merger Consideration (in a number of whole shares of Monster Common Stock) that such holder has the right to receive pursuant to the provisions of Section 1.5(a) (and cash in lieu of any fractional share of Monster Common Stock pursuant to the provisions of Section 1.5(c)); and (B) upon delivery of such consideration to the applicable holder in accordance with Section 1.5, the Innovate Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8(b), each Innovate Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Monster Common Stock (and cash in lieu of any fractional share of Monster Common Stock). If any Innovate Stock Certificate has been lost, stolen or destroyed, the Exchange Agent will require the owner of such lost, stolen or destroyed Innovate Stock Certificate to provide an applicable affidavit with respect to such Innovate Stock Certificate and post a bond indemnifying Monster, Innovate or the Exchange Agent against any claim suffered by such Person related to the lost, stolen or destroyed Innovate Stock Certificate or any Monster Common Stock issued in exchange therefor.

(c) No dividends or other distributions declared or made with respect to Monster Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Innovate Stock Certificate with respect to the shares of Monster Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Innovate Stock Certificate or an affidavit of loss or destruction in lieu thereof in accordance with this Section 1.8 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

(d) Any portion of the Exchange Fund that remains undistributed to holders of Innovate Stock Certificates six (6) months after the Closing Date shall be delivered to Monster upon demand, and any holders of Innovate Stock Certificates who have not theretofore surrendered their Innovate Stock Certificates in accordance with this Section 1.8 shall thereafter look only to Monster for satisfaction of their claims for Monster Common Stock, cash in lieu of fractional shares of Monster Common Stock and any dividends or distributions with respect to shares of Monster Common Stock.

(e) Each of the Exchange Agent, Monster and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Innovate Stock Certificate such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Legal Requirement and shall be entitled to request any reasonably appropriate Tax forms, including an IRS Form W-9 (or the appropriate IRS Form W-8, as applicable), from any recipient of payments hereunder. To the extent such amounts are so deducted or withheld, and remitted to the appropriate Tax authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No party to this Agreement shall be liable to any holder of any Innovate Stock Certificate or to any other Person with respect to any shares of Monster Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

1.9 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Innovate Common Stock (including any shares of Innovate equity securities issued pursuant to the Innovate Equity Financing on an as-converted to common stock basis) that are outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.5(a)(i)) and are held by an Innovate Stockholder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised and perfected appraisal rights for such shares of Innovate Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the portion of the Merger Consideration attributable to such Dissenting Shares, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if after the Effective Time, such stockholder fails to perfect or effectively withdraws or otherwise loses such holder’s appraisal rights under the DGCL or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Innovate Common Stock shall be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the portion of the Merger Consideration attributable to such Dissenting Shares upon their surrender in the manner provided in Section 1.5, without interest thereon.

(b) Innovate shall give Monster prompt written notice of any demands by dissenting stockholders received by Innovate, withdrawals of such demands and any other instruments served on Innovate and any material correspondence received by Innovate in connection with such demands. Notwithstanding any provision herein to the contrary, Innovate shall control all negotiations and proceedings with respect to such demands; provided that, (i) Innovate shall keep Monster reasonably appraised of all material events, circumstances or changes with respect to any such demand following the making thereof, and (ii) Innovate will not, except with the prior written consent of Monster (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to, or settle or offer to settle, any such demands, unless and to the extent required to do so under applicable Legal Requirements.

1.10 Further Action.  If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Innovate, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their commercially reasonable efforts (in the name of Innovate, in the name of Merger Sub and otherwise) to take such action.

1.11 Tax Consequences.  For federal income Tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

1.12 Certificates.

(a) Monster will prepare and delivery to Innovate at least two (2) Business Days prior to the Closing Date, a certificate signed by the Chief Financial Officer of Monster in a form reasonable acceptable to Innovate, which sets forth a true and complete list, as of immediately prior to the Effective Time of the number of Monster Outstanding Shares and each component thereof (broken down by outstanding shares of Monster Common Stock, Monster Options, Monster Warrants, and other relevant securities) (“Monster Outstanding Shares Certificate”).

(b) Innovate will prepare and deliver to Monster at least one (1) Business Day prior to the Closing Date a certificate signed by an Officer of Innovate in a form reasonably acceptable to Monster, which sets forth a true and complete list, as of immediately prior to the Effective Time (after giving effect to the closing of the Innovate Equity Financing) of: (i) the record holders of Innovate Common Stock and Innovate Options; (ii) the number of shares of Innovate Common Stock owned and/or underlying the Innovate Options held by such holders and the per share exercise price for each such Innovate Options; and (iii) the portion of the Merger Consideration each such holder is entitled to receive pursuant to Section 1.5 (the “Allocation Certificate”).

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF INNOVATE

Innovate represents and warrants to Monster and Merger Sub as follows, except as set forth in the written disclosure schedule delivered by Innovate to Monster (the “Innovate Disclosure Schedule”) (it being understood that the representations and warranties in this Article 2 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the Innovate Disclosure Schedule corresponding to the particular section or subsection in this Article 2 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the Innovate Disclosure Schedule by reference to another section or subsection of the Innovate Disclosure Schedule; and (c) any exceptions or disclosures set forth in any other section or subsection of the Innovate Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty). The inclusion of any information in the Innovate Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in an Innovate Material Adverse Effect, or is outside the Ordinary Course of Business.

2.1 Due Organization; Organizational Documents.

(a) Innovate does not have any Subsidiaries. Innovate has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Innovate has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Innovate is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Innovate Contracts.

(c) Innovate is qualified to do business as a foreign corporation and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute an Innovate Material Adverse Effect.

(d) Each director and officer of Innovate as of the date of this Agreement is set forth in Section 2.1(d) of the Innovate Disclosure Schedule.

(e) Innovate has delivered or made available to Monster accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto, for Innovate.

2.2 Authority; Vote Required.

(a) Innovate has all necessary corporate power and authority to enter into and, subject to the Required Innovate Stockholder Vote, to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Innovate Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of Innovate and Innovate Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; (iii) recommended the approval of the Innovate Stockholder Matters by the Innovate Stockholders and directed that the Innovate Stockholder Matters be submitted for consideration by Innovate Stockholders in connection with the solicitation of the Required Innovate Stockholder Vote; and (iv) approved the Innovate Stockholder Support Agreements and the transactions contemplated thereby. This Agreement has been duly executed and delivered by Innovate and, assuming the due authorization, execution and delivery by Monster and Merger Sub, constitutes the legal, valid and binding obligation of Innovate, enforceable against Innovate in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) The affirmative vote of the holders of at least a majority of the shares of Innovate Common Stock, as outstanding on the record date for the written consent in lieu of a meeting pursuant to Section 228 of the DGCL approving the Innovate Stockholder Matters, in a form reasonably acceptable to Monster (each, an “Innovate Stockholder Written Consent” and collectively, the “Innovate Stockholder Written Consents”) and entitled to vote thereon (collectively, the “Required Innovate Stockholder Vote”), is the only vote of the Innovate Stockholders necessary to approve the Innovate Stockholder Matters. The shares of Innovate Common Stock covered by the Innovate Stockholder Support Agreements are sufficient to obtain the Required Innovate Stockholder Vote.

2.3 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by Innovate does not, and the performance of this Agreement by Innovate will not: (i) conflict with or violate the certificate of incorporation or bylaws of Innovate; (ii) subject to obtaining the Required Innovate Stockholder Vote and compliance with the requirements set forth in Section 2.3(b) below, (A) conflict with or violate any Legal Requirement applicable to Innovate by which its properties is bound or affected, except for any such conflicts or violations that would not constitute an Innovate Material Adverse Effect, or (B) require Innovate to make any filing with or give any notice or make any payment to a Person, or obtain any Consent from a Person; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Innovate’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of pursuant to, any Innovate Material Contract, except as would not constitute an Innovate Material Adverse Effect.

(b) No material Consent or order of, or registration, declaration or filing with, any Governmental Body is required by or with respect to Innovate in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

2.4 Capitalization.

(a) The authorized capital stock of Innovate as of the date of this Agreement consists of: 250,000,000 shares of common stock, par value $0.001 per share (the “Innovate Common Stock”), of which 31,545,000 shares are issued and outstanding as of the date of this Agreement. Innovate does not hold any of its capital stock in treasury. All of the outstanding shares of Innovate Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are no outstanding Innovate Warrants. Section 2.4(a) of the Innovate Disclosure Schedule lists, as of the date of this Agreement, each record holder of issued and outstanding Innovate Common Stock and the number of shares of Innovate Common Stock held by such holder.

(b) Except for the 2015 Stock Incentive Plan (the “Innovate Plan”), Innovate does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Innovate has reserved 20,000,000 shares of Innovate Common Stock for issuance under the Innovate Plan. As of the date of this Agreement, of such reserved shares of Innovate Common Stock, no shares have been issued pursuant to the exercise of outstanding options, options to purchase 2,824,150 shares have been granted and are currently outstanding, and 17,175,850 shares of Innovate Common Stock remain available for future issuance pursuant to the Innovate Plan. Section 2.4(b) of the Innovate Disclosure Schedule sets forth the following information with respect to each Innovate Option outstanding, as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Innovate Common Stock subject to such Innovate Option as of the date of this Agreement; (iii) the exercise price of such Innovate Option; (iv) the date on which such Innovate Option was granted; and (v) the date on which such Innovate Option expires. No vesting of Innovate Options will accelerate as a result of the Merger.

(c) Except for the Innovate Convertible Notes set forth on Section 2.4(a) of the Innovate Disclosure Schedule, for the Innovate Bridge Financing Notes which are to be issued after the date of the Agreement but prior to the Effective Time, and for the Innovate Options set forth on Section 2.4(b) of the Innovate Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Innovate; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Innovate; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Innovate is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Innovate. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based or other similar rights with respect to Innovate.

(d) (i) None of the outstanding shares of Innovate Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Innovate Common Stock are subject to any right of first refusal in favor of Innovate; (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of Innovate having a right to vote on any matters on which the Innovate Stockholders have a right to vote; (iv) there is no Innovate Contract to which Innovate are a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Innovate Common Stock.

Innovate is not under any obligation, and is not bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Innovate Common Stock or other securities.

(e) All outstanding shares of Innovate Common Stock, as well as all Innovate Options, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

2.5 Financial Statements.

(a) Section 2.5(a) of the Innovate Disclosure Schedule includes true and complete copies of (i) Innovate’s audited consolidated balance sheets at December 31, 2015 and December 31, 2016, (ii) the Innovate Unaudited Interim Balance Sheet, (iii) Innovate’s audited consolidated statements of income, cash flow and stockholders’ equity for the years ended December 31, 2015 and December 31, 2016, and (iv) Innovate’s unaudited statements of income, cash flow and shareholders’ equity for the 3 months ended March 31, 2017 (collectively, the “Innovate Financials”). The Innovate Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Innovate Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (B) fairly present the financial condition and operating results of Innovate as of the dates and for the periods indicated therein.

(b) Innovate maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Innovate maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

2.6 Absence of Changes.  Since December 31, 2016 through the date of this Agreement, Innovate has conducted its business in the Ordinary Course of Business and there has not been (a) any event that has had an Innovate Material Adverse Effect or (b) or any action, event or occurrence that would have required consent of Monster pursuant to Section 4.3(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.7 Title to Assets.  Innovate owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Innovate Unaudited Interim Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Innovate; and (iii) liens listed in Section 2.7 of the Innovate Disclosure Schedule.

2.8 Real Property; Leaseholds.  Innovate does not currently owns or has never owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereto) identified in Section 2.8 of the Innovate Disclosure Schedule (the “Innovate Leases”), which are each in full force and effective, with no existing material default thereunder.

2.9 Intellectual Property.

(a) Innovate owns, or has the right to use, and has the right to bring actions for the infringement of, all Innovate IP Rights, except for any failure to own or have the right to use, or have the right to bring actions that would not constitute an Innovate Material Adverse Effect.

(b) Section 2.9(b) of the Innovate Disclosure Schedule is an accurate, true and complete listing of all Innovate Registered IP.

(c) Section 2.9(c) of the Innovate Disclosure Schedule accurately identifies: (i) all Innovate IP Rights licensed to Innovate (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Innovate’s products or services and (B) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials); (ii) the corresponding Innovate Contracts pursuant to which such Innovate IP Rights are licensed to Innovate; (iii) whether the license or licenses granted to Innovate are exclusive or non-exclusive; and (iv) whether any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such Innovate IP Rights.

(d) Section 2.9(d) of the Innovate Disclosure Schedule accurately identifies each Innovate Contract pursuant to which any Person (other than Innovate) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Innovate IP Rights. Innovate is not bound by, and no Innovate IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Innovate to use, exploit, assert or enforce any Innovate IP Rights anywhere in the world, in each case as would materially limit the business of Innovate as currently conducted or planned to be conducted.

(e) Innovate solely owns all right, title, and interest to and in Innovate IP Rights (other than Innovate IP Rights (i) exclusively or non-exclusively licensed to Innovate, as identified in Section 2.9(c) of the Innovate Disclosure Schedule, (ii) any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Innovate’s products or services, and (iii) any Intellectual Property licensed ancillary to the purchase or use of equipment, reagents or other materials) free and clear of any Encumbrances. Without limiting the generality of the foregoing:

(i) All documents and instruments necessary to register or apply for or renew registration of all Innovate Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not constitute an Innovate Material Adverse Effect.

(ii) Each Person who is or was an employee or contractor of Innovate and who is or was involved in the creation or development of any Innovate IP Rights has signed a valid, enforceable agreement containing an assignment of such Intellectual Property to Innovate and confidentiality provisions protecting trade secrets and confidential information of Innovate. To the Knowledge of Innovate, no current or former stockholder, officer, director, employee or contractor of Innovate has any claim, right (whether or not currently exercisable), or interest to or in any Innovate IP Rights. To the Knowledge of Innovate, no employee or contractor of Innovate is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Innovate or (b) in breach of any Contract with any current or former employer or other Person concerning Innovate IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Innovate IP Rights.

(iii) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Innovate IP Rights in which Innovate has an ownership interest.

(iv) Innovate has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Innovate, or purports to hold, as a trade secret.

(v) Innovate has not assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Innovate IP Rights to any other Person.

(vi) To the Knowledge of Innovate, the Innovate IP Rights constitute all Intellectual Property necessary for Innovate to conduct its business as currently conducted or planned to be conducted.

(f) The manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Innovate (i) does not violate or constitute a breach of any license or agreement between Innovate and any third party, and, (ii) to the Knowledge of Innovate, does not infringe or misappropriate any Intellectual Property right of any other party. Innovate has disclosed in correspondence to Monster the third-party patents and patent applications found during all freedom to operate searches that were conducted by Innovate related to any product or technology currently licensed or sold or under development by Innovate. To the Knowledge of Innovate, no third party is infringing upon or misappropriating, or violating any license or agreement with Innovate relating to, any Innovate IP Rights. There is no current or, to the Knowledge of Innovate, pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any Innovate IP Rights, nor has Innovate or any of its Subsidiaries received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Innovate or any of its Subsidiaries conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(g) Each item of Innovate IP Rights that is Innovate Registered IP is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of Innovate Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not constitute an Innovate Material Adverse Effect.

(h) No trademark (whether registered or unregistered) or trade name owned, used, or applied for by Innovate conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person. None of the goodwill associated with or inherent in any trademark (whether registered or unregistered) in which Innovate has or purports to have an ownership interest has been impaired as determined by Innovate in accordance with GAAP.

2.10 Material Contracts.

(a) Section 2.10(a) of the Innovate Disclosure Schedule lists the following Innovate Contracts, effective as of the date of this Agreement other than Innovate Employee Plans (each, an “Innovate Material Contract” and collectively, the “Innovate Material Contracts”):

(i) each Innovate Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii) each Innovate Contract requiring payments by Innovate after the date of this Agreement in excess of $150,000 pursuant to its express terms relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or entity providing employment related, consulting or independent contractor services, not terminable by Innovate on 90 calendar days’ or less notice without liability, except to the extent general principles of wrongful termination law may limit Innovate’s or its successor’s ability to terminate employees at will;

(iii) each Innovate Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iv) each Innovate Contract containing any covenant limiting the freedom of Innovate or the Surviving Corporation to engage in any line of business or compete with any Person;

(v) each Innovate Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $250,000 pursuant to its express terms and not cancelable without penalty;

(vi) each Innovate Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity not entered into in the Ordinary Course of Business;

(vii) each Innovate Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 or creating any material Encumbrances with respect to any assets of Innovate or any loans or debt obligations with officers or directors of Innovate;

(viii) each Innovate Contract requiring payment by or to Innovate after the date of this Agreement in excess of $250,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Innovate; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Innovate has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Innovate has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Innovate; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of Innovate or any Contract to sell, distribute or commercialize any products or service of Innovate, in each case, except for Innovate Contracts entered into in the Ordinary Course of Business;

(ix) each Innovate Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Innovate in connection with the Contemplated Transactions;

(x) each Innovate IP Rights Agreement other than those that are immaterial;

(xi) each Innovate Lease; or

(xii) any other Innovate Contract that is not terminable at will (with no penalty or payment) by Innovate and (A) which involves payment or receipt by Innovate after the date of this Agreement under any such agreement, contract or commitment of more than $250,000 in the aggregate, or obligations after the date of this Agreement in excess of $250,000 in the aggregate, or (B) that is material to the business or operations of Innovate.

(b) Innovate has delivered or made available to Monster accurate and complete (except for applicable redactions thereto) copies of all Innovate Material Contracts, including all amendments thereto. There are no Innovate Material Contracts that are not in written form. Innovate has not, and to Innovate’s Knowledge, as of the date of this Agreement no other party to an Innovate Material Contract has, materially breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any Innovate Material Contract in such manner as would permit any other party to cancel or terminate any such Innovate Material Contract that would result in an Innovate Material Adverse Effect. As to Innovate, as of the date of this Agreement, each Innovate Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.11 Undisclosed Liabilities.  As of the date of this Agreement, Innovate has no liability, Indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP) (each a “Liability”), except for: (a) Liabilities identified as such in the “liabilities”

column of the Innovate Unaudited Interim Balance Sheet; (b) normal and recurring current Liabilities that have been incurred by Innovate since the date of the Innovate Unaudited Interim Balance Sheet in the Ordinary Course of Business and that are not in excess of $250,000 in the aggregate; (c) Liabilities for performance in the Ordinary Course of Business of obligations of Innovate under Innovate Contracts, including the reasonably expected performance of such Innovate Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (d) Liabilities incurred in connection with the Contemplated Transactions; and (f) Liabilities listed in Section 2.11 of the Innovate Disclosure Schedule.

2.12 Compliance; Permits; Restrictions.

(a) Innovate is, and since December 31, 2016 has been, in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute an Innovate Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of Innovate, threatened against Innovate. There is no Contract, judgment, injunction, order or decree binding upon Innovate which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Innovate or any Innovate Subsidiary, any acquisition of material property by Innovate or the conduct of business by Innovate as currently conducted, (ii) would reasonably be expected to have an adverse effect on Innovate’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions.

(b) Innovate holds all required Governmental Authorizations which are material to the operation of the business of Innovate (the “Innovate Permits”) as currently conducted. Section 2.12(b) of the Innovate Disclosure Schedule identifies each Innovate Permit. As of the date of this Agreement, Innovate is in material compliance with the terms of the Innovate Permits. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the Knowledge of Innovate, threatened, which seeks to revoke or suspend any Innovate Permit. The rights and benefits of each material Innovate Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Innovate immediately prior to the Effective Time.

(c) There are no proceedings pending or, to the Knowledge of Innovate, threatened with respect to an alleged violation by Innovate of the Federal Food, Drug, and Cosmetic Act (“FDCA”), Food and Drug Administration (“FDA”) regulations adopted thereunder, the Controlled Substances Act or any other similar Legal Requirements promulgated by the FDA or other comparable Governmental Body responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug products (“Drug Regulatory Agency ”).

(d) Innovate holds all required Governmental Authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of Innovate as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Innovate Product Candidates”) (collectively, the “Innovate Regulatory Permits”), and no such Innovate Regulatory Permit has been (i) revoked, withdrawn, suspended, canceled or terminated. Innovate is in compliance in all material respects with the Innovate Regulatory Permits and has not received any written notice or other written communication from any Drug Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Innovate Regulatory Permit or (B) any revocation, withdrawal, suspension, cancelation, or termination of any Innovate Regulatory Permit. Innovate has made available to Monster all information requested by Monster in Innovate’s possession or control relating to the Innovate Product Candidates and the development, clinical testing, manufacturing, importation and exportation of the Innovate Product Candidates, including complete copies of the following (to the extent there are any): adverse event reports; clinical study reports and material study data; inspection reports, notices of adverse findings, warning letters, filings and letters and other written correspondence to and from any Drug Regulatory Agency; and meeting minutes with any Drug Regulatory Agency.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Innovate or in which Innovate or its current products or product candidates, including the Innovate Product Candidates, have participated were, and if still pending are being, conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance with the applicable regulations of the Drug Regulatory Agencies and other applicable Legal Requirements, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since December 31, 2016, Innovate has not received any notices, correspondence or other written communications from any Drug Regulatory Agency requiring, or to the Knowledge of Innovate threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, Innovate or in which Innovate or its current products or product candidates, including the Innovate Product Candidates, have participated.

(f) Innovate is not the subject of any pending, or to the Knowledge of Innovate, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Knowledge of Innovate, Innovate has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or Innovate Product Candidates that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. Neither Innovate nor to the Knowledge of Innovate, any of its officers, employees or agents has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment or exclusion (i) under 21 U.S.C. Section 335a or (ii) any similar applicable Legal Requirement. To the Knowledge of Innovate, no debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or threatened against Innovate or any of its respective officers, employees or agents.

2.13 Tax Matters.

(a) Innovate has timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. Innovate is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Innovate does not file Tax Returns that it is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by Innovate on or before the date hereof (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of Innovate have been reserved for on the Innovate Unaudited Interim Balance Sheet in accordance with GAAP. Since the date of the Innovate Unaudited Interim Balance Sheet, Innovate has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c) Innovate has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d) There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Innovate’s Unaudited Interim Balance Sheet) upon any of the assets of Innovate.

(e) No material deficiencies for Taxes with respect to Innovate have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any liability in respect of Taxes of Innovate. Innovate has delivered or made available to Monster complete and accurate copies of all federal income Tax and all other material Tax Returns of Innovate for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Innovate, with respect to federal income Tax and all other material Taxes. Innovate has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(f) Innovate has not agreed, and is not required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

(g) Innovate has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Innovate is not a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords.

(i) Innovate has never been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Innovate) for federal, state, local or foreign Tax purposes. Innovate has no any Liability for the Taxes of any Person (other than Innovate) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract, or otherwise.

(j) Innovate has not distributed stock of another Person, and has not had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k) Innovate will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Closing Date, or (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to the Closing Date.

(l) Innovate is not a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of Innovate, other arrangement or contract which is treated as a partnership for Tax purposes.

(m) Innovate has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n) Innovate has not taken any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent the Contemplated Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

2.14 Employee and Labor Matters; Benefit Plans.

(a) The employment of the Innovate employees is terminable by Innovate at will (or otherwise in accordance with general principles of wrongful termination law).

(b) Innovate is not a party to or bound by, nor has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Innovate, seeking to represent any employees of Innovate.

(c) There has never been, nor, to the Knowledge of Innovate has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity or any similar activity or dispute, affecting Innovate.

(d) Innovate is not and has not been engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Innovate, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Innovate Associate, including charges of unfair labor practices or discrimination complaints that individually or in the aggregate would result in material Liability to Innovate.

(e) Section 2.14(e) of the Innovate Disclosure Schedule lists, as of the date of this Agreement, the material Innovate Employee Plans. “Innovate Employee Plans” means all written and non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), which are currently in effect or could result in Liability to Innovate relating to any present or former employee, independent contractor or director of Innovate or any Innovate Affiliate or which is maintained by, administered or contributed to by, or required to be contributed to by, Innovate, or any Innovate Affiliate.

(f) Each Innovate Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the Internal Revenue Service. To the Knowledge of Innovate, nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Innovate Employee Plan or the exempt status of any related trust.

(g) Each Innovate Employee Plan has been maintained in compliance, in all material respects, with its terms and, both as to form and operation, with all applicable Legal Requirements, including the Code and ERISA. In all material respects, Innovate and each Innovate Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Innovate Employee Plans. Neither Innovate nor any Innovate Affiliate is subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Innovate Employee Plans. All contributions required to be made by Innovate or any Innovate Affiliate to any Innovate Employee Plan with respect to prior periods have been paid or provided for in accordance with the provisions of such Innovate Employee Plan or applicable Legal Requirements. No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of Innovate, is threatened against or with respect to any Innovate Employee Plan, including any audit or inquiry by the IRS, the United States Department of Labor or other Governmental Body.

(h) Innovate has not engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Innovate has not participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Innovate Employee Plan subject to ERISA and Innovate has not been assessed any civil penalty under Section 502(l) of ERISA.

(i) No Innovate Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Innovate nor any Innovate Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Innovate Employee Plan is a Multiemployer Plan, and neither Innovate nor any Innovate Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan.

(j) No Innovate Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under an Innovate Employee Plan qualified under Section 401(a) of the Code. Innovate does not sponsor or maintain any self-funded employee benefit plan. No Innovate Employee Plan covers any employees whose principal work location is based.

(k) Neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in connection with any other event, such as termination of employment) will result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code to any Innovate Associate.

(l) To the Knowledge of Innovate, no payment pursuant to any Innovate Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) from Innovate, including the grant, vesting or exercise of any stock option, would subject any Person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the Contemplated Transactions or otherwise.

(m) Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and guidance thereunder) maintained by or under which Innovate makes, is obligated to make or promises to make, payments (each a “Innovate 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment to be made under any Innovate 409A Plan is, or to the Knowledge of Innovate will be, subject to the penalties of Code Section 409A(a)(1).

(n) No current or former independent contractor of Innovate would reasonably be deemed to be a misclassified employee. Innovate has no material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee leased from another employer or (C) any employee currently or formerly classified as exempt from overtime wages. Innovate has not taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Innovate prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o) Except as set forth in Section 2.14(o) of the Innovate Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any employee, independent contractor or director of Innovate, (ii) materially increase or otherwise enhance any benefits otherwise payable by Innovate, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by Innovate or (v) result in the forgiveness in whole or in part of any outstanding loans made by Innovate to any Person.

(p) With respect to each material Innovate Employee Plan, Innovate has made available to Monster a true and complete copy of, to the extent applicable, (i) such Innovate Employee Plan, (ii) the most recent annual report (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such Innovate Employee Plan, (iv) the most recent summary plan description for each Innovate Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of Innovate, and (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any Innovate Employee Plan.

2.15 Insurance.

(a) Innovate has delivered or made available to Monster accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Innovate, as of the date of this Agreement. Each of such insurance policies is in full force and effect and Innovate are in material compliance with the terms thereof. As of the date of this Agreement, other than customary end of policy notifications from insurance carriers, since December 31, 2016, Innovate has not received any notice or other communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of material rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Innovate. Information provided to insurance carriers (in applications and otherwise) on behalf of Innovate is accurate and complete. Innovate has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened against Innovate, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Innovate of its intent to do so.

(b) Innovate has delivered to Monster accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Innovate as of the date of this Agreement (the “Existing Innovate D&O Policies”). Section 2.16(b) of the Innovate Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by Innovate with respect to the Existing Innovate D&O Policies. All premiums for the Existing Innovate D&O Policies have been paid as of the date hereof.

2.16 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the Knowledge of Innovate, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Innovate, or to the Knowledge of Innovate, any director or officer of Innovate (in his or her capacity as such) or any of the material assets owned or used by Innovate; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions, in each case, except for any Legal Proceedings that would not constitute an Innovate Material Adverse Effect. To the Knowledge of Innovate, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which Innovate, or any of the material assets owned or used by Innovate, is subject. To the Knowledge of Innovate, no officer of Innovate is subject to any order, writ, injunction, judgment or decree that prohibits such officer of Innovate from engaging in or continuing any conduct, activity or practice relating to the business of Innovate or to any material assets owned or used by Innovate.

2.17 Inapplicability of Anti-takeover Statutes.  The Innovate Board of Directors has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Innovate Stockholder Support Agreements and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Innovate Stockholder Support Agreements or any of the other Contemplated Transactions.

2.18 No Financial Advisor.  Except as set forth on Section 2.18 of the Innovate Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Innovate.

2.19 Disclosure.  The information supplied by Innovate for inclusion in the Proxy Statement/Information Statement (including any Innovate Financials) will not, as of the date of the Proxy Statement/Information Statement or as of the date such information is first mailed to Monster Stockholders, (i) contain any untrue statement of any material fact or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading.

2.20 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 2, neither Innovate nor any Person on behalf of Innovate has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of Innovate or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) Innovate acknowledges and agrees that, except for the representations and warranties of Monster and Merger Sub set forth in Article 3, neither Innovate nor its Representatives is relying on any other representation or warranty of Monster, Merger Sub, or any other Person made outside of Article 3 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF MONSTER AND MERGER SUB

Monster and Merger Sub represent and warrant to Innovate as follows, except as set forth in the written disclosure schedule delivered by Monster to Innovate (the “Monster Disclosure Schedule”) (it being understood that the representations and warranties in this Article 3 are qualified by: (a) any exceptions and disclosures set forth in the section or subsection of the Monster Disclosure Schedule corresponding to the particular section or subsection in this Article 3 in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section or subsection of the Monster Disclosure Schedule by reference to another section or subsection of the Monster Disclosure Schedule; and (c) any exceptions or disclosures set forth in any other section or subsection of the Monster Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure qualifies such representation and warranty). The inclusion of any information in the Monster Disclosure Schedule shall not be deemed to be an admission or acknowledgement, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Monster Material Adverse Effect, or is outside the Ordinary Course of Business.

3.1 Subsidiaries; Due Organization; Organizational Documents.

(a) Section 3.1(a) of the Monster Disclosure Schedule identifies each Subsidiary of Monster (the “Monster Subsidiaries”). Other than Merger Sub, the Monster Subsidiaries, Monster does not have any Subsidiaries and Monster does not own any capital stock of, or any equity interest of any nature in, any other Entity. Monster has not agreed nor is obligated to make, nor is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Monster has not, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(b) Each of Monster, the Monster Subsidiaries, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Monster Contracts.

(c) Each of Monster, the Monster Subsidiaries, and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification other than in jurisdictions where the failure to be so qualified would not constitute a Monster Material Adverse Effect.

(d) Each director and officer of Monster and Merger Sub as of the date of this Agreement is set forth in Section 3.1(d) of the Monster Disclosure Schedule.

(e) Merger Sub is a direct wholly-owned subsidiary of Monster, and was formed solely for the purpose of engaging in the Contemplated Transactions. Except for obligations and liabilities incurred in connection with its incorporation and the Contemplated Transactions, Merger Sub has not, and will not have, incurred, directly or indirectly, any obligations or Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(f) Monster has delivered or made available to Innovate accurate and complete copies of (i) the certificate of incorporation, bylaws and other charter and organizational documents, including all currently effective amendments thereto, for Monster, the Monster Subsidiaries, and Merger Sub, and (ii) any code of conduct or similar policy adopted by Monster or by the Monster Board of Directors or any committee thereof.

3.2 Authority; Vote Required.

(a) Each of Monster and Merger Sub has all necessary corporate power and authority to enter into and, subject to the Required Monster Stockholder Vote and the Required Merger Sub Stockholder Vote, as applicable, to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Monster Board of Directors has: (i) determined that the Merger is fair to, and in the best interests of, Monster and the Monster Stockholders; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; (iii) recommended the approval of the Monster Stockholder Matters by the Monster Stockholders and directed that the Monster Stockholder Matters be submitted for consideration by the Monster Stockholders in connection with the solicitation of the Required Monster Stockholder Vote; and (iv) approved the Monster Stockholder Support Agreements and the transactions contemplated thereby. The Merger Sub Board of Directors has (i) determined that the Merger is fair to, and in the best interests of, Merger Sub and its sole stockholder; (ii) duly authorized and approved by all necessary corporate action, the execution, delivery and performance of this Agreement and the Contemplated Transactions; and (iii) recommended that the sole stockholder of Merger Sub adopt this Agreement and thereby approve the Merger and the applicable Contemplated Transactions. This Agreement has been duly executed and delivered by Monster and Merger Sub and, assuming the due authorization, execution and delivery by Innovate, constitutes the legal, valid and binding obligation of Monster and Merger Sub, enforceable against Monster and Merger Sub in accordance with its terms, subject to: (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b) (i) The affirmative vote of the holders of a majority of outstanding shares of Monster Common Stock is the only vote of the holders of any class or series of Monster Capital Stock necessary to approve the Monster Stockholder Matters (the “Required Monster Stockholder Vote”) and (ii) the affirmative vote of the sole stockholder of Merger Sub is the only vote of the holders of any class or series of Merger Sub Capital Stock necessary to adopt this Agreement and approve the Merger and the applicable Contemplated Transactions (the “Required Merger Sub Stockholder Vote”).

3.3 Non-Contravention; Consents.

(a) The execution and delivery of this Agreement by Monster does not, and the performance of this Agreement by Monster and Merger Sub will not, (i) conflict with or violate the certificate of incorporation or bylaws of Monster, Merger Sub, or the equivalent organizational documents of any of Monster’s Subsidiaries; (ii) subject to obtaining the Required Monster Stockholder Vote and the Required Merger Sub Stockholder Vote and compliance with the requirements set forth in Section 3.3(b) below, (A) conflict with or violate any Legal Requirement applicable to Monster, Merger Sub, or any of Monster’s Subsidiaries or by which its or any of their respective properties is bound or affected, except for any such conflicts or violations that would not constitute a Monster Material Adverse Effect; or (B) require Monster, Merger Sub, or any of Monster’s Subsidiaries to make any filing with or give any notice to a Person or make any payment, or obtain any Consent from a Person, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Monster’s, Merger Sub’s, or any of Monster’s Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancelation of, or result in the creation of an Encumbrance on any of the properties or assets of Monster, Merger Sub, or any of Monster’s Subsidiaries pursuant to, any Monster Material Contract, except as would not constitute a Monster Material Adverse Effect.

(b) No material Consent, order of, or registration, declaration or filing with any Governmental Body is required by or with respect to Monster, Merger Sub, or any of Monster’s Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and (ii) such Consents, orders, registrations, declarations and filings as may be required under applicable federal and state securities laws.

3.4 Capitalization.

(a) The authorized capital stock of Monster as of the date of this Agreement consists of: (i) 100,000,000 shares of shares of common stock, par value $0.001 per share (the “Monster Common Stock”), of which 9,343,202 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (the “Monster Preferred Stock”), of which no shares are outstanding as of the date of this Agreement. Monster does not hold any shares of its capital stock in treasury. All of the issued and outstanding shares of Monster Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. As of the date of this Agreement, there are outstanding Monster Warrants to purchase 4,224,664 shares of Monster Common Stock. Section 3.4(a) of the Monster Disclosure Schedule lists, as of the date of this Agreement (A) each record holder of issued and outstanding Monster Common Stock and the number of shares of Monster Common Stock held by each such record holder and (B) (1) each holder of issued and outstanding Monster Warrants, (2) the number and type of shares subject to such Monster Warrants, (3) the exercise price of each such Monster Warrant, and (4) the termination date of each such Monster Warrant.

(b) Except for the Monster 2012 Omnibus Incentive Plan (the “Monster Plan”), Monster does not have any stock option plan or any other plan, program, agreement or arrangement providing for any equity-based compensation for any Person. Monster has reserved 970,350 shares of Monster Common Stock for issuance under the Monster Plan. As of the date of this Agreement, of such reserved shares of Monster Common Stock, (i) 16,834 shares have been issued pursuant to the exercise of outstanding options and no options to purchase shares have been granted and are currently outstanding, (ii)808,467 shares have been issued pursuant to restricted stock grants, and (iii) 145,049 shares of Monster Common Stock remain available for future issuance pursuant to the Monster Plan. Section 3.4(b) of the Monster Disclosure Schedule sets forth the following information with respect to each Monster Option outstanding, as of the date of this Agreement: (1) the name of the optionee, (2) the number of shares of Monster Common Stock subject to such Monster Option as of the date of this Agreement, (3) the exercise price of such Monster Option, (4) the date on which such Monster Option was granted, (5) the date on which such Monster Option expires, and (6) the vesting schedule applicable to such Monster Option, including the extent vested to date and whether by its terms the vesting of such Monster Option would be accelerated by the Contemplated Transactions.

(c) Except as set forth on Section 3.4(c)) of the Monster Disclosure Schedule and except for the outstanding Monster Warrants set forth on Section 3.4(a) of the Monster Disclosure Schedule and for the Monster Options set forth on Section 3.4(b) of the Monster Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Monster, Merger Sub, or any of Monster’s Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Monster, Merger Sub, or any of Monster’s Subsidiaries; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Monster, Merger Sub, or any of Monster’s Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Monster, Merger Sub, or any of Monster’s Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights with respect to Monster, Merger Sub, or any of Monster’s Subsidiaries.

(d) Except as set forth in Section 3.4(d) of the Monster Disclosure Schedule, (i) none of the outstanding shares of Monster Capital Stock or Merger Sub Capital Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Monster Capital Stock or Merger Sub Capital Stock are subject to any right of first refusal in favor of Monster, Merger Sub, or any of Monster’s Subsidiaries, as applicable; (iii) there are no outstanding bonds, debentures, notes or other Indebtedness of Monster, Merger Sub, or any of Monster’s Subsidiaries having a right to vote on any matters on which the Monster Stockholders or the sole stockholder of Merger Sub, as applicable, have a right to vote; (iv) there is no Monster Contract to which Monster, Merger Sub, or any of Monster’s Subsidiaries are a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Monster Capital Stock or Merger Sub Capital Stock. Neither Monster nor Merger Sub is under any obligation, nor is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Monster Capital Stock, Merger Sub Capital Stock or other securities.

(e) The authorized capital of Merger Sub consists of 10,000 shares of common stock, par value $0.001 per share (“Merger Sub Capital Stock”), all of which are, and at the Effective Time will be, issued and outstanding and held of record by Monster. The issued and outstanding shares of Merger Sub Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Merger Sub has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights.

(f) All outstanding shares of Monster Capital Stock and Merger Sub Capital Stock, as well as all Monster Options, and all Monster Warrants, have been issued and granted, as applicable, in material compliance with all applicable securities laws and other applicable Legal Requirements.

3.5 SEC Filings; Financial Statements.

(a) Monster has made available to Innovate accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by Monster with the SEC since January 1, 2017 (the “Monster SEC Documents”), other than such documents that can be obtained on the SEC’s website at www.sec.gov. All statements, reports, schedules, forms and other documents required to have been filed by Monster or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Monster SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, as of the time they were filed, none of the Monster SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by (A) Rule 13a-14 under the Exchange Act and (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Monster SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Legal Requirements. As used in this Article 3, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Monster SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount, individually or in the aggregate) applied on a consistent basis unless otherwise noted therein throughout the periods indicated; and (iii) fairly present the consolidated financial position of Monster and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of Monster and its consolidated Subsidiaries for the periods covered thereby. Other than as expressly disclosed in the Monster SEC Documents filed prior to the date hereof, there has been no material change in Monster’s accounting methods or principles that would be required to be disclosed in Monster’s financial statements in accordance with GAAP. The books of account and other financial records of Monster and its consolidated Subsidiaries are true and complete in all material respects.

(c) Monster’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) to the Knowledge of Monster, “independent” with respect to Monster within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of Monster, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Monster Accounting Oversight Board thereunder.

(d) Except as set forth in Section 3.5(d) of the Monster Disclosure Schedule, from December 31, 2016 through the date hereof, Monster has not received any comment letter from the SEC or the staff thereof or any correspondence from NASDAQ or the staff thereof relating to the delisting or maintenance of listing of the Monster Common Stock on The NASDAQ Capital Market. Monster has not disclosed any unresolved comments in its Monster SEC Documents.

(e) Since December 31, 2016, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Monster, the Monster Board of Directors or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Each of Monster and its Subsidiaries are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and, except as set forth in Section 3.5(f) of the Monster Disclosure Schedule, the applicable listing and governance rules and regulations of The NASDAQ Capital Market.

(g) Each of Monster and its Subsidiaries maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that each of Monster and its Subsidiaries maintains records that in reasonable detail accurately and fairly reflect transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Monster Board of Directors, and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of assets that could have a material effect on Monster’s and its consolidated Subsidiaries financial statements. Monster has evaluated the effectiveness of Monster’s and its Subsidiaries’ internal control over financial reporting and, to the extent required by applicable Legal Requirements, presented in any applicable Monster SEC Document that is a report on Form 10-K or Form 10-Q (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Monster has disclosed to Monster’s auditors and the Audit Committee of the Monster Board of Directors (and made available to Innovate a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Monster’s or its Subsidiaries’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Monster’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Monster SEC Documents filed prior to the date hereof, Monster has not identified any material weaknesses in the design or operation of Monster’s or its Subsidiaries’ internal control over financial reporting. Since December 31, 2016, there have been no material changes in Monster’s or and its Subsidiaries’ internal control over financial reporting.

(h) Monster’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Monster in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Monster’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

3.6 Absence of Changes.  Except as set forth in Section 3.6 of the Monster Disclosure Schedule, between March 31, 2017 and the date of this Agreement, and there has not been any event that has had a Monster Material Adverse Effect.

3.7 Title to Assets.  Each of Monster and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, in each case, free and clear of any Encumbrances, except for: (i) any lien for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Monster Unaudited Interim Balance Sheet; (ii) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Monster or any Monster’s Subsidiaries; and (iii) liens listed in Section 3.7 of the Monster Disclosure Schedule.

3.8 Real Property; Leaseholds.  Neither Monster or any of its and its Subsidiaries currently owns owned any real property or any interest in real property, except for the leaseholds created under the real property leases (including any amendments thereof) identified in Section 3.8 of the Monster Disclosure Schedule (the “Monster Leases”), which are each in full force and effective, with no existing material default thereunder.

3.9 Intellectual Property.

(a) Monster owns, or has the right to use, and has the right to bring actions for the infringement of, all Monster IP Rights, except for any failure to own or have the right to use, or have the right to bring actions that would not constitute a Monster Material Adverse Effect.

(b) Except for the Spinoff IP Assets, Section 3.9(b) of the Monster Disclosure Schedule is an accurate, true and complete listing of all Monster Registered IP.

(c) Except for the Spinoff IP Assets, Section 3.9(c) of the Innovate Disclosure Schedule accurately identifies (i) all Monster IP Rights licensed to Monster or any of its Subsidiaries (including any Open Source Licenses); (ii) the corresponding Monster Contracts pursuant to which such Monster IP Rights are licensed to Monster or any of its Subsidiaries’; (iii) whether the license or licenses granted to Monster or any its Subsidiaries’ are exclusive or non-exclusive; and (iv) whether any funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, such Monster IP Rights.

(d) Except for the Spinoff IP Assets, Section 3.9(d) of the Monster Disclosure Schedule accurately identifies each Monster Contract pursuant to which any Person (other than Monster or any of its Subsidiaries) has been granted any license or option to obtain a license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Monster IP Rights. Monster is not bound by, and no Monster IP Rights are subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of Monster or any of its Subsidiaries to use, exploit, assert or enforce any Monster IP Rights anywhere in the world, in each case as would materially limit the business of Monster as currently conducted or planned to be conducted (including the Surviving Corporation after the Effective Time).

(e) Monster or one of its Subsidiaries solely owns all right, title, and interest to and in Monster IP Rights (other than Monster IP Rights (i) exclusively or non-exclusively licensed to Monster or one of its Subsidiaries, as identified in Section 3.9(c) of the Monster Disclosure Schedule, (ii) any non-customized software that (A) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (B) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Monster’s or any of its Subsidiaries; products or services, or (iii) the Spinoff IP Assets) free and clear of any Encumbrances. Without limiting the generality of the foregoing and except as set forth in Section 3.9(e) of the Monster Disclosure Schedule:

(i) All documents and instruments necessary to register or apply for or renew registration of all Monster Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body except for any such failure, individually or collectively, that would not have a Monster Material Adverse Effect.

(ii) Each Person who is or was an employee or contractor of Monster or any Monster Subsidiary and who is or was involved in the creation or development of any Monster IP Rights has signed a valid, enforceable agreement containing an assignment of such Intellectual Property to Monster or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of Monster and its Subsidiaries. To the Knowledge of Monster and its Subsidiaries, no current or former stockholder, officer, director, employee or contractor of Monster or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Monster IP Rights. To the Knowledge of Monster and its Subsidiaries, no employee or contractor of Monster or any or any Monster Subsidiary is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Monster or such Subsidiary or (b) in breach of any Contract with any current or former employer or other Person concerning Monster IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Monster IP Rights.

(iii) No funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Monster IP Rights in which Monster or any of its Subsidiaries has an ownership interest.

(iv) Monster and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Monster or such Subsidiary holds, or purports to hold, as a trade secret.

(v) Neither Monster nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Monster IP Rights to any other Person.

(vi) To the Knowledge of Monster and its Subsidiaries, the Monster IP Rights constitute all Intellectual Property necessary for Monster and its Subsidiaries to conduct its business as currently conducted or planned to be conducted (including the Surviving Corporation after the Effective Time).

(f) Neither Monster nor any Monster Subsidiary is a party to any Contract that, as a result of the execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will impair the right or ability of Monster or the Surviving Corporation and its Subsidiaries to conducts its business after the Effective Time (after taking into account the Permitted Monster Asset Sale and Spinoff).

(g) Except as set forth on Schedule 3.9(g), there is no current or pending challenge, claim or Legal Proceeding (including opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, ownership or right to use, sell, license or dispose of any

Monster IP Rights, nor has Monster of any of its Subsidiaries received any written notice asserting that the manufacture, marketing, license, sale or intended use of any product or service currently approved or sold or under preclinical or clinical development by Monster or any of its Subsidiaries conflicts with or infringes or misappropriates or will conflict with or infringe or misappropriate the rights of any other Person.

(h) Not including the Spinoff IP Assets, Each item of Monster IP Rights that is Monster Registered IP is and at all times has been filed and maintained in compliance with all applicable Legal Requirements and all filings, payments and other actions required to be made or taken to maintain such item of Monster Registered IP in full force and effect have been made by the applicable deadline, except for any failure to perform any of the foregoing, individually or collectively, that would not have a Monster Material Adverse Effect.

(i) Not including the Spinoff IP Assets No trademark (whether registered or unregistered) or trade name owned, used, or applied for by Monster or any of its Subsidiaries conflicts or interferes with any trademark (whether registered or unregistered) or trade name owned, used, or applied for by any other Person.

(j) (i) Except as set forth on Schedule 3.9(j)(i), Monster is not bound by any Contract to indemnify, defend, hold harmless, or reimburse any other Person with respect to any Intellectual Property infringement, misappropriation, or similar claim, and (ii) neither Monster nor any of its Subsidiaries has ever assumed, or agreed to discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation, or violation of any Intellectual Property right, which assumption, agreement or responsibility remains in force as of the date of this Agreement

(k) Neither Monster nor any of its Subsidiaries has distributed any software under an Open Source License in a manner that would require any material technology that is owned by Monster or any Affiliate to (i) be disclosed or distributed in source code form, (ii) be licensed for the purpose of making derivative works, (iii) be redistributed, hosted or otherwise made available at no or minimal charge, or (iv) be licensed, sold or otherwise made available on terms that (A) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with the marketing, licensing or distribution of that software or (B) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of that software. Monster and its Subsidiaries are in compliance in all material respects with all Open Source Licenses to which they are subject.

(l) Monster has made available to Innovate a complete and correct list of all of Monster’s and its Subsidiaries’ inventory held for sale, and all of their respective raw materials, work in process, finished products, wherever the same may be located, (the “Inventory”) as of the date of the Monster Unaudited Interim Balance Sheet. All items of Inventory are (i) of good and merchantable quality, fit for the purpose for which they are intended, and saleable and useable in the ordinary course of business consistent with past practice, and (ii) free of material defects and damage.

(m) Monster has made available to Innovate complete and correct copies of all forms of warranties and guaranties, including any oral warranties and guaranties, given by Monster or any of its Subsidiaries currently in effect with respect to products of Monster or any Subsidiaries and any material deviations from or modifications to such warranties and guaranties. Except for warranty claims not exceeding $25,000 in the aggregate, neither Monster nor any of its Subsidiaries has received any warranty claims, has any written warranty claims pending, or, to the Knowledge of Monster, is threatened with any warranty claims under any Contract, and, to the Knowledge of Monster, there is no basis for any such claim. Monster’s and its Subsidiaries’ warranty reserves as set forth in Monster Unaudited Interim Balance Sheet has been calculated utilizing historical warranty experience rates consistent with past practice and, to Knowledge of Monster, is sufficient to cover the unexpired warranty liabilities of Monster and its Subsidiaries.

(n) Except for warranty claims received and processed in the ordinary course of business, each product that has been manufactured, authored, distributed, sold, rendered, offered or provided, as the case may be, by Monster or any of its Subsidiaries to any Person has conformed to the terms of the applicable warranty, in all material respects. Neither Monster nor any of its Subsidiaries has received any written notice of a claim against Monster or any of its Subsidiaries alleging a design or manufacturing defect in any product, excluding any and all requests for product returns in the ordinary course of business consistent with the past experience of Monster and its Subsidiaries that have not had and are not reasonably expected to result in, individually or in the aggregate, any material Liabilities to Monster and its Subsidiaries taken as a whole. None of the products that have been manufactured, authored, distributed, sold, rendered, offered or provided, as the case may be, by Monster or any of its Subsidiaries have been the subject of any recall or other similar action

3.10 Material Contracts.  Section 3.10 of the Monster Disclosure Schedule lists the following Monster Contracts, effective as of the date of this Agreement other than Monster Employee Plans (each, a “Monster Material Contract” and collectively, the “Monster Material Contracts”):

(i) each Monster Contract relating to any material bonus, deferred compensation, severance, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(ii) each Monster Contract relating to the employment of, or the performance of employment-related services by, any Person, including any employee, consultant or independent contractor, or entity providing employment related, consulting or independent contractor services, not terminable by Monster or its Subsidiaries on ninety (90) calendar days’ or less notice without liability, except to the extent general principles of wrongful termination law may limit Monster’s ability to terminate employees at will;

(iii) each Monster Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iv) each Monster Contract containing (A) any covenant limiting the freedom of Monster, its Subsidiaries, or the Surviving Corporation to engage in any line of business or compete with any Person, (B) any most-favored pricing arrangement, (C) any exclusivity provision, or (D) any non-solicitation provision;

(v) not including the Spinoff Contracts, each Monster Contract relating to capital expenditures and involving obligations after the date of this Agreement in excess of $50,000 and not cancelable without penalty;

(vi) each Monster Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vii) each Monster Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit or creating any material Encumbrances with respect to any assets of Monster or any of its Subsidiaries or any loans or debt obligations with officers or directors of Monster;

(viii) not including the Spinoff Contracts, each Monster Contract relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions); (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of Monster; (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which Monster has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which Monster has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by Monster; or (D) any Contract to license any third party to manufacture or produce any product, service or technology of Monster or any Contract to sell, distribute or commercialize any products or service of Monster, except agreements in the Ordinary Course of Business;

(ix) each Contract related to rebates;

(x) each Monster Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to Monster in connection with the Contemplated Transactions;

(xi) not including the Spinoff Contracts, each Monster IP Right Agreement;

(xii) each Monster Lease; or

(xiii) not including the Spinoff Contracts, any other Monster Contract that is not terminable at will (with no penalty or payment) by Monster and (A) which involves payment or receipt by Monster or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $10,000 in the aggregate, or obligations after the date of this Agreement in excess of $10,000 in the aggregate, or (B) that is material to the business or operations of Monster or its Subsidiaries.

(b) Monster has delivered or made available to Innovate accurate and complete (except for applicable redactions thereto) copies of all Monster Material Contracts, including all amendments thereto. There are no Monster Material Contracts that are not in written form. Neither Monster nor any of its Subsidiaries, nor to Monster’s Knowledge, as of the date of this Agreement has any other party to a Monster Material Contract (as defined below) breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Monster Material Contract in such manner as would permit any other party to cancel or terminate any such Monster Material Contract, or would permit any other party to seek damages that constitutes a Monster Material Adverse Effect. As of the date of this Agreement, each Monster Material Contract is valid, binding, enforceable and in full force and effect, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.11 Undisclosed Liabilities.

(a) As of the date of this Agreement, Monster and its Subsidiaries have no Liabilities, except for: (i) Liabilities identified as such in the Monster Unaudited Interim Balance Sheet; (ii) normal and recurring current Liabilities that have been incurred by Monster or its Subsidiaries since the date of the Monster Unaudited Interim Balance Sheet in the Ordinary Course of Business and that are not in excess of $250,000 in the aggregate; (iii) Liabilities for performance in the Ordinary Course of Business of obligations of Monster or its Subsidiaries under Monster Contracts, including the reasonably expected performance of such Monster Contracts in accordance with their terms (which would not include, for example, any instances of breach or indemnification); (iv) Liabilities described in Section 3.11 of the Monster Disclosure Schedule; (v) Liabilities incurred in connection with the Contemplated Transactions; and (vi) the Assumed Liabilities.

(b) As of and following the Closing, the aggregate monthly payment to service and remain current on the Assumed Liabilities (in accordance with the terms of such obligations and without defaulting on such) is and will be no greater than $100,000 per month.

3.12 Compliance; Permits; Restrictions.

(a) Monster is, and since January 1, 2016, each of Monster and its Subsidiaries has been, in compliance with all applicable Legal Requirements except for any non-compliance that would not constitute a Monster Material Adverse Effect. No investigation, claim, suit, proceeding, audit or other action by any Governmental Body or authority is pending or, to the Knowledge of Monster, threatened against Monster or any of its Subsidiaries. There is no Contract, judgment, injunction, order or decree binding upon Monster or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing impair the right or ability of Monster or the Surviving Corporation and its Subsidiaries to conducts its business after the Effective Time (after taking into account the Permitted Monster Asset Sale and Spinoff), (ii) would reasonably be expected to have an adverse effect on Monster’s or its Subsidiaries’ ability to comply with or perform any covenant or obligation under this Agreement or (iii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions.

3.13 Tax Matters.

(a) Each of Monster and its Subsidiaries has timely filed all federal income Tax Returns and other material Tax Returns that they were required to file under applicable Legal Requirements. All such Tax Returns were correct and complete in all material respects and have been prepared in material compliance with all applicable Legal Requirements. Neither Monster nor any Monster Subsidiary is currently the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority in a jurisdiction where Monster or its Subsidiaries do not file Tax Returns that such company is subject to taxation by that jurisdiction.

(b) All material Taxes due and owing by Monster or any of its Subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been paid. The unpaid Taxes of Monster and its Subsidiaries have been reserved for on the Monster Unaudited Interim Balance Sheet in accordance with GAAP. Since the date of the Monster Unaudited Interim Balance Sheet, Monster has not incurred any Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice.

(c) Monster and each Monster Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d) There are no Encumbrances for Taxes (other than Taxes not yet due and payable or Taxes that are being contested in good faith and for which adequate reserves have been made on Monster’s Unaudited Interim Balance Sheet) upon any of the assets of Monster or any Monster Subsidiary.

(e) No material deficiencies for Taxes with respect to Monster or any Monster Subsidiary have been claimed, proposed or assessed by any Governmental Body in writing. There are no pending (or, based on written notice, threatened) audits, assessments or other actions for or relating to any liability in respect of Taxes of Monster or any Monster Subsidiary. No issues relating to Taxes of Monster or any Monster Subsidiary were raised by the relevant Tax authority in any completed audit or examination that would reasonably be expected to result in a material amount of Taxes in a later taxable period. Monster has delivered or made available to Innovate complete and accurate copies of all federal income Tax and all other material Tax Returns of Monster or any Monster Subsidiary (and the predecessors of each) for all taxable years remaining open under the applicable statute of limitations, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by Monster or any Monster Subsidiary with respect to federal income Tax and all other material Taxes. Neither Monster nor or any Monster Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request been made in writing for any such extension or waiver.

(f) All material elections with respect to Taxes affecting Monster or any Monster Subsidiary as of the date hereof are set forth on Section 3.13 of the Monster Disclosure Schedule. Neither Monster nor or any Monster Subsidiary has: (i) consented at any time under former Section 341(f)(1) of the Code to have the provisions of former Section 341(f)(2) of the Code apply to any disposition of the assets of Monster or any Monster Subsidiary; (ii) agreed, or is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (iii) made an election, or is required, to treat any of its assets as owned by another Person for Tax purposes or as a tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired or owns any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made or will make a consent dividend election under Section 565 of the Code; (vi) elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code; or (vii) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable provision of state, local or foreign law.

(g) Neither Monster nor any of its Subsidiaries have been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Neither Monster nor any of its Subsidiaries is a party to any Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers and landlords.

(i) Neither Monster nor any of its Subsidiaries have ever been a member of an affiliated group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which is Monster or any of its Subsidiaries) for federal, state, local or foreign Tax purposes. Monster has no Liability for the Taxes of any Person (other than Monster) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by Contract or otherwise.

(j) Neither Monster nor any of its Subsidiaries have distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code.

(k) Neither Monster nor any of its Subsidiaries is a partner for Tax purposes with respect to any joint venture, partnership, or, to the Knowledge of Monster, other arrangement or contract which is treated as a partnership for Tax purposes.

(l) Neither Monster nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Closing Date, or (ii) agreement with any Tax authority (including any closing agreement described in Section 7121 of the Code or any similar provision of state, local or foreign law) made or entered into on or prior to the Closing Date.

(m) Neither Monster nor any of its Subsidiaries have entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(n) Neither Monster nor any of its Subsidiaries have not taken any action, or has any knowledge of any fact or circumstance, that would reasonably be expected to prevent the Contemplated Transactions from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

3.14 Employee and Labor Matters; Benefit Plans.

(a) The employment of each of the Monster and Monster Subsidiary employees is terminable by Monster or the applicable Monster Subsidiary ‘at will (or otherwise in accordance with general principles of wrongful termination law). Monster has made available to Innovate accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Monster Associates to the extent currently effective and material.

(b) Monster is not, and neither Monster or any of its current or former Subsidiaries has been, a party to, bound by, or has, or had, a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization, trade or labor union, employees’ association or similar organization representing any of its employees, and there are no labor organizations, trade or labor unions, employees’ associations or similar organizations representing, purporting to represent or, to the Knowledge of Monster, seeking to represent any employees of Monster or any of its Subsidiaries.

(c) Section 3.14(c) of the Monster Disclosure Schedule lists, as of the date of this Agreement, all Monster Employee Plans. “Monster Employee Plans” means all written and non-written employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, equity-based, retention, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, disability, life or accident insurance, paid time off, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, fringe or employee benefit, and all other compensation, plans, programs, agreements or arrangements, including but not limited to any employment, consulting, independent contractor, severance or executive compensation agreements or arrangements (other than regular salary or wages), which are currently in effect or could result in Liability to Monster or any of its current or former Subsidiaries relating to any present or former employee, independent contractor or director of Monster, any of Monster’s Subsidiaries, or any Monster Affiliate, or which is maintained by, administered or contributed to by, or required to be contributed to by, Monster, any of Monster’s Subsidiaries or any Monster Affiliate, or under which Monster, any of Monster’s Subsidiaries or any Monster Affiliate has incurred or may incur any liability.

(d) With respect to each Monster Employee Plan, Monster has made available to Innovate a true and complete copy of, to the extent applicable, (i) such Monster Employee Plan, (ii) the three most recent annual reports (Form 5500) as filed with the Internal Revenue Service, (iii) each currently effective trust agreement related to such Monster Employee Plan, (iv) the most recent summary plan description for each Monster Employee Plan for which such description is required, along with all summaries of material modifications, amendments, resolutions and all other material plan documentation related thereto in the possession of Monster, (v) the most recent Internal Revenue Service determination or opinion letter or analogous ruling under foreign law issued with respect to any Monster Employee Plan, (vi) all material notices, letters or other correspondence to or from any Governmental Body or agency thereof within the last three years, (vii) all non-discrimination tests for the most recent three plan years, (viii) all material written agreements and Contracts currently in effect, including (without limitation) administrative service agreements, group annuity contracts, and group insurance contracts, (ix) all material written employee communications within the past three years, and (x) all registration statements and prospectuses prepared in connection with each Monster Employee Plan.

(e) Each Monster Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or may rely on a favorable opinion letter with respect to such qualified status from the Internal Revenue Service. Nothing has occurred that would reasonably be expected to adversely affect the qualified status of any such Monster Employee Plan or the exempt status of any related trust.

(f) Each Monster Employee Plan has been maintained in compliance in all material respects, with its terms and, both as to form and operations, with all applicable Legal Requirements, including the Code and ERISA. Except as set forth in Section 3.14(f)(i) of the Monster Disclosure Schedule, each Monster Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without material Liability to Monster, the Surviving Corporation, Innovate or any of their Affiliates (other than ordinary administrative expenses typically incurred in a termination event). Except as set forth in Section 3.14(f)(ii) of the Monster Disclosure Schedule, neither Monster nor any Monster Affiliate has announced its intention to modify or amend any Monster Employee Plan or adopt any arrangement or program which, once established, would come within the definition of a Monster Employee Plan, and to the Knowledge of Monster, each asset held under such Monster Employee Plan may be liquidated or terminated without the imposition of any material redemption fee, surrender charge or comparable Liability. Monster, each of its Subsidiaries and each Monster Affiliate has performed all obligations required to be performed by it under, is not in default under or in violation of, and has no knowledge of any default or violation by any other party to, any of the Monster Employee Plans. Neither Monster, any of its Subsidiaries, nor any Monster Affiliate is subject to any Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Monster Employee Plans. All contributions required to be made by Monster, any of its Subsidiaries or any Monster Affiliate to any Monster Employee Plan have been made on or before their due dates (and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business consistent with past practice). No suit, administrative proceeding, action or other litigation has been initiated against, or to the Knowledge of Monster, is threatened, against or with respect to any Monster Employee Plan, including any audit or inquiry by the IRS, United States Department of Labor or other Governmental Body.

(g) Neither Monster, nor any of its Subsidiaries or any Monster Affiliate has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any “prohibited transaction,” as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or

Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. Neither Monster, nor any of its Subsidiaries or any Monster Affiliate has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Monster Employee Plan subject to ERISA and neither Monster, nor any of its Subsidiaries or any Monster Affiliate has been assessed any civil penalty under Section 502(l) of ERISA.

(h) No Monster Employee Plan is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, and neither Monster, nor any of its Subsidiaries or any Monster Affiliate has ever maintained, contributed to or partially or completely withdrawn from, or incurred any obligation or liability with respect to, any such plan. No Monster Employee Plan is a Multiemployer Plan, and neither Monster, nor any of its Subsidiaries or any Monster Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution, to any Multiemployer Plan.

(i) No Monster Employee Plan provides for medical or death benefits beyond termination of service or retirement, other than (i) pursuant to COBRA or an analogous state law requirement or (ii) death or retirement benefits under any Monster Employee Plan qualified under Section 401(a) of the Code. Neither Monster, any of Monsters’s Subsidiaries, nor any Monster Affiliate sponsors or maintains any self-funded employee benefit plan. No Monster Employee Plan covers any employees whose principal work location is based outside of the United States.

(j) To the Knowledge of Monster, no payment pursuant to any Monster Employee Plan or other arrangement to any “service provider” (as such term is defined in Section 409A of the Code and the United States Treasury Regulations and IRS guidance thereunder) from Monster or any of its Subsidiaries or any Monster Affiliate, including the grant, vesting or exercise of any stock option, would subject any Person to tax pursuant to Section 409A(1) of the Code, whether pursuant to the Contemplated Transactions or otherwise.

(k) Neither Monster nor any of its Subsidiaries has granted, and there is no and has been no policy or practice of Monster or any of its Subsidiaries of granting, Monster Options prior to, or otherwise coordinate the grant of Monster Options with, the release or other public announcement of material information regarding Monster or its results of operations or prospects.

(l) Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) maintained by or under which Monster or any of its Subsidiaries makes, is obligated to make or promises to make, payments (each, a “Monster 409A Plan”) complies in all material respects, in both form and operation, with the requirements of Code Section 409A and the guidance thereunder. No payment to be made under any Monster 409A Plan is, or to the Knowledge of Monster will be, subject to the penalties of Code Section 409A(a)(1).

(m) Monster and its Subsidiaries are in compliance with all of its bonus, commission and other compensation plans and have paid any and all amounts required to be paid under such plans, including any and all bonuses and commissions (or pro rata portion thereof) that may have accrued or been earned through the calendar quarter preceding the Effective Time, and is not liable for any payments, taxes or penalties for failure to comply with any of the terms or conditions of such plans or the laws governing such plans.

(n) No current or former independent contractor of Monster or any of its Subsidiaries would reasonably be deemed to be a misclassified employee. Except as set forth on Section 3.14(n) of the Monster Disclosure Schedule, no independent contractor is eligible to participate in any Monster Employee Plan. Neither Monster nor any of its current or former Subsidiaries has material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee; (B) any employee leased from another employer; or (C) any employee currently or formerly classified as exempt from overtime wages. Neither Monster nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under WARN or any similar state or local law that remains unsatisfied. No terminations of employees of Monster or any of its Subsidiaries prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local law.

(o) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union organizing activity, or any similar activity or dispute, affecting Monster or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(p) Monster is not, and neither Monster nor any of its Subsidiaries, has been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Monster, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Monster Associate, including charges of unfair labor practices or discrimination complaints that individually or in the aggregate would result in material Liability to Monster or any of its Subsidiaries.

(q) There is no Contract or arrangement to which Monster or any Monster Affiliate is a party or by which it is bound to compensate any of its current or former employees, independent contractors or directors for additional income or excise taxes paid pursuant to Sections 409A or 4999 of the Code.

(r) Neither the execution and delivery of this Agreement nor the consummation of the Merger (either alone or in connection with any other event, such as termination of employment) will result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code and (ii) any amount the deduction for which would be disallowed under Section 162(m) of the Code.

(s) Except as set forth in Section 3.14(s) of the Monster Disclosure Schedule, none of the execution and delivery of this Agreement, or the consummation of the Contemplated Transactions or any termination of employment or service or any other event in connection therewith or subsequent thereto will, individually or together or with the occurrence of some other event, (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any Monster Associate, (ii) materially increase or otherwise enhance any benefits otherwise payable by Monster or any Monster Affiliate, (iii) result in the acceleration of the time of payment or vesting of any such benefits, except as required under Section 411(d)(3) of the Code, (iv) increase the amount of compensation due to any Person by Monster or any Monster Affiliate, or (v) result in the forgiveness in whole or in part of any outstanding loans made by Monster or its Subsidiaries to any Person.

3.15 Insurance.

(a) Monster made available to Innovate accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Monster and each of its Subsidiaries, as of the date of this Agreement. Each of such insurance policies is in full force and effect and Monster is in compliance with the terms thereof. As of the date of this Agreement, other than customary end of policy notifications from insurance carriers, since December 31, 2016, neither Monster nor any Monster Subsidiary has not received any notice or other communication regarding any actual or possible: (a) cancelation or invalidation of any insurance policy; (b) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers’ compensation or other claim under or based upon any insurance policy of Monster or any of its Subsidiaries. All information provided to insurance carriers (in applications and otherwise) on behalf of Monster and its Subsidiaries is accurate and complete. Monster and each Monster Subsidiary have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against

Monster and any of its Subsidiaries, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Monster and any of its Subsidiaries of its intent to do so.

(b) Monster has delivered to Innovate accurate and complete copies of the existing policies (primary and excess) of directors’ and officers’ liability insurance maintained by Monster and each Monster Subsidiary as of the date of this Agreement (the “Existing Monster D&O Policies”). Section 3.15(b) of the Monster Disclosure Schedule accurately sets forth, as of the date of this Agreement, the most recent annual premiums paid by Monster and each Monster Subsidiary with respect to the Existing Monster D&O Policies. All premiums for the Existing Monster D&O Policies have been paid.

3.16 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding, and, to the Knowledge of Monster, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Monster or any of its Subsidiaries, or to the Knowledge of Monster, any director or officer of Monster (in his or her capacity as such) or any of the material assets owned or used by Monster or its Subsidiaries; or (ii) that challenges, or that would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions, except for any such Legal Proceedings that would not constitute a Monster Material Adverse Effect. To the Knowledge of Monster, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

(b) There is no order, writ, injunction, judgment or decree to which Monster or any of its Subsidiaries or any of the material assets owned or used by Monster or any of its Subsidiaries, are subject. To the Knowledge of Monster, no officer of Monster or any of its Subsidiaries are subject to any order, writ, injunction, judgment or decree that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of Monster or its Subsidiaries or to any material assets owned or used by Monster or any of its Subsidiaries.

3.17 Inapplicability of Anti-takeover Statutes.  The Monster Board of Directors and the Merger Sub Board of Directors have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Monster Stockholder Support Agreements and to the consummation of Contemplated Transactions.

3.18 No Financial Advisor.  Except as set forth on Section 3.18 of the Monster Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Monster, Merger Sub, or any of Monster’s Subsidiaries.

3.19 Disclosure.  The information supplied by Monster and each of its Subsidiaries for inclusion in the Proxy Statement/Information Statement will not, as of the date of the Proxy Statement/Information Statement or as of the date such information is first mailed to Monster Stockholders, (i) contain any untrue statement of any material fact or (ii) omit to state any material fact necessary in order to make such information, in the light of the circumstances under which such information is provided, not false or misleading.

3.20 Transactions with Affiliates.  Except as set forth in the Monster SEC Documents filed prior to the date of this Agreement, since the date of Monster’s last proxy statement filed in 2016 with the SEC, no event has occurred that would be required to be reported by Monster pursuant to Item 404 of Regulation S-K promulgated by the SEC. Section 3.20 of the Monster Disclosure Schedule identifies each Person who is (or who may be deemed to be) an Affiliate of Monster as of the date of this Agreement.

3.21 Valid Issuance.  The Monster Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement be validly issued, fully paid and nonassessable.

3.22 Code of Ethics.  Monster has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions. Monster has promptly disclosed any change in or waiver of Monster’s code of ethics with respect to any such persons, as required by Section 406(b) of the Sarbanes-Oxley Act. To the Knowledge of Monster, there have been no violations of provisions of Monster’s code of ethics by any such persons.

3.23 Opinion of Financial Advisor.  The Monster Board of Directors (in its capacity as such) has received an opinion of The Benchmark Company, LLC, financial advisor to Monster, to the effect that, as of the date of such opinion and based upon and subject to the various assumptions, qualifications and limitations set forth therein, the Exchange Ratio and the Spinoff is fair to Monster from a financial point of view. Promptly following execution of this Agreement, Monster will furnish an accurate and complete copy of such opinion to Innovate.

3.24 Shell Company Status.  Monster is not an issuer identified in Rule 144(i)(1) or of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act.

3.25 Exclusivity of Representations; Reliance.

(a) Except as expressly set forth in this Article 3, neither Monster, Monster’s Subsidiaries, Merger Sub, nor any Person on behalf of Monster or Merger Sub has made, nor are any of them making, any representation or warranty, written or oral, express or implied, at law or in equity, including with respect to merchantability or fitness for any particular purpose, in respect of Monster, its Subsidiaries, or its business in connection with the transactions contemplated hereby, including any representations or warranties about the accuracy or completeness of any information or documents previously provided (including with respect to any financial or other projections therein), and any other such representations and warranties are hereby expressly disclaimed.

(b) Monster and Merger Sub acknowledge and agree that, except for the representations and warranties of Innovate set forth in Article 2, none of Monster, Monster’s Subsidiaries, Merger Sub or any of their respective Representatives is relying on any other representation or warranty of Innovate or any other Person made outside of Article 2 of this Agreement, including regarding the accuracy or completeness of any such other representations or warranties or the omission of any material information, whether express or implied, in each case with respect to the Contemplated Transactions.

ARTICLE 4 CERTAIN COVENANTS OF THE PARTIES

4.1 Access and Investigation.  Subject to the terms of the Confidentiality Agreement which the Parties agree will continue in full force following the date of this Agreement, during the period commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with the terms hereto and the Effective Time (the “Pre-Closing Period”), upon reasonable notice each Party shall, and shall use commercially reasonable efforts to cause such Party’s Representatives to:

(a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries;

(b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request; and

(c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary or appropriate in order to enable the other Party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Without limiting the generality of any of the foregoing, during the Pre-Closing Period, each Party shall promptly make available to the other Party, upon written request, copies of:

(i) all material operating and financial reports prepared by such Party for its senior management, including sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for its management;

(ii) any written materials or communications sent by or on behalf of a Party to its stockholders;

(iii) any material notice, document or other communication sent by or on behalf of a Party to any party to any Monster Material Contract or Innovate Material Contract, as applicable, or sent to a Party by any party to any Monster Material Contract or Innovate Material Contract, as applicable (other than any communication that relates solely to (A) any Spinoff Contract and (B) routine commercial transactions between such Party and the other party to any such Monster Material Contract or Innovate Material Contract, as applicable, and that is of the type sent in the Ordinary Course of Business and consistent with past practices);

(iv) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of a Party in connection with the Merger or any of the Contemplated Transactions;

(v) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, a Party relating to any pending or threatened Legal Proceeding involving or affecting such Party that would reasonably be expected to (A) have an adverse effect on such Party’s ability to comply with or perform any covenant or obligation under this Agreement (B) expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions, (C) impair the right or ability of Monster or the Surviving Corporation and its Subsidiaries to conducts its business after the Effective Time (after taking into account the Permitted Monster Asset Sale and Spinoff); and

(vi) any material notice, report or other document received by a Party from any Governmental Body that would reasonably be expected to (A) have an adverse effect on such Party’s ability to comply with or perform any covenant or obligation under this Agreement (B) expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions, (C) impair the right or ability of Monster or the Surviving Corporation and its Subsidiaries to conducts its business after the Effective Time (after taking into account the Permitted Monster Asset Sale and Spinoff).

(d) Notwithstanding the foregoing, (i) any Party may restrict the foregoing access to the extent that any Legal Requirement applicable to such Party requires such Party to restrict or prohibit access to any of such Party’s properties or information and (ii) neither Party nor its respective Representatives or Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would be reasonably likely to result in such Party forfeiting the protection of attorney-client privilege between it and its counsel with respect to such information, in which event such party shall cause such information to be delivered in a form or summary, including any redactions that may be necessary, so as to provide as much requested information as reasonably practicable while retaining such privilege.

4.2 Operation of Monster’s Business.

(a) Except as set forth on Section 4.2(a) of the Monster Disclosure Schedule, as expressly required or permitted by this Agreement (including the Monster Financing pursuant to the terms of Section 4.2(c)), or as required by applicable Legal Requirements, during the Pre-Closing Period, Monster shall and shall cause its Subsidiaries to: (i) conduct its business, and general accounting, administrative, executive, and legal operations as reasonably necessary to comply with the terms of this Agreement; (ii) continue to pay outstanding accounts payable and other current Liabilities (including payroll) when due and payable; and (iii) conduct its business and operations in compliance with all applicable Legal Requirements, the violation of which would reasonably be expected to (A) have an adverse effect on such Party’s ability to comply with or perform any covenant or obligation under this Agreement (B) expected to have the effect of preventing, delaying, making illegal or otherwise interfering with the Merger or any of the Contemplated Transactions, (C) impair the right or ability of Monster or the Surviving Corporation and its Subsidiaries to conducts its business after the Effective Time (after taking into account the Permitted Monster Asset Sale and Spinoff

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except as set forth on Section 4.2(b) of the Monster Disclosure Schedule, as expressly required or permitted by this Agreement, or as required by applicable Legal Requirements, Monster shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Innovate (which consent shall not be unreasonably withheld or delayed):

(i) (A) declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of Monster Capital Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

(ii) sell, issue or grant, or authorize the issuance of (A) any capital stock or other security (except for shares of Monster Common Stock issued upon the valid exercise of Monster Options or Monster Warrants outstanding as of the date of this Agreement), (B) any option, warrant or right to acquire any capital stock or any other security, (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security, or (D) any debt securities or any rights to acquire any debt securities;

(iii) amend the certificate of incorporation, bylaws or other charter or organizational documents of Monster, any of its Subsidiaries, or Merger Sub, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any Indebtedness for borrowed money, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment in excess of $100,000;

(vi) (A) adopt, establish or enter into any Monster Employee Plan or any other plan, agreement, or arrangement that would be considered an Monster Employee Plan had it been in effect as of the date hereof, (B) cause or permit any Monster Employee Plan or any other plan, agreement, or arrangement that would be considered an Monster Employee Plan had it been in effect as of the date hereof to be amended other than as required by law, including in order to make amendments for the purposes of Section 409A of the Code, subject to prior review and approval (with such approval not to be unreasonably withheld, conditioned or delayed) by Innovate, (C) hire any employees, directors or independent contractors or enter into or amend the term of any employment or consulting agreement with any employee or independent contractor, (D) enter into any Contract with a labor union or collective bargaining agreement, (E) pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any Monster Associate, (F) accelerate the vesting of or entitlement to any payment, award, compensation or benefit with respect to any Monster Associate, (G) pay or increase the severance or change of control benefits offered to any Monster Associate, or (H) provide or make any Tax-related gross-up payment, provided, that Monster may pay those Terminated Monster Associate Payments set forth on Schedule 5.6(a)(ii) to the Terminated Monster Associates in connection with their termination of employment or service;

(vii) enter into any material transaction outside the Ordinary Course of Business, except that on or prior to, or contemporaneously with, the date on which the Required Monster Stockholder Vote is obtained, Monster may sell, lease or dispose any of its assets or properties (except for the listing of the shares of Monster Common Stock on the NASDAQ Capital Market) pursuant to the Spinoff or in exchange for cash, provided that (A) to the extent that any such sale, lease or disposition, whether individually or in the aggregate with any such other sales, leases or dispositions, provides or would reasonably be expected to provide for, payment to Monster of (and which payment would increase “Net Cash” by) an amount greater than $250,000, Monster shall only have the right to enter into and consummate such sale, lease or disposition with the express prior written consent of Innovate; (B) no such sale, lease or disposition shall impose any non-compete, non-solicitation, exclusivity, rights of first refusal or other similar restraint or covenant on Monster or any of its Affiliates or any other impairment on the ability of Monster or any of its Affiliates to conduct its or their business following the Closing; and (C) no such sale, lease or disposition shall impair or delay, or would reasonably be expected to impair or delay, the consummation of the transactions contemplated by this Agreement (any such sale, lease or disposition that is permitted to be entered into and consummated by Monster under this clause (vi) shall be referred to as a “Permitted Monster Asset Sale”); provided further, that if the consummation of any Permitted Monster Asset Sale requires the affirmative vote or consent of any Person (including, without limitation, the holders of a majority of outstanding shares of Monster Common Stock) (a “Permitted Monster Asset Sale Consent”), then such Permitted Monster Asset Sale Consent shall be obtained on or prior to the date on which the Required Monster Stockholder Vote is obtained;

(viii) acquire any material asset, or sell, lease or otherwise irrevocably dispose any of its assets or properties, or grant any Encumbrance with respect to such assets or properties other than in the Ordinary Course of Business (other than, subject to Section 4.2(b)(vii), pursuant to a Permitted Monster Asset Sale);

(ix) (A) take any action, other than as required by applicable Legal Requirements or GAAP, to change accounting policies or procedures, or (B) accelerate the collection of accounts receivable, defer the payment of accounts payable, or otherwise modify Monster’s customary accounting or treatment of, any receivables outside the ordinary course of business consistent with past practice;

(x) (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes, (I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

(xi) enter into, amend or terminate any Monster Material Contract;

(xii) initiate or settle any Legal Proceeding;

(xiii) after the Net Cash Calculation is finalized pursuant to Section 1.6, (x) incur any Liabilities or (y) otherwise take any actions other than in the Ordinary Course of Business so as to cause the final Net Cash Calculation to differ materially from actual Net Cash as of the Closing (other than, subject to Section 4.2(b)(vii) and the definition of “Net Cash,” pursuant to a Permitted Monster Asset Sale); or

(xiv) agree, resolve or commit to do any of the foregoing

(c) Monster shall be permitted to consummate the Monster Financing at any time during the Pre-Closing Period, subject to the following conditions:

(i) Any preferred stock (including perpetual, redeemable, convertible or any combination thereof), convertible debentures, any other equity-linked securities, and/or any debt securities must be converted into Monster Common Stock at or prior to the Closing;

(ii) the terms of Monster Financing (and related transaction agreements and securities) shall not impose (A) any non-compete, non-solicitation, exclusivity, rights of first refusal, preemptive rights, anti-dilution provisions, registration rights, redemption rights, liquidation preferences, dividends, security interest, special voting rights, protective provisions, or other similar rights, preferences or powers, or (B) any other impairment, restriction or restraint on the ability of Monster, the Surviving Corporation or any of their Affiliates to conduct its or their business following the Closing; and

(iii) the consummation of the Monster Financing shall impair or delay, or would reasonably be expected to impair or delay, the consummation of the transactions contemplated by this Agreement.

4.3 Operation of Innovate’s Business.

(a) Except (w) for the Innovate Bridge Financing transactions and the Innovate Equity Financing and, in each case, the transactions contemplated thereby, (x) as set forth on Section 4.3(a) of the Innovate Disclosure Schedule, (y) as expressly required or permitted by this Agreement, or (z) as required by applicable Legal Requirements, during the Pre-Closing Period, Innovate shall and shall cause its Subsidiaries to conduct its business and operations: (i) in the Ordinary Course of Business; and (ii) in compliance with all applicable Legal Requirements and the requirements of all Innovate Contracts that constitute Innovate Material Contracts.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except (w) for the Innovate Bridge Financing and the Innovate Equity Financing, and, in each case, the transactions contemplated thereby, (x) as set forth on Section 4.3(b) of the Innovate Disclosure Schedule, (y) as expressly permitted by this Agreement, or (z) as required by applicable Legal Requirements, Innovate shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Monster (which consent shall not be unreasonably withheld or delayed):

(i) (A) declare, accrue, set aside or pay any dividend or made any other distribution in respect of any shares of Innovate Common Stock or (B) repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities except pursuant to Innovate Contracts existing as of the date of this Agreement;

(ii) sell, issue or grant, or authorize the issuance of (A) any capital stock or other security (except for shares of Innovate Common Stock issued upon the valid exercise of Innovate Options, (B) any option, warrant or right to acquire any capital stock or any other security, (C) any equity-based award or instrument convertible into or exchangeable for any capital stock or other security, or (D) any debt securities or any rights to acquire any debt securities;

(iii) amend the certificate of incorporation, bylaws or other charter or organizational documents of Innovate, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(iv) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

(v) (A) lend money to any Person, (B) incur or guarantee any Indebtedness for borrowed money, other than in the Ordinary Course of Business and pursuant to the Innovate Bridge Financing, (C) guarantee any debt securities of others, or (D) make any capital expenditure or commitment in excess of $100,000;

(vi) enter into any Contract with a labor union or collective bargaining agreement;

(vii) acquire any material asset nor sell, lease, or otherwise irrevocably dispose of any of its assets or properties, or grant any Encumbrance with respect to such assets or properties, in each case, other than in the Ordinary Course of Business;

(viii) (A) make, change or revoke any material Tax election, (B) file any material amendment to any Tax Return, (C) adopt or change any accounting method in respect of Taxes, (D) change any annual Tax accounting period, (E) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the Ordinary Course of Business with vendors, customers or landlords, (F) enter into any closing agreement with respect to any Tax, (G) settle or compromise any claim, notice, audit report or assessment in respect of material Taxes, (H) apply for or enter into any ruling from any Tax authority with respect to Taxes,

(I) surrender any right to claim a material Tax refund, or (J) consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment; or

(ix) agree, resolve or commit to do any of the foregoing.

4.4 Notification of Certain Matters.

(a) During the Pre-Closing Period, Monster shall:

(i) promptly notify Innovate of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting Monster, or to the Knowledge of Monster, any director or officer of Monster, that is commenced or asserted against, or, to the Knowledge of Monster, threatened against, Monster or any director or officer of Monster; (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement, including the Monster Disclosure Schedule and (D) the material terms of any potential Permitted Monster Asset Sale and, if applicable, the date on which any Permitted Monster Asset Sale is consummated (and shall promptly, and within one (1) Business Day after any Permitted Monster Asset Sale is consummated, deliver to Innovate the applicable Permitted Monster Asset Sale Consents and all other agreements relating to the Permitted Monster Asset Sale); and

(ii) promptly notify Innovate in writing of: (A) the discovery by Monster of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by Monster in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied; (B) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would be reasonably likely to cause or constitute an inaccuracy in any representation or warranty made by Monster in this Agreement in a manner that causes the condition set forth in Section 8.1 not to be satisfied if: (1) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (2) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (C) any breach of any covenant or obligation of Monster in a manner that would be reasonably likely to cause the condition set forth in Section 8.2 not to be satisfied; and (D) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to Innovate pursuant to this Section 4.4(a) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Monster contained in this Agreement or the Monster Disclosure Schedule for purposes of Section 8.1.

(b) During the Pre-Closing Period, Innovate shall:

(i) promptly notify Monster of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; (B) any Legal Proceeding against, relating to, involving or otherwise affecting Innovate or any of its Subsidiaries, or to the Knowledge of Innovate, any director or officer of Innovate, that is commenced or asserted against, or, to the Knowledge of Innovate, threatened against, Innovate, any of its Subsidiaries, or any director or officer of Innovate; and (C) any notice or other communication from any Person alleging that any payment or other obligation is or will be owed to such Person at any time before or after the date of this Agreement, except for invoices or other communications related to agreements or dealings in the Ordinary Course of Business or payments or obligations identified in this Agreement; and

(ii) promptly notify Monster in writing, of: (i) the discovery by Innovate of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in any representation or warranty made by Innovate in this

Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would be reasonably likely to cause or constitute an inaccuracy in any representation or warranty made by Innovate in this Agreement in a manner that causes the condition set forth in Section 7.1 not to be satisfied if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of Innovate in a manner that would be reasonably likely to cause the condition set forth in Section 7.2 not to be satisfied; and (iv) any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article 6, Article 7, or Article 8 impossible or materially less likely. No notification given to Monster pursuant to this Section 4.4(b) shall change, limit or otherwise affect any of the representations, warranties, covenants or obligations of Innovate contained in this Agreement or the Innovate Disclosure Schedule for purposes of Section 7.1.

4.5 No Solicitation.

(a) Each Party agrees that neither it nor any of its Subsidiaries shall authorize or permit any of the Representatives retained by it or any of its Subsidiaries to directly or indirectly: (i) solicit, initiate, respond to or take any action to facilitate or encourage any inquiries or the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; (iii) furnish any information regarding such Party to any Person in connection with, in response to, relating to or for the purpose of assisting with or facilitating an Acquisition Proposal or Acquisition Inquiry; (iv) approve, endorse or recommend any Acquisition Proposal (subject to Sections 5.3 and 5.4); (v) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (an “Acquisition Agreement”); or (vi) grant any waiver or release under any confidentiality, standstill or similar agreement (other than to the other Party); provided, however, that any Acquisition Proposal or Acquisition Inquiry received by Innovate prior to the execution of this Agreement (a “Pre-Existing Acquisition Proposal/Inquiry”) will be deemed to unsolicited hereunder and Innovate’s continued discussions, negotiates and provision of information for diligence purposes during the Pre-Closing Period will not, in any way or manner, be deemed a breach of this Section 4.5(a).

(b) Notwithstanding anything contained in Section 4.5(a), prior to receipt of the Required Innovate Stockholder Vote, in the case of Innovate, or the Required Monster Stockholder Vote, in the case of Monster, (i) such Party may enter into discussions or negotiations with, any Person that has made (and not withdrawn) a bona fide, unsolicited, Acquisition Proposal, which such Party’s board of directors determines in good faith, after consultation with its independent financial advisor, if any, and its outside legal counsel, constitutes, or would reasonably be expected to result in, a Superior Offer, and (ii) thereafter furnish to such Person non-public information regarding such Party pursuant to an executed confidentiality agreement containing provisions (including nondisclosure provisions, use restrictions, non-solicitation provisions, no hire provisions and “standstill” provisions) at least as favorable to such Party as those contained in the Confidentiality Agreement, but in each case of the foregoing clauses (i) and (ii), only if: (A) neither such Party nor any Representative of such Party has breached this Section 4.5; (B) the board of directors of such Party determines in good faith based on the advice of outside legal counsel, that the failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the board of directors of such Party under applicable Legal Requirements; (C) at least five (5) Business Days prior to furnishing any such non-public information to, or entering into discussions with, such Person, such Party gives the other Party written notice of the identity of such Person, the terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) made thereby, and of such Party’s intention to furnish nonpublic information to, or enter into discussions with, such Person; and (D) at least five (5) Business Days prior to furnishing any such non-public information to such

Person, such Party furnishes such non-public information to Innovate or Monster, as applicable (to the extent such non-public information has not been previously furnished by such Party to Innovate or Monster, as applicable). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party (whether or not such Representative is purporting to act on behalf of such Party) takes any action that, if taken by such Party, would constitute a breach of this Section 4.5 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 4.5 by such Party for purposes of this Agreement.

(c) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than twenty-four (24) hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, the terms thereof, and any written materials submitted therewith). Such Party shall keep the other Party fully informed, on a current basis, in all material respects with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto and shall deliver copies of any written materials submitted therewith. In addition to the foregoing, each Party shall provide the other Party with at least five (5) Business Days’ written notice of a meeting of its board of directors (or any committee thereof) at which its board of directors (or any committee thereof) is reasonably expected to consider an Acquisition Proposal or Acquisition Inquiry it has received.

ARTICLE 5 ADDITIONAL AGREEMENTS OF THE PARTIES

5.1 Proxy Statement/Information Statement.

(a) As promptly as reasonably practicable after the date of this Agreement, the Parties shall prepare and cause to be filed with the SEC the Proxy Statement/Information Statement.

(b) Monster covenants and agrees that the Proxy Statement/Information Statement, including any pro forma financial statements included therein (and the letter to stockholders, notice of meeting and form of proxy included therewith), will not, at the time that the Proxy Statement/Information Statement or any amendment or supplement thereto is filed with the SEC or is first mailed to the Monster Stockholders, or at the time of the Monster Stockholders’ Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Monster makes no covenant, representation or warranty with respect to statements made in the Proxy Statement/Information Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information furnished in writing by Innovate specifically for inclusion therein. Each of the Parties shall use commercially reasonable efforts to cause the Proxy Statement/Information Statement to comply with the applicable rules and regulations promulgated by the SEC in all material respects, to respond promptly to any comments of the SEC or its staff. As promptly as reasonably practicable after the Proxy Statement/Information Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement), Monster shall cause the Proxy Statement to be mailed to the Monster Stockholders.

(c) Monster shall notify Innovate promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement/Information Statement or for additional information and shall supply Innovate with copies of all correspondence between Monster or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement/Information Statement or the Contemplated Transactions. Monster shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement/Information Statement, and provide Innovate and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff. No filing of, or amendment or supplement to, the Proxy Statement/Information Statement will be made by Monster without providing Innovate a reasonable opportunity to review and comment thereon.

Each Party shall promptly furnish to the other Party all information concerning such Party and such Party’s Subsidiaries and such Party’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If any event relating to Innovate occurs, or if Innovate becomes aware of any information, that should be disclosed in an amendment or supplement to Proxy Statement/Information Statement, then Innovate shall promptly inform Monster thereof and shall cooperate fully with Monster in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to Monster’s stockholders.

(d) Prior to the Effective Time, Monster shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Monster Common Stock to be issued in the Merger shall be qualified or exempt from registration or qualification under the securities law of every jurisdiction of the United States in which any registered holder of Innovate Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote pursuant to the Innovate Stockholder Written Consent.

(e) Following the final determination of Net Cash of the Anticipated Closing Date in accordance with Section 1.6 (either as a result of the mutual agreement of the parties or the determination of the Accounting Firm), Innovate and Monster shall mutually agree on the form and substance of a press release setting forth the anticipated Exchange Ratio as of the Anticipated Closing Date (the “Exchange Ratio Announcement”), which the parties shall cause to be publicly disclosed (and which Monster shall file on Form 8-K) no later than two (2) Business Days prior to the Monster Stockholders’ Meeting.

5.2 Spin-Off.  Monster shall take and cause to be taken all actions necessary so that prior to the Closing, (a) all of the business, assets and liabilities of Monster existing as of the date hereof and prior to the Effective Time (excluding the Assumed Liabilities) shall be transferred from Monster to Monster Group, (b) Monster Group shall be owned by the pre-Closing stockholders of Monster and (c) all of the Monster Operating Sub shall be owned by Monster Group (collectively, the “Spinoff”). Notwithstanding the foregoing, immediately following the execution of this Agreement, Monster shall file with the SEC all documents necessary to consummate the Spin-Off in accordance with the terms herein. All documentation relating to the Spin-Off and the structure of such transactions shall be approved by Innovate, which approval shall not be unreasonably withheld.

5.3 Innovate Stockholder Written Consent.

(a) Prior to the Monster Stockholders’ Meeting, and in any event no later than 11:59 PM (local time), on the date that is one (1) Business Day prior the date of the Monster Stockholders’ Meeting, Innovate shall obtain the Innovate Stockholder Written Consent for purposes of: (i) adopting this Agreement, and approving the Merger and the other actions contemplated by this Agreement (the “Innovate Stockholder Matters”); (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL; and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL.

(b) Innovate agrees that, subject to Section 5.3(c): (i) the Innovate Board of Directors shall recommend that Innovate Stockholders vote to approve the Innovate Stockholder Matters (the “Innovate Board Recommendation”) and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 5.3(a); and (ii) (A) the Innovate Board Recommendation shall not be withdrawn or modified in a manner adverse to Monster, and no resolution by the Innovate Board of Directors or any committee thereof to withdraw or modify the Innovate Board Recommendation in a manner adverse to Monster shall be adopted or proposed and (B) the Innovate Board of Directors shall not recommend any Acquisition Transaction (collectively an “Innovate Board Adverse Recommendation Change”).

(c) Notwithstanding the foregoing, at any time prior to the receipt of the Required Innovate Stockholder Vote, the Innovate Board of Directors may make an Innovate Board Adverse Recommendation Change if: (i) the Innovate Board of Directors has received an Acquisition Proposal (which may be an Pre-Existing Acquisition Proposal/Inquiry) that the Innovate Board of Directors has determined in its reasonable, good faith judgment, after consultation with Innovate’s outside legal counsel, constitutes a Superior Offer, or (ii) as a result of a material development or change in circumstances (other than an Acquisition Proposal) that affects the business, assets or operations of Innovate that occurs or arises after the date of this Agreement that was neither known to Innovate or the Innovate Board of Directors nor reasonably foreseeable as of the date of this Agreement (an “Innovate Intervening Event”), and, in the case of either clause (i) or (ii) above, the Innovate Board of Directors determines in its reasonable, good faith judgment, after consultation with Innovate’s outside legal counsel, that the failure to make an Innovate Board Adverse Recommendation Change would be reasonably expected to result in a breach of the fiduciary duties of the Innovate Board of Directors under applicable Legal Requirements; provided, however, that prior to Innovate taking any action permitted under this Section 5.3(c), (A) in the case of a Superior Offer, (1) Innovate must promptly notify Monster, in writing, at least five (5) Business Days (the “Innovate Notice Period”) before making an Innovate Board Adverse Recommendation Change, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that Innovate has received an Acquisition Proposal that the Innovate Board of Directors intends to declare a Superior Offer and that the Innovate Board of Directors intends to make an Innovate Board Adverse Recommendation Change, (2) Innovate shall attach to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis), the identity of the third party making such Superior Offer, and the other information required by Section 4.5(c), and (3) during the Innovate Notice Period, (x) Innovate shall negotiate, and cause its Representatives to negotiate, with Monster in good faith (to the extent Monster wishes to negotiate) to enable Innovate to determine whether to propose revisions to the terms of this Agreement such that it would obviate the need for the Innovate Board of Directors to make an Innovate Board Adverse Recommendation Change, and (y) Innovate shall consider in good faith any proposal by Monster to amend the terms and conditions of this Agreement in a manner that would obviate the need to make an Innovate Board Adverse Recommendation Change; or (B) in the case of an Innovate Intervening Event, Innovate must (1) promptly notify Monster, in writing, within the Innovate Notice Period, before making an Innovate Board Adverse Recommendation Change, which notice shall state expressly the material facts and circumstances related to the applicable Innovate Intervening Event and that the Innovate Board of Directors intends to make an Innovate Board Adverse Recommendation Change and (2) during the Innovate Notice Period, (x) Innovate shall negotiate, and cause its Representatives to negotiate, with Monster in good faith (to the extent Monster wishes to negotiate) to enable Innovate to determine whether to propose revisions to the terms of this Agreement such that it would obviate the need for the Innovate Board of Directors to make an Innovate Board Adverse Recommendation Change, and (y) Innovate shall consider in good faith any proposal by Monster to amend the terms and conditions of this Agreement in a manner that would obviate the need to make an Innovate Board Adverse Recommendation Change.

(d) Innovate’s obligation to solicit the consent of its stockholders to sign the Innovate Stockholder Written Consent in accordance with Section 5.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Innovate Board Recommendation.

5.4 Monster Stockholders’ Meeting.

(a) As promptly as practicable after the Proxy Statement/Information Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement), Monster shall (i) take all action necessary under applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Monster Common Stock for the purpose of seeking approval of (A) this Agreement, the Merger, the issuance of shares of Monster Common Stock to the Innovate Stockholders pursuant to the terms of this Agreement, the change of control of Monster, and the other transactions contemplated by this Agreement, (B) the

Monster Amended and Restated Certificate of Incorporation, the Reverse Split and the name change of Monster, (C) any Permitted Monster Asset Sale and Spinoff, if applicable, to the extent not previously approved by the Monster Stockholders, and (D) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Monster Stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to Monster’s named executed officers in connection with the completion of the Merger, if applicable (the matters contemplated by the foregoing clauses (A) – (D), collectively, the “Monster Stockholder Matters”), and (ii) mail to the Monster Stockholders as of the record date established for stockholders’ meeting of Monster, the Proxy Statement/Information Statement; provided, however, that in no event shall such meeting take place more than forty-five (45) calendar days after the date the Proxy Statement/Information Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement) (such meeting, the “Monster Stockholders’ Meeting”).

(b) Monster agrees that, subject to Section 5.4(c): (i) the Monster Board of Directors shall recommend that the holders of Monster Common Stock vote to approve the Monster Stockholder Matters; (ii) the Proxy Statement/Information Statement shall include a statement to the effect that the Monster Board of Directors recommends that Monster Stockholders vote to approve the Monster Stockholder Matters (the “Monster Board Recommendation”); (iii) the Monster Board of Directors shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 5.4(a) above; and (iv) (A) the Monster Board Recommendation shall not be withdrawn or modified in a manner adverse to Innovate, and no resolution by the Monster Board of Director or any committee thereof to withdraw or modify the Monster Board Recommendation in a manner adverse to Innovate shall be adopted or proposed and (B) the Monster Board of Directors shall not recommend any Acquisition Transaction (collectively a “Monster Board Adverse Recommendation Change”).

(c) Notwithstanding the foregoing, at any time prior to the receipt of the Required Monster Stockholder Vote, the Monster Board of Directors may make a Monster Board Adverse Recommendation Change, if: (i) the Monster Board of Directors has received an Acquisition Proposal that the Monster Board of Directors has determined in its reasonable, good faith judgment, after consultation with Monster’s outside legal counsel, constitutes a Superior Offer, or (ii) as a result of a material development or change in circumstances (other than an Acquisition Proposal) that affects the business, assets or operations of Monster that occurs or arises after the date of this Agreement that was neither known to Monster or the Monster Board of Directors nor reasonably foreseeable as of the date of this Agreement (a “Monster Intervening Event”), and, in the case of either clause (i) or (ii) above, the Monster Board of Directors determines in its reasonable, good faith judgment, after consultation with Monster’s outside legal counsel, the failure to make an Monster Board Adverse Recommendation Change would be reasonably expected to result in a breach of the fiduciary duties of the Monster Board of Directors under applicable Legal Requirements; provided, however, that at five (5) Business Days (the “Monster Notice Period”) prior to Monster taking any action permitted under this Section 5.4(c), (A) in the case of a Superior Offer, (1) Monster must promptly notify Innovate, in writing, within the Monster Notice Period before making a Monster Board Adverse Recommendation Change, of its intention to take such action with respect to a Superior Offer, which notice shall state expressly that Monster has received an Acquisition Proposal that the Monster Board of Directors intends to declare a Superior Offer and that the Monster Board of Directors intends to make a Monster Board Adverse Recommendation Change, and (2) Monster attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis), the identity of the third party making such Superior Offer and the other information required by Section 4.5(c), and (3) during the Monster Notice Period, (x) Monster shall negotiate, and cause its Representatives to negotiate, with Innovate in good faith (to the extent Innovate wishes to negotiate) to enable Monster to determine whether to propose revisions to the terms of this Agreement such that it would obviate the need for the Monster Board of Directors to make an Monster Board Adverse Recommendation Change, and (y) Monster shall consider in good faith any proposal by Innovate to amend the terms and conditions of this Agreement in a manner that would obviate the need to make an Monster Board Adverse Recommendation Change; or (B) in the case of a Monster Intervening Event, Monster promptly notifies Innovate, in writing, within the Monster Notice Period before making a Monster Board Adverse Recommendation Change, which notice shall state expressly the material facts and circumstances related to the applicable Monster Intervening Event and that the Monster Board of Directors intends to make a Monster Board Adverse Recommendation Change.

(d) Monster’s obligation to call, give notice of and hold the Monster Stockholders’ Meeting in accordance with Section 5.4(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Monster Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Monster or the Monster Board of Directors from (i) taking and disclosing to the Monster Stockholders a position as contemplated by Rule 14e-2(a) under the Exchange Act or complying with the provisions of Rule 14d-9 under the Exchange Act (other than Rule 14d-9(f) under the Exchange Act), (ii) making any disclosure to the Monster Stockholders if the Monster Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Monster Stockholders under applicable Legal Requirements, and (iii) making a “stop, look and listen” communication to the Monster Stockholders pursuant to Rule 14d-9(f) under the Exchange Act, provided, however, that: (A) in the case of each of the foregoing clauses (i) and (ii), any such disclosure or public statement shall be deemed to be a Monster Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the Monster Board of Directors reaffirms the Monster Board Recommendation in such disclosure or public statement or within five Business Days of such disclosure or public statement; (B) in the case of clause (iii), any such disclosure or public statement shall be deemed to be a Monster Board Adverse Recommendation Change subject to the terms and conditions of this Agreement unless the Monster Board of Directors reaffirms the Monster Board Recommendation in such disclosure or public statement or within ten (10) Business Days of such disclosure or public statement; and (C) Monster shall not affect a Monster Board Adverse Recommendation Change unless specifically permitted pursuant to the terms of Section 5.4(c).

5.5 Regulatory Approvals.

(a) Each Party shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all Legal Requirements that may be imposed on such Party with respect to the Contemplated Transactions and, subject to the conditions set forth in Article 6 hereof, to consummate the Contemplated Transactions, as promptly as practicable. In furtherance and not in limitation of the foregoing, each Party hereto agrees to file or otherwise submit, as soon as practicable after the date of this Agreement, but in any event no later than ten (10) Business Days of the date hereof, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Body with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Parties shall prepare and file, if and as required, (a) the Notification and Report Forms pursuant to the HSR Act and (b) any notification or other document to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters. Innovate and Monster shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation; and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.

(b) Each of the Parties shall use its commercially reasonable efforts to: (i) cooperate in all respects with each other in connection with timely making all required filings and submissions and timely obtaining all related consents, permits, authorizations or approvals pursuant to Section 5.5(a); and (ii) keep Innovate or Monster, as applicable, informed in all material respects and on a reasonably timely basis of any communication received by such Party from, or given by such Party to the Federal Trade Commission, the Department of Justice or any other Governmental Body relating to the Contemplated Transactions. Subject to applicable Legal Requirements relating to the exchange of information, each Party shall, to the extent practicable, give the other party reasonable advance notice of all material communications with any Governmental Body relating to the Contemplated Transactions and each Party shall have the right to attend or participate in material conferences, meetings and telephone or other communications between the other Parties and regulators concerning the Contemplated Transactions.

(c) Notwithstanding Sections 5.5(a) through 5.5(b) or any other provision of this Agreement to the contrary, in no event shall either Party be required to agree to (i) divest, license, hold separate or otherwise dispose of, encumber or allow a third party to utilize, any portion of its or their respective businesses, assets or contracts or (ii) take any other action that may be required or requested by any Governmental Body in connection with obtaining the consents, authorizations, orders or approvals contemplated by this Section 5.5 that, would have an adverse impact, in any material respect, on any of the Parties.

5.6 Innovate Options.

(a) At the Effective Time, each Innovate Option that is outstanding and unexercised immediately prior to the Effective Time under the Innovate Plan, whether or not vested, shall be assumed by Monster and converted into an option to purchase Monster Common Stock, and Monster shall assume the Innovate Plan and each such Innovate Option in accordance with the terms (as in effect as of the date of this Agreement) of the Innovate Plan and the terms of the stock option agreement by which such Innovate Option is evidenced. All rights with respect to Innovate Common Stock under Innovate Options assumed by Monster shall thereupon be converted into rights with respect to Monster Common Stock. Accordingly, from and after the Effective Time: (i) each Innovate Option assumed by Monster may be exercised solely for shares of Monster Common Stock; (ii) the number of shares of Monster Common Stock subject to each Innovate Option assumed by Monster shall be determined by multiplying (A) the number of shares of Innovate Common Stock that were subject to such Innovate Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Monster Common Stock; (iii) the per share exercise price for the Monster Common Stock issuable upon exercise of each Innovate Option assumed by Monster shall be determined by dividing (A) the per share exercise price of Innovate Common Stock subject to such Innovate Option, as in effect immediately prior to the Effective Time, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any Innovate Option assumed by Monster shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Innovate Option shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of an Innovate Option, such Innovate Option assumed by Monster in accordance with this Section 5.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Monster Common Stock subsequent to the Effective Time; and (B) the Monster Board of Directors or a committee thereof shall succeed to the authority and responsibility of the Innovate Board of Directors or any committee thereof with respect to each Innovate Option assumed by Monster. Notwithstanding anything to the contrary in this Section 5.6(a), the conversion of each Innovate Option (regardless of whether such option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code) into an option to purchase shares of Monster Common Stock shall be made in a manner consistent with Treasury Regulation Section 1.424-1, such that the conversion of an Innovate Option shall not constitute a “modification” of such Innovate Option for purposes of Section 409A or Section 424 of the Code.

(b) Monster shall file with the SEC, no later than ten (10) calendar days after the Effective Time, a registration statement on Form S-8, if available for use by Monster, relating to the shares of Monster Common Stock issuable with respect to Innovate Options assumed by Monster in accordance with Section 5.6(a).

(c) Within twenty (20) Business Days after the Effective Time, the Surviving Corporation will issue to each person who, immediately prior to the Effective Time, was a holder of an Innovate Option a document evidencing the foregoing assumption of such Innovate Option by Monster.

5.7 Monster Employee and Benefits Matters; Monster Options.

(a) Except for those Monster Associates listed on Schedule 5.7(a)(i), Monster shall use commercially reasonable efforts to terminate the employment and service of each Monster Associate (the “Terminated Monster Associates”) such that neither Monster nor any Monster Subsidiary shall have any Monster Associate in its employ or service as of the Effective Time. As a condition to payment of any Terminated Monster Associate Payment to a Terminated Monster Associate, Monster will use commercially reasonable efforts to obtain from each Terminated Monster Associate an effective release of claims in a form approved by Innovate, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the Closing, Monster shall use commercially reasonable efforts to comply, in all material respects, with all of the requirements of the WARN Act and any applicable state Legal Requirement equivalent with respect to the Terminated Monster Associates. Schedule 5.7(a)(ii) sets forth, with respect to each Terminated Monster Associate, Monster’s good faith estimate of the amount of all change of control payments, severance payments, termination or similar payments, retention payments, bonuses and other payments and benefits (including any COBRA costs), owed to or to be paid or provided to each Terminated Monster Associate, and the amount by which any of such Terminated Monster Associate’s compensation or benefits may be accelerated or increased, in each case, whether under any Monster Employee Plan or otherwise, as a result of (i) the execution of this Agreement, (ii) the consummation of the Contemplated Transactions, or (iii) the termination of employment or service of such Terminated Monster Associate (together, the “Terminated Monster Associate Payments”). Prior to the Closing, Monster shall cause all Terminated Monster Associate Payments in respect of all Terminated Monster Associates to be paid and satisfied in full such that Monster, the Surviving Corporation, Innovate and any of their Affiliates shall not have any Liability with respect to any Terminated Monster Associate on or following the Effective Time. With respect to any Monster Associate that is not terminated by Monster on or prior to the Effective Time (including the Monster Associates listed on Schedule 5.7(a)(i)), Monster shall set forth on Schedule 5.7(a)(iii) a good faith estimate of the amount of all change of control payments, severance payments, termination or similar payments, retention payments, bonuses and other payments and benefits (including any COBRA costs) that would become payable in the event such Monster Associate were to be terminated on the day that is sixty (60) calendar days following the Effective Time, including the amount by which any of such Monster Associate’s compensation or benefits would be accelerated or increased, in each case, whether under any Monster Employee Plan or otherwise, as a result of (i) the execution of this Agreement, (ii) the consummation of the Contemplated Transactions, or (iii) the termination of employment or service of such Monster Associate at such time (such amounts in the aggregate, the “Post-Closing Employee Termination Amount”).

(b) This Section 5.7 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement. Nothing in this Section 5.7, express or implied, will (i) constitute or be treated as an amendment of any Monster Employee Plan or Innovate Employee Plan (or an undertaking to amend any such plan), (ii) prohibit Monster, any Monster Affiliate, Innovate, or any Innovate Affiliate from amending, modifying or terminating any Monster Employee Plan or Innovate Employee Plan pursuant to, and in accordance with, the terms thereof, or (iii) confer any rights or benefits on any Person other than Monster and Innovate.

5.8 Monster Business Wind Down.  Subject to Section 4.2, if at the Effective Time Monster has not either (A) effected the Spin-Off, or (B) (i) terminated the employment and service of each Monster Associate (other than those Monster Associates listed on Schedule 5.7(a)(i)), (ii) ceased substantially all operations related to Monster’s current business (as described in its most recent quarterly filing with the SEC), but not including general accounting, administrative, executive, and legal operations as reasonably necessary to comply with the terms of this Agreement, (iii) liquidated all material assets related to such business, and (iv) terminated all Spinoff Contracts, then the Monster Value will be reduced by $150,000.00 (such amount, the “Monster Wind Down Amount”).

5.9 Indemnification of Officers and Directors.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurs, each of Monster and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Monster or Innovate (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “ Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Monster or Innovate, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under the DGCL for directors or officers of Delaware corporations. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Monster and the Surviving Corporation, jointly and severally, upon receipt by Monster or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided, that any person to whom expenses are advanced provides an undertaking, as applicable, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

(b) The certificate of incorporation and bylaws of each of Monster and the Surviving Corporation shall contain, and Monster shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of each of Monster and Innovate than are presently set forth in the certificate of incorporation and bylaws of Monster and Innovate, as applicable, which provisions shall not be amended, modified or repealed for a period of six (6) years’ time from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Monster or Innovate.

(c) Monster shall purchase a “tail” insurance policy with an effective date as of the Closing Date, which shall remain effective for six (6) years following the Closing Date, at least the same coverage and amounts and containing the same terms and conditions that are not less favorable to the D&O Indemnified Parties.

(d) Monster shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by the persons referred to in this Section 5.9 in connection with their enforcement of their rights provided in this Section 5.9.

(e) The provisions of this Section 5.9 are intended to be in addition to the rights otherwise available to the D&O Indemnified Parties by law, charter, statute, bylaw or agreement. The obligations of Monster under this Section 5.8 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnified Party to whom this Section 5.9 applies without the consent of such affected D&O Indemnified Party (it being expressly agreed that the D&O Indemnified Parties to whom this Section 5.9 applies, as well as their heirs and representatives, shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9).

(f) In the event Monster or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of Monster or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 5.9. Monster shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 5.9.

5.10 Additional Agreements.  The Parties shall (a) use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Contemplated Transactions and (b) reasonably cooperate with the other Parties and provide the other Parties with such assistance as may be reasonably requested for the purpose of facilitating the performance by each Party of its respective obligations under this Agreement and to enable the Surviving Corporation to continue to meet its obligations under this Agreement following the Closing. Without limiting the generality of the foregoing, each Party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions; (ii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions; and (iii) shall use commercially reasonable efforts to satisfy the conditions precedent to the consummation of this Agreement.

5.11 Disclosure.  Without limiting Innovate’s or Monster’s obligations under the Confidentiality Agreement, each Party shall not, and shall not permit any of its Subsidiaries or any Representative of such Party to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party has approved such press release or disclosure in writing; or (b) such Party has determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Legal Requirements and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure.

5.12 Listing.  Monster shall use its commercially reasonable efforts: (a) to maintain its existing listing on the NASDAQ Capital Market and to obtain approval of the listing of the combined company on the NASDAQ Capital Market; (b) to effect the Reverse Split; (c) without derogating from the generality of the requirements of clause “(a)” and to the extent required by the rules and regulations of NASDAQ, to (i) prepare and submit to NASDAQ a notification form for the listing of the shares of Monster Common Stock to be issued in the Merger, and (ii) to cause such shares to be approved for listing (subject to notice of issuance); and (d) to the extent required by NASDAQ Marketplace Rule 5110, to file an initial listing for the Monster Common Stock on NASDAQ Capital Market (the “NASDAQ Listing Application”) and to cause such NASDAQ Listing Application to be approved for listing (subject to official notice of issuance). Innovate will cooperate with Monster as reasonably requested by Monster with respect to the NASDAQ Listing Application and promptly furnish to Monster all information concerning Innovate and Innovate Stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.12.

5.13 Tax Matters.

(a) Monster, Merger Sub and Innovate shall use their respective commercially reasonable efforts to cause the Merger to qualify, and agree not to, and not to permit or cause any affiliate or any Subsidiary to, take any actions or cause any action to be taken which would reasonably be expected to prevent the Merger from qualifying, as a “reorganization” under Section 368(a) of the Code.

(b) This Agreement is intended to constitute, and the Parties hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). The Parties shall treat, and shall not take any tax reporting position inconsistent with the treatment of, the Merger as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

5.14 Legends.  Monster shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Monster Common Stock to be received in the Merger by equityholders of Innovate who may be considered “affiliates” of Monster for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Monster Common Stock.

5.15 Directors and Officers.  Prior to the Effective Time, but to be effective at the Effective Time, the Monster Board of Directors shall (i) set the size of the Monster Board of Directors the number of members so determined by Innovate its sole discretion and elect all designees selected by Innovate its sole discretion (with such designees, in the aggregate, expected to satisfy the requisite independence requirements for the Monster Board of Directors, as well as the sophistication and independence requirements for the required committees of the Monster Board of Directors, pursuant to NASDAQ’s listing standards), each to serve as a member of the Monster Board of Directors, (ii) take all necessary action to appoint each of the individuals set forth on

Schedule 5.15 as officers of Monster to hold the offices set forth opposite his or her name, and (iii) appoint each of the directors set forth on Schedule 5.15 to the committees of the Monster Board of Directors set forth opposite his or her name (with such director, in the aggregate, expected to satisfy the sophistication and independence requirements for the required committees of the Monster Board of Directors pursuant to NASDAQ’s listing standards). Each new member Monster Board of Directors that was not a member of the Monster Board of Directors immediately before the Effective Time shall enter into an indemnification agreement with Monster, on a form to be mutually agreed between Monster and Innovate within fifteen (15) days of their appointment.

5.16 Section 16 Matters.  Prior to the Effective Time, Monster shall take all such steps as may be required to cause any acquisitions of Monster Common Stock and any options to purchase Monster Common Stock resulting from the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Monster, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.17 Takeover Statutes.  If any “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Legal Requirement becomes or is deemed to applicable to Monster, Innovate, Merger Sub, or the Contemplated Transactions, then each of Monster, Innovate, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Legal Requirement inapplicable to the foregoing.

ARTICLE 6 CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of each Party to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

6.1 No Restraints.  (a) No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger has been issued by any court of competent jurisdiction or other Governmental Body of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement which has the effect of making the consummation of the Merger illegal; and (b) there shall be no Legal Proceeding pending, or overtly threatened in writing, by an official of a Governmental Body in which such Governmental Body indicates that it intends to conduct any Legal Proceeding or take any other action challenging or seeking to restrain or prohibit the consummation of the Merger.

6.2 Stockholder Approval.  (a) Monster has obtained the Required Monster Stockholder Vote, and (b) Innovate has received evidence, in form and substance satisfactory to it, that Merger Sub has obtained the Required Merger Sub Stockholder Vote.

6.3 Regulatory Matters.  Any waiting period applicable to the consummation of the Merger under the HSR Act or applicable to foreign Legal Requirements relating to antitrust or competition matters has expired or been terminated, and there shall not be in effect any voluntary agreement between Monster, Merger Sub and/or Innovate, on the one hand, and the Federal Trade Commission, the Department of Justice or any foreign Governmental Body, on the other hand, pursuant to which such Party has agreed not to consummate the Merger for any period of time; provided, that neither Innovate, on the one hand, nor Monster or Merger Sub, on the other hand, shall enter into any such voluntary agreement without the written consent of all Parties.

6.4 Listing.  (a) The existing shares of Monster Common Stock have been continually listed on The NASDAQ Capital Market as of and from the date of this Agreement through the Closing Date, (b) the shares of Monster Common Stock to be issued in the Merger shall be approved for listing (subject to official notice of issuance) on The NASDAQ Capital Market as of the Effective Time, and (c) to the extent required by NASDAQ Marketplace Rule 5110, the NASDAQ Listing Application has been approved for listing (subject to official notice of issuance).

ARTICLE 7	ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF MONSTER AND MERGER SUB

The obligations of Monster and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Monster, at or prior to the Closing, of each of the following conditions:

7.1 Accuracy of Representations.  (a) The representations and warranties of Innovate in Section 2.2 (Authority; Vote Required), and Section 2.4 (Capitalization), are true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of Innovate in Article 2 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have an Innovate Material Adverse Effect (provided that all “Innovate Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Innovate in Article 2 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

7.2 Performance of Covenants.  Innovate has complied with all of the covenants and obligations set forth in this Agreement that Innovate is required to comply with or to perform at or prior to the Closing have been complied with and performed by Innovate in all material respects.

7.3 No Innovate Material Adverse Effect.  Since the date of this Agreement, there has not occurred any Innovate Material Adverse Effect that is continuing.

7.4 Documents.  Monster has received the following documents, each of which shall be in full force and effect as of the Closing Date:

(a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of Innovate confirming that the conditions set forth in Sections 7.1, 7.2, 7.3, and 7.4 have been duly satisfied;

(b) (i) certificates of good standing of Innovate in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of Innovate, (iii) a certificate as to the incumbency of the Chief Executive Officer and Chief Financial Officer of Innovate, and (iv) the adoption of resolutions of the Innovate Board of Directors authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by Innovate hereunder;

(c) a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in form and substance reasonably acceptable to Monster along with written authorization for Monster to deliver such notice form to the Internal Revenue Service on behalf of Innovate upon the Closing; and

(d) the Allocation Certificate.

7.5 Conversion of Innovate Notes.  All outstanding Innovate Bridge Financing Notes and Innovate Convertible Notes shall have converted into equity securities and shall no longer be outstanding.

ARTICLE 8 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF INNOVATE

The obligations of Innovate to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written wavier by Innovate, at or prior to the Closing, of each of the following conditions:

8.1 Accuracy of Representations.  (a) The representations and warranties of Monster and Merger Sub in Section 3.2 (Authority; Vote Required) and Section 3.4 (Capitalization), are true and correct in all material respects as of the date of this Agreement and are true and correct in all material respects on and as of the

Closing Date with the same force and effect as if made on the Closing Date, except for those representations and warranties which address matters only as of a particular date (which representations were so true and correct as of such particular date); and (b) all other representations and warranties of Monster and Merger Sub in Article 3 of this Agreement are true and correct as of the date of this Agreement and are true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (i) in each case, or in the aggregate, where the failure to be true and correct would not have a Monster Material Adverse Effect (provided that all “Monster Material Adverse Effect” qualifications and other materiality qualifications limiting the scope of the representations and warranties of Monster in Article 3 of this Agreement will be disregarded), or (ii) for those representations and warranties which address matters only as of a particular date (which representations were so true and correct, subject to the qualifications as set forth in the preceding clause (i), as of such particular date).

8.2 Performance of Covenants.  Monster and Merger Sub will have complied with the covenants and obligations set forth in this Agreement that either Monster or Merger Sub is required to comply with or to perform at or prior to the Closing have been complied with and performed in all material respects.

8.3 No Monster Material Adverse Effect.  Since the date of this Agreement, there has not occurred any Monster Material Adverse Effect that is continuing.

8.4 Termination of Contracts.  Innovate has received evidence, in form and substance satisfactory to it, that all Monster Contracts (other than the Monster Contracts listed on Schedule 8.4) have been (a) terminated, assigned, or fully performed by Monster (including an assignment made pursuant to the terms and conditions of the Spin-Off) and (b) all obligations of Monster thereunder have been fully satisfied, waived or otherwise discharged.

8.5 Board of Directors and Officers.  Monster has caused the Monster Board of Directors and the officers of Monster, to be constituted as set forth in Section 5.15 of this Agreement effective as of the Effective Time.

8.6 Sarbanes-Oxley Certifications.  Neither the principal executive officer nor the principal financial officer of Monster has failed to provide, with respect to any Monster SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350.

8.7 Net Cash Calculation.  Monster and Innovate have agreed in writing upon the Net Cash Calculation, or the Accounting Firm has delivered its determination with respect to the Net Cash Calculation, in each case pursuant to Section 1.6 and the Net Cash is greater than or equal to negative Two Million Dollars (-$2,000,000).

8.8 Amendment to Certificate of Incorporation.  Monster has provided a file-stamped copy of the Monster Amended and Restated Certificate of Incorporation evidencing the Reverse Split, the name change of Monster and, if requested by Innovate, increase the number of authorized shares of Monster Common Stock.

8.9 Bylaws.  The Monster Board of Directors shall have approved an amendment to the bylaws of Monster (i), if requested by Innovate, prohibit the ability of Monster Stockholders to act by written consent and (ii) make such other changes as are mutually agreeable to Monster and Innovate.

8.10 Documents.  Innovate has received the following documents, each of which shall be in full force and effect as of the Closing Date:

(a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of Monster confirming that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.5, 8.6, 8.7, 8.8, 8.9, and 8.11 have been duly satisfied;

(b) (i) certificates of good standing of each of Monster and Merger Sub in its jurisdiction of organization and the various foreign jurisdictions in which each is qualified to do business, (ii) certified copies of the certificate of incorporation and bylaws of Monster and Merger Sub, (iii) a certificate as to the incumbency of the officers of Monster and Merger Sub, and (iv) the adoption of resolutions of the

Monster Board of Directors and the Merger Sub Board of Directors authorizing the execution of this Agreement and the consummation of the Contemplated Transactions to be performed by Monster and Merger Sub hereunder;

(c) written resignations in forms satisfactory to Innovate, dated as of the Closing Date and effective as of the Closing executed by all officers and directors of Monster as of immediately prior to the Closing; and

(d) the Monster Outstanding Shares Certificate

8.11 Conversion of Monster Financing Securities.  All securities issued in the Monster Financing (including, without limitation preferred stock (including perpetual, redeemable, convertible or any combination thereof), convertible debentures, any other equity-linked securities, and/or any debt securities) must be converted into Monster Common Stock at or prior to the Closing.

8.12 Post-Closing Liabilities Certification.  Innovate shall have received a certificate executed by the Chief Executive Officer and Chief Financial Officer of Monster certificating that as of and following the Closing, the aggregate monthly payment to service and remain current on the Assumed Liabilities (in accordance with the terms of such obligations and without defaulting on such) is and will be no greater than $100,000 per month.

ARTICLE 9 TERMINATION

9.1 Termination.  This Agreement may be terminated prior to the Effective Time (whether before or after obtaining the Required Innovate Stockholder Vote or Required Monster Stockholder Vote, as applicable, unless otherwise specified below):

(a) by mutual written consent duly authorized by the Monster Board of Directors and the Innovate Board of Directors;

(b) by either Monster or Innovate if the Merger shall not have been consummated on the date that is six (6) months following the date hereof (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Innovate, on the one hand, or to Monster, on the other hand, if such Party’s (or, in the case of Monster, Merger Sub’s) action or failure to act has been a principal cause of the failure of the Merger to occur on or before the Outside Date and such action or failure to act constitutes a breach of this Agreement;

(c) by either Monster or Innovate if a court of competent jurisdiction or other Governmental Body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d) by Monster if the Required Innovate Stockholder Vote shall not have been obtained at or prior to 11:59 PM (local time) on the date that is one (1) Business Day prior to the date of the Monster Stockholders’ Meeting; provided, however, that once the Required Innovate Stockholder Vote has been obtained, Monster may not terminate this Agreement pursuant to this Section 9.1(d);

(e) by either Monster or Innovate if (i) the Monster Stockholders’ Meeting (including any adjournments and postponements thereof) has been held and completed and the Monster Stockholders have taken a final vote on the Monster Stockholder Matters and (ii) the Monster Stockholder Matters have not been approved at the Monster Stockholders’ Meeting (or any adjournment or postponement thereof) by the Required Monster Stockholder Vote; provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to Monster where the failure to obtain the Required Monster Stockholder Vote has been caused by the action or failure to act of Monster or Merger Sub and such action or failure to act constitutes a material breach by Monster or Merger Sub of this Agreement;

(f) by Innovate (at any time prior to obtaining the Required Monster Stockholder Vote) if any of the following events have occurred: (i) Monster failed to include the Monster Board Recommendation in the Proxy Statement; (ii) the Monster Board of Directors have approved, endorsed or recommended any Acquisition Proposal; (iii) Monster has failed to hold the Monster Stockholders’ Meeting within forty-five (45) calendar days after the date the Proxy Statement has been reviewed and cleared by the SEC (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement); (iv) Monster has entered into any Acquisition Agreement (other than a confidentiality agreement permitted pursuant to Section 4.5); (v) the Monster Board of Directors has made an Monster Board Adverse Recommendation Change; or (vi) Monster or any of its Representatives has materially breached the provisions set forth in Section 4.5;

(g) by Monster (at any time prior to the approval of the Merger by the Required Innovate Stockholder Vote) if any of the following events have occurred: (i) the Innovate Board of Directors have approved, endorsed or recommended any Acquisition Proposal; (ii) Innovate has entered into any Acquisition Agreement (other than a confidentiality agreement permitted pursuant to Section 4.5); (iii) the Innovate Board of Directors has made an Innovate Board Adverse Recommendation Change; or (iv) Innovate or any of its Representatives has materially breached the provisions set forth in Section 4.5 of the Agreement;

(h) by Innovate, upon a breach of any representation, warranty, covenant or agreement on the part of Monster or Merger Sub set forth in this Agreement, or if any representation or warranty of Monster or Merger Sub has become inaccurate, in either case such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied; provided, however, that if such inaccuracy in Monster’s or Merger Sub’s representations and warranties or breach by Monster or Merger Sub is curable by Monster or Merger Sub, then this Agreement shall not terminate pursuant to this Section 9.1(h) as a result of such particular breach or inaccuracy unless such breach remains uncured fifteen (15) calendar days following the date of written notice from Innovate to Monster of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(h);

(i) by Monster, upon a breach of any representation, warranty, covenant or agreement on the part of Innovate set forth in this Agreement, or if any representation or warranty of Innovate has become inaccurate, in either case such that the conditions set forth in Section 7.1 or Section 7.2 would not be satisfied; provided, however, that if such inaccuracy in Innovate’s representations and warranties or breach by Innovate is curable by Innovate, then this Agreement shall not terminate pursuant to this Section 9.1(i) as a result of such particular breach or inaccuracy unless such breach remains fifteen (15) calendar days following the date of written notice from Monster to Innovate of such breach or inaccuracy and its intention to terminate pursuant to this Section 9.1(i);

(j) by Monster (prior to obtaining the Required Monster Stockholder Vote), if the Monster Board of Directors authorized Monster to enter into any Permitted Alternative Agreement; provided, however, that Monster shall not enter into any Permitted Alternative Agreement unless (i) Monster has complied with its obligations under Section 4.5; (ii) Monster has complied with its obligations under Section 5.4(c); (iii) Monster concurrently pays to Innovate amounts due pursuant to Section 9.3; and (iv) a copy of the execution version of such Permitted Alternative Agreement and all related agreements, exhibits, schedules, and other documents have been delivered to Innovate;

(k) by Innovate, if the Innovate Board of Directors authorized Innovate to enter into any Permitted Alternative Agreement; provided, however, that Innovate shall not enter into any Permitted Alternative Agreement unless (i) Innovate has complied with its obligations under Section 4.5; (ii) Innovate has complied with its obligations under Section 5.3(c); (iii) Innovate concurrently pays to Monster amounts due pursuant to Section 9.3; and (iv) a copy of the execution version of such Permitted Alternative Agreement and all related agreements, exhibits, schedules, and other documents have been delivered to Monster, or

(l) by Monster, at any time, if (i) all conditions in Article 6 and Article 8 have been satisfied (other than the condition set forth in Section 6.4 and those conditions that by their nature are to be satisfied by actions taken at the Closing), and remain so satisfied and (ii) Monster irrevocably confirms by written notice to Innovate that (A) each of the conditions in Article 7 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), has been satisfied or that Monster is willing to waive any such conditions that have not been satisfied and (B) it is prepared to consummate the Closing upon satisfaction of the condition set forth in Section 6.4 (i.e., the NASDAQ Listing Application has

been approved); provided, that Monster shall not terminate this Agreement pursuant to this Section 9.1(l) unless the condition set forth in Section 6.4 has not been satisfied within thirty (30) calendar days after delivery of the written notice from Monster to Innovate pursuant to clause (ii) of this Section 9.1(l); provided, further, that the right to terminate this Agreement under this Section 9.1(l) shall not be available to Monster, if Monster or Merger Sub’s action or failure to act has been a principal cause of the failure to achieve the satisfaction of the condition set forth in Section 6.4.

The Party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

9.2 Effect of Termination.  In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 9.2, Section 9.3, and Article 10 shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any Party for its fraud or from any liability for any willful breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

9.3 Expenses; Termination Fees.  Needs to conform to the term sheet

(a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided, however, that Monster and Innovate shall also share equally all fees and expenses incurred by engagement of the Exchange Agent (such fees and expenses in this proviso, collectively, the “Shared Expenses”).

(b) (i) If (A) this Agreement is terminated by Innovate pursuant to Section 9.1(b) or Section 9.1(e), (B) at any time before the date of termination an Acquisition Proposal with respect to Monster has been publicly announced, disclosed or otherwise communicated to the Monster Board of Directors and (C) within twelve (12) months after the date of such termination, Monster enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Monster shall pay to Innovate, within two (2) Business Days after the earlier of such entry into a definitive agreement with respect to a Subsequent Transaction or the consummation of a Subsequent Transaction, a nonrefundable fee in an amount of $250,000 (the “Innovate Termination Fee”), in addition to any amount payable to Innovate pursuant to Section 9.3(d).

(ii) If (A) this Agreement is terminated by Monster pursuant to Section 9.1(b) or Section 9.1(d), (B) at any time before the date of termination an Acquisition Proposal with respect to Innovate has been publicly announced, disclosed or otherwise communicated to the Innovate Board of Directors, and (C) within twelve (12) months after the date of such termination, Innovate enters into a definitive agreement with respect to a Subsequent Transaction or consummates a Subsequent Transaction, then Innovate shall pay to Monster, within two (2) Business Days after the earlier of such entry into a definitive agreement with respect to a Subsequent Transaction or consummation of a Subsequent Transaction, a nonrefundable fee in an amount of $250,000 (the “Monster Termination Fee”), in addition to any amount payable to Monster pursuant to or Section 9.3(d).

(iii) If this Agreement is terminated by Monster pursuant to Section 9.1(j), then Monster shall pay to Innovate, concurrent with such termination, a nonrefundable fee in an amount of $1,000,000 in addition to any amounts payable to Innovate pursuant to Section 9.3(d).

(iv) If this Agreement is terminated by Innovate pursuant to Section 9.1(k), then Innovate shall pay to Monster, concurrent with such termination, a nonrefundable fee in an amount of $1,500,000, in addition to any amount payable to Monster pursuant to Section 9.3(d).

(v) If this Agreement is terminated by Innovate pursuant to Section 9.1(f) then, within two (2) Business Days after such termination, Monster shall pay to Innovate the Innovate Termination Fee, in addition to any amount payable to Innovate pursuant to Section 9.3(d).

(c) If this Agreement is terminated by Monster pursuant to Section 9.1(g), then, within two (2) Business Days after such termination, Innovate shall pay to Monster the Monster Termination Fee, in addition to any amount payable to Monster pursuant to Section 9.3(d)

(d) If this Agreement is terminated by Monster pursuant to Section 9.1(l), then, within two (2) Business Days after such termination, Innovate shall pay to Monster a nonrefundable fee in an amount of $350,000, in addition to any amount payable to Monster pursuant to or Section 9.3(d) If either Party fails to pay when due any amount payable by such Party under Section 9.3(b) then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 9.3, and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

The Parties agree that, except in the case of a willful breach, the payment of the fees and expenses set forth in this Section 9.3, subject to Section 9.2, shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 9.3, it being understood that in no event shall either Monster or Innovate be required to pay fees or damages payable pursuant to this Section 9.3 on more than one occasion. Subject to Section 9.2, the payment of the fees and expenses set forth in this Section 9.3, and the provisions of Section 10.10, each of the Parties and their respective Affiliates will not have any liability, will not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, stockholder, director, officer, employee, Subsidiary, affiliate, agent or other representative of such Party) in connection with or arising out of the termination of this Agreement, any breach by any Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (i) the agreements contained in this Section 9.3, are an integral part of the Contemplated Transactions, (ii) without these agreements, the Parties would not enter into this Agreement and (iii) any amount payable pursuant to this Section 9.3, is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

ARTICLE 10 MISCELLANEOUS PROVISIONS

10.1 Non-Survival of Representations and Warranties.  The representations and warranties of Innovate, Merger Sub and Monster contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Section 10.1 shall survive the Effective Time.

10.2 Amendment.  This Agreement may be amended with the approval of the respective Innovate Boards of Directors, the Merger Sub Board of Directors, and the Monster Board of Directors at any time (whether before or after obtaining the Required Monster Stockholder Vote or the Required Innovate Stockholder Vote); provided, however, that after any such adoption and approval of this Agreement by a Party’s stockholders, no amendment shall be made, which by applicable Legal Requirement requires further approval of the stockholders of such Party, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Innovate, Merger Sub and Monster.

10.3 Waiver.

(a) No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

10.4 Entire Agreement; Counterparts; Electronic Exchange of Signatures.  This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile, electronic transmission in .PDF format, or electronic signature software (such as DocuSign) shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

10.5 Applicable Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; and (b) each of the Parties irrevocably waives the right to trial by jury.

10.6 Attorneys’ Fees.  In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing Party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

10.7 Assignability; No Third Party Beneficiaries.  This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of each other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without each other Party’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 5.9) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.8 Notices.  Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service, electronic mail, or by facsimile to the address, electronic mail address, or facsimile telephone number set forth beneath the name of such Party below (or to such other address, electronic mail address, or facsimile telephone number as such Party has specified in a written notice given to the other parties hereto):

if to Monster or Merger Sub:

Monster Digital, Inc.
2655 First Street, Suite 250
Simi Valley, CA 93065
Telephone: (805) 915-4775
Attention: David Clarke
E-mail: dhclarke.gsb@gmail.com

with a copy to:

Manatt, Phelps & Phillips, LLP.
695 Town Center Drive
Costa Mesa, CA 92626
Telephone: (714) 371-2500
Fax: (714) 371-2550
Attention: Thomas J. Poletti
E-mail: tpoletti@manatt.com

if to Innovate:

Innovate Biopharmaceuticals, Inc.
8480 Honeycutt Road, Suite 200
Raleigh, North Carolina, 27615
Telephone No.: (919) 275-1933
Attention: Chris Prior
E-mail: corplegal@innovatebiopharma.com

with a copies to:

Wilson Sonsini Goodrich & Rosati
12255 El Camino Real, Suite 300
San Diego, California 92130
Telephone: (858) 350-2300
Fax: (858) 350-2399
Attention: Martin J. Waters
E-Mail: mwaters@wsgr.com

Wilson Sonsini Goodrich & Rosati
One Market Plaza
Spear Tower, Suite 3300
San Francisco, California 94105
Telephone: (415) 947-2000
Fax: (415) 947-2099
Attention: Robert T. Ishii
E-Mail: rishii@wsgr.com

10.9 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.10 Other Remedies; Specific Performance.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties hereto waives any bond, surety or other security that might be required of any other Party with respect thereto.

10.11 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” “Exhibits” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Exhibits and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Remainder of page intentionally left blank]

EXECUTION VERSION

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

MONSTER DIGITAL, INC.

By:	Name: Title:

INNOVATE BIOPHARMACEUTICALS, INC.

By:	Name: Title:

MONSTER MERGER SUB, INC.

By:	Name: Title:

[Signature Page to Merger Agreement]

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“Accounting Firm” has the meaning set forth in Section 1.6(e).

“Acquisition Agreement” has the meaning set forth in Section 4.5(a).

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Innovate, on the one hand, or Monster, on the other hand, to the other Party) that would reasonably be expected to lead to an Acquisition Proposal with such Party.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of Innovate or any of its Affiliates, on the one hand, or by or on behalf of Monster or any of its Affiliates, on the other hand, to the other Party) made by a third party contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries; or (iii) in which a Party or any of its Subsidiaries issues securities representing more than 20% of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries (excluding the Innovate Bridge Financing, the Innovate Equity Financing and the Monster Financing); (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole (other than (i) a Permitted Monster Asset Sale by Monster in accordance with the terms and conditions of this Agreement and (ii) any lease, exchange, transfer, license, disposition, partnership, or collaboration involving less than substantially all of the assets of Innovate pursuant to a collaboration agreement, partnership agreement or similar arrangement); or (c) any tender offer or exchange offer, that if consummated would result in any Person beneficially owning 20% or more of the outstanding equity securities of a Party or any of its Subsidiaries.

“Affiliates” has the meaning for such term as used in Rule 145 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Allocation Certificate” has the meaning set forth in Section 1.12(b).

“Anticipated Closing Date” has the meaning set forth in Section 1.6(a).

“Assumed Liabilities” shall mean those liabilities listed on SCHEDULE E, not to exceed $2,000,000.

“Business Day” means any day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certifications” has the meaning set forth in Section 3.5(a).

“Closing” has the meaning set forth in Section 1.3.

“Closing Date” has the meaning set forth in Section 1.3.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as set forth in Section 4980B of the Code and Part 6 of Title I of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement, dated May 8, 2017, between Innovate and Monster, as amended

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger and the Reverse Split, the Innovate Bridge Financing and the other transactions and actions contemplated by the Agreement.

“Contract” shall, with respect to any Person, mean any written agreement, contract, subcontract, lease (whether real or personal property), mortgage, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable law.

“Costs” has the meaning set forth in Section 5.9(a).

“D&O Indemnified Parties” has the meaning set forth in Section 5.9(a).

“Determination Date” has the meaning set forth in Section 1.6(a).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dispute Notice” has the meaning set forth in Section 1.6(b).

“Dissenting Shares” has the meaning set forth in Section 1.9(a).

“Drug Regulatory Agency” has the meaning set forth in Section 2.12(c).

“Effect” means any effect, change, event, circumstance, or development.

“Effective Time” has the meaning set forth in Section 1.3.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 1.8(a).

“Exchange Fund” has the meaning set forth in Section 1.8(a).

“Exchange Ratio” means, the following ratio (with such ratio being calculated to the nearest 1/10,000 of a share): the quotient obtained by dividing (a) the Innovate Merger Shares by (b) the Innovate Outstanding Shares, in which:

•	“Aggregate Value” means (i) the Innovate Value, plus (ii) the Monster Value.
•	“Innovate Allocation Percentage” means the quotient determined by dividing (i) the Innovate Value by (ii) the Aggregate Value.
•	“Innovate Merger Shares” means the product determined by multiplying (i) the Post-Closing Monster Shares by (ii) the Innovate Allocation Percentage.

•	“Innovate Outstanding Shares” means the total number of shares of Innovate Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Innovate Common Stock basis and assuming, without limitation or duplication, (a) the exercise of all Innovate Options outstanding as of immediately prior to the Effective Time and (b) the issuance of shares of Innovate Common Stock in respect of all other options, warrants or rights to receive such shares that will be outstanding immediately after the Effective Time and are specifically listed in the calculation; provided, that, notwithstanding the foregoing, all shares of Innovate capital stock issued in the Innovate Equity Financing, and all Innovate Convertible Notes and Innovate Bridge Financing Notes, and any securities into which such notes may convert, shall be excluded from such total (i.e., the Innovate Allocation Percentage and the Monster Allocation Percentage contemplated by the Exchange Ratio are intended to be determined in the absence of the Innovate Convertible Notes, Innovate Bridge Financing Notes, and the Innovate Equity Financing); provided that, if Innovate sells to any existing stockholder, holder of convertible notes or affiliate of Innovate any securities or convertible notes in the Innovate Equity Financing or the Innovate Bridge Financing that (a), in the case of capital stock sold pursuant to the Innovate Equity Financing, is priced using a pre-money valuation of Innovate of less than $45 million, or (b), in the case of Innovate Bridge Financing Notes sold in the Innovate Bridge Financing, that convert into Innovate capital stock at a conversion price that is calculated using a pre-money valuation of Innovate of less than $45 million, then the computation of Innovate Outstanding Shares shall be adjusted such that the impact of the dilution resulting from the shares of Innovate capital stock issued in such financing or note conversion, as applicable, attributable to the portion of the pre-money valuation below $45 million shall be borne by the Innovate Stockholders.
•	“Innovate Value” means $60,000,000.
•	“Monster Allocation Percentage” means the quotient determined by dividing (i) the Monster Value by (ii) the Aggregate Value.
•	“Monster Outstanding Shares” means, subject to Section 1.5(f), the total number of shares of Monster Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Monster Common Stock basis, and assuming, without limitation or duplication, (a) the exercise of each Monster Option outstanding as of the Effective Time, solely to the extent such Monster Option will not be exercised prior thereto, (b) the exercise of all Monster Warrants outstanding as of immediately prior to the Effective Time, solely to the extent such Monster Warrants will not be exercised at or prior to the Effective Time, but excluding any Monster Warrants with a per share exercise price of $5.00 or greater (as adjusted for stock splits, recapitalizations, reclassifications, or similar events), (c) the conversion of all of Monster’s outstanding convertible Indebtedness into shares of Monster Common Stock, and (d) the issuance of shares of Monster Common Stock in respect of all other options, warrants or rights to receive such shares that will be outstanding immediately after the Effective Time and are specifically listed in the calculation, but excluding any Monster Options with a per share exercise price of $5.00 or greater (as adjusted for stock splits, recapitalizations, reclassifications, or similar events).
•	“Monster Value” means (i) $6,000,000, plus (ii) the amount of Net Cash, if Net Cash is finally determined to be greater than $0 pursuant to Section 1.6, minus (iii) the amount of Net Cash (expressed as a positive), if Net Cash is finally determined to be less than $0 pursuant to Section 1.6, minus, (iv) the Monster Wind Down Amount, if applicable.
•	“Post-Closing Monster Shares” mean the quotient determined by dividing (i) the Monster Outstanding Shares by (ii) the Monster Allocation Percentage.

“Exchange Ratio Announcement” has the meaning set forth in Section 5.1(e).

“Existing Innovate D&O Policies” has the meaning set forth in Section 2.15(b).

“Existing Monster D&O Policies” has the meaning set forth in Section 3.15(a).

“FDA” has the meaning set forth in Section 2.12(c).

“FDCA” has the meaning set forth in Section 2.12(c).

“GAAP” has the meaning set forth in Section 2.5(a).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exceptions, orders, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental body of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority); or (d) self-regulatory organization (including NASDAQ and the Financial Industry Regulatory Authority).

“Indebtedness” means, with respect to a Person, the indebtedness (including unpaid interest, fees, expenses, prepayment charges or premium thereon), without duplication: (a) in respect of borrowed money or for the deferred purchase price of products or services; (b) as may be evidenced by any note, bond, debenture or other debt security; (c) to be owed under conditional sale or other title retention agreements; (d) in respect of obligations for the reimbursement of any obligor for amounts drawn on any letter of credit, banker’s acceptance or similar transaction; (e) all obligations arising out of any financial hedging, swap or other similar arrangement; (f) all obligations as lessee that would be required to be capitalized in accordance with GAAP; and (g) guarantees of obligations of the type described above.

“Innovate” has the meaning set forth in the Preamble.

“Innovate 409A Plan” has the meaning set forth in Section 2.14(m).

“Innovate Affiliate” means any Person that is (or at any relevant time was) under common control with Innovate within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Innovate Associate” means any current employee, independent contractor, officer or director of Innovate or any Innovate Affiliate.

“Innovate Board Adverse Recommendation Change” has the meaning set forth in Section 5.3(b).

“Innovate Board of Directors” means the board of directors of Innovate.

“Innovate Board Recommendation” has the meaning set forth in Section 5.3(b).

“Innovate Bridge Financing” means one or more debt financing transactions that may be completed by Innovate after the date of this Agreement and prior to the Effective Time pursuant to which Innovate may raise operating capital through the issuance of promissory notes to such investors (and which notes may be secured against assets of Innovate).

“Innovate Bridge Financing Notes” means the promissory notes issued in the Innovate Bridge Financing, which may be convertible into shares of Innovate’s capital stock.

“Innovate Common Stock” has the meaning set forth in Section 2.4(a).

“Innovate Contract” means any Contract: (a) to which Innovate or any of its Subsidiaries is a Party; or (b) by which Innovate or any Innovate IP Rights or any other asset of Innovate or its Subsidiaries is bound or under which Innovate has any obligation.

“Innovate Convertible Note Conversion” means the conversion of the Innovate Convertible Notes pursuant to the terms set forth in the Innovate Convertible Note Purchase Agreement.

“Innovate Convertible Note Purchase Agreement” means those certain Note Purchase Agreements, each dated as of January 22, 2016, by and among Innovate and the individuals and entities listed on the signature pages attached thereto.

“Innovate Convertible Notes” means the Notes (as defined in the Innovate Convertible Note Purchase Agreement).

“Innovate Disclosure Schedule” has the meaning set forth in Article 2.

“Innovate Employee Plan” has the meaning set forth in Section 2.14(e).

“Innovate Equity Financing” means the sale of Innovate preferred or common stock for cash by Innovate pursuant to a bona fide equity financing for capital raising purposes to be consummated prior to or concurrently with the Closing.

“Innovate Financials” has the meaning set forth in Section 2.5(a).

“Innovate Intervening Event” has the meaning set forth in Section 5.3(c).

“Innovate IP Rights” means all Intellectual Property owned, licensed or controlled by Innovate or any of its Subsidiaries that is necessary or used in the business of Innovate and its Subsidiaries as presently conducted or as presently proposed to be conducted.

“Innovate IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any Innovate IP Rights.

“Innovate Leases” has the meaning set forth in Section 2.8.

“Innovate Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Innovate Material Adverse Effect, is or would reasonably be expected to be materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Innovate and its Subsidiaries taken as a whole; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) an Innovate Material Adverse Effect: (i) conditions generally affecting the industries in which Innovate and its Subsidiaries participate or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Innovate and its Subsidiaries taken as a whole; (ii) any failure by Innovate or any of its Subsidiaries to meet internal projections or forecasts on or after the date of this Agreement (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or forecasts may constitute a Innovate Material Adverse Effect and may be taken into account in determining whether a Innovate Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligation under this Agreement, or the announcement, pendency or anticipated consummation of the Merger; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent such effects do not have a disproportionate impact on Innovate; or (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements to the extent such changes do not have a disproportionate impact on Innovate.

“Innovate Material Contract” has the meaning set forth in Section 2.10(a).

“Innovate Notice Period” has the meaning set forth in Section 5.3(c).

“Innovate Options” means options to purchase shares of Innovate Common Stock issued or granted by Innovate.

“Innovate Permits” has the meaning set forth in Section 2.12(b).

“Innovate Plan” has the meaning set forth in Section 2.4(b).

“Innovate Product Candidates” has the meaning set forth in Section 2.12(d).

“Innovate Registered IP” means all Innovate IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Innovate Regulatory Permits” has the meaning set forth in Section 2.12(d).

“Innovate Stock Certificate” has the meaning set forth in Section 1.7.

“Innovate Stockholder” means each holder of Innovate Common Stock, and “Innovate Stockholders” means all Innovate Stockholders.

“Innovate Stockholder Matters” has the meaning set forth in Section 5.3(a).

“Innovate Stockholder Support Agreements” has the meaning set forth in the Recitals.

“Innovate Stockholder Support Signatories” has the meaning set forth in the Recitals.

“Innovate Stockholder Written Consent” has the meaning set forth in Section 2.2(b).

“Innovate Termination Fee” has the meaning set forth in Section 9.3(b).

“Innovate Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of Innovate for the 3 month period ending March 31, 2017.

“Innovate Warrants” means warrants to purchase Innovate Common Stock.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures and inventions, (b) trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, and (d) software, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (a) with respect to Monster, the actual knowledge of David Clarke and Jonathan Clark after reasonable inquiry; and (b) with respect to Innovate, the actual knowledge of Jay Madan and Sandeep ‘Steve’ Laumas, after reasonable inquiry.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Liability” has the meaning set forth in Section 2.11.

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 1.5(a)(i).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Board of Directors” means the board of directors of Merger Sub.

“Merger Sub Capital Stock” has the meaning set forth in Section 3.4(e).

“Monster” has the meaning set forth in the Preamble.

“Monster 409A Plan” has the meaning set forth in Section 3.14(l).

“Monster Affiliate” means any Person that is (or at any relevant time was) under common control with Monster within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

“Monster Amended and Restated Certificate of Incorporation” has the meaning set forth in Section 1.4(c),

“Monster Associate” means any current or former employee, independent contractor, officer or director of Monster, any of its Subsidiaries or any Monster Affiliate.

“Monster Audited Financial Statements” means the audited consolidated financial statements included in Monster’s Report on Form 10-K filed with the SEC for the period ended December 31, 2015.

“Monster Board Adverse Recommendation Change” has the meaning set forth in Section 5.4(b).

“Monster Board of Directors” means the board of directors of Monster.

“Monster Board Recommendation” has the meaning set forth in Section 5.4(b).

“Monster Capital Stock” means Monster Common Stock and Monster Preferred Stock.

“Monster Common Stock” has the meaning set forth in Section 3.4(a).

“Monster Contract” means any Contract: (a) to which Monster or any of its Subsidiaries is a Party; or (b) by which Monster or any Monster Subsidiary or any Monster IP Rights or any other asset of Monster or its Subsidiaries is bound or under which Monster or any Monster Subsidiary has any obligation.

“Monster Disclosure Schedule” has the meaning set forth in Article 3.

“Monster Employee Plan” has the meaning set forth in Section 3.14(c).

“Monster Financing” shall mean the sale and issuance of convertible debt or equity securities of Monster that may be completed by Monster after the date of this Agreement and prior to the Effective Time in the aggregate principal amount of $2,500,000 with the principal purchase of raising capital.

“Monster Group” shall mean a corporation created by Monster for the purpose of effecting the Spinoff, which is expected to be a subsidiary of Monster.

“Monster Intervening Event” has the meaning set forth in Section 5.4(c).

“Monster IP Rights” means all Intellectual Property owned, licensed or controlled by Monster or any of its Subsidiaries that is necessary or used in the business of Monster and its Subsidiaries as presently conducted or as presently proposed to be conducted.

“Monster IP Rights Agreement” means any instrument or agreement governing, related or pertaining to any Monster IP Rights.

“Monster Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Monster Material Adverse Effect, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the business, condition (financial or otherwise), capitalization, assets, operations or financial performance of Monster or the Surviving Corporation and its Subsidiaries take as a whole and,, with respect to Section 7.1, after taking into account the Spinoff and/or winding down of Monster’s business as described in Section 5.8; provided, however, that Effects from the following shall not be deemed to constitute (nor shall Effects from any of the following be taken into account in determining whether there has occurred) a Monster Material Adverse Effect: (i) conditions generally affecting the industries in which Monster and its Subsidiaries participates or the United States or global economy or capital markets as a whole, to the extent that such conditions do not have a disproportionate impact on Monster or its Subsidiaries; (ii) any failure of Monster or its Subsidiaries to meet internal projections or forecast or third-party revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement or any change in the price or trading volume of Monster Common Stock (it being understood, however, that any Effect causing or contributing to any such failure to meet projections or predictions or any change in stock price or trading volume may constitute a Monster Material Adverse Effect and may be taken into account in determining whether a Monster Material Adverse Effect has occurred); (iii) the execution, delivery, announcement or performance of the obligation under this Agreement, or the announcement, pendency or anticipated consummation of the Merger; (iv) any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof to the extent that such effects do not have a disproportionate impact on Monster or its Subsidiaries; or (v) any changes (after the date of this Agreement) in GAAP or applicable Legal Requirements to the extent that such changes do not have a disproportionate impact on Monster or its Subsidiaries.

“Monster Material Contract” has the meaning set forth in Section 3.10.

“Monster Notice Period” has the meaning set forth in Section 5.4(c).

“Monster Operating Sub” shall mean SDJ Technologies, Inc., a Delaware corporation.

“Monster Options” means options to purchase shares of Monster Common Stock issued or granted by Monster, and “Monster Option” means an option to purchase shares of Monster Common Stock issued or granted by Monster.

“Monster Outstanding Shares Certificate” has the meaning set forth in Section 1.12(a).

“Monster Permits” has the meaning set forth in Section 1.1(a).

“Monster Plan” has the meaning set forth in Section 3.4(b).

“Monster Preferred Stock” has the meaning set forth in Section 3.4(a).

“Monster Registered IP” means all Monster IP Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Monster Stockholder” means each holder of Monster Capital Stock, and “Monster Stockholders” means all Monster Stockholders.

“Monster Stockholder Matters” has the meaning set forth in Section 5.4(a).

“Monster Stockholder Support Agreements” has the meaning set forth in the Recitals.

“Monster Stockholder Support Signatories” has the meaning set forth in the Recitals.

“Monster Stockholders’ Meeting” has the meaning set forth in Section 5.4(a).

“Monster Termination Fee” has the meaning set forth in Section 9.3(b).

“Monster Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet of Monster included in Monster’s Report on Form 10-Q filed with the SEC for the 3 month period ended March 31, 2017.

“Monster Warrants” means the outstanding warrants to purchase Monster Capital Stock set forth in Section 3.4(a) of the Monster Disclosure Schedule.

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 3(40) of ERISA, or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a).

“NASDAQ” means The NASDAQ Stock Market.

“NASDAQ Listing Application” has the meaning set forth in Section 5.12.

“Net Cash” means (a) the sum of Monster’s cash and cash equivalents, determined in a manner consistent with the manner in which such items were historically determined and in accordance with the

Monster Audited Financial Statements and the Monster Unaudited Interim Balance Sheet, plus (b) without duplication of clause (i), any cash payments actually received by Monster prior to the Effective Time or for which receipt of cash payment by Monster is reasonably certain (as determined in Innovate’s reasonable discretion), in each case, from Permitted Monster Asset Sales, plus or minus (as applicable) (c) the net amount of any Shared Expenses reimbursement owed to, or Shared Expense payment owed by, Monster, minus the Assumed Liabilities.

“Net Cash Calculation” has the meaning set forth in Section 1.6(a).

“Net Cash Schedule” has the meaning set forth in Section 1.6(a).

“Open Source License” shall mean any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, and any similar license for “free,” “publicly available” or “open source” software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License and the MIT License.

“Ordinary Course of Business” means, in the case of each of Innovate and Monster and for all periods, such actions taken in the ordinary course of its normal operations and consistent with its past practices, and for periods following the date of this Agreement consistent with its operating plans delivered to the other Party pursuant to Section 4.1(ii); provided, however, that during the Pre-Closing Period, the Ordinary Course of Business of each Party shall also include any actions expressly required or permitted by this Agreement, including the Contemplated Transactions

“Outside Date” has the meaning set forth in Section 9.1(b).

“Party” or “Parties” means Innovate, Merger Sub and Monster.

“Permitted Alternative Agreement” means an Acquisition Agreement that constitutes a Superior Offer.

“Permitted Monster Asset Sale” has the meaning set forth in Section 4.2(b)(vii).

“Permitted Monster Asset Sale Consent” has the meaning set forth in Section 4.2(b)(vii).

“Person” means any individual, Entity or Governmental Body.

“Post-Closing Employee Termination Amount” has the meaning set forth in Section 5.7(a).

“Pre-Closing Period” has the meaning set forth in Section 4.1.

“Proxy Statement/Information Statement” means the proxy statement/information statement to be sent to Innovate’s stockholders in connection with the approval of this Agreement and the Merger (by signing the Innovate Stockholder Written Consent) and to Monster’s stockholders in connection with the Monster Stockholders’ Meeting.

“Representatives” means directors, officers, other employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Required Innovate Stockholder Vote” has the meaning set forth in Section 2.2(b).

“Required Merger Sub Stockholder Vote” has the meaning set forth in Section 3.2(b).

“Required Monster Stockholder Vote” has the meaning set forth in Section 3.2(b).

“Response Date” has the meaning set forth in Section 1.6(b).

“Reverse Split” means a reverse stock split of all outstanding shares of Monster Common Stock at a reverse stock split ratio in the range determined by Innovate after reasonable consultation with Monster.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Spinoff” has the meaning set forth in Section 5.2.

“Spinoff Contract” means each Monster Contract that will be disposed of by Monster prior to the Effective Time pursuant to the Permitted Monster Asset Sale or Spinoff as set forth on Schedule D attached hereto.

“Spinoff IP Assets” means the Monster Registered IP that will be disposed of by Monster prior to the Effective Time pursuant to the Permitted Monster Asset Sale or Spinoff as set forth on Schedule C attached hereto.

“Subsequent Transaction” means any Acquisition Transaction (with all references to 20% in the definition of Acquisition Proposal being treated as references to 50% for these purposes).

“Subsidiary” means an Entity of which another Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited, bona fide Acquisition Proposal (including, any Pre-Existing Acquisition Proposal/Inquiry) (with all references to 20% in the definition of Acquisition Proposal being treated as references to 50% for these purposes) made by a third party that (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement; and (b) is on terms and conditions that the Monster Board of Directors or the Innovate Board of Directors, as applicable, determines, in its reasonable, good faith judgment, after obtaining and taking into account such matters that its Board of Directors deems relevant following consultation with its outside legal counsel and financial advisor, if any (i) is more favorable, from a financial point of view, to the Monster Stockholders or the Innovate Stockholders, as applicable, than the terms of the Merger; and (ii) is reasonably capable of being consummated; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if (A) any financing required to consummate the transaction contemplated by such offer is not committed and is not reasonably capable of being obtained by such third party or (B) if the consummation of such transaction is contingent on any such financing being obtained.

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Tax” means any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax of any kind whatsoever, and including any fine, penalty, addition to tax or interest, whether disputed or not.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Terminated Monster Associate Payments” has the meaning set forth in Section 5.7(a).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

ANNEX B

FAIRNESS OPINION

July 2, 2017

Board of Directors
Monster Digital, Inc.
2655 Park Center Drive Unit C
Simi Valley, CA 93065

Dear Board of Directors:

We understand that Monster Digital, Inc., a Delaware corporation (“MSDI” or the “Company”), Monster Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Innovate Biopharmaceuticals, Inc., a Delaware corporation (“Innovate”) plan to enter into an Agreement and Plan of Merger and Reorganization (the “Agreement”), under the terms of which: (a) MSDI and Innovate intend to effect a merger of Merger Sub into Innovate (the “Transaction”), upon which consummation Merger Sub will cease to exist and Innovate will become a wholly-owned subsidiary of MSDI; (b) each share of Innovate Common Stock outstanding shall be converted solely into the right to receive a number of shares of MSDI Common Stock equal to the Exchange Ratio that MSDI currently estimates to be approximately 2.605 (the “Merger Consideration”); and (c) the Exchange Ratio is derived using relative valuations of $60.0 million for Innovate’s fully diluted outstanding shares (excluding any securities issued after the signing of the Agreement and any outstanding convertible debt securities) and $6.0 million for MSDI’s fully diluted outstanding shares, and subject to a Net Cash adjustment as defined in the Agreement. Additionally, Innovate anticipates to close an equity financing of approximately up to $20 million prior to or concurrently with the Closing of the Transaction at an anticipated pre-money valuation of at least $60 million, which equity financing was among the information considered in arriving at our Opinion. Capitalized terms not defined herein will have the meanings assigned to them in the Agreement.

The board of directors of the Company (the “Board”) has requested that The Benchmark Company, LLC (“Benchmark”) provide a written opinion (the “Opinion”) to the Board as to whether the Merger Consideration to be paid by the Company in the Transaction is fair to the Company’s shareholders from a financial point of view.

For our services in rendering this Opinion, the Company has agreed to pay a fee to Benchmark, which is not contingent upon either the conclusion expressed herein or the consummation of the Transaction. The Company has also agreed to indemnify us against certain potential liabilities in connection with our services in rendering this Opinion and to reimburse us for certain of our expenses incurred in connection with our engagement with the Company. We are providing other financial advisory services to the Company in connection with the Transaction for which we will receive compensation that is contingent upon the successful completion of the Transaction and may seek to provide additional services to the Company and/or its affiliates and other participants in the Transaction in the future for which we may receive compensation.

This Opinion is addressed to, and is intended for the use, information and benefit of, the Board (solely in its capacity as such) and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Merger Consideration to the extent expressly specified herein),

The Benchmark Company, LLC — Member FINRA, SIPC
150 East 58th Street, 17th Floor, New York, NY 10155 — Tel: 212-312-6700

(iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) the solvency, creditworthiness or fair value of the Company, Innovate or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

In arriving at this Opinion, we reviewed and considered such financial and other matters as we deemed relevant, including, among other things:

•	the draft of the Agreement dated June 24, 2017;
•	certain publicly available business and financial information relating to the Company that we deemed to be relevant;
•	certain information relating to the historical, current and future operations, financial condition and prospects of the Company and Innovate made available to us by the Company and Innovate, including financial projections and a pro forma balance sheet for MSDI provided by the Company, and a financial model for Innovate provided by Innovate that included projected P&L and cash flows for the years 2017 – 2027;
•	discussions with certain members of the managements of the Company and Innovate and certain of their advisors and representatives regarding the businesses, operations, financial condition and prospects of the Company and Innovate, the Transaction and related matters;
•	the current and historical market prices for certain of the Company’s publicly traded securities;
•	the current and historical market prices, trading characteristics and financial performance of the publicly traded securities of certain other companies that we deemed to be relevant in evaluating Innovate;
•	the publicly available financial terms of certain initial public offerings and transactions that we deemed to be relevant in evaluating Innovate; and
•	such other information, economic and market criteria and data, financial studies, analyses and investigations and such other factors as Benchmark deemed relevant.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, managements of the Company and Innovate have advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company and Innovate, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company and Innovate since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Benchmark has further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information provided to Benchmark incomplete or misleading in any material respect. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above. In addition, Benchmark did not make any independent evaluation or appraisal of the assets or liabilities of the Company or Innovate, nor was Benchmark furnished with any such independent evaluations or appraisals. This Opinion is necessarily based upon financial, economic, market and other conditions as they existed on, and should be evaluated as of, the date hereof. Although subsequent developments might affect this Opinion, Benchmark does not have any obligation to update, revise or reaffirm this Opinion.

Benchmark has assumed that the Transaction will be consummated on terms substantially similar to those set forth in the most recent draft Agreement provided to us.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, businesses or operations of the Company or Innovate or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction.

In the ordinary course of our business, Benchmark may have actively traded the equity or debt securities of the Company and may continue to actively trade such equity or debt securities. In addition, certain individuals who are employees of, or are affiliated with, Benchmark may have in the past and may currently be stockholders of the Company.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by the Company in the Transaction pursuant to the Agreement is fair to the Company’s shareholders from a financial point of view.

Very truly yours,

THE BENCHMARK COMPANY, LLC

By:	Name: John J. Borer III Title: Senior Managing Director & Head of Investment Banking

ANNEX C

SUPPORT AGREEMENT

For Monster Stockholders

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of            , 2017, is by and between Innovate Biopharmaceuticals, Inc. (“Innovate”), and the Person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of common stock, par value $0.0001 per share (“Common Stock”), of Monster Digital, Inc., a Delaware corporation (“Monster”), set forth opposite the Stockholder’s name on Schedule A (all such shares set forth on Schedule A, together with any shares of Common Stock that are hereafter issued to or otherwise acquired or owned by the Stockholder prior to the termination of this Agreement being referred to herein as the “Subject Shares”);

WHEREAS, Innovate, Monster Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Monster (“Merger Sub”) and Monster propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into Innovate, with Innovate continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Innovate has required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1 Voting of Subject Shares.  At every meeting of the holders of Monster Common Stock (the “Monster Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Monster Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of (i) the Merger, (ii) the issuance of shares of Common Stock to the Innovate Stockholders pursuant to the terms of the Merger Agreement, (iii) the change of control of Monster resulting from the Merger, and the other transactions contemplated by the Merger Agreement, (iv) the amendment of Monster’s certificate of incorporation to effect the Reverse Split and the name change of Monster, (v) any Permitted monster Asset Sale, to the extent not previously approved, (vi) the Spinoff, and (vii) any proposal submitted to the Monster Stockholders in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval for a non-binding, advisory vote to approve certain compensation that may become payable to Monsters’ named executed officers in connection with the completion of the Merger, if applicable, and (b) against any Acquisition Proposal.1

1.2 No Inconsistent Arrangements.  Except as provided hereunder or under the Merger Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed by Legal Requirements or pursuant to this Agreement on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of the

[1]	NTD: To be determined if termination of Monster equity plan and assuming of Innovate plan should be included.

Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect, or have the effect of preventing the Stockholder from performing its obligations hereunder. Notwithstanding the foregoing, (i) the Stockholder may (A) make transfers of the Subject Shares as charitable gifts or donations, (B) make transfers or dispositions of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (C) make transfers or dispositions of the Subject Shares by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (D) make transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act of 1933, as amended), current or former partners (general or limited), members or managers of the Stockholder, as applicable, or to the estates of any such stockholders, affiliates, partners, members or managers, or to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Stockholder, (E) make transfers that occur by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement, (F) make transfers or dispositions not involving a change in beneficial ownership, (G) if the Stockholder is a trust, make transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary, provided, that, in each case, the transferee agrees in writing to be bound by the terms and conditions of this Agreement and either the Stockholder or the transferee provides Monster with a copy of such agreement promptly upon consummation of any such Transfer, and (ii) the Stockholder may take all actions reasonably necessary to consummate the Contemplated Transactions, including, without limitation, effecting the Reverse Split.

1.3 No Exercise of Appraisal Rights; Waivers.  The Stockholder hereby (a) waives and agrees not to exercise any dissenters’ or appraisal rights, or other similar rights, with respect to any Subject Shares that may arise in connection with the Contemplated Transactions and (b) agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Body, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Merger Agreement by the Monster Board of Directors, breaches any fiduciary duty of the Monster Board of Directors or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Monster.

1.4 Documentation and Information.  The Stockholder shall permit and hereby authorizes Monster and Innovate to publish and disclose in all documents and schedules filed with the SEC, and any other disclosure document that Monster or Innovate reasonably determines to be required by applicable law in connection with the Merger and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement; provided, that Monster or Innovate, as the case may be, shall afford the Stockholder reasonable advance notice to review and comment on such disclosure. Monster is an intended third-party beneficiary of this Section 1.4.

1.5 Irrevocable Proxy.  The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Innovate as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of Monster Stockholders held for the matters addressed in Section 1.1; (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in furtherance of the provisions of Section 1.1 at any and all meetings of Monster Stockholders or in connection with any action sought to be taken by written consent of Monster Stockholders without a meeting; and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Monster Stockholders or in connection with any action sought to be taken by written consent of Monster Stockholders without a meeting, in any case solely in furtherance of the provisions of Section 1.1. Innovate agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of the Merger Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. The Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Monster. The Stockholder hereby affirms that the proxy set forth in this Section 1.5 is given in connection with and granted in consideration of and as an inducement to Innovate to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.5 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 4.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.5 with respect to such Subject Shares.

1.6 No Solicitation of Transactions.  The Stockholder shall not knowingly, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate, respond to or knowingly take any action to facilitate or encourage any inquiries or the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (b) enter into or participate in any discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (c) furnish any information regarding such party to any Person in connection with, in response to, relating to or for the purpose of assisting with or facilitating an Acquisition Proposal or Acquisition Inquiry, or (d) approve, endorse or recommend any Acquisition Proposal. The Stockholder hereby represents and warrants that he, she or it has read Section 4.5 of the Merger Agreement and agrees not to engage in any actions prohibited thereby.

1.7 No Ownership Interest.  Nothing contained in this Agreement will be deemed to vest in Innovate any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to Stockholder, and Innovate will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Monster or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Merger Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Innovate that:

2.1 Organization; Authorization; Binding Agreement.  The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) laws of general application relating to bankruptcy, insolvency, the relief of debtors, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights (the “Enforceability Exceptions”).

2.2 Ownership of Subject Shares; Total Shares.  The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on transfer under the Securities Act, and (c) subject to any risk of forfeiture with respect to any shares of Common Stock granted to the Stockholder under an employee benefit plan of Monster. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the shares of Common Stock owned by the Stockholder as of the date hereof. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares.

2.3 Voting Power.  The Stockholder has full voting power, with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares except as provided hereunder.

2.4 Reliance.  The Stockholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder understands and acknowledges that Innovate is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5 Absence of Litigation.  With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF INNOVATE

Innovate represents and warrants to the Stockholder that:

3.1 Organization; Authorization.  Innovate is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The consummation of the transactions contemplated hereby is within Innovate’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Innovate. Innovate has full power and authority to execute, deliver and perform this Agreement.

3.2 Binding Agreement. This Agreement has been duly authorized, executed and delivered by Innovate and constitutes a valid and binding obligation of Innovate enforceable against Innovate in accordance with its terms, subject to the Enforceability Exceptions.

ARTICLE IV

MISCELLANEOUS

4.1 Notices.  All notices, requests and other communications to either party hereunder shall be in writing (including facsimile transmission or electronic mail) and shall be given, (a) if to Innovate, in accordance with the provisions of the Merger Agreement and (b) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile number set forth on a signature page hereto, or to such other address, electronic address or facsimile number as the Stockholder may hereafter specify in writing to Innovate for the purpose by notice to Innovate.

4.2 Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (a) the termination of the Merger Agreement in accordance with its terms and (b) the Effective Time. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 4.2 shall relieve either party from liability for any breach of this Agreement prior to termination hereof, and (ii) the provisions of this ARTICLE IV shall survive any termination of this Agreement.

4.3 Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by Stockholder and Innovate, in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

4.4 Binding Effect; Benefit; Assignment.  The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth in Section 1.4, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Innovate may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Innovate of any of its obligations hereunder.

4.5 Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Delaware Court of Chancery, or if such court does not have proper jurisdiction, then the federal courts located in the State of Delaware, and appellate courts therefrom; and (b) each of the parties irrevocably waives the right to trial by jury.

4.6 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

4.7 Entire Agreement.  This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof.

4.8 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

4.9 Specific Performance.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

4.10 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

4.11 Further Assurances.  Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under Legal Requirements to perform their respective obligations as expressly set forth under this Agreement.

4.12 Capacity as Stockholder.  The Stockholder signs this Agreement solely in the Stockholder’s capacity as a Stockholder of Monster, and not in the Stockholder’s capacity as a director, officer or employee of Monster or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Monster in the exercise of his or her fiduciary duties as a director or officer of Monster or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Monster or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

4.13 No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Monster has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Monster’s organizational documents, the Merger, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

(SIGNATURE PAGE FOLLOWS)

For Monster Stockholders

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

INNOVATE BIOPHARMACEUTICALS, INC.

By:	Name: Title:

[Signature Page to Support Agreement]

For Monster Stockholders

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

STOCKHOLDER

(Print Name of Stockholder)

(Signature)

(Name and Title of Signatory, if Signing on Behalf of an Entity)

(Address)

For Monster Stockholders

Schedule A

Name of Stockholder	Number of Shares of Common Stock

SPECIAL MEETING OF STOCKHOLDERS
OF
MONSTER DIGITAL, INC.
NOVEMBER 9, 2017

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8 AND 9.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting of the stockholders of Monster Digital, Inc. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3, 4, 5, 6, 7, 8 and 9.

1. To adopt an Agreement and Plan of Merger and Reorganization by and among Monster Digital, Inc., Innovate Biopharmaceuticals, Inc., a Delaware corporation, Monster and Monster’s wholly owned subsidiary, Monster Merger Sub, Inc.

FOR	☐	AGAINST	☐	ABSTAIN	☐

2. To amend our Amended Certificate of Incorporation to effect a reverse stock split (the “Reverse Split”) effect the Reverse Split of our issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 31, 2017, with the exact ratio to be set at a whole number within this range, as determined by our board of directors in its sole discretion.

FOR	☐	AGAINST	☐	ABSTAIN	☐

3. To approve a spin-off transaction whereby all of the business and assets of Monster and those liabilities of Monster not assumed by Innovate further to the Merger have been acquired by MD acquisition Co., Inc. (“Holdco”), and whereby holders of record of the Company’s common stock immediately prior to the closing of the Merger (the “Spin-Off Record Date”) will receive a pro rata distribution of one share of Holdco’s common stock for each share of Monster common stock held at the Spin-Off Record Date immediately to, and expressly contingent upon, the consummation of the Merger.

FOR	☐	AGAINST	☐	ABSTAIN	☐

4. To approve the issuance by the Company, in accordance with a convertible note financing transaction, of more than 20% of the Company’s issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company’s common stock.

FOR	☐	AGAINST	☐	ABSTAIN	☐

5. To approve the potential issuance by the Company, in accordance with a common stock financing, the proceeds of which will be used to repay an outstanding obligation, of more than 20% of the Company's issued and outstanding common stock at a price that may be less than the greater of book or market value of the Company's common stock.

FOR	☐	AGAINST	☐	ABSTAIN	☐

6. To approve the potential issuance of more than 20% of the Company’s issued and outstanding common stock pursuant to a proposed reduction in the exercise price of outstanding warrants.

FOR	☐	AGAINST	☐	ABSTAIN	☐

7. To approve the potential issuance by the Company of convertible notes and warrants as described in Proposal No. 4 above to an affiliate of the Company and the participation by said affiliate in the warrent transaction as described in Proposal No. 6 above.

FOR	☐	AGAINST	☐	ABSTAIN	☐

8. To approve a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 350,000,000 and (ii) change the name of the Company after the effective date of the Merger to “Innovate Biopharmaceuticals, Inc.”

FOR	☐	AGAINST	☐	ABSTAIN	☐

9. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, Monster is not authorized to consummate the transactions contemplated by the aforementioned proposals.

FOR	☐	AGAINST	☐	ABSTAIN	☐

Proxy for Special Meeting of Stockholders on November 9, 2017
Solicited on Behalf of the Board of Directors of Monster Digital, Inc.

The undersigned hereby appoints David H. Clarke, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the special meeting of stockholders of Monster Digital, Inc. to be held on Thursday, November 9, 2017, at 10:00 a.m., local time, at the offices of Manatt, Phelps & Phillips LLP, 11355 West Olympic Boulevard, Los Angeles, CA 90064.

To change the address on your account, please check the box at right and indicate your new address in the address space on this Proxy Card. Please note that changes to the registered name(s) on the account may not be submitted via this method.		Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Date	Signature (Joint Owners)	Date